As filed with the U.S. Securities and Exchange Commission on June 21, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIGHTNING EMOTORS, INC.

(Exact name of registrant as specified in our charter)

Delaware	3711	84-4605714
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

815 14th Street SW, Suite A100

Loveland, Colorado 80537

1-800-233-0740

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy Reeser

Chief Executive Officer

Lightning eMotors, Inc.

815 14th Street SW, Suite A100

Loveland, Colorado 80537

1-800-223-0740

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey C. Selman, Esq.

Benjamin G. Griebe, Esq.

DLA Piper LLP (US)

555 Mission Street, Suite 2400

San Francisco, CA 94105

(415) 615-6095

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share	76,021,660	$8.41(2)	$639,342,160.60	$69,752.23
Warrants to purchase common stock	9,365,760	$1.67(3)	—(5)	—(5)
Common stock, $0.0001 par value per share, underlying Warrants	24,365,730	$11.50(4)	$280,205,895.00	$30,570.46
Total			$935,188,874.80	$100,322.69

(1)

In the event of a stock split, stock dividend or other similar transaction involving the registrant’s common stock, in order to prevent dilution, the number of shares of common stock registered hereby shall be automatically increased to cover the additional common shares in accordance with Rule 416(a) under the Securities Act.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s common stock on June 21, 2021, as reported on the New York Stock Exchange.

(3)

Estimated in accordance with Rule 457(c) under the Securities Act. The price per share is based on the average of the high and low prices of the Registrant’s warrants on June 21, 2021, as reported on the New York Stock Exchange.

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act. The price per share is based upon the exercise price of the warrants.
(5)	No separate fee due in accordance with Rule 457(i).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated June 21, 2021

PRELIMINARY PROSPECTUS

100,387,390 Shares of Common Stock

9,365,760 Warrants to Purchase Common Stock

The selling securityholders named in this prospectus may offer and sell from time to time up to 100,387,390 shares of our common stock, par value $0.0001 per share, and warrants to purchase up to 9,365,760 shares of common stock, consisting of:

•	up to 4,985,000 shares of common stock (the “Sponsor Shares”) issued in private placements to GigAcquisitions3, LLC (the “Sponsor”);

•

up to 243,479 shares of common stock (the “Underwriter Shares”) included in units issued in private placements (the “Underwriter Private Placement Units”) to Nomura Securities International, Inc. (“Nomura”), Oppenheimer & Co. Inc. (“Oppenheimer”) and Odeon Capital Group LLC (“Odeon” and, together with Oppenheimer and Nomura, the “Underwriters”) immediately prior to our initial public offering of May 13, 2020;

•

up to 650,000 shares of common stock (the “Private Placement Shares”) included in units issued in a private placement (the “Sponsor Private Placement Units”) to the Sponsor immediately prior to our initial public offering of May 13, 2020;

•	up to 15,000 shares of common stock (the “Insider Shares”) issued in private placements on May 13, 2020 to certain insiders, solely in consideration of future services;

•

up to 45,090,011 shares of common stock (the “Closing Shares”), issued to the holders of capital stock of Lightning Systems, Inc. in connection with the consummation of our business combination with Lightning Systems, Inc. on May 6, 2021 (the “Business Combination”);

•

up to 13,842,518 shares of common stock (the “Earnout Shares”), which the former holders of capital stock of Lightning Systems, Inc.. have the contingent right to receive upon our stock achieving certain trading price milestones on or prior to May 6, 2026;

•

up to 670,108 warrants to purchase shares of common stock included in the Sponsor Private Placement Units and the Underwriter Private Placement Units issued to the Sponsor and the Underwriters (the “Placement Warrants”) in the private placements that occurred on May 13, 2020;

•	up to 670,108 shares of common stock that are issuable by us upon exercise of the Placement Warrants;

•	up to 2,500,000 shares of common stock (the “PIPE Shares”) issued to BP Technology Ventures, Inc. (the “PIPE Investor”);

•	up to 8,695,652 shares of common stock (the “Note Shares”) that are issuable upon conversion of our 7.50% convertible senior notes due 2024 held by certain investors (the “Note Investors”);

•	up to 8,695,652 warrants to purchase shares of common stock issued to the Note Investors (the “Convertible Note Warrants”); and

•	up to 8,695,652 shares of common stock that are issuable by us upon exercise of the Convertible Note Warrants.

In addition, this prospectus relates to the offer and sale of up to 14,999,970 shares of common stock that are issuable by us upon the exercise of outstanding warrants that were previously registered (the “Public Warrants”).

The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of common stock or warrants, except with respect to amounts received by us upon the exercise of the warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of common stock or warrants. See “Plan of Distribution” beginning on page 116 of this prospectus.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our common stock and warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “ZEV” and “ZEV.WS”, respectively. On June 21, 2021, the last reported sales price of our common stock was $8.41 per share and the last reported sales price of our warrants was $1.67 per warrant.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                , 2021

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the Securities and Exchange Commission. Neither we nor the selling stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the selling securityholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus include, but are not limited to, statements regarding disclosure concerning our operations, cash flows, financial position and dividend policy. The risks and uncertainties include, but are not limited to:

•	our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	our product development timeline and expected start of production;

•	the implementation, market acceptance and success of our business model;

•	our ability to scale in a cost-effective manner;

•	developments and projections relating to our competitors and industry;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions the we may take in response thereto;

•	our expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	our future capital requirements and sources and uses of cash;

•	our ability to obtain funding for our operations;

•	our business, expansion plans and opportunities; and

•	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that we “believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

FREQUENTLY USED TERMS

“Amended and Restated Warrant Agreement” means the amended and restated warrant agreement between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agent”), dated May 6, 2021.

“Board” means the board of directors of Lightning eMotors, Inc.

“Business Combination” means the transactions contemplated by the Business Combination Agreement, including the Merger of Merger Sub with and into Lightning Systems, with Lightning Systems continuing as the surviving company and the Company changing its name to Lightning eMotors, Inc., which was consummated on May 6, 2021.

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of December 10, 2020, by and among Company, Merger Sub and Lightning Systems.

“Closing” means the closing of the transactions contemplated by the Business Combination Agreement.

“Closing Date” means May 6, 2021.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company.

“Convertible Note Investment” means the private placement pursuant to which the Convertible Note Investors have subscribed for the Convertible Notes for an aggregate purchase price of $100,000,000 and the Convertible Note Warrants.

“Convertible Note Investors” means certain institutional investors that invested in the Convertible Note Investment.

“Convertible Note Shares” means the 8,695,652 shares of Common Stock to be issued upon conversion of the Convertible Notes, in accordance with the terms and subject to the conditions of the Convertible Note Subscription Agreements and the Indenture.

“Convertible Note Subscription Agreements” means, collectively, those certain subscription agreements entered into on December 10, 2020, between the Company and certain investors, pursuant to which such Convertible Note Investors have agreed to purchase an aggregate of $100,000,000 in the Convertible Note Investment.

“Convertible Notes” means the 7.50% Convertible Senior Notes due 2024 and that are convertible into Convertible Note Shares at a conversion price of $11.50 per share.

“Convertible Note Warrants” means the warrants to purchase up to 8,695,652 shares of Common Stock for a per share exercise price of $11.50 being issued pursuant to the terms of the Convertible Note Subscription Agreements.

“DGCL” means the General Corporation Law of the State of Delaware.

“Earnout Conditions” means the condition in the Business Combination Agreement specifying that Lightning Systems equity holders will receive in the aggregate, up to an additional 16,463,096 shares of Common Stock as the Stockholder Earnout Shares in three equal tranches if, during the period from the Closing Date through and including the fifth anniversary of the date of the Closing, the dollar volume-weighted average price of Common Stock (as determined in accordance with the Business Combination Agreement) equals or exceeds $12.00, $14.00 and $16.00 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing on the NYSE, Nasdaq or any other national securities exchange, as applicable for each of such three tranches, respectively.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States.

“Indenture” means the indenture dated as of May 6, 2021, between the Company and Wilmington Trust, National Association, a national banking association, (the “Indenture Trustee”) in its capacity as trustee thereunder, in substantially the form attached as an exhibit to the Convertible Note Subscription Agreements.

“initial public offering” or “IPO” means GigCapital3’s initial public offering, consummated on May 18, 2020, through the sale of 20,000,000 units at $10.00 per unit.

“Initial Stockholders” refers collectively to our Sponsor, those current and former directors and officers who held shares of Common Stock at the time of the initial public offering and the Underwriters.

“Insider Shares” means the 5,000 shares of Common Stock issued to each of Andrea Betti-Berutto and Peter Wang, two of our former directors, and Brad Weightman, our former Chief Financial Officer.

“JOBS Act” means the Jumpstart Our Business Startups Act.

“Lightning Systems” means Lightning Systems, Inc., a Delaware corporate and its subsidiaries.

“NYSE” means the New York Stock Exchange.

“PIPE Investment” means the private placement pursuant to which the PIPE Investor purchased 2,500,000 shares of Common Stock at $10.00 per share, for an aggregate purchase price of $25,000,000.

“PIPE Investor” means BP Technology Ventures, Inc.

“PIPE Shares” means the 2,500,000 shares of Common Stock issued in the PIPE Investment.

“PIPE Subscription Agreement” means, that certain subscription agreement entered into on December 10, 2020, between the Company and BP Technology Ventures, Inc., pursuant to which the PIPE Investor agreed to purchase an aggregate of 2,500,000 shares of Common Stock in the PIPE Investment.

“Placement Warrants” means the warrants included in the Sponsor Private Placement Units and the Underwriter Private Placement Warrants issued to our Sponsor and Underwriters in private placements that closed in connection with our initial public offering, each four of which are exercisable for three shares of Common Stock, in accordance with its terms.

“public shares” means shares of Common Stock included in the public units issued in our initial public offering on May 13, 2020.

“public stockholders” means holders of public shares, including our Initial Stockholders to the extent our Initial Stockholders hold public shares, provided, that our Initial Stockholders will be considered “public stockholders” only with respect to any public shares held by them.

“public units” means one unit, consisting of one public share of Company Common Stock and three-fourths of one warrant to purchase one share of Company Common Stock, issued in our initial public offering.

“Public Warrants” means the warrants included in the public units issued in our initial public offering, each four of which are exercisable for three shares of Common Stock, in accordance with its terms.

“Registration Rights Agreement” means that certain Registration Rights Agreement dated as of May 13, 2020, by and between the Company, the Sponsor, the Underwriters and the holders of the Insider Shares.

“Registration Rights and Lock-up Agreement” means that certain Registration Rights and Lock-up Agreement dated as of May 6, 2021, by and between the Company and certain stockholders of Lightning Systems.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means GigAcquisitions3, LLC, a Delaware limited liability company.

“Sponsor Private Placement Shares” mean the shares of our Common Stock included in the Sponsor Private Placement Units issued to our Sponsor in a private placement that closed prior to our initial public offering on May 13, 2020.

“Sponsor Private Placement Units” means the 650,000 units each consisting of consisting of one share of Company Common Stock and three-fourths of one warrant to purchase one share of Company Common Stock, which were issued to the Sponsor pursuant to a unit purchase agreement dated May 13, 2020, by and between the Company and the Sponsor, immediately prior to our initial public offering on May 13, 2020.

“Sponsor Shares” means the 4,985,000 shares of Common Stock issued in private placements to the Sponsor.

“Underwriters” means Nomura Securities International, Inc., Oppenheimer & Co. Inc. and Odeon Capital Group LLC.

“Underwriter Private Placement Units” means the 243,479 units issued to the Underwriters pursuant to unit purchase agreements dated May 13, 2020, by and among the Company and the Underwriters, immediately prior to our initial public offering on May 13, 2020.

“Underwriter Shares” means the 243,479 shares of Common Stock included in the Underwriter Private Placement Units that were issued in private placements to the Underwriters immediately prior to our initial public offering nf May 13, 2020.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined in good faith by a majority of the disinterested independent directors of the board of directors (or equivalent governing body) of the Company at such time.

“warrants” means the Placement Warrants, the Public Warrants and the Convertible Note Warrants.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The “Company,” “Lightning eMotors” “we,” “our,” “us” or similar terms mean Lightning eMotors, Inc. (f/k/a GigCapital3, Inc.) and our consolidated subsidiaries.

General

We are a leading electric vehicle designer and manufacturer, providing complete electrification solutions for commercial fleets – from Class 3 cargo and passenger vans to Class 6 work trucks, and Class 7 city buses, which we believe represents a significant total addressable market of approximately $67 billion. We are committed to eradicating commercial fleet emissions, the main cause of urban air pollution, by providing zero emission Class 3 to 7 BEVs and FCEVs and infrastructure solutions to commercial fleet customers. As of the date of this prospectus, we believe we are the only electric commercial vehicle manufacturer to sell and deliver zero-emission vehicles (ZEV) in Class 3, 4, 5, 6 and 7, including passenger vans, ambulances, shuttle buses, last-mile delivery vans, box trucks, and motor coaches for customers in parcel and delivery, microtransit, airport parking operations and electric utilities. Based on reported numbers from other manufacturers, Lightning eMotors has more zero-emission medium-duty commercial vehicles on the road today than any other manufacturer in the Americas. We now have more than 140 zero-emission Class 3 through Class 7 vehicles in service with nearly 500,000 fleet miles, all with 1 Hz telematics providing big-data information on commercial electric vehicles’ range, payload, efficiency and reliability.

Corporate Information

We were incorporated in Delaware on February 3, 2020 as a blank check company under the name GigCapital3, Inc. (“GigCapital3”). Our principal executive offices are located at 815 14th Street SW, Suite A100, Loveland, Colorado 80537, and our telephone number is 1-800-223-0740. Our corporate website address is www.lightningemotors.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

On May 6, 2021, GigCapital3, Project Power Merger Sub, Inc. and Lightning Systems consummated the merger and other transactions contemplated by the Business Combination Agreement, following the satisfaction of various closing conditions specified in the Business Combination Agreement, including the approval of the transaction at the special meeting of the stockholders of GigCapital3 held on April 21, 2021. In connection with the closing of the Business Combination, we changed our name from GigCapital3, Inc. to Lightning eMotors, Inc.

The Offering

Securities offered by the selling securityholders

We are registering the resale by the selling securityholders named in this prospectus, or their permitted transferees, of an aggregate of 100,387,390 shares of Common Stock and warrants to purchase 9,365,760 shares of Common Stock, which includes:

•  up to 4,985,000 Sponsor Shares;

•  up to 243,479 Underwriter Shares;

•  up to 650,000 Private Placement Shares;

•  up to 15,000 Insider Shares;

•  up to 45,090,011 Closing Shares;

•  up to 13,842,518 Earnout Shares;

•  up to 670,108 Placement Warrants;

•  up to 670,108 shares of Common Stock issuable upon exercise of the Placement Warrants;

•  up to 2,500,000 PIPE Shares;

•  up to 8,695,652 Note Shares; and

•  up to 8,695,652 shares of Common Stock issuable upon exercise of the Convertible Note Warrants.

In addition, we are registering 14,999,970 shares of Common Stock issuable upon exercise of the Public Warrants.

Terms of the offering	The selling securityholders will determine when and how they will dispose of the shares of Common Stock and warrants registered under this prospectus for resale.

Shares outstanding prior to the offering	As of May 6, 2021, we had 73,229,705 shares of Common Stock issued and outstanding.

Shares outstanding after the offering	122,754,183 shares of Common Stock (assuming the exercise for cash of warrants to purchase 24,365,730 shares of Common Stock, the conversion of the Convertible Notes into 8,695,652 shares of Common Stock and the issuance of 16,463,096 Earnout Shares to selling securityholders).

Use of proceeds	We will not receive any of the proceeds from the sale of the warrants or shares of Common Stock by the selling securityholders. We expect to use the proceeds received from the exercise of the warrants, if any, for working capital and general corporate purposes.

NYSE ticker symbol	Our Common Stock and warrants are listed on the NYSE under the symbols “ZEV” and “ZEV.WS”, respectively.

For additional information concerning the offering, see “Plan of Distribution” beginning on page 116.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including our consolidated financial statements and related notes, before deciding whether to purchase any of our securities. If any of these risks actually occur, it could harm our business, financial condition, results of operations and cash flows and our prospects. In that event, the price of our securities could decline and you could lose part or all of your investment.

Risks Related to Our Business and Industry

We are an early stage company with a history of losses, and expect to incur significant expenses and continuing losses for the foreseeable future.

We incurred a net loss of $37.7 million for the year ended December 31, 2020, incurred a net loss of $27.4 million for the quarter ended March 31, 2021 and have incurred net losses of approximately $108.2 million since our inception through March 31, 2021. We believe that we will continue to incur operating and net losses each quarter until at least the time we begin significant deliveries of our zero emission vehicles, or ZEVs, and electric powertrains, which is expected to occur over the next five years, but which may occur later. Even if we are able to successfully develop and sell our ZEVs and electric powertrains, there can be no assurance that they will be commercially successful. Our potential profitability is dependent upon the successful development and successful commercial introduction and acceptance of fleets of electric medium-duty vehicles, which may not occur.

We expect the rate at which we will incur losses to be significantly high in future periods as we:

•	design, develop and manufacture our ZEVs and electric powertrains;

•	build up inventories of parts and components for our ZEVs and electric powertrains;

•	manufacture an available inventory of our ZEVs and electric powertrains;

•	expand our design, development, maintenance and repair capabilities;

•	increase our sales and marketing activities and develop our distribution infrastructure; and

•	increase our general and administrative functions to support our growing operations.

Because we will incur the costs and expenses from these efforts before we receive any incremental revenues with respect thereto, our losses in future periods will be significant. In addition, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in revenues, which would further increase our losses.

Our financial results may vary significantly from period to period due to fluctuations in our operating costs and other factors.

Our quarterly and annual operating results may fluctuate significantly, which makes it difficult for us to predict our future operating results. These fluctuations may occur due to a variety of factors, many of which are outside of our control, including:

•	the pace at which we continue to design, develop and produce new products and increase production capacity;

•	the number of customer orders in a given period;

•	changes in manufacturing costs;

•	the timing and cost of, and level of investment in, research and development relating to our technologies and our current or future facilities;

•	developments involving our competitors;

•	changes in governmental regulations or applicable law;

•	future accounting pronouncements or changes in our accounting policies; and

•	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

As a result of these factors, we believe that quarter-to-quarter comparisons of our financial results, especially in the short term, are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of future performance. Moreover, our financial results may not meet expectations of equity research analysts, ratings agencies or investors, who may be focused only on quarterly financial results. If any of this occurs, the trading price of our Common Stock could fall substantially, either suddenly or over time.

Our operating and financial results forecast relies in large part upon assumptions and analyses developed by our management. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our forecasted results.

The projected financial and operating information appearing elsewhere in this prospectus reflect current estimates of future performance and incorporates certain financial and operational assumptions, including the level of demand for our ZEVs, the performance of our ZEVs, the utilization of the ZEV fleet, the useable vehicle life, vehicle downtime and related maintenance and repair costs. These assumptions are preliminary and there can be no assurance that the actual results upon which our assumptions are based will be in line with our expectations. In addition, whether actual operating and financial results and business developments will be consistent with our expectations and assumptions as reflected in our forecasts depends on a number of factors, many of which are outside of our control, including, but not limited to:

•	whether we can obtain sufficient capital to sustain and grow our business;

•	our ability to manage our growth;

•	whether we can manage relationships with key suppliers and partners;

•	the ability to obtain necessary regulatory approvals;

•	the timing and costs of new and existing marketing and promotional efforts;

•	competition, including from established and future competitors;

•	our ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel;

•	the overall strength and stability of domestic and international economies;

•	regulatory, legislative and political changes; and

•	consumer preferences and spending habits.

Unfavorable changes in any of these or other factors, most of which are beyond our control, could materially and adversely affect our business, results of operations and financial results.

We may be unable to adequately control the costs associated with our operations.

We will require significant capital to develop and grow our business, including developing and manufacturing our ZEVs and electric powertrains and building Lightning Systems’ brand. We expect to incur significant expenses which will impact our profitability, including research and development expenses, raw material procurement costs, lease costs, sales and distribution expenses as we build Lightning Systems’ brand and market our ZEVs and electric powertrains, and general and administrative expenses as we scale our operations. In addition, we may incur significant costs in connection with our services. Our ability to become profitable in the future will not only depend on our ability to successfully market our ZEVs and electric powertrains and other products and services, but also to control our costs. If we are unable to cost efficiently design, manufacture, market, sell, distribute and service our electric powertrains and services, our margins, profitability and prospects would be materially and adversely affected.

If any of our suppliers become economically distressed or go bankrupt, we may be required to provide substantial financial support or take other measures to ensure supplies of components or materials, which could increase our costs, affect our liquidity or cause production disruptions, remain available.

We expect to purchase various types of equipment, raw materials and manufactured component parts from our suppliers. If these suppliers experience substantial financial difficulties, cease operations, or otherwise face business disruptions, we may be required to provide substantial financial support to ensure supply continuity or take other measures to ensure components and materials remain available. Any disruption could affects our ability to deliver vehicles and could increase our costs and negatively affect our liquidity and financial performance.

We have been, and may in the future be, adversely affected by the global COVID-19 pandemic, the duration and economic, governmental and social impact of which is difficult to predict, which may significantly harm our business, prospects, financial condition and operating results.

The World Health Organization has declared the COVID-19 outbreak a pandemic, and the virus continues to spread in areas where we operate and sell our products and services. The COVID-19 pandemic and similar issues in the future could have a material adverse effect on our ability to operate, results of operations, financial condition, liquidity, and capital investments. Numerous government regulations and public advisories, as well as shifting social behaviors, have temporarily limited or closed non-essential transportation, government functions, business activities and person-to-person interactions, and the duration of such trends is difficult to predict. Reduced operations and production line shutdowns at commercial vehicle OEMs due to the COVID-19 pandemic, limitations on travel by our personnel and personnel of our customers and increased demand for medium-duty commercial trucks within our customers’ fleets caused some customers to delay the planned installation of our powertrain system on their trucks, and future delays or shutdowns of medium-duty commercial vehicle OEMs or our suppliers could impact our ability to meet customer orders. We also instituted certain temporary cost reduction measures such as reducing or deferring discretionary spending. Specifically, difficult macroeconomic conditions, such as decreases in per capita income and level of disposable income, increased and prolonged unemployment or a decline in consumer confidence as a result of the COVID-19 pandemic, as well as reduced spending by businesses, could have a material adverse effect on the demand for ZEVs. Under difficult economic conditions, potential customers may seek to reduce spending by foregoing ZEVs for other traditional options. Decreased demand for ZEVs, particularly in the United States, could negatively affect our business.

The specific timing and pace of our resumption of normal operations will depend on the status of various government regulations and the readiness of our suppliers, vendors and workforce. Although we are working to resume meetings with potential customers, it ultimately remains uncertain how we may be impacted should the COVID-19 pandemic concerns increase in the future.

Our operations and timelines may also be affected by global economic markets and levels of consumer comfort and spend, which could impact demand in the worldwide transportation industries. Because the impact of current conditions on an ongoing basis is yet largely unknown, is rapidly evolving and has been varied across geographic regions, this ongoing assessment will be particularly critical to allow us to accurately project demand and infrastructure requirements globally and deploy our workforce and other resources accordingly. If current global market conditions continue or worsen, or if we cannot or do not resume reduced operations at a rate commensurate with such conditions or resumes full operational capacity and we are later required to or choose to reduce such operations again, our business, prospects, financial condition and operating results could be materially harmed.

Additionally, there are no comparable recent events which may provide guidance as to the effect of the spread of the COVID-19 pandemic, and, as a result, the ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain and subject to change. We do not yet know the full extent of COVID-19’s impact on our business, operations, or the global economy as a whole. However, the effects could have a material impact on our results of operations, and we will continue to monitor the situation closely.

Our business model has yet to be tested and any failure to commercialize our strategic plans would have a material adverse effect on our operating results and business, harm our reputation and could result in substantial liabilities that exceed our resources.

Investors should be aware of the difficulties normally encountered by a new enterprise, many of which are beyond our control, including substantial risks and expenses in the course of establishing or entering new markets, organizing operations and undertaking marketing activities. The likelihood of our success must be considered in light of these risks, expenses, complications, delays and the competitive environment in which we operate. Therefore, there is nothing at this time upon which to base an assumption that our business plan will prove successful, and we may not be able to generate significant revenue, raise additional capital or operate profitably. We will continue to encounter risks and difficulties frequently experienced by early commercial stage companies, including scaling up our infrastructure and headcount, and may encounter unforeseen expenses, difficulties or delays in connection with our growth. In addition, as a result of the capital-intensive nature of our business, we can be expected to continue to sustain substantial operating expenses without generating sufficient revenues to cover expenditures. Any investment in our company is therefore highly speculative and could result in the loss of your entire investment.

Our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of your investment.

You must consider the risks and difficulties we face as an early stage company with a limited operating history. If we do not successfully address these risks, our business, prospects, operating results and financial condition will be materially and adversely harmed. We have a very limited operating history on which investors can base an evaluation of our business, operating results and prospects. We intend to derive substantially all of our revenues from the sale of ZEVs and electric powertrains, which are still in the early stages of development. There are no assurances that we will be able to secure future business with the major trucking companies or bus companies, including city transit companies.

It is difficult to predict our future revenues and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business. In the event that actual results differ from our estimates or we adjust our estimates in future periods, our operating results and financial position could be materially affected. The projected financial information appearing elsewhere in this prospectus has prepared by management and reflects current estimates of future performance. The projected results depend on the successful implementation of management’s growth strategies and are based on assumptions and events over which we have only partial or no control. The assumptions underlying such projected information require the exercise of judgement and may not occur, and the projections are subject to uncertainty due to the effects of economic, business, competitive, regulatory, legislative, and political or other changes.

Our business plans require a significant amount of capital. We expect to need to raise additional funds and these funds may not be available to us when we need them. If we cannot raise additional funds when we need them, our operations and prospects could be negatively affected.

The design, manufacture, sale and servicing of our ZEVs and electric powertrains is capital-intensive. In the near term following the Closing, Lightning Systems’ capital will be deployed for the projected operating expenses to execute on Lightning Systems’ business plan, to provide necessary working capital for accounts receivable and inventory, to finance Lightning Systems’ anticipated capital expenditures to expand the manufacturing capacity to meet revenue forecasts and to fund Lightning Systems’ EV-as-a-Service and Energy-as-a-Service initiatives. Beyond 12 to 18 months, Lightning Systems may need to raise additional capital to scale its manufacturing. In addition, Lightning Systems may raise capital earlier on an opportunistic basis. These additional funds may be raised through the issuance of equity, equity related or debt securities, or through obtaining credit from government or financial institutions. Additional capital will be necessary in the future to fund ongoing operations, continue research, development and design efforts and improve infrastructure. We cannot be certain that additional funds will be available to us on favorable terms when required, or at all. If we cannot raise additional funds when we need them, our financial condition, results of operations, business and prospects could be materially adversely affected.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We might not be able to obtain any funding, and it might not have sufficient resources to conduct its business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.

In addition, our future capital needs and other business reasons could require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our stockholders.

If we cannot raise additional funds when we need or want them, our operations and prospects could be negatively affected.

Lightning Systems relies on its Hybrid and Zero-Emission Truck and Bus Voucher Incentive Project (“HVIP”) for a large portion of its revenues, and the failure to effectively execute the HVIP could have a material adverse impact on its business, financial condition and results of operations.

Many customers of EVs utilize state and Federal incentive programs to offset the higher initial costs of electric vehicles. Lightning’s customers have historically leveraged the California Hybrid and Zero-Emission Truck and Bus Voucher Incentive Project (“HVIP”) as well as Volkswagen Emissions Mitigation Trust Fund (“VW EMTF”) funding that is allocated to each state to purchase Lightning’s vehicles and charging systems. The HVIP program, which California has allocated approximately $167M in 2021, represents the most utilized of the subsidy programs to Lightning customers due to its ease of access and amount of funding per vehicle (approximately 30% of the cost of a Lightning electric vehicle). As of March 31, 2021, there were eighteen other active companies that, like Lightning, have certified vehicles (class 3-7) that can be funded under the HVIP program. For the fiscal years ended December 31, 2019 and 2020, Lightning derived approximately 29% and 30%, respectively, of its revenue from HVIP funding. Of the order backlog as of March 31, 2021, approximately 70% of the orders have contingencies for 2021 HVIP funding that have not yet been secured, representing approximately 45% of the 2021 revenue. Although Lightning has successfully participated in the program for the last five years, and expects to have HVIP funding secured for its 2021 orders in Q3 2021, any material problem with the HVIP program for 2021 could have a material adverse impact on Lightning’s business, financial condition and results of operations.

Increased interest and potential competition in our market from traditional OEMs may reduce our market share and could negatively impact our business and prospects.

Historically, large legacy OEMs have not been attracted to our market because it is comprised of multiple, specialized sub-TAMs, each of which does not have sufficient volume to support their high-capital manufacturing models. The return on investment in the medium-duty EV markets has not been sufficient for large legacy OEMs to justify the research and development and capital expenditures necessary to innovate and compete in our market. Additionally, traditional vocational OEMs have not entered the powertrain market, and we believe they do not currently have the engineering or manufacturing resources to enter such markets. However, given the anticipated increase in market demand for clean energy solutions and general decrease in the cost of manufacturing such solutions over time, we anticipate both large legacy OEMs and traditional vocational OEMs may transition into our market and become our direct competitors. If and when this occurs, the resulting increase in competition is likely to reduce our market share and could negatively impact our business and prospects.

Our EVs make use of lithium-ion battery cells, which, if not appropriately managed and controlled, have occasionally been observed to catch fire or vent smoke and flames. If such events occur in our EVs, we could face liability associated with our warranty, for damage or injury, adverse publicity and a potential safety recall, any of which would adversely affect our business, prospects, financial condition and operating results.

The battery packs in our EVs use lithium-ion cells, which have been used for years in laptop computers and cell phones. On occasion, if not appropriately managed and controlled, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials. Highly publicized incidents of laptop computers and cell phones bursting into flames have focused consumer attention on the safety of these cells. These events also have raised questions about the suitability of these lithium-ion cells for automotive applications. There can be no assurance that a field failure of our battery packs will not occur, which would damage the vehicle or lead to personal injury or death and may subject us to lawsuits. Furthermore, there is some risk of electrocution if individuals who attempt to repair battery packs on our vehicles do not follow applicable maintenance and repair protocols. Any such damage or injury would likely lead to adverse publicity and potentially a safety recall. Any such adverse publicity could adversely affect our business, prospects, financial condition and operating results.

We and our independent registered public accounting firm have identified material weaknesses in our internal control over financial reporting. If we are unable to remedy these material weaknesses, or if we fail to establish and maintain effective internal controls, we may be unable to produce timely and accurate financial statements, and we may conclude that our internal control over financial reporting is not effective, which could adversely impact investors’ confidence and our stock price.

In connection with the audit of its financial statements for the year ended December 31, 2020, Lightning Systems and its independent registered public accounting firm identified material weaknesses in its internal control over financial reporting. Specifically, Lightning Systems found that it did not have in place an effective control environment with formal processes and procedures to allow for a detailed review of accounting transactions that would identify errors in a timely manner. In addition, due to its small size, Lightning Systems did not have proper segregation of duties (“SOD”) in certain areas of the financial reporting process, including but not limited to cash receipts and disbursements, journal entry processing and IT general controls, and did not maintain sufficient personnel with an appropriate level of technical accounting knowledge, experience, and training in the application of GAAP commensurate with Lightning Systems’ complexity and financial accounting and reporting requirements.

We are continuing to implement measures designed to improve its internal control over financial reporting to remediate these material weaknesses, including retaining an outside accounting contractor in 2020, who is currently executing a formal remediation plan to address the three material weaknesses noted above as follows:

•

Policies and procedures: Identifying significant policies and procedures to be developed, documented and implemented throughout the year, and identifying the associated controls related to such policies and procedures;

•

Segregation of Duties: Executing an assessment to include: segregation of duties modeling, segregation of duties technical mapping, and analysis/remediation assistance of the significant risks identified in the assessment. In addition, we have hired additional employees in our accounting department help mitigate this risk; and

•

Technical Accounting resources: An outside accounting contractor is providing support to address certain complex accounting matters as instructed by management. In addition to the external support management, we have developed a human capital plan that includes the hiring of additional employees who possess the appropriate accounting knowledge.

If we are unable to successfully remediate our existing or any future material weaknesses in its internal control over financial reporting, or if we identify any additional material weaknesses, the accuracy and timing of our financial reporting may be adversely affected, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable NYSE listing requirements, investors may lose confidence in our financial reporting, and our stock price may decline as a result. We also could become subject to investigations by the NYSE, the SEC or other regulatory authorities.

The performance characteristics of our electrified powertrain solutions, including fuel economy and emissions levels, may vary, including due to factors outside of our control.

The performance characteristics of our electrified powertrain solutions, including fuel economy and emissions levels, may vary, including due to factors outside of our control. Our electrified powertrain solutions are still being designed and developed, and there are no assurances that they will be able to meet their projected performance characteristics, including fuel economy and emissions levels. External factors may also impact the performance characteristics of our electrified powertrain solutions. For instance, the estimated fuel savings and fuel economy of vehicles installed with our electrified powertrain solutions may vary depending on factors including, but not limited to, driver behavior, speed, terrain, hardware efficiency, payload, vehicle and weather conditions. Additionally, greenhouse gas, GHG, emissions of vehicles installed with our electrified powertrain solutions may vary due to external factors, including the type of fuel, driver behavior, the efficiency and certification of the engine, where the engine is being operated and the characteristics of the vehicle itself, including but not limited to the vehicle’s software controls, drivetrain efficiency, aerodynamics and rolling resistance. These external factors as well as any operation of our electrified powertrain solutions other than as intended, may result in emissions levels that are greater than we expect. Additionally, the amount of GHG emissions of both the ZEVs and electric powertrains will vary due to, but not limited to, the factors mentioned above. Due to these factors, there can be no guarantee that the operators of vehicles using our electrified powertrain solutions will realize the expected fuel savings and fuel economy and GHG emission reductions.

If we fail to manage our growth effectively, including failing to attract and integrate qualified personnel, we may not be able to develop, produce, market and sell our electrified powertrain solutions successfully.

Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results and financial condition. We intend to expand our operations significantly. We expect our future expansion to include:

•	expanding the management team;

•	hiring and training new personnel;

•	leveraging consultants to assist with company growth and development;

•	forecasting production and revenue;

•	controlling expenses and investments in anticipation of expanded operations;

•	establishing or expanding design, production, sales and service facilities;

•	implementing and enhancing administrative infrastructure, systems and processes; and

•	expanding into international markets.

We intend to continue to hire a significant number of additional personnel, including software engineers, design and production personnel and service technicians for our electrified powertrain solutions. Because our electrified powertrain solutions are based on a different technology platform than traditional internal combustion engines, individuals with sufficient training in alternative fuel and electric vehicles may not be available to hire, and as a result, we will need to expend significant time and expense training any newly hired employees. Competition for individuals with experience designing, producing and servicing electrified vehicles and their software is intense, and we may not be able to attract, integrate, train, motivate or retain additional highly qualified personnel, particularly with respect to software engineers in the Austin, Texas area. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm our business, prospects, financial condition and operating results.

We, our outsourcing partners and our suppliers may rely on complex machinery for our production, which involves a significant degree of risk and uncertainty in terms of operational performance and costs.

We, our outsourcing partners and our suppliers may rely on complex machinery, for the production, assembly and installation of our electrified powertrain solutions, which will involve a significant degree of uncertainty and risk in terms of operational performance and costs. Our production facilities and the facilities of our outsourcing partners and suppliers consist of large-scale machinery combining many components. These components may suffer unexpected malfunctions from time to time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of these components may significantly affect the intended operational efficiency. Operational performance and costs can be difficult to predict and are often influenced by factors outside of our control, such as, but not limited to, scarcity of natural resources, environmental hazards and remediation, costs associated with decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, fire, seismic activity and natural disasters. Should operational risks materialize, it may result in personal injury to or death of workers, the loss of production equipment, damage to production facilities, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all which could have a material adverse effect on our business, prospects, financial condition or operating results.

We are dependent on our suppliers, some of which are single or limited source suppliers, and the inability of these suppliers to deliver the necessary components of our vehicles at prices and volumes, and specifications acceptable to us could have a material adverse effect on our business, prospects, financial condition and operating results.

We rely on third-party suppliers for the provision and development of many of the key components and materials used in our electrified powertrain solutions, such as natural gas generators. While we plan to obtain components from multiple sources whenever possible, some of the components used in our vehicles will be purchased by us from a single source. Our third-party suppliers may not be able to meet their product specifications and performance characteristics or our desired specifications, performance and pricing, which would impact our ability to achieve our product specifications and performance characteristics as well. Additionally, our third-party suppliers may be unable to obtain required certifications for their products for which we plan to use or provide warranties that are necessary for our solutions. If we are unable to obtain components and materials used in our electrified powertrain solutions from our suppliers or if our suppliers decide to create or supply a competing product, our business could be adversely affected.

Our future growth and success is dependent upon consumers’ willingness to adopt electric and zero-emission vehicles and specifically our vehicles. We operate in the automotive industry, which is generally susceptible to cyclicality and volatility.

Our growth is highly dependent upon the worldwide adoption by consumers of alternative fuel vehicles in general and ZEVs and electric vehicles in particular. Although we have successfully grown demand for our vehicles thus far, there is no guarantee of such future demand, or that our vehicles will not compete with one another in the market. Moreover, the target demographics for our vehicles, in particular the mass market demographic for medium-duty trucks, are highly competitive. If the market for electric vehicles in general and our ZEVs in particular, does not develop as we expect, develops more slowly than we expect, or if demand for our vehicles decreases in our markets, our business, prospects, financial condition and operating results could be harmed.

We are still at an earlier stage and have limited resources relative to our competitors. Moreover, the market for alternative fuel vehicles is rapidly evolving. As a result, the market for our vehicles could be affected by numerous factors, such as:

•

perceptions about alternative fuel, hybrid and electric vehicle quality, safety, design, performance, reliability and cost, especially if adverse events or accidents occur that are linked to the quality or safety of alternative fuel, hybrid or electric vehicles;

•	perceptions about vehicle safety in general, including the use of advanced technology, such as vehicle electronics, alternative fuel and regenerative braking systems;

•	the decline of vehicle efficiency resulting from deterioration over time in the ability of the battery to hold a charge;

•	changes or improvements in the fuel economy of internal combustion engines, the vehicle and the vehicle controls or competitors’ electrified systems;

•	the availability of service and associated costs for alternative fuel, hybrid or electric vehicles;

•	perceptions about the limited range over which ZEV and electric vehicles may be driven on a single battery charge;

•	competition, including from other types of alternative fuel vehicles, plug-in ZEV and electric vehicles and high fuel-economy internal combustion engine vehicles;

•	volatility in the cost of energy, oil, gasoline, natural gas, hydrogen and renewable fuels could affect buying decisions, which could affect the carbon profile of our solutions;

•	the availability of refueling stations, particularly compressed natural gas, or CNG, stations;

•

government regulations and economic incentives promoting fuel efficiency and alternate forms of energy or mandating reductions in tailpipe emissions, including new regulations mandating zero tailpipe emissions compared to overall carbon reduction;

•	the availability of tax and other governmental incentives to purchase and operate alternative fuel, hybrid and electric vehicles or future regulation requiring increased use of nonpolluting trucks;

•	the availability of rebates provided by natural gas fueling stations and natural gas providers to offset the costs of natural gas and natural gas vehicles;

•

our ability and the ability of fleets, utilities and others to purchase and take credit for renewable fuel and energy, such as fast electric charging infrastructure, through low carbon fuel standards, or LCFS, programs or similar programs that establish carbon intensity benchmarks for transportation fuels in approved states;

•	the availability of tax and other governmental incentives to sell natural gas or deploy electric vehicle charging infrastructure;

•	perceptions about and the actual cost of alternative fuel itself, as well as hybrid and electric vehicles;

•	macroeconomic factors; and

•	concerns about our future viability.

For example, the market price of oil has dropped since March 2020, and it is unknown to what extent any corresponding decreases in the cost of diesel fuel may impact the market for electric vehicles. Moreover, travel restrictions and social distancing efforts in response to the COVID-19 pandemic may negatively impact the commercial trucking industry, such as reduced consumer demand for products carried by the commercial trucking industry, for an unknown, but potentially lengthy, period of time. Additionally, we may become subject to regulations that may require us to alter the design of our electrified powertrain solutions, which could negatively impact customer interest in our products.

In addition, sales of vehicles in the automotive industry tend to be cyclical in many markets, which may expose us to increased volatility, especially as we expand and adjust our operations and retail strategies. Specifically, it is uncertain as to how such macroeconomic factors will impact us as a company that has been experiencing growth and increasing market share in an industry that has globally been experiencing a recent decline in sales.

We may fail to attract new customers in sufficient numbers or at sufficient rates or at all or to retain existing customers.

We must continually add new customers both to replace departing customers and to expand our current customer base. We may not be able to attract new customers in sufficient numbers to do so. Even if we are able to attract new customers to replace departing customers, these new customers may not maintain the same level of commitment. In addition, we may incur marketing or other expenses, including referral fees, to attract new customers, which may further offset revenues from customers. For these and other reasons, we could experience a decline in revenue growth, which could adversely affect our results of operations.

If consumers do not perceive our product offerings to be of value or our ZEV offerings are not favorably received by them, we may not be able to attract and retain customers. If our efforts to satisfy and retain our existing customers are not successful, we may not be able to attract customers, and as a result, our ability to maintain and/or grow our business will be adversely affected. Customer retention will also be largely dependent on the quality and effectiveness of our customer service and operations, which may be handled internally by our personnel and also by third-party service providers. If we are unable to successfully compete with current and new competitors in both retaining existing customers and attracting new customers, our business will be adversely affected.

In addition, our results of operations could be adversely affected by declines in demand for our product offerings. Demand for our product offerings may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in our reputation and saturation in the markets where we operate.

If we are unable to establish and maintain confidence in our long-term business prospects among customers and analysts within our industry or we become subject to negative publicity, then our financial condition, operating results, business prospects and access to capital may suffer materially.

Customers may be less likely to purchase our commercial ZEVs if they are not convinced that our business will succeed or that our service and support and other operations will continue in the long term. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with us if they are not convinced that our business will succeed. Accordingly, in order to build and maintain our business, we must maintain confidence among customers, suppliers, analysts, ratings agencies and other parties in our ZEVs, long-term financial viability and business prospects. Maintaining such confidence may be particularly complicated by certain factors including those that are largely outside of our control, such as our limited operating history, customer unfamiliarity with our ZEVs, any delays in scaling production, delivery and service operations to meet demand, competition and uncertainty regarding the future of hybrid electric and ZEVs, including our ZEVs and our production and sales performance compared with market expectations.

If we fail to manage our future growth effectively, we may not be able to market and sell our ZEVs and electric powertrains successfully.

Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results and financial condition. We intend to expand our operations significantly. Our future expansion will include:

•	training new personnel;

•	forecasting production and revenue;

•	controlling expenses and investments in anticipation of expanded operations;

•	establishing or expanding design, manufacturing, and sales; and

•	implementing and enhancing administrative infrastructure, systems and processes.

We intend to continue to hire a significant number of additional personnel, including design and manufacturing personnel. Because our electric powertrains are based on a different technology platform than traditional powertrains, individuals with sufficient training in alternative fuel and electric vehicles may not be available to hire, and as a result, we will need to expend significant time and expense training the employees we do hire. Competition for individuals with experience designing and manufacturing electric powertrains is intense, and we may not be able to attract, integrate, train, motivate or retain additional highly qualified personnel in the future. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm our business and prospects.

Our business and prospects depend significantly on our ability to build our brand. We may not succeed in continuing to establish, maintain and strengthen the Lightning Systems brand, and our brand and reputation could be harmed by negative publicity regarding Lightning eMotors or its ZEVs.

Our business and prospects are heavily dependent on our ability to develop, maintain and strengthen the Lightning eMotors brand. If we do not continue to establish, maintain and strengthen our brand, we may lose the opportunity to build a critical mass of customers. Promoting and positioning our brand will likely depend significantly on our ability to provide high quality ZEVs and engage with our customers as intended, and we have limited experience in these areas. In addition, our ability to develop, maintain and strengthen our brand will depend heavily on the success of our customer development and branding efforts. Such efforts may be non-traditional and may not achieve the desired results. To promote our brand, we may be required to change our customer development and branding practices, which could result in substantially increased expenses. If we do not develop and maintain a strong brand, our business, prospects, financial condition and operating results will be materially and adversely impacted.

In addition, if incidents occur or are perceived to have occurred, whether or not such incidents are our fault, we could be subject to adverse publicity. In particular, given the popularity of social media, any negative publicity, whether true or not, could quickly proliferate and harm consumer perceptions and confidence in our brand. Our ability to successfully position our brand could also be adversely affected by perceptions about the quality of our competitors’ vehicles.

In addition, from time to time, our ZEVs may be evaluated and reviewed by third parties. Any negative reviews or reviews which compare us unfavorably to our competitors could adversely affect consumer perception about our ZEVs.

We may experience significant delays in the design, manufacture, launch and financing of our ZEVs and electric powertrains, which could harm our business and prospects.

Any delay in the financing, design, manufacture and launch of our ZEVs or electric powertrains, could materially damage our brand, business, prospects, financial condition and operating results. Vehicle manufacturers often experience delays in the design, manufacture and commercial release of new products. To the extent we delay or interrupt the launch of our ZEVs or electric powertrains, our growth prospects could be adversely affected as we may fail to grow our market share. Furthermore, we rely on third party suppliers for the provision and development of many of the key components and materials used in our products. To the extent our suppliers experience any delays in providing us with or developing necessary components, we could experience delays in delivering on our timelines, or be forced to seek alternative suppliers.

We will rely on complex machinery for our operations and our production involves a significant degree of risk and uncertainty in terms of operational performance and costs.

We will rely heavily on complex machinery for our operations and our production will involve a significant degree of uncertainty and risk in terms of operational performance and costs. Our manufacturing plant consists of large-scale machinery combining many components. The manufacturing plant components are likely to suffer unexpected malfunctions from time to time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of the manufacturing plant components may significantly affect the intended operational efficiency. Operational performance and costs can be difficult to predict and are often influenced by factors outside of our control, such as, but not limited to, scarcity of natural resources, environmental hazards and remediation, costs associated with decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, fire, and seismic activity and natural disasters. Should operational risks materialize, it may result in the personal injury to or death of workers, the loss of production equipment, damage to manufacturing facilities, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all which could have a material adverse effect on our business, results of operations, cash flows, financial condition or prospects.

Amounts included in backlog may not result in actual revenue and are an uncertain indicator of our future earnings.

We define backlog as the accumulation of all orders for which revenue has not been recognized and we consider valid. The determination of backlog includes, among other factors, our subjective judgment about the likelihood of an order becoming revenue. Our judgments in this area have been, and in the future, may be, incorrect and we cannot assure you that we will recognize revenue with respect to each order included in backlog. In addition, orders can be delayed for a number of reasons, many of which are beyond our control, including supplier delays, which may cause delays in our manufacturing process, and delays associated with the ongoing coronavirus pandemic. We may not be aware of these delays affecting our suppliers and as a result may not consider them when evaluating the contemporaneous effect on backlog. Moreover, orders generally do not have firm dates by when a customer must take delivery or accept our products, and certain customers may not provide a deposit or letter of credit with the contract, either of which could allow a customer greater flexibility to delay the order without cancelling the contract. Further, our backlog could be reduced due to cancellation of orders by customers. Should a cancellation occur, our backlog and anticipated revenue would be reduced unless we were able to replace the cancelled order. Reductions in our backlog could negatively impact our future results of operations or the price of our Common Stock.

We evaluate our backlog at least quarterly to determine if the orders continue to meet our criteria for inclusion in backlog. We may adjust our reported backlog to account for any changes in: customer or distributor plans or financial conditions; the customer’s or distributor’s continued intent and ability to fulfill the order contract; regulatory requirements; or due to changes in our ability, or the methodology used, to determine whether an order contract is likely to be completed. Because revenue will not be recognized until we have fulfilled our obligations to a customer, there may be a significant amount of time from signing a contract with a customer or shipping a system and revenue recognition. We cannot assure you that our backlog will result in revenue on a timely basis or at all, or that any cancelled contracts will be replaced.

If our ZEV medium-duty trucks fail to perform as expected, our ability to develop, market and sell or lease our alternative fuel and electric trucks could be harmed.

Our ZEV trucks and our electric powertrains may contain defects in design and manufacture that may cause them not to perform as expected or may require repair. We currently have limited frame of reference by which to evaluate the performance of our electric powertrains upon which our business prospects depend. For example, our powertrains will use a substantial amount of software to operate which will require modification and updates over the life of the vehicle. Software products are inherently complex and often contain defects and errors when first introduced. There can be no assurance that we will be able to detect and fix any defects in the powertrains’ hardware or software prior to commencing customer sales. We may experience recalls in the future, which could adversely affect Lightning eMotors’ brand in our target markets and could adversely affect our business, prospects and results of operations. Our electric powertrains may not perform consistent with customers’ expectations or consistent with other powertrains which may become available. Any product defects or any other failure of our electric powertrains to perform as expected could harm our reputation and result in adverse publicity, lost revenue, delivery delays, product recalls, product liability claims and significant warranty and other expenses, and could have a material adverse impact on our business, financial condition, operating results and prospects. Additionally, problems and defects experienced by other alternative fuel truck companies or electric consumer vehicles could by association have a negative impact on perception and customer demand for our electrified powertrain solutions.

Although we hope to be the first company to bring electric powertrains for medium- duty vehicles to market, competitors have already displayed prototypes similar to ours and may enter the market before our powertrains.

We face intense competition in trying to be the first company to bring our electric powertrains for medium-duty vehicles platform to market, including from companies in our target markets with greater financial resources, more extensive development, manufacturing, marketing and service capabilities, greater brand recognition and a larger number of managerial and technical personnel. If competitor’s electric powertrains are brought to market before our electric powertrains, we may experience a reduction in potential market share.

Additionally, our competitors also have greater name recognition, longer operating histories, larger sales forces, broader customer and industry relationships and other resources than we do. These competitors also compete with us in recruiting and retaining qualified research and development, sales, marketing and management personnel, as well as in acquiring technologies complementary to, or necessary for, our products. Additional mergers and acquisitions may result in even more resources being concentrated in our competitors. We cannot provide assurances that our electrified systems will be the first to market. Even if our electrified systems are first to market, there are no assurances that customers will choose vehicles with our electrified systems over those of our competitors, or over diesel powered trucks.

Tesla, Inc., or, and Nikola Corporation, or Nikola, have announced their plans to bring Class 8 long haul battery electric vehicles, or BEVs, and fuel cell electric vehicles, or FCEVs, to the market over the coming years. Tesla announced its BEV and Nikola announced its plug-in BEVs. Cummins Inc., or Cummins, Daimler AG, or Daimler, parent of Freightliner Trucks, Dana, Navistar International Corporation, or Navistar, PACCAR Inc., or

PACCAR, parent of Kenworth Trucks, Inc. and Peterbilt Motors Company, Volvo Group, or Volvo, XOS Trucks, or XOS, and other commercial vehicle manufacturers have announced their plans to bring Class 8 BEVs or FCEVs to the market. Furthermore, we will also face competition from manufacturers of internal combustion engines powered by diesel fuel. We expect additional competitors to enter the industry as well.

We expect competition in our industry to intensify in the future in light of increased demand and regulatory push for alternative fuel and electric vehicles.

Developments in alternative technology improvements in the internal combustion engine may adversely affect the demand for our products.

Significant developments in alternative technologies, such as advanced diesel, ethanol, or compressed natural gas or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect our business and prospects in ways we do not currently anticipate. Other fuels or sources of energy may emerge as customers’ preferred alternative to our electric powertrains for medium-duty trucks platform. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and introduction of new and enhanced electric powertrains, which could result in the loss of competitiveness of our powertrains, decreased revenue and a loss of market share to competitors. Our research and development efforts may not be sufficient to adapt to changes in electric powertrain technology. As technologies change, we plan to upgrade or adapt our electric powertrains and introduce new models in order to continue to provide vehicles with the latest technology. However, our electrified powertrain solutions may not compete effectively with alternative systems if we are not able to source and integrate the latest technology into our electrified powertrain solutions.

We have limited experience servicing our vehicles. If we are unable to address the service requirements of our customers, our business will be materially and adversely affected.

Because we have only recently begun production of our ZEV medium-duty trucks, we have limited experience servicing or repairing our vehicles. Servicing alternative fuel and electric vehicles is different than servicing vehicles with internal combustion engines and requires specialized skills, including high voltage training and servicing techniques. We may decide to partner with a third party to perform some or all of the maintenance on our trucks, and there can be no assurance that we will be able to enter into an acceptable arrangement with any such third-party provider. Our customers will also depend on our customer support team to resolve technical and operational issues relating to the integrated software underlying our electrified powertrain solutions. Our ability to provide effective customer support is largely dependent on our ability to attract, train and retain qualified personnel with experience in supporting customers on platforms such as ours. As we continue to grow, additional pressure may be placed on our customer support team, and we may be unable to respond quickly enough to accommodate short-term increases in customer demand for technical support. We also may be unable to modify the future scope and delivery of our technical support to compete with changes in the technical support provided by our competitors. Increased customer demand for support, without corresponding revenue, could increase costs and negatively affect our operating results. If we are unable to successfully address the service requirements of our customers or establish a market perception that we do not maintain high-quality support, we may be subject to claims from our customers, including loss of revenue or damages, and our business, prospects, financial condition and operating results may be materially and adversely affected.

In addition, the motor vehicle industry laws in many states require that service facilities be available to service vehicles physically sold from locations in their state. While we anticipate developing a service program that would satisfy regulators in these circumstances, the specifics of our service program are still in development, and at some point may need to be restructured to comply with state law, which may impact our business, prospects, financial condition and operating results.

Future product recalls could materially adversely affect our business, prospects, operating results and financial condition.

Any product recall in the future may result in adverse publicity, damage our brand and materially adversely affect our business, prospects, operating results and financial condition. In the future, we may voluntarily or involuntarily, initiate a recall if any of our electric powertrain components (including the fuel cell or batteries) prove to be defective or noncompliant with applicable federal motor vehicle safety standards. If a large number of vehicles are the subject of a recall or if needed replacement parts are not in adequate supply, we may not be able to re-deploy recalled vehicles for a significant period of time. Such recalls involve significant expense and diversion of management attention and other resources, which could adversely affect our brand image in our target markets, as well as our business, prospects, financial condition and results of operations.

Insufficient warranty reserves to cover future warranty claims could materially adversely affect our business, prospects, financial condition and operating results.

Once our powertrains are in production, we will need to maintain warranty reserves to cover warranty-related claims. If our warranty reserves are inadequate to cover future warranty claims on our electric powertrains, our business, prospects, financial condition and operating results could be materially and adversely affected. We may become subject to significant and unexpected warranty expenses. There can be no assurances that then-existing warranty reserves will be sufficient to cover all claims.

We face significant barriers to manufacture our ZEVs, and if we cannot successfully overcome those barriers our business will be negatively impacted.

The ZEV industry has traditionally been characterized by significant barriers to entry, including the ability to meet performance requirements or industry specifications, acceptance by end users, large capital requirements, investment costs of design and production, long lead times to bring ZEVs to market from the concept and design stage, the need for specialized design and development expertise, regulatory requirements, establishing a brand name and image and the need to establish sales capabilities. If we are not able to overcome these barriers, our business, prospects, financial condition and operating results will be negatively impacted and our ability to grow our business will be harmed.

Our ZEVs are subject to motor vehicle standards and the failure to satisfy such mandated safety standards would have a material adverse effect on our business and operating results.

All vehicles sold must comply with international, federal and state motor vehicle safety standards. In the United States, vehicles that meet or exceed all federally mandated safety standards are certified by the manufacturer under the federal regulations. Rigorous design, testing and the use of approved materials and equipment are among the requirements for achieving federal certification. Failure by us to have our ZEVs or other altered vehicles satisfy all applicable motor vehicle standards would have a material adverse effect on our business and operating results.

If we are unable to attract and retain key employees and hire qualified management, technical and engineering personnel, our ability to compete could be harmed.

Our success depends, in part, on our ability to retain our key personnel. The unexpected loss of or failure to retain one or more of our key employees could adversely affect our business. Our success also depends, in part, on our continuing ability to identify, hire, attract, train and develop other highly qualified personnel.

Competition for these employees can be intense, and our ability to hire, attract and retain them depends on our ability to provide competitive compensation. We may not be able to attract, assimilate, develop or retain qualified personnel in the future, and our failure to do so could adversely affect our business, including the execution of our global business strategy. Any failure by our management team to perform as expected may have a material adverse effect on our business, prospects, financial condition and results of operations.

In particular, we are highly dependent on the services of Tim Reeser, Chief Executive Officer, and largest stockholder. Mr. T. Reeser is the source of many, if not most, of the ideas and execution driving Lightning System. If Mr. T. Reeser were to discontinue his service to us due to death, disability or any other reason, we would be significantly disadvantaged.

Increases in costs, disruption of supply or shortage of raw materials could harm our business.

Once we begin commercial production of electric powertrains, we may experience increases in the cost or a sustained interruption in the supply or shortage of raw materials. Any such increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results. We use various raw materials including aluminum, steel, carbon fiber, non-ferrous metals (such as copper), and cobalt. The prices for these raw materials fluctuate depending on market conditions and global demand and could adversely affect our business and operating results.

Any disruption in the supply of necessary components could temporarily disrupt production of our ZEV medium-duty trucks or our electric powertrains until a different supplier is fully qualified. Furthermore, fluctuations or shortages in petroleum and other economic conditions may cause us to experience significant increases in freight charges and raw material costs. Substantial increases in the prices for our raw materials would increase our operating costs and could reduce our margins if the increased costs cannot be recouped through increased ZEV truck prices. There can be no assurance that we will be able to recoup increasing costs of raw materials by increasing truck prices.

We are or may be subject to risks associated with strategic alliances or acquisitions, and may not be able to identify adequate strategic relationship opportunities, or form strategic relationships, in the future.

We have entered into, and may in the future enter into additional, strategic alliances, including joint ventures or minority equity investments with various third parties to further our business purpose. These alliances could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffer negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.

Strategic business relationships will be an important factor in the growth and success of our business. However, there are no assurances that we will be able to continue to identify or secure suitable business relationship opportunities in the future or our competitors may capitalize on such opportunities before we do. Moreover, identifying such opportunities could require substantial management time and resources, and negotiating and financing relationships involves significant costs and uncertainties. If we are unable to successfully source and execute on strategic relationship opportunities in the future, our overall growth could be impaired, and our business, prospects, financial condition and operating results could be materially adversely affected.

When appropriate opportunities arise, we may acquire additional assets, products, technologies or businesses that are complementary to our existing business. In addition to possible stockholder approval, we may need approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may disrupt our business strategy if we fail to do so. Furthermore, acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

We are dependent on our suppliers, a significant number of which are single or limited source suppliers, and the inability of these suppliers to deliver necessary components of our ZEVs and electric powertrains at prices and volumes acceptable to us would have a material adverse effect on our business, prospects and operating results.

While we plan to obtain components from multiple sources whenever possible, many of the components used in our ZEVs and electric powertrains will be purchased by us from a single source. We refer to these component suppliers as our single source suppliers. Our third-party suppliers may not be able to meet their product specifications and performance characteristics or our desired specifications, performance and pricing, which would impact our ability to achieve our product specifications and performance characteristics as well. Additionally, our third-party suppliers may be unable to obtain required certifications for their products for which we plan to use or provide warranties that are necessary for our solutions. If we are unable to obtain components and materials used in our electrified powertrain solutions from our suppliers or if our suppliers decide to create or supply a competing product, our business could be adversely affected. While we believe that we may be able to establish alternate supply relationships and can obtain or engineer replacement components for our single source components, we may be unable to do so in the short term (or at all) at prices or quality levels that are favorable to us.

Any unauthorized control or manipulation of our electric powertrains’ systems could result in loss of confidence in us, ZEVs and our powertrains and harm our business.

Our electric powertrains contain complex information technology systems and built-in data connectivity to accept and install periodic remote updates to improve or update functionality. We have designed, implemented and tested security measures intended to prevent unauthorized access to our information technology networks, our electric powertrains and related systems. However, hackers may attempt to gain unauthorized access to modify, alter and use such networks, powertrains and systems to gain control of or to change our powertrains’ functionality, user interface and performance characteristics, or to gain access to data stored in or generated by the powertrain. Future vulnerabilities could be identified and our efforts to remediate such vulnerabilities may not be successful. Any unauthorized access to or control of our powertrains or their systems, or any loss of customer data, could result in legal claims or proceedings. In addition, regardless of their veracity, reports of unauthorized access to our powertrains, systems or data, as well as other factors that may result in the perception that our powertrains, systems or data are capable of being “hacked,” could negatively affect Lightning Systems’ brand and harm our business, prospects, financial condition and operating results.

We, our outsourcing partners and our suppliers are or may be subject to substantial regulation and unfavorable changes to, or failure by us, our outsourcing partners or our suppliers to comply with, these regulations could substantially harm our business and operating results.

Our ZEVs, our electric powertrains, and the sale of electric motor vehicles in general, are subject to substantial regulation under international, federal, state, and local laws. We continue to evaluate requirements for licenses, approvals, certificates and governmental authorizations necessary to manufacture, sell or service our electrified powertrain solutions in the jurisdictions in which we plan to operate and intend to take such actions necessary to comply. We may experience difficulties in obtaining or complying with various licenses, approvals, certifications and other governmental authorizations necessary to manufacture, sell or service their electrified powertrain solutions in any of these jurisdictions. For instance, our electrified powertrain solutions are novel technology that may not be readily classified into categories by governmental agencies. If we, our outsourcing partners or our suppliers are unable to obtain or comply with any of the licenses, approvals, certifications or other governmental authorizations necessary to carry out our operations in the jurisdictions in which we currently operate, or those jurisdictions in which we plan to operate in the future, our business, prospects, financial condition and operating results could be materially adversely affected. We expect to incur significant costs in complying with these regulations. For example, if the battery packs installed in our electrified powertrain solutions are deemed to be transported, we will need to comply with the mandatory regulations governing the transport of “dangerous goods,” and any deficiency in compliance may result in us being prohibited from selling our electrified powertrain solutions until compliant batteries are installed. We expect to incur significant costs in complying with these regulations. Regulations related to the electric vehicle industry and alternative energy are currently evolving and we face risks associated with changes to these regulations, including but not limited to:

•

increased subsidies for corn and ethanol or soy and biodiesel production, which could reduce the operating cost of vehicles that use ethanol or biodiesel, or a combination of renewable and petroleum fuels;

•	increased support for other alternative fuel systems, which could have an impact on the acceptance of our electric powertrain system; and

•

increased sensitivity by regulators to the needs of established automobile manufacturers with large employment bases, high fixed costs and business models based on the internal combustion engine, which could lead them to pass regulations that could reduce the compliance costs of such established manufacturers or mitigate the effects of government efforts to promote alternative fuel vehicles.

To the extent that laws or regulations change, our electric powertrains may not comply with applicable international, federal, state or local laws, which would have an adverse effect on our business. Compliance with changing regulations could be burdensome, time consuming, and expensive. To the extent compliance with new regulations is cost prohibitive, our business, prospects, financial condition and operating results would be adversely affected. Further, delays, reduction, or elimination of applicable international, federal, or state laws or regulations requiring or incentivizing reductions in emissions of greenhouse gases or other pollutants from internal combustion engines or requiring or incentivizing manufacturers to offer for sale increasing numbers of ZEVs may result in the diminished competitiveness of the alternative fuel and electric vehicle industry generally. This could materially and adversely affect the growth of the alternative fuel automobile markets and our business, prospects, financial condition and operating results.

We are subject to various environmental laws and regulations that could impose substantial costs upon us and cause delays in building our manufacturing facilities.

Our operations are and will continue to be subject to international, federal, state, and/or local environmental laws and regulations, including laws relating to water use; air emissions; use of recycled materials; energy sources; the protection of human health and the environment, natural resources and endangered species; and the use, handling, storage, disposal and human exposure to hazardous materials. Environmental and health and safety laws and regulations can be complex, and we expect that we will be affected by future amendments to such laws or other new environmental and health and safety laws and regulations which may require us to change our operations, potentially resulting in a material adverse effect on our business, prospects, financial condition, and operating results. We have been required to obtain and comply with the terms and conditions of multiple environmental permits, certificates, or registrations, many of which are difficult and costly to obtain and could be subject to legal challenges. Violations of these laws, regulations, and permits, certificates and registrations can give rise to liability for administrative oversight and correction costs, cleanup costs, property damage, bodily injury and fines and penalties. In some cases, violations may result in suspension or revocation of permits, certificates or registrations. Capital and operating expenses needed to comply with environmental laws and regulations can be significant, and violations may result in substantial fines and penalties, third party damages, suspension of production or a cessation of our operations, and reputational harm.

Contamination at properties we currently own or operate, will own or operate, we formerly owned or operated or to which hazardous substances were sent by us, may result in liability for us under environmental laws and regulations, including, but not limited to, the Comprehensive Environmental Response, Compensation

and Liability Act, which can impose liability for the full amount of remediation-related costs without regard to fault, for the investigation and cleanup of contaminated soil and ground water, for vapor intrusion and other exposure pathways or impacts to human health or the environment and for damages to natural resources. The costs of complying with environmental laws and regulations and any claims concerning noncompliance, or liability with respect to contamination in the future, could have a material adverse effect on our financial condition or operating results. We may face unexpected delays in obtaining the required permits and approvals in connection with our planned production facilities that could require significant time and financial resources and delay our ability to operate these facilities, which would adversely impact our business, prospects, financial condition and operating results.

We intend to retain certain personal information about our customers, employees or others and may be subject to various privacy laws.

We plan to collect, store, transmit and otherwise process data from customers, employees and others as part of our business and operations, which may include personal data or confidential or proprietary information. We also work with partners and third-party service providers or vendors that collect, store and process such data on our behalf and in connection with our ZEVs. There can be no assurance that any security measures that we or our third-party service providers or vendors have implemented will be effective against current or future security threats. If a compromise of data were to occur, we may become liable under our contracts with other parties and under applicable law for damages and incur penalties and other costs to respond to, investigate and remedy such an incident. Our systems, networks and physical facilities could be breached or personal information could otherwise be compromised due to employee error or malfeasance, if, for example, third parties attempt to fraudulently induce our employees or our customers to disclose information or user names and/or passwords. Third parties may also exploit vulnerabilities in, or obtain unauthorized access to, platforms, systems, networks and/or physical facilities utilized by our service providers and vendors.

We also intend to use our trucks’ electronic systems to log information about each vehicle’s use in order to aid us in vehicle diagnostics, repair and maintenance. Our customers may object to the use of this data, which may increase our vehicle maintenance costs and harm our business prospects. Possession and use of our customers’ information in conducting our business may subject us to legislative and regulatory burdens in the United States and the European Union that could require notification of data breaches, restrict our use of such information and hinder our ability to acquire new customers or market to existing customers. The regulatory framework for data privacy and security is rapidly evolving, and we may not be able to monitor and react to all developments in a timely manner. As legislation continues to develop, we will likely be required to expend significant additional resources to continue to modify or enhance our protective measures and internal processes to comply with such legislation. Non-compliance or a major breach of our network security and systems could have serious negative consequences for our business and future prospects, including possible fines, penalties and damages, reduced customer demand for our vehicles, and harm to our reputation and brand.

We may not have adequate insurance coverage. The successful assertion of one or more large claims against us that exceeds our available insurance coverage, or results in changes to our insurance policies (including premium increases or the imposition of large deductible or co-insurance requirements), could have an adverse effect on our business. In addition, we cannot be sure that our existing insurance coverage will continue to be available on acceptable terms or that our insurers will not deny coverage as to any future claim.

We are subject to evolving laws, regulations, standards, policies, and contractual obligations related to data privacy and security regulations, and our actual or perceived failure to comply with such obligations could harm our reputation, subject us to significant fines and liability, or otherwise adversely affect our business.

We are subject to or affected by a number of federal, state and local laws and regulations, as well as contractual obligations and industry standards, that impose certain obligations and restrictions with respect to data privacy and security, and govern our collection, storage, retention, protection, use, processing, transmission, sharing and disclosure of personal information including that of our employees, customers and others. Most jurisdictions have enacted laws requiring companies to notify individuals, regulatory authorities and others of security breaches involving certain types of data. Such laws may be inconsistent or may change or additional laws may be adopted. In addition, our agreements with certain customers may require us to notify them in the event of a security breach. Such mandatory disclosures are costly, could lead to negative publicity, result in penalties or fines, result in litigation, may cause our customers to lose confidence in the effectiveness of our security measures and require us to expend significant capital and other resources to respond to and/or alleviate problems caused by the actual or perceived security breach.

The global data protection landscape is rapidly evolving, and implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future. We may not be able to monitor and react to all developments in a timely manner. For example, California adopted the California Consumer Privacy Act, or CCPA, which became effective in January 2020. The CCPA establishes a privacy framework for covered businesses, including an expansive definition of personal information and data privacy rights for California residents. The CCPA includes a framework with potentially severe statutory damages and private rights of action. The CCPA requires covered businesses to provide new disclosures to California residents, provide them new ways to opt-out of certain disclosures of personal information, and allow for a new cause of action for data breaches. As we expand our operations, the CCPA may increase our compliance costs and potential liability. Some observers have noted that the CCPA could mark the beginning of a trend toward more stringent privacy legislation in the United States. Other states have begun to propose similar laws. Compliance with any applicable privacy and data security laws and regulations is a rigorous and time-intensive process, and we may be required to put in place additional mechanisms to comply with such laws and regulations.

The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on our business, prospects, financial condition and operating results.

Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of the electric vehicle or other reasons may result in the diminished competitiveness of the alternative fuel and electric vehicle industry generally. This could materially and adversely affect the growth of the alternative fuel automobile markets and our business, prospects, financial condition and operating results.

While certain tax credits and other incentives for alternative energy production, alternative fuel and electric vehicles have been available in the past, there is no guarantee these programs will be available in the future. If current tax incentives are not available in the future, our financial position could be harmed. As federal, state, or local legislation related to alternative fuel and electric vehicles or data protection continues to develop, we will likely be required to expend significant additional resources to continue to modify or enhance our products, protective measures and internal processes to comply with such legislation.

In particular, we are influenced by federal, state and local tax credits, rebates, grants and other government programs. These include various government programs such as LCFS programs, which encourage low carbon “compliant” transportation fuels (including CNG) in the California or Oregon marketplaces by allowing producers of these fuels to generate LCFS Credits that can be sold to noncompliant regulated parties. Additionally, we are influenced by laws, rules and regulations requiring or incentivizing reductions in emissions of greenhouse gases or other pollutants from internal combustion engines or requiring or incentivizing manufacturers to offer for sale increasing numbers of ZEVs. Lawmakers, regulators, policymakers, environmental or advocacy organizations, OEMs, trade groups, suppliers or other groups may invest significant time and money in efforts to delay, repeal or otherwise negatively influence regulations and programs that promote electric vehicles. Many of these parties have substantially greater resources and influence than we do. Further, changes in federal, state or local political, social or economic conditions, including a lack of legislative focus on these programs and regulations, could result in their modification, delayed adoption or repeal. Any failure to adopt, delay in implementation, expiration, repeal or modification of these programs and regulations, or the adoption of any programs or regulations that encourage the use of other alternative fuels or alternative vehicles over electric vehicles, would reduce the market for electrified powertrains or ZEVs and harm our operating results, liquidity and financial condition. For instance, California lawmakers and regulators have implemented various measures designed to increase the use of electric, hydrogen and other zero-emission vehicles, including establishing firm goals for the number of these vehicles offered for sale or operated within the state by specified dates and enacting various laws and other programs in support of these goals. Although the influence and applicability of these or similar measures on our business and electrified powertrain and ZEV adoption in general remains uncertain, a reduction in focus by these groups on, or loss of legal authority to incentivize or require the sale of, ZEVs or vehicles with an overall net carbon negative emissions profile, could adversely affect the market for our electrified powertrain solutions. The state of California’s legal authority to develop and implement greenhouse gas emission standards is currently the subject of legal challenges, and the authority of California to implement and enforce GHG emission standards for vehicles and engines in the future is uncertain. If these economic incentives or regulatory programs are reduced or eliminated, there could be a reduction in demand for our electrified powertrain solutions, which could have a material adverse effect on our business, prospects, financial condition and operating results.

We may not be able to obtain or agree on acceptable terms and conditions for all or a significant portion of the government grants, loans and other incentives for which we may apply. As a result, our business and prospects may be adversely affected.

We anticipate applying for federal and state grants, loans and tax incentives under government programs designed to stimulate the economy and support the production of alternative fuel and electric vehicles and related technologies. We anticipate that in the future there will be new opportunities for us to apply for grants, loans and other incentives from the United States, state and foreign governments. Our ability to obtain funds or incentives from government sources is subject to the availability of funds under applicable government programs and approval of our applications to participate in such programs. The application process for these funds and other incentives will likely be highly competitive. We cannot assure you that we will be successful in obtaining any of these additional grants, loans and other incentives. If we are not successful in obtaining any of these additional incentives and we are unable to find alternative sources of funding to meet our planned capital needs, our business and prospects could be materially adversely affected.

We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may own or obtain patents, trademarks or other proprietary rights that would prevent or limit our ability to make, use, develop or sell our electric powertrains, which could make it more difficult for us to operate our business. We may receive inquiries from patent or trademark owners inquiring whether we infringe their proprietary rights. Companies owning patents or other intellectual property rights relating to electric powertrains may allege infringement of such rights. In response to a determination that we have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

•	cease development, sales, or use of electric powertrains that incorporate the asserted intellectual property;

•	pay substantial damages;

•	obtain a license from the owner of the asserted intellectual property right, which license may not be available on reasonable terms or at all; or

•	redesign one or more aspects or systems of our powertrains.

A successful claim of infringement against us could materially adversely affect our business, prospects, operating results and financial condition. Any litigation or claims, whether valid or invalid, could result in substantial costs and diversion of resources.

We also plan to license patents and other intellectual property from third parties, including suppliers and service providers, and we may face claims that our use of this in-licensed technology infringes the intellectual property rights of others. In such cases, we will seek indemnification from our licensors. However, our rights to indemnification may be unavailable or insufficient to cover our costs and losses.

Our business may be adversely affected if we are unable to protect our intellectual property rights from unauthorized use by third parties.

Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue which would adversely affect our business, prospects, financial condition and operating results. Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we will rely on a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyright, trademarks, intellectual property licenses and other contractual rights to establish and protect our rights in our technology.

The protection of our intellectual property rights will be important to our future business opportunities. However, the measures we take to protect our intellectual property from unauthorized use by others may not be effective for various reasons, including the following:

•	any patent applications we submit may not result in the issuance of patents (and patents have not yet been issued to us based on our pending applications);

•	the scope of our issued patents may not be broad enough to protect our proprietary rights;

•	our issued patents may be challenged and/or invalidated by our competitors;

•	our employees or business partners may breach their confidentiality, non-disclosure and non-use obligations to us;

•	the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make aggressive enforcement impracticable;

•	our employees or business partners may breach their confidentiality, non-disclosure and non-use obligations to us;

•	third-parties may independently develop technologies that are the same or similar to our;

•	current and future competitors may circumvent our patents; and

•	our in-licensed patents may be invalidated, or the owners of these patents may breach our license arrangements.

Patent, trademark, and trade secret laws vary significantly throughout the world. Some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Further, policing the unauthorized use of our intellectual property in foreign jurisdictions may be difficult. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the United States.

Also, while we have registered trademarks in an effort to protect our investment in our brand and goodwill with customers, competitors may challenge the validity of those trademarks and other brand names in which we have invested. Such challenges can be expensive and may adversely affect our ability to maintain the goodwill gained in connection with a particular trademark.

Our patent applications may not issue as patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

We cannot be certain that we are the first inventor of the subject matter to which we have filed a particular patent application, or if we are the first party to file such a patent application. If another party has filed a patent application to the same subject matter as we have, we may not be entitled to the protection sought by the patent application. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, we cannot be sure that patents will be granted with respect to any of our pending patent applications or with respect to any patent applications we may own or license in the future, nor can we be sure that any of our existing patents or any patents we may own or license in the future will be useful in protecting our technology. In addition, our competitors may design around our issued patents, which may adversely affect our business, prospects, financial condition or operating results.

Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of our management’s time may be devoted to these activities which will result in less time being devoted to the management and growth of Lightning eMotors. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies in the U.S. We are in the process of upgrading our finance and accounting systems to an enterprise system suitable for a public company, and a delay could impact our ability or prevent us from timely reporting our operating results, timely filing required reports with the SEC and complying with Section 404 of the Sarbanes-Oxley Act. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. We are in the process of expanding our employee base and hiring additional employees to support our operations as a public company, which will increase our operating costs in future periods.

We will incur increased costs as a result of operating as a public company, and our management will devote substantial time to new compliance initiatives.

As a public company, we are incurring significant legal, accounting and other expenses that we did not incur as a private company, and these expenses may increase even more after we are no longer an emerging growth company, as defined in Section 2(a) of the Securities Act. As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and NYSE. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, we expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. The increased costs will increase our net loss. For example, these rules and regulations will make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The automotive market is highly competitive, and we may not be successful in competing in this industry.

We face intense competition in bringing our ZEVs to market. Both the automobile industry generally, and the ZEV segment in particular, are highly competitive, and we will be competing for sales with both ZEV manufacturers and traditional automotive companies. Many of our current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products, including their ZEVs. Additionally, our competitors also have greater name recognition, longer operating histories, larger sales forces, broader customer and industry relationships and other resources than we do. These competitors also compete with us in recruiting and retaining qualified research and development, sales, marketing and management personnel, as well as in acquiring technologies complementary to, or necessary for, our ZEVs. Additional mergers and acquisitions may result in even more resources being concentrated in our competitors. There are no assurances that customers will choose our ZEVs over those of our competitors, or over internal combustion engines vehicles. We expect additional competitors to enter the industry as well.

We expect competition in our industry to intensify from our existing and future competitors in the future in light of increased demand and regulatory push for alternative fuel and ZEVs.

If the market for ZEVs does not develop as we expect or develops more slowly than we expect, our business, prospects, financial condition and operating results will be adversely affected.

Our growth is highly dependent upon the adoption by consumers of ZEVs. The target demographics for our ZEVs are highly competitive. If the market for ZEVs does not develop at the rate or in the manner or to the extent that we expect, our business, prospects, financial condition and operating results will be harmed. The market for alternative fuels, hybrid and ZEVs is new and untested and is characterized by rapidly changing technologies, price competition, numerous competitors, evolving government regulation and incentives, industry standards and uncertain customer demands and behaviors.

The market for alternative fuel vehicles is rapidly evolving and as a result, the market for our ZEVs could be affected by numerous factors, such as:

•	perceptions about ZEV features, quality, safety, performance and cost;

•	perceptions about the limited range over which ZEVs may be driven on a single battery charge;

•	competition, including from other types of alternative fuel vehicles, plug-in hybrid ZEVs and high fuel-economy internal combustion engine vehicles;

•	fuel prices, including volatility in the cost of fossil fuels;

•	the timing of adoption and implementation of fully autonomous vehicles;

•	government regulations and economic incentives;

•	access to charging facilities and related infrastructure costs and standardization of ZEV charging systems;

•	electric grid capacity and reliability; and

•	macroeconomic factors.

Our employees and independent contractors may engage in misconduct or other improper activities, which could have an adverse effect on our business, prospects, financial condition and operating results.

We are exposed to the risk that our employees and independent contractors may engage in misconduct or other illegal activity. Misconduct by these parties could include intentional, reckless or negligent conduct or other activities that violate laws and regulations, including production standards, U.S. federal and state fraud, abuse, data privacy and security laws, other similar non-U.S. laws or laws that require the true, complete and accurate reporting of financial information or data. It is not always possible to identify and deter misconduct by employees and other third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. In addition, we are subject to the risk that a person or government could allege such fraud or other misconduct, even if none occurred. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, prospects, financial condition and operating results, including, without limitation, the imposition of significant civil, criminal and administrative penalties, damages, monetary fines, disgorgement, integrity oversight and reporting obligations to resolve allegations of non-compliance, imprisonment, other sanctions, contractual damages, reputational harm, diminished profits and future earnings and curtailment of our operations, any of which could adversely affect our business, prospects, financial condition and operating results.

We may become subject to product liability claims, including possible class action and derivative lawsuits, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

Product liability claims, even those without merit or those that do not involve our ZEVs, could harm our business, prospects, financial condition and operating results. The automobile industry in particular experiences significant product liability claims, and we face inherent risk of exposure to claims in the event our ZEVs do not perform or are claimed to not have performed as expected. As is true for other ZEV suppliers, we expect in the future that our ZEVs will be involved in crashes resulting in death or personal injury. Additionally, product liability claims that affect our competitors or suppliers may cause indirect adverse publicity for us and our ZEVs.

A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim against us or our competitors could generate substantial negative publicity about our ZEVs and business and could have a material adverse effect on our brand, business, prospects, financial condition and operating results. We may self-insure against the risk of product liability claims for vehicle exposure, meaning that any product liability claims will likely have to be paid from company funds, not by insurance.

Our business may be adversely affected by labor and union activities.

Although none of our employees are currently represented by a labor union, it is common throughout the automobile industry generally for many employees at automobile companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. We may also directly and indirectly depend upon other companies with unionized work forces, such as our manufacturing partners, parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could have a material adverse impact on our business, financial condition or operating results.

We are subject to U.S. and foreign anti-corruption and anti-money laundering laws and regulations. We can face criminal liability and other serious consequences for violations, which can harm our business.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act and possibly other anti-bribery and anti-money laundering laws in countries in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, agents, contractors and other collaborators from authorizing, promising, offering or providing, directly or indirectly, improper payments or anything else of value to recipients in the public or private sector. We can be held liable for the corrupt or other illegal activities of our employees, agents, contractors and other collaborators, even if we do not explicitly authorize or have actual knowledge of such activities. Any violations of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm and other consequences.

Risks Related to Ownership of Our Common Stock

Concentration of ownership among our existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

Our officers, directors and their affiliates beneficially own approximately     % of our Common Stock. As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of the Second Amended and Restated Certificate of Incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our company or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

We do not expect to declare any dividends in the foreseeable future.

We do not anticipate declaring any cash dividends to holders of our Common Stock in the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

If we do not file and maintain a current and effective prospectus relating to the Common Stock issuable upon exercise of the warrants, holders will only be able to exercise such warrants on a “cashless basis.”

If we do not file and maintain a current and effective prospectus relating to the Common Stock issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of Common Stock that holders will receive upon exercise of the warrants will be fewer than it would have been had such holder exercised its warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the Common Stock issuable upon exercise of the warrants is available. Under the terms of the Amended and Restated Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to file and maintain a current and effective prospectus relating to the Common Stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are not able to do so, the potential “upside” of the holder’s investment in Lightning eMotorsmay be reduced or the warrants may expire worthless.

There is no guarantee that the warrants will ever be in the money, and they may expire worthless and the terms of warrants may be amended.

The exercise price for the warrants is $11.50 per share of Common Stock. There is no guarantee that the warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

In addition, the warrants were issued in registered form under the Amended and Restated Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Amended and Restated Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding warrants to make any other change. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding warrants approve of such amendment. Although ourability to amend the terms of the warrants with the consent of at least 50% of the then outstanding warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares and their respective affiliates and associates have of Common Stock purchasable upon exercise of a warrant.

Warrants will become exercisable for our Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

The Public Warrants issued as part of our IPO are exercisable for 14,999,970 shares of Common Stock at $11.50 per share. We also issued the Convertible Note Warrants to purchase up to 8,695,652 shares of Common Stock for a per share exercise price of $11.50. The additional shares of Common Stock issued upon exercise of our warrants will result in dilution to the then existing holders of Common Stock of the Company and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Stock.

The Company has no obligation to net cash settle the warrants.

In no event will the Company have any obligation to net cash settle the warrants. Furthermore, there are no contractual penalties for failure to deliver securities to the holders of the warrants upon exercise of the warrants. Accordingly, the warrants may expire worthless.

Our ability to be successful will be totally dependent upon the efforts of our key personnel. While we intend to closely scrutinize any individuals we engage, we cannot assure you that our assessment of these individuals will prove to be correct.

It is possible that we will lose some key personnel, the loss of which could negatively impact our operations and profitability. While we intend to closely scrutinize any individuals we engage, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect its operations.

A market for the Company’s securities may not continue, which would adversely affect the liquidity and price of its securities.

The price of Lightning eMotors’ securities may fluctuate significantly due to general market and economic conditions. An active trading market for the Company’s securities may not be sustained. In addition, the price of Lightning eMotors’ securities can vary due to general economic conditions and forecasts, Lightning eMotors’ general business condition and the release of Lightning eMotors’ financial reports. Additionally, if Lightning eMotors’ securities are not listed on, or become delisted from, the NYSE for any reason, and are quoted on the OTC Bulletin Board (an inter-dealer automated quotation system for equity securities that is not a national securities exchange) or Lightning eMotors’ securities are not listed on the NYSE and are quoted on the OTC Bulletin Board, the liquidity and price of Lightning eMotors’ securities may be more limited than if Lightning eMotors’ securities were quoted or listed on the NYSE or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If we fail to introduce or acquire new products or services that achieve broad market acceptance on a timely basis, or if its products or services are not adopted as expected, we will not be able to compete effectively.

We operate in a highly competitive, quickly changing environment, and our future success depends on our ability to develop or acquire, and introduce new products and services that achieve broad market acceptance. Our ability to successfully introduce and market new products is unproven. Because we have a limited operating history and the market for our products, including newly acquired or developed products, is rapidly evolving, it is difficult to predict our operating results, particularly with respect to any new products that we may introduce. Our success will depend in large part upon our ability to identify demand trends in the market in which we operate and quickly develop or acquire, and design, manufacture and sell, products and services that satisfy these demands in a cost-effective manner.

In order to differentiate our products and services from competitors’ products, we need to increase focus and capital investment in research and development, including software development. If any products currently sold by, and services offered by, us do not continue, or if our new products or services fail to achieve widespread market acceptance, or if we are unsuccessful in capitalizing on opportunities in the market in which we operate, our future growth may be slowed and its business, results of operations and financial condition could be materially adversely affected. Successfully predicting demand trends is difficult, and it is very difficult to predict the effect that introducing a new product or service will have on existing product or service sales. It is possible that we may not be successful with our new products and services, and as a result our future growth may be slowed and our business, results of operations and financial condition could be materially adversely affected. Also, we may not be able to respond effectively to new product or service announcements by competitors by quickly introducing competitive products and services.

In addition, we may acquire companies and technologies in the future. In these circumstances, we may not be able to successfully manage integration of the new product and service lines with our existing suite of products and services. If we are unable to effectively and successfully further develop these new product and service lines, we may not be able to increase or maintain sales, and our gross margin may be adversely affected.

Furthermore, the success of our new products will depend on several factors, including, but not limited to, market demand costs, timely completion and introduction of these products, prompt resolution of any defects or bugs in these products, our ability to support these products, differentiation of new products from those of our competitors, market acceptance of these products, delays and quality issues in releasing new products and services. The occurrence of one or more of the foregoing factors may result in lower quarterly revenue than expected, and we may in the future experience product or service introductions that fall short of its projected rates of market adoption.

If our products fail to achieve and sustain sufficient market acceptance, our revenue will be adversely affected.

Our success will depend on our ability to develop and market products that are recognized and accepted as reliable, enabling and cost-effective. Some potential customers may already use products similar to what we currently offer and similar to what we may offer in the future and may be reluctant to replace those products with what we currently offer or which wemay offer in the future. Market acceptance of our products and technology will depend on many factors, including our ability to convince potential customers that our products and technology are an attractive alternative to existing products and technology. Prior to adopting our products and technology, some potential customers may need to devote time and effort to testing and validating our systems. Any failure of our systems to meet these customer benchmarks could result in potential customers choosing to retain their existing systems or to purchase systems other than ours.

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of the Company’s securities may decline.

Fluctuations in the price of our securities could contribute to the loss of all or part of your investment. The trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in Lightning eMotors’ securities and Lightning eMotors’ securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Lightning eMotors’ securities may not recover and may experience a further decline.

Factors affecting the trading price of Lightning eMotors’ securities include:

•	actual or anticipated fluctuations in Lightning eMotors’ quarterly financial results or the quarterly financial results of companies perceived to be similar to Lightning eMotors;

•	changes in the market’s expectations about Lightning eMotors’ operating results;

•	success of competitors;

•	Lightning eMotors’ operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning Lightning eMotors or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to Lightning eMotors’;

•	Lightning eMotors’ ability to market new and enhanced services and products on a timely basis;

•	changes in laws and regulations affecting Lightning eMotors’ business;

•	commencement of, or involvement in, litigation involving Lightning eMotors;

•	changes in Lightning eMotors’ capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of Lightning eMotors’ securities available for public sale;

•	any major change in the board or management;

•	sales of substantial amounts of Common Stock by Lightning eMotors’ directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of Lightning eMotors’ securities irrespective of its operating performance. The stock market in general and the NYSE have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of Lightning eMotors’ securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to Lightning eMotors could depress our stock price regardless of our business, prospects, financial condition or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

If securities or industry analysts cease publishing research or reports about Lightning eMotors, our business, or our market, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about Lightning eMotors, our business, our market, or our competitors. If any of the analysts who cover Lightning eMotors, change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst who cover Lightning eMotors were to cease coverage of Lightning eMotors or fail to regularly publish reports on it, Lightning eMotors could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

The future sales of shares by existing stockholders may adversely affect the market price of our Common Stock.

Sales of a substantial number of shares of our Common Stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our Common Stock in the public market, the market price of our Common Stock could decline.

Resales of the shares of Common Stock included in the Merger Consideration could depress the market price of our Common Stock.

There were approximately 73.2 million shares of Common Stock outstanding immediately following the Business Combination, and there may be a large number of shares of Common Stock sold in the market following the completion of the Business Combination. The shares held by the Company’s public stockholders are freely tradable, and the shares of Common Stock held by the PIPE Investor will be freely tradable following effectiveness of this registration statement. In addition, we are registering the resale of shares of some of the shares of Common Stock issued as Merger Consideration, which shares will become available for resale following the expiration of any applicable lockup period, as well as the shares of Common Stock into which the Convertible Notes will convert and are issuable upon exercise of the Convertible Note Warrants. We also expect that Rule 144 will become available for the resale of shares of our Common Stock that are not registered for resale beginning on May 12, 2022. Such sales of shares of Common Stock or the perception of such sales may depress the market price of our Common Stock.

Wes may redeem the unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private placement warrants and warrants underlying the units issuable upon conversion of working capital loan will be redeemable by Lightning eMotors so long as they are held by their initial purchasers or their permitted transferees.

Anti-takeover provisions contained in our Second Amended and Restated Certificate of Incorporation as well as provisions of Delaware law, could impair a takeover attempt.

Our Second Amended and Restated Certificate of Incorporation containa provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Lightning eMotors is also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions will include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Board;

•

the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders; and

•

the requirement that a meeting of stockholders may only be called by members of our Board or the stockholders holding a majority of our shares, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

These provisions, alone or together, could delay hostile takeovers and changes in control of Lightning eMotors or changes in our Board and management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of our outstanding Common Stock from engaging in certain business combinations without approval of the holders of substantially all of Lightning eMotors Common Stock. Any provision of the Second Amended and Restated Certificate of Incorporation or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock and could also affect the price that some investors are willing to pay for our Common Stock.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We currently qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including: (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of SOX; (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden  parachute voting requirements; and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year: (a) following May 18, 2025, the fifth anniversary of our IPO; (b) in which we have total annual gross revenue of at least $1.07 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our Common Stock less attractive because we rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of SOX, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. To comply with the requirements of being a public company, we will be required to provide management’s assessment on internal controls commencing with the annual report for fiscal year ended December 31, 2021, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of SOX are significantly more stringent than those required of a privately held company. Further, as an emerging growth company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which our controls are documented, designed or operating.

Testing and maintaining these controls can divert our management’s attention from other matters that are important to the operation of our business. If we identify material weaknesses in our internal control over financial reporting or are unable to comply with the requirements of Section 404 or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when we no longer qualify as an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect the Company’s business, investments and results of operations.

The Company is subject to laws, regulations and rules enacted by national, regional and local governments. In particular, the Company is required to comply with certain SEC, NYSE and other legal or regulatory requirements, including the NYSE upon the transfer of its listing. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations and rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on the Company’s business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations and rules, as interpreted and applied, could have a material adverse effect on the Company’s business and results of operations.

We are in the process of registering the shares of Common Stock issuable upon exercise of our warrants under the Securities Act or any state securities laws at this time, and such registration may not be effective when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

We are in the process of registering the shares of Common Stock issuable upon exercise of the warrants under the Securities Act and applicable state securities laws. The Amended and Restated Warrant Agreement provides that within 15 business days after the closing of the Business Combination, we will use our best efforts to file with the SEC a registration statement for the registration under the Securities Act of the shares of Common Stock issuable upon exercise of the warrants and thereafter will use our best efforts to cause the same to become effective and to maintain a current prospectus relating to the Common Stock issuable upon exercise of the public warrants, until the expiration of the public warrants in accordance with the provisions of the Amended and

Restated Warrant Agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the public warrants are not registered under the Securities Act, we will be required to permit holders to exercise their public warrants on a cashless basis. However, no public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from registration is available. Notwithstanding the above, if our Common Stock is at the time of any exercise of a public warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any public warrant, or issue securities or other compensation in exchange for the public warrants in the event that we are unable to register or qualify the shares underlying the public warrants under applicable state securities laws and there is no exemption available. If the issuance of the shares upon exercise of the public warrants is not so registered or qualified or exempt from registration or qualification, the holder of such public warrant shall not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In such event, holders who acquired their public warrants as part of a purchase of public units will have paid the full unit purchase price solely for the shares of Common Stock included in the public units. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. We will use our best efforts to register or qualify such shares of Common Stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in the IPO. However, there may be instances in which holders of our public warrants may be unable to exercise such public warrants but holders of our private warrants may be able to exercise such private warrants.

Our Second Amended and Restated Certificate of Incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America is the sole and exclusive forums for substantially all disputes between Lightning eMotors and its stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with Lightning eMotors or its directors, officers, or employees.

Our Second Amended and Restated Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Second Amended and Restated Certificate of Incorporation. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, or employees which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. However, there is no assurance that a court would enforce the choice of forum provision contained in our Second Amended and Restated Certificate of Incorporation. If a court were to find such provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our Second Amended and Restated Certificate of Incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning Lightning eMotors’ industry and the markets in which it operates, including its general expectations and market position, market opportunity and market size is based on management estimates and information from various sources including independent industry publications, market research studies and security analysts’ reports. While Lightning eMotors believes its business projections are sound, they are subject to its management’s assumptions and other limitations and may prove inaccurate.

USE OF PROCEEDS

All the securities offered in this prospectus are being sold by the selling securityholders. We will not receive any proceeds from the sale of securities by the selling stockholders. We expect to use the proceeds received from the exercise of the warrants, if any, for working capital and general corporate purposes.

MARKET PRICE OF OUR SECURITIES

Our Common Stock and warrants are listed on the NYSE under the symbols “ZEV” and “ZEV.WS”, respectively.

The following table includes the high and low bid prices for our Common Stock and warrants for the periods presented.

	Common Stock (ZEV f/k/a GIX)				Warrants (ZEV.WS f/k/a GIX.WS)
	High		Low		High		Low
Year ended December 31, 2020:
	$		$		$		$
Quarter ended September 30, 2020(1)		$10.15		$9.794		$2.83		$0.3777
Quarter ended December 31, 2020		$15.86		$9.83		$4.20		$0.49
Year ending December 31, 2021:
Quarter ended March 31, 2021		$17.36		$10.13		$4.79		$2.11
Quarter ending June 30, 2021(2)		$10.99		$5.844		$2.50		$1.10

(1)	Commencing on July 2, 2020.
(2)	Through June 18, 2021.

DIVIDEND POLICY

We have not paid any cash dividends on our Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board at such time. Our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL AND OTHER DATA OF LIGHTNING SYSTEMS, INC.

The following table sets forth summary historical financial information for Lightning Systems, Inc. prior to the completion of the Business Combination, as of March 31, 2021 and for the years ended December 31, 2020 and 2019. Such information for Lightning Systems, Inc. as of March 31, 2021 and for the years ended December 31, 2020 and 2019 have been derived from the audited consolidated financial statements of Lightning Systems, Inc., as included elsewhere in this prospectus. Lightning eMotors’ historical results are not necessarily indicative of the results to be expected in any future period. The information below is only a summary and should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in Lightning eMotors’ consolidated financial statements and the related notes, included elsewhere in this prospectus.

Statements of Operations Data:

	Three Months Ended March 31, 2021	Year Ended December 31, 2020	Year Ended December 31, 2019
	(Unaudited)
($ in thousands)
Revenue	$4,591	$9,088	$3,164
Gross loss	$(727)	$(1,999)	$(1,069)
Loss from operations	$(5,295)	$(13,759)	$(9,165)
Net loss	$(27,436)	$(37,653)	$(9,690)

	As of March 31, 2021	As of December 31, 2020	As of December 31, 2019
	(Unaudited)
($ in thousand)
Balance Sheet Data:
Cash and cash equivalents	$1,774	$460	$1,297
Total assets	$30,351	$24,865	$9,778
Total current liabilities	$67,784	$42,646	$6,072
Total liabilities	$77,161	$51,560	$9,408
Total shareholders’ deficit	$(96,892)	$(69,967)	$(37,612)

SELECTED HISTORICAL FINANCIAL INFORMATION OF GIGCAPITAL3, INC.

The following table contains summary historical financial data for GigCapital3 as of March 31, 2021 and December 31, 2020, for the three months ended March 31, 2021, and for the period from February 3, 2020 (inception) through December 31, 2020. Such information for the three months ended March 31, 2021 have been derived from the unaudited condensed financial statements of GigCapital3.Such information for the period from February 3, 2020 (inception) through December 31, 2020 have been derived from the audited financial statements of GigCapital3. The information below is only a summary and should be read in conjunction with GigCapital3’s financial statements, and the notes and schedules related thereto, which are included elsewhere in this prospectus.

	As of March 31, 2021	As of December 31, 2020
($ in thousand)
Balance Sheet Data:
Working capital deficit	$(1,568)	$(576)
Cash and cash equivalents	$426	$1,170
Cash and marketable securities held in Trust Account	$202,034	$202,029
Total assets	$202,756	$203,394
Total liabilities	$11,702	$12,235
Common stock subject to possible redemption	$186,054	$186,159
Stockholders’ equity	$5,000	$5,000

	Quarter ended March 31, 2021	Period from February 3, 2020 (Date of Inception) through December 31, 2020
($ in thousand, except share and per share amounts)
Statements of Operations Data:
Revenue	$—	$—
Loss from operations	$(1,021)	$(2,760)
Interest income	$5	$44
Net loss	$(105)	$(2,729)
Basic and diluted net loss per share	$(0.01)	$(0.44)
Weighted average shares outstanding excluding shares subject to possible redemption—basic and diluted	7,452,055	6,247,527

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

As a result of the completion of the Business Combination, the financial statements of Lightning Systems, Inc. are now the financial statements of Lightning eMotors, Inc. Thus, the following discussion and analysis should be read in conjunction with the consolidated financial statements and related notes of Lightning Systems included elsewhere in this filing. As of March 31, 2021, Lightning Systems, Inc. was a private company and this Management’s Discussion and Analysis does not give effect to the closing of the Business Combination. This discussion contains forward-looking statements reflecting Lightning eMotors’ current expectations, estimates, plans and assumptions concerning events and financial trends that involve risks and may affect Lightning eMotors’ future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in this prospectus in the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors,” beginning on pages 1 and 7, respectively.”

Overview

Lightning Systems, which also does business as Lightning eMotors, is a leading electric vehicle designer and manufacturer, providing complete electrification solutions for commercial fleets – from Class 3 cargo and passenger vans to Class 6 work trucks, Class 7 city buses, and Class A motor coaches which we believe represents a significant total addressable market of approximately $67 billion. Lightning Systems is committed to eradicating commercial fleet emissions, the main cause of urban air pollution, by providing zero emission Class 3 to 7 Battery Electric Vehicles, Fuel Cell Electric Vehicles and charging infrastructure solutions to commercial fleet customers. Our ongoing focus has been on reducing emissions and improving energy efficiency. As of the date of this Amended Current Report on Form 8-K/A, Lightning Systems is the market leader in the Class 3 to Class 6 Electric Vehicles (“EV”) segment, with 31 vehicles and 1 powertrain kit sold in the first quarter of 2021 compared to 1 vehicle and 5 powertrain kits sold in the first quarter of 2020. Lightning Systems sold 9 Class 3, 17 Class 4, and 5 Class 5 vehicles during the first quarter. We believe that Lightning Systems is the only company in the United States that has delivered fully functional Class 3 to 7 EV’s to end customers that are in use today, with 129 units sold by us since 2019.

We started in 2008 as a manufacturer of hybrid systems for commercial vehicles. In 2017, realizing that hybrid solutions did not adequately address the growing issue of urban air pollution from commercial vehicle fleets, we directed our efforts to focus exclusively on the attractive market opportunity in Zero Emission Vehicles (“ZEV”). We leveraged nearly 10 years of unparalleled knowledge developing and implementing hybrid commercial vehicles to successfully adapt to zero emission vehicles. As of the date of this Amended Current Report on Form 8-K/A, all Lightning eMotors platforms currently in production have been fully certified as zero emission vehicles by the California Air Resource Board, the clean air agency that defines vehicle emissions standards. We currently maintain 6 Executive Orders, which is a requirement to sell ZEV vehicles in California as well as various other states.

We believe we are the only full-range manufacturer of Class 3 to 7 Battery electric Vehicles (“BEV”) and Fuel Cell Electric Vehicles (“FCEV”) in the United States and provide end-to-end electrification solutions including advanced analytics software, mobile charging solutions, or Energy-as-a-Service, and financing which we refer to as EV-as-a-Service for custom fleet vehicles. We combine an internally developed, proprietary, optimized modular software with Lightning eMotors hardware designs that allow us to address the diverse opportunities in the markets in which we operate in a cost-effective manner with a significant time-to-market advantage. We have also built an extensive ecosystem of supply-chain partners and specialty vehicle partners which are instrumental to our growth. Lightning eMotors offers electric vehicles and powertrain solutions for 10 commercial vehicle markets including: school buses, transit buses, ambulances, motor coaches, delivery trucks, food trucks, utility trucks, refrigerated trucks, airport & campus shuttles and Recreational Vehicles (“RV”).”

Business Combination and Public Company Costs

Lightning Systems entered into the Business Combination Agreement with GigCapital3, Inc. (“GigCapital3”) and its wholly-owned subsidiary, Project Power Merger Sub, Inc. (“Merger Sub”), on December 10, 2020. Pursuant to the Business Combination Agreement, the stockholders of GigCapital3 approved the transaction on April 21, 2021, and the deal was consummated on May 6, 2021. As a result, Merger Sub, a newly formed subsidiary of GigCapital3, was merged with and into Lightning Systems and the separate corporate existence of Merger Sub ceased, and Lightning Systems continued as the Surviving Corporation of the Merger. Lightning Systems was deemed the accounting predecessor and the combined entity became the successor SEC registrant, meaning that Lightning Systems’ financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC.

The Business Combination was accounted for as a reverse recapitalization. Under this method of accounting, GigCapital3 was treated as the acquired company for financial statement reporting purposes. The most significant change in the successor’s future reported financial position and results is the increase in cash (as compared to Lightning Systems’ balance sheet at March 31, 2021) of approximately $268.3 million, after stockholder redemptions of $58.5 million permitted under the Business Combination Agreement and prior to the payment of non-recurring transaction costs and other payments that totaled approximately $51.5 million.

As a result of the Business Combination, GigCapital3 was renamed as Lightning eMotors, Inc., and Lightning Systems became a wholly-owned subsidiary of Lightning eMotors, Inc, which is a NYSE-listed company with its Common Stock registered under the Exchange Act. Lightning eMotors will be required to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Lightning eMotors expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Recent Developments and the Covid-19 Pandemic

On January 30, 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of COVID-19 have included restrictions on travel, quarantines in certain areas, work-from-home orders and forced closures for certain types of public places and businesses. COVID-19 and actions taken to mitigate its spread have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which Lightning Systems operates. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted to, among other provisions, provide emergency assistance for individuals, families and businesses affected by the COVID-19 pandemic.

As the COVID-19 pandemic continues, the extent of the impact to Lightning Systems’ business operating results, cash flows, liquidity and financial condition will be primarily driven by the severity and duration of the COVID-19 pandemic, the pandemic’s impact on the U.S. and global economies and the timing, scope and effectiveness of federal, state and local governmental responses to the pandemic. Those primary drivers are beyond Lightning Systems’ knowledge and control and, as a result, at this time, Lightning Systems is unable to predict the cumulative impact, both in terms of severity and duration, that the COVID-19 pandemic will have on Lightning Systems’ business, operating results, cash flows and financial condition, but such impact could be material if the current circumstances continue to exist for a prolonged period of time. Although Lightning Systems has made its best estimates based upon current information, actual results could materially differ from the estimates and assumptions developed by management. Accordingly, it is reasonably possible that the estimates made in the financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions, and if so, Lightning Systems may be subject to future impairment losses related to long-lived assets as well as changes to valuations.

Possible Impairments. No impairments were recorded for three months ended March 31, 2021 or 2020, as no triggering events or changes in circumstances had occurred as of such dates. However, due to significant uncertainty surrounding the continued effects of the COVID-19 pandemic, Lightning Systems’ results of operations, cash flows, and financial condition could be impacted, and the extent of such impact cannot be reasonably estimated.

Partial Shutdowns and Slow-Downs. Lightning Systems is adhering to CDC guidelines that oblige us to shut down any department in which an employee tests positive for COVID-19 for 14 days. In November 2020, Lightning Systems closed our material handling department for two weeks after an employee tested positive. We have also regularly had employees absent from work or working from home on suspected COVID-19 infections. While there have been cases of employees testing positive for COVID-9 in the three months ended March 31, 2021, this has not resulted in complete department shutdowns as in the past. The CDC guidelines offer three options for employers to follow when an employee tests positive for COVID-19: 1) a 14-day quarantine before returning to work; 2) a 10-day quarantine before returning to work if the employee is asymptomatic; and 3) a 7-day quarantine if the employee can provide a negative test result taken within 48 hours before returning to work. The Company is currently utilizing the 7-day quarantine.

Supply-Chain Delays. Also, as a result of the COVID-19 pandemic, we have been experiencing significant delivery delays from our suppliers since April 2020. Within our capital constraints, we increased our raw material inventories to attempt to manage and mitigate this risk. However, several key suppliers have informed us of delivery delays ranging from four to sixteen weeks, that have impacted production in the first quarter of 2021 and may affect the remainder of the year. Although we are working with our suppliers to minimize the impact, we expect supply chain delays will have a significant impact on our 2021 revenue and possibly thereafter.

Key Factors Affecting Operating Results

We believe that our performance and future success depend on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section of the Final Proxy Statement/Prospectus filed with the SEC on March 26, 2021 pursuant to Rule 424(b)(3) titled “Risk Factors.”

Commercial Launch of medium-duty trucks and other products

In 2020, Lightning Systems attained revenue commercialization of its ZEVs, with 72 customer-ordered Class 3 to Class 7 Commercial vehicles delivered during the year ended December 31, 2020. In the three months ended March 31, 2021 we delivered 31 Class 3 to 7 Commercial vehicles. We will require substantial additional capital to develop our products and services, including those for orders in our revenue backlog, fund the growth and scaling of our manufacturing facilities, and fund operations for the foreseeable future. Until we can generate sufficient cash flow from operations, we expect to finance our operations through a combination of merger proceeds from the Business Combination, the PIPE Investment, the Convertible Note Investment, secondary public offerings, debt financings, collaborations, and licensing arrangements. The amount and timing of our future funding requirements depend on many factors, including the pace and results of our development efforts and our ability to scale our operations. Any delays in the successful completion of our manufacturing facility will impact our ability to generate revenue.

Customer Demand

While still in early stages of commercialization, we have received significant interest from potential customers, and repeat orders from more than 10 commercial fleet customers. On March 31, 2021, and March 31, 2020, Lightning Systems’ had a backlog (as defined below) of 1,590 and 284, respectively, of electric commercial vehicles and electric powertrains.

Basis of Presentation

Currently, we conduct business through one operating segment, the zero-emission electric vehicle market. All long-lived assets are maintained in, and all losses are attributable to, the United States of America. See Note 2 in the unaudited financial statements attached to this Amended Current Report on Form 8-K/A as Exhibit 99.2 for more information about our operating segment.

Components of Results of Operations

Revenues

Our revenue generation has evolved over time along with our business model. During the three months ended March 31, 2021, revenue was derived from the installation and integration of all-electric powertrains within commercial vehicles, the sale of our all-electric powertrain kits, and the sales of chargers, an ancillary product. During the three-month ended March 31, 2020, our revenue was primarily derived from selling vehicles with our all-electric powertrains, telematics and analytic systems along with the sales of chargers.

We anticipate deriving future revenue from the following business lines.

•	Direct Sales of Commercial ZEVs: The sales of electric vehicles in Classes 3 to 7, and with all-electric powertrain kits for vehicles in Classes 3 to 7.

•

Systems for OEMs: The sales of electric powertrains to our OEM partners, including technology licenses, and training the OEM technicians how to install the powertrains within the OEMs’ manufacturing facilities.

•

Telematics Analytics: Our proprietary analytics platform, which is installed in each vehicle and powertrain sold, allows us to collect and optimize drive cycle and vehicle performance data. This data provides drivers and fleet operators meaningful real-time recommendations about how to improve vehicle performance, routes, and charging strategies. Our analytics offering will be offered on a subscription basis, with high uptake rates and very limited churn.

•

Energy-as-a-Service:  Lightning Systems, sells charging systems today and in the future, plans on owning and renting chargers to customers. The company will plan, build, and install charging infrastructure at a client’s location and will charge the customer on a recurring basis. This service will facilitate LCFS monetization, reduce customers upfront capital investment for charging, and deepen our customer’s relationship with both a vehicle and charging partnership.

•

EV-as-a-Service: For customers that are just entering the ZEV space, transitioning to ZEVs and building out a charging strategy can be quite complex. Lightning Systems, in the future, plans on offering EV-as-a-Service which will be a packaged offering that includes the vehicle, charging, maintenance, insurance, and ongoing support, for customers new to ZEV or those that desire a full-service solution. We believe this is an efficient way for customers to be early adopters of ZEVs and validate vehicle operating and total cost of ownership (“TCO”) benefits of ZEV without large upfront investments and infrastructure.

Cost of Revenues

Cost of revenues includes direct costs (parts, material, and labor), indirect manufacturing costs (manufacturing overhead, depreciation, plant operating lease expense, and rent), shipping, field services, and logistics costs, and provision for estimated warranty expenses.

Research and Development Expense

Research and development expenses consist primarily of costs incurred for the discovery and development of Lightning Systems’ electrified powertrain solutions and the production thereof, which principally include personnel-related expenses including salaries, benefits, travel and stock-based compensation, for personnel performing research and development activities and expenses related to materials and supplies.

Lightning Systems expects its research and development expense to increase for the foreseeable future as Lightning Systems continues to invest in research and development activities to achieve its operational and commercial goals.

Selling, General, and Administrative Expense

Selling, general, and administrative expenses consist of personnel-related expenses for Lightning Systems’ corporate, executive, engineering, finance, sales, marketing, program management support, and other administrative functions, expenses for outside professional services, including legal, audit and accounting services, as well as expenses for information technology, facilities, depreciation, amortization, travel, and sales and marketing costs. Personnel-related expenses consist of salaries, payroll taxes, benefits, and stock-based compensation.

Lightning Systems expects its selling, general, and administrative expenses to increase for the foreseeable future as Lightning Systems scales headcount and expenses with the growth of its business, buildout of the manufacturing facilities, refinement of its production processes, drive for productivity improvements, acquisition of new and retention of existing customers and the additional costs of a public company.

Interest Expense

Interest expense consists of interest paid on our notes payable and the amortization of debt issue costs, debt discounts attributable to the bifurcation of warrants issued, and a beneficial conversion feature embedded in certain convertible notes. The notes payable included, over the periods presented, a term loan and working capital facility, a facilities agreement, and various convertible notes payable, as described in more detail below. For a description and terms of the notes payable, see the financial statements and the related notes thereto attached to this Amended Current Report on Form 8-K/A as Exhibit 99.2.

Results of Operations

Three Months Ended March 31, 2021 Compare to the Three Months Ended March 31, 2020

The following table sets forth our historical operating results for the periods indicated:

	Three Months Ended March 31,		$ Change	% Change
	2021	2020
		(dollar amounts in thousands)
Revenues	$4,591	$695	$3,896	560.6%
Cost of revenues	5,318	852	4,466	524.2%

Gross loss	(727)	(157)	(570)	363.1%

Operating expenses
Research and development	648	243	405	166.7%
Selling, general, and administrative	3,920	2,249	1,671	74.3%

Total operating expenses	4,568	2,492	2,076	83.3%

Loss from operations	(5,295)	(2,649)	(2,646)	99.9%
Other expenses
Interest expense	1,611	334	1,277	382.3%
Loss (gain) from change in fair value of warrant liabilities	20,539	(166)	20,705	-12,472.9%
Other expense (income), net	(9)	(1)	(8)	800.0%

Total other expenses	22,141	167	21,974	13,158.1%

Net loss	$(27,436)	$(2,816)	$(24,620)	874.3%

Revenues

Our total revenue increased by $3.9 million, or 561%, from $0.7 million during the three months ended March 31, 2020 to $4.6 million during the three months ended March 31, 2021. The increase in the revenues was primarily due to the sale of 31 complete commercial electric vehicles and 1 powertrain kit during the three months ended March 31, 2021 as compared to the sale of 1 complete commercial electric vehicle and 5 powertrain kits during the three months ended March 31, 2020. In addition, the increase in revenues was partially offset by supply chain delays.

Cost of Revenues

Cost of revenues increased by $4.5 million, or 524%, from $0.9 million during the three months ended March 31, 2020 to $5.3 million during the three months ended March 31, 2021. The increase in the cost of revenues was primarily related to the increase in revenue during the three months ended March 31, 2021 and additional headcount to support the current period production, as compared to the prior year period in 2020, in addition to certain production inefficiencies related to supply chain delays

Research and Development

Research and development expenses increased by $0.4 million, or 167%, from $0.2 million during the three months ended March 31, 2020 to $0.6 million during the three months ended March 31, 2021. The increase was primarily due to an increase in our engineering headcount year-over-year, as we continue to advance the development and design of our vehicles, develop additional vehicle platform offerings and, refine and improve our production process, and test our in-house engineering capabilities.

Selling, General, and Administrative

Selling, general, and administrative expenses increased by $1.7 million or 74%, from $2.2 million during the three months ended March 31, 2020 to $3.9 million during the three months ended March 31, 2021, primarily due to the increase in headcount in administration and sales to support the growing sales, backlog and production, and an increase in professional services associated with the Business Combination process and being a public company

Interest Expense

Interest expense increased by $1.3 million, or 382%, from $0.3 million during the three months ended March 31, 2020 to $1.6 million during the three months ended March 31, 2021. The increase was primarily due to the increase of $14.1 million in the average notes payable outstanding during each period from $7.8 million during the three months ended March 31, 2020 to $21.9 million during the three months ended March 31, 2021 and the amortization of debt discount of $1.0 million resulting from a beneficial conversion feature associated with the 2020 short term convertible debt loans.

Change in Fair Value of Warrant Liabilities

The loss from change in fair value of warrant liabilities increased by $20.7 million, from a gain of $0.2 million in the three months ended March 31, 2020 to a loss of $20.5 million in the three months ended March 31, 2021. The change reflected the impact of the marking-to-market of the outstanding common and preferred warrants underlying the warrant liabilities. The significant increase reflects the increase in market value of Lightning Systems’ common and preferred stock subsequent to the signing the Business Combination Agreement and continued progress toward its consummation. For a description of the methodology used by Lightning Systems to determine the market value of the common and preferred stock, please see Fair Value significant accounting policy set forth below within this Management Discussion and Analysis or Note 2 to the financial statements attached to the Amended Current Report on Form 8-K/A as Exhibit 99.2 that was filed with the Commission on May 17, 2021.

Liquidity and Capital Resources

Since inception, Lightning Systems has financed its operations primarily from debt financing and the sales of common and convertible preferred shares.

As of March 31, 2021, our principal sources of liquidity were our cash and cash equivalents in the amount of $1.8 million.

The following table provides a summary of cash flow data:

	Three Months Ended March 31,
	2021	2020
	(dollar amounts in thousands)
Net cash used in operating activities	$(6,321)	$(3,203)
Net cash used in investing activities	(560)	(453)
Net cash from financing activities	8,195	3,215

Net increase (decrease) in cash	$1,314	$(441)

Cash Flows Used In Operating Activities

Net cash used in operating activities for the three months ended March 31, 2021 and 2020 totaled $6.3 million and $3.2 million, respectively. Cash flows from operating activities are significantly affected by the revenue levels, mix of products and services, and investments in the business in research and development and selling, general, and administrative costs in order to develop products and services, improve manufacturing capacity and efficiency, and support revenue growth. The increase in net cash used in operating activities was driven by increases in cost of revenues, selling, general, and administrative expenses, and research and development expenses, as described in more detail above.

Cash Flows Used In Investing Activities

Net cash used in investing activities for the three months ended March 31, 2021 and 2020 totaled $0.6 million and $0.5 million, respectively. Cash flows from investing activities relate to capital expenditures to support revenue growth as we invest in and expand our business and infrastructure.

Cash Flows from Financing Activities

Net cash from financing activities for the three months ended March 31, 2021 and 2020 was $8.2 million and $3.2 million, respectively.

Lightning Systems has primarily financed its activities through a combination of debt and the issuance of Series C preferred convertible stock, net of the repayment of a certain note payable. In connection with these transactions, Lightning Systems issued common and preferred warrants. For a detail discussion of these activities, see the see the financial statements and the related notes thereto attached to this Amended Current Report on Form 8-K/A as Exhibit 99.2.

A summary of Lightning Systems’ financing transactions for the periods presented are summarized below:

	Three Months Ended March 31
	2021	2020
	(dollar amounts in thousands)
Notes payable activities
Proceeds from term loan and working capital facility warrants	$7,000	$—
Proceeds from short-term convertible notes payable	—	3,000
Redeemable convertible preferred stock activities
Proceeds from issuance of Series C redeemable convertible preferred stock	—	225
Proceeds for the exercise of Series C warrants	1,500	—
Lease activities
Payments on operating lease obligations	(309)	—
Payments on finance lease obligations	(6)	(10)
Equity activities
Proceeds from exercise of stock options	10	—

Cash flows from financing activities	$8,195	$3,215

Based on approximately $1.8 million in the Company’s cash accounts as of March 31, 2021, and taking into account the gross proceeds of approximately $25.0 million from the PIPE Investment and approximately $100.0 million from the Convertible Note Investment, and the net proceeds of approximately $91.8 million received from the Trust Account (after redemptions of 5,816,664 shares of Common Stock in the amount of $58.8 million and Closing transaction and other payments of approximately $51.5 million) at the Closing of the Business Combination, we expect we will have sufficient capital to fund our planned operations for the next 12 months.

The design, manufacture, sale and servicing of Lightning Systems’ ZEVs and electric powertrains is capital intensive. As the Business Combination has been consummated, Lightning Systems’ capital will be deployed for the projected operating expenses to execute on Lightning Systems’ business plan, to provide necessary working capital for accounts receivable and inventory, to finance Lightning Systems’ anticipated capital expenditures to expand the manufacturing capacity to meet revenue forecasts and to fund Lightning Systems’ EV-as-a-Service and Energy-as-a-Service initiatives. There can be no assurance, however, that our business will generate positive cash flows and Lightning Systems may need to raise additional capital to scale its manufacturing. In addition, Lightning Systems may raise capital earlier on an opportunistic basis. These additional funds may be raised through the issuance of equity, equity related or debt securities, or through obtaining credit from government or financial institutions. Additional capital will be necessary in the future to fund ongoing operations, continue research, development and design efforts and improve infrastructure.

Contractual Obligations and Commitments

The following table summarizes our long-term contractual obligations of Lightning Systems as of March 31, 2021, and the years in which these obligations are due:

	Total	Less than 1 Year	1 - 3 Years		3 - 5 Years	More than 5 Years
		(dollar amounts in thousands)
Notes payable
Term loan and revolving working capital facility	$13,000	$10,000	$		$3,000	$—
Short term convertible notes payable	9,679	9,679		—	—	—
Unsecured facility agreement	1,500	1,500		—	—	—
Purchase obligations(1)	15,300	15,300
Lease
Operating leases	12,906	2,327		7,853	2,726	—
Financing leases	48	48		—	—	—

	$52,433	$38,854		$7,853	$5,726	$—

(1)	Consists of all cancelable purchase orders as of March 31, 2021

Backlog

Backlog is comprised of non-binding agreements and purchase orders from customers. Although the backlog does not constitute a legal obligation, Lightning Systems believes the amounts included in backlog are firm, even though these non-binding orders may be cancelled or delayed by customers without penalty, and Lightning Systems may elect to permit cancellation of orders without penalty where management believes it is in Lightning Systems’ best interest to do so. Lightning Systems, on a case-by-case basis and in our sole discretion, holds deposits for purchase orders from customers. Accordingly, revenue estimates and the amount and timing of work we expected to be performed at the time the estimate of backlog is developed is subject to change. It is possible that the methodology for determining bookings and backlog may not be comparable to methods used by other companies.

Backlog may not be indicative of future sales and can vary significantly from period to period.

A summary of Lightning Systems’ backlog as of each of the reporting periods is as follows:

	March 31,
	2021	2020
	(dollar amounts in thousands)
Units	1,590	284
Dollars (weighted value)	$168,607	$28,013

Off-Balance Sheet Arrangements

Lightning Systems has not engaged in any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Critical Accounting Policies and Estimates

Our financial statements have been prepared in accordance with GAAP and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.

Actual results may differ from these estimates under different assumptions or conditions. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

While our significant accounting policies are described in the notes to our financial statements, we believe that the following accounting policies are most critical to understanding our financial condition and historical and future results of operations:

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Redeemable convertible preferred stock—Due to the contingently redeemable nature of the preferred stock, Lightning Systems classifies the preferred stock as temporary equity in the mezzanine section of the balance sheet. In addition, Lightning Systems does not currently believe that the related contingent events and the redemption of the preferred stock is probable to occur. Therefore, Lightning Systems is not currently accreting the preferred stock to redemption value and will only do so if the preferred stock becomes probable of redemption in the future.

•

Revenue recognition—The Company develops and produces Powertrain Kits for urban medium and heavy-duty vehicles, such as delivery trucks and buses. Powertrain Kits can either be sold direct to customers or installed and integrated by us into a vehicle. The Company transfers control and recognizes revenue for Powertrain Kits sold direct to customers when the product is shipped “FOB Shipping Point.” When we are responsible for Vehicle Conversions, revenue is recognized upon completion of the conversion and the vehicle is made available to the customer. For Vehicle Conversions, the components are highly interdependent and interrelated, and conversion requires both the components and their installation and integration, which collectively represent the combined output to the customer. The Company also provides chargers as an ancillary supporting product to customers. Revenue for chargers is recognized when the product is drop shipped directly to the customer from the manufacturer. The Company, who controls the customer relationship and product pricing for chargers, is the principal in such transactions and revenue is recognized on a gross basis. From time to time we also sell services associated with the Powertrain Kits, revenue from which is recognized as the service is transferred to the customer. Service revenue for the three months ended March 31, 2021 and 2020 represented less than 10% of total revenue.

The Company accounts for shipping and handling costs arranged on behalf of customers as fulfillment costs and records these costs within “Cost of revenues” in the accompanying Statements of Operations. Shipping and handling billed to customers is included in revenues and is not significant.

•

Fair Value—GAAP for fair value establishes a hierarchy that prioritizes fair value measurements based on the types of inputs used for the various valuation techniques (market approach, income approach, and cost approach). Lightning Systems’ financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels of the hierarchy and the related inputs are as follows:

•	Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that Lightning Systems can access at the measurement date.

•

Level 2: Significant other observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data.

•	Level 3: Significant unobservable inputs that reflect Lightning Systems’ own assumptions about the assumptions that market participants would use in pricing an asset or liability.

We categorize fair value measurements within the fair value hierarchy based upon the lowest level of the most significant inputs used to determine fair value.

An asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Assets and liabilities measured at fair value are based on one or more of the following three valuation techniques noted in ASC 820, Fair Value Measurement:

•	Market approach: Prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities

•	Cost approach: Amount that would be required to replace the service capacity of an asset (replacement cost)

•	Income approach: Techniques to convert future amounts to a single present value amount based upon market expectations (including present value techniques, option pricing and excess earnings models)

Lightning Systems believes its valuation methods are appropriate and consistent with other market participants, however the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

Lightning Systems’ financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, convertible notes payable, and warrant liabilities. The carrying value of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximates fair value because of the short-term nature of those instruments. Lightning Systems estimates that the current value of the notes approximates fair value based on prevailing market rates.

The common and preferred stock warrants issued in connection with the issuance of debt, the conversion of debt to preferred stock, and the issuance of preferred stock are recorded at their fair market value as of the date of each transaction. These common and preferred stock warrants are classified as warrant liabilities and are adjusted to their fair market value as of each reporting period.

Lightning Systems estimated the value of Lightning Systems Common Stock, Lightning Systems Series C preferred stock, and Lightning Systems Series C preferred stock warrants, which value was used in the determination of the value of warrants issued in connection with certain debt and preferred stock transactions and when marking to market at the end of each reporting period. Lightning Systems considers such liability-classified warrants in Level 3 due to significant unobservable inputs in its valuation.

The key period end valuation milestones for Lightning Systems through March 31, 2021 were December 31, 2019, June 30, 2020, September 30, 2020, December 31, 2020, February 23, 2021 and March 31, 2021

The valuations through June 30, 2020 were based on Lightning Systems being a private company and a combination of the income and market approach allocated to stockholders using an Option Pricing Model and applying a Discount for Lack of Marketability judgement based on the Finnerty put-option model. The key inputs to the valuation models that were utilized to estimate the fair value of the warrant liabilities included volatility, risk free rate, probability of subsequent funding, and discounts for lack of marketability.

Beginning in September 2020, the valuations are based on Lightning Systems being a private company and determined using a Probability Weighted Expected Return Method (“PWERM”) and a combination of several income and market approaches to determine the enterprise value of Lightning Systems. The enterprise value is adjusted for the probabilities of various scenarios/liquidity events occurring to create an overall weighted value of common stock as each valuation date. Each liquidity scenario has unique probabilities based on management’s opinion, which is based on various management discussions with potential investors, advisors, and market participants, and unique facts and circumstances as of the valuation dates. The scenarios included early liquidation, a private merger and acquisition (“M&A”) transaction, staying a privately held company, and a special purpose acquisition company (“ SPAC”) transaction/merger.

Each scenario was based on a different valuation methodology based on the unique risks, opportunities and a likely investor’s or market participant’s perspective. These included (a) Early liquidation: based on an Asset Approach using the existing equity value as of the valuation date; (b) Private M&A: based on a guideline transaction (market) approach using an assembled group of comparable transactions and trailing revenue metric/multiples; (c) Stay private: based on a discounted cash flow (income) approach using Lightning Systems’ non-SPAC forecast and a market-based discount rate; and (d) SPAC transaction: based on a guideline public company (market) approach using an assembled peer group of comparable companies and forward revenue metrics/multiples. Value was allocated to all outstanding securities through the PWERM using capitalization tables unique to each liquidity scenario.

The preliminary valuation was then discounted by applying a Discount for Lack of Marketability (“DOLM”) based on a Finnerty put-option model to determine a non-marketable, minority value of one share of common stock and one Series C preferred share.

These private company valuations will differ from a public company market valuation principally due to the private company discount for the lack of marketability and probability of various scenarios/liquidity events.

The Board of Directors determined the value of the Lightning Systems’ common stock as follows:

•

At December 31, 2019, the Lightning Systems board of directors determined that the value of Lightning Systems’ common stock was $32.2 million on an equity value basis or $0.05 per share and the Lightning Systems board of directors subsequently did not determine any change to the December 31, 2019 valuation as of March 31, 2020.

•

At June 30, 2020, the Lightning Systems board of directors determined that the value of Lightning Systems’ common stock had decreased to $20.3 million or $0.03 per share. The income and market approaches used to determine Lightning Systems’ valuation at June 30, 2020 were influenced by the negative impacts of the COVID-19 pandemic on the business and the short-term effects of transitioning from electric powertrains to EVs, including a decrease in backlog.

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At September 30, 2020, the Lightning Systems board of directors determined that the value per share of Lightning Systems’ common stock had increased to $2.06 per share, reflecting a weighted average of the enterprise value assuming several potential liquidity event scenarios. In particular, the September 30, 2020 valuation was impacted by the signing of a letter of intent with

GigCapital3 on September 23, 2020, as well as increased pipeline and backlog. At that point in time, the Lightning Systems board of directors, viewed the probability of success of the Business Combination transaction at approximately 25%, with all other remaining scenarios estimated at a combined probability of occurring of 75% (15% for a liquidation, 40% for a private merger transaction and 20% for Lightning Systems remaining a privately held independent company), for purpose of Lightning Systems’ valuation.

•

At December 31, 2020, the Lightning Systems Board of Directors determined that the value per share of Lightning Systems’ common stock had increased to $3.51 per share, reflecting a weighted average of the enterprise value assuming several potential liquidity event scenarios. In particular, the December 31, 2020 valuation was impacted by increased pipeline and backlog. At that point in time, the Lightning Systems Board of Directors, viewed the probability of success of the Business Combination transaction at approximately 45%, with all other remaining scenarios estimated at a combined probability of occurring of 55% (15% for a liquidation, 30% for a private merger transaction and 10% for Lightning Systems remaining a privately held independent company), for purpose of Lightning Systems’ valuation.

•

At February 23, 2021, the Lightning Systems Board of Directors determined that the value per share of Lightning Systems’ common stock had increased to $6.18 per share, reflecting a weighted average of the enterprise value assuming several potential liquidity event scenarios. In particular, the February 23, 2021 valuation was impacted by continued progress in connection with the Business Combination transaction and the strength of its pipeline and backlog. At that point in time, the Lightning Systems Board of Directors, viewed the probability of success of the Business Combination transaction at approximately 75%, with all other remaining scenarios estimated at a combined probability of occurring of 25% (10% for a liquidation, 10% for a private merger transaction and 5% for Lightning Systems remaining a privately held independent company), for purpose of Lightning Systems’ valuation.

•

At March 31, 2021, the Lightning Systems Board of Directors determined that the value per share of Lightning Systems’ common stock had increased to $7.02 per share, reflecting a weighted average of the enterprise value assuming several potential liquidity event scenarios. In particular, the March 31, 2021 valuation was impacted by continued progress in connection with the Business Combination transaction and the strength of its pipeline and backlog. At that point in time, the Lightning Systems Board of Directors, viewed the probability of success of the Business Combination transaction at approximately 85%, with all other remaining scenarios estimated at a combined probability of occurring of 15% (5% for a liquidation, 5% for a private merger transaction and 5% for Lightning Systems remaining a privately held independent company), for purpose of Lightning Systems’ valuation.

Based on the per share merger consideration to be paid by the Company pursuant to the Business Combination Agreement, the implied fully diluted share price for Lightning Systems’ common stock immediately prior Closing would be $10.00 per share. The private company valuations of the Lightning Systems board of directors differ from the public company valuation of Lighting Systems by GigCapital3, the PIPE Investors and the Convertible Note Investors; principally due to the private company discount for the lack of marketability and probability of various scenarios/liquidity events at various points in time. Lightning Systems’ non-financial assets, which primarily consist of property and equipment, are not required to be carried at fair value on a recurring basis and are reported at carrying value. However, on a periodic basis or whenever events or changes in circumstances indicate that their carrying value may not be fully recoverable, these along with other non-financial instruments are assessed for impairment and, if applicable, written down to and recorded at fair value.

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Beneficial Conversion Features—Lightning Systems follows beneficial conversion feature guidance in ASC 470-20, Debt—Debt with Conversion and Other Options, which applies to convertible stock and convertible debt. A beneficial conversion feature is defined as a nondetachable conversion feature that is in the money at the commitment date. The beneficial conversion feature guidance requires recognition of the conversion option’s in-the-money portion, the intrinsic value of the option, in equity, with an offsetting reduction to the carrying amount of the instrument. The resulting discount is amortized as interest over the life of the instrument. When there is a subsequent change to the conversion ratio based on a future occurrence, the new conversion price may trigger the recognition of an additional beneficial conversion feature on occurrence.

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Warrants and Warrant liabilities—Lightning Systems accounts for common and preferred warrants in accordance with the authoritative guidance which requires that free-standing financial instruments with certain cash settlement features and / or associated with preferred stock, which is classified as temporary equity, to be recorded at their fair value. All outstanding common (with the exception of certain warrants issued to vendors in 2021) and preferred warrants are recorded as “Warrant liabilities” based on their fair value on the date of the transaction. See the “Fair value” significant accounting policy for a description of the determination of fair value. Any changes in the fair value of these instruments are reported as “Loss (Gain) from change in fair value of warrant liabilities.”

Warrants are separated from the host contract and reported at fair value when the warrant is a freestanding financial instrument that may ultimately require the issuer to settle the obligation by transferring assets. Under certain circumstances, most notably in the case of a deemed liquidation, the warrants issued in conjunction with Lightning Systems’ debt and preferred stock transactions may be ultimately required to settle by a transfer of assets, and as a result the warrants are reported as liabilities at fair value each reporting period.

Based on the terms of the common and preferred warrant agreements, Lightning Systems has determined that warrants (with the exception of certain warrants issued to vendors in 2021) are liabilities, as such, are included in “Warrant liabilities” on the Balance Sheets and recorded at fair value each reporting period.

For certain common warrants issued to vendors in 2021 in exchange for services provided, the warrants were deemed to be equity instruments under ASC 480, Distinguishing Liabilities from Equity. The fair value of the warrants was expensed to “selling, general and administrative” expense, and offset to “Additional paid-in-capital.”

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by standard setting bodies that are adopted by Lightning Systems as of the specified effective date. Unless otherwise discussed, Lightning Systems believes that the impact of recently issued standards that are not yet effective will not have a material impact on Lightning Systems’ financial position or results of operations under adoption.

Internal Control Over Financial Reporting

In connection with the audit of Lightning Systems’ financial statements for the year ended December 31, 2020, Lightning Systems’ management identified material weaknesses in Lightning Systems’ internal controls. These material weaknesses remain at March 31, 2021. See the section above titled “Risk Factors—We and our independent registered public accounting firm have identified material weaknesses in our internal control over financial reporting. If we are unable to remedy these material weaknesses, or if we fail to establish and maintain effective internal controls, we may be unable to produce timely and accurate financial statements, and we may conclude that our internal control over financial reporting is not effective, which could adversely impact investors’ confidence and our stock price.”

Emerging Growth Company Status

We are an emerging growth company (“EGC”), as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). The JOBS Act permits companies with EGC status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to use this extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.

In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an EGC, we intend to rely on such exemptions, we are not required to, among other things: (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

We will remain an EGC under the JOBS Act until the earliest of (i) December 31, 2025, which is the last day of our first fiscal year following the fifth anniversary of the initial public offering of GigCapital3, (ii) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three-years.

BUSINESS

Business Overview

Lightning Systems, doing business as “Lightning eMotors”, is an electric vehicle designer and manufacturer, providing complete electrification solutions for commercial fleets—from Class 3 cargo and passenger vans to Class 6 work trucks, Class 7 city buses, which we believe represents a significant total addressable market of approximately $67 billion and Class A motor coaches. Lightning eMotors is committed to eradicating commercial fleet emissions, a primary cause of urban air pollution, by providing zero emission Class 3 to 7 Battery Electric Vehicles, Fuel Cell Electric Vehicles and charging infrastructure solutions to commercial fleet customers. As of the date of this prospectus, Lightning eMotors is the market leader in the Class 3 to Class 6 EV segment, with 72 units sold in 2020 representing approximately 36% of the total market in 2020. Lightning Systems delivered 41 Class 3 vehicles in 2020, constituting approximately 75% market share among Class 3 EVs. We believe that Lightning Systems is the only company in the United States that has delivered fully functional Class 3 to 7 EVs to end customers that are in use today, with 97 units delivered by us in 2019 and 2020 (in addition to 12 demonstration and test vehicles).

We started in 2008 as a manufacturer of hybrid systems for commercial vehicles, but have since realized that hybrid solutions did not adequately address the growing issue of urban air pollution from commercial vehicle fleets. We understood the importance of zero emission and the attractive market opportunity to offer full-range ZEVs, and in 2017 we redirected our efforts to focus exclusively on ZEVs, leveraging nearly 10 years of unparalleled knowledge developing and selling hybrid commercial vehicles to successfully adapt to zero emission vehicles. As of the date of prospectus, all of Lightning eMotors’ platforms have been fully certified by the California Air Resource Board (“CARB”), the clean air agency that defines vehicle emissions standards. We currently maintain 6 Executive Orders, which is a requirement to sell ZEV vehicles in California as well as various other states.

We believe we are the only full-range manufacturer of Class 3 to 7 BEV and FCEV in the United States and provide end-to-end electrification solutions including advanced analytics software, charging solutions (which we refer to as “Energy-as-a-Service”) and financing (which we refer to as “EV-as-a-Service”). We combine optimized modular software with a customized hardware design that allows us to address the diversified opportunities in the markets in which we operate in a cost-effective manner with a significant time-to-market advantage. We have also built an extensive ecosystem of supply-chain partners and specialty vehicle partners which are instrumental to our growth.

We believe the commercial ZEV space is at an inflection point with strong secular trends of regulation, corporate mandates and grants to accelerate the transition to zero emission vehicles globally. In addition, ZEVs already provide a lower TCO than ICE vehicles with state and federal grants made available to offset the higher upfront cost of commercial ZEVs. We believe that the TCO of ZEVs will continue to decrease as we drive down costs through our R&D efforts, supply chain maturity and scale. We believe that the TCO of Lightning eMotors’ solutions will be lower than that of ICE vehicles, even without state and federal grants starting in the first half of 2022.

Our Customers

We sell primarily to large-scale enterprises, making our sales process Business-to-Big-Business focused and our products bespoke to our customers’ needs. Because we sell directly to customers, we are able to assess and meet their needs in a cost-effective manner. Our customers choose to partner with us because we are the only one-stop shop for ZEVs, across classes 3 to 7 in the United States. We aim to take the complexity out of the EV purchasing process by helping customers to specify the vehicles that suit their individual needs based on our in-depth telematics\analytics while also providing them with complete charging solutions for their fleets and access to custom financing solutions.

Our two-year, industry-leading head start in the commercial ZEV space led to significant progress in customer validation with 121 vehicles on the road as of February 22, 2021 (including 12 demonstration and test vehicles) and 1,569 electric commercial vehicles and electric powertrains on order as of December 31, 2020. Our vehicles currently on the road benefit from extensive validation with customers and end-users, ranging between 3 and 24 months, and are deployed in real working conditions, gathering real-world data.

Our customers represent some of the largest global fleet operators and logistics providers in the world, as well as a variety of other large enterprises and governments across a variety of commercial vehicle categories. We expect to generate significant repeat orders from these customers. In the third quarter of 2020, we secured $120 million of purchase orders from both new and existing customers, demonstrating a significant inflection point in ZEV adoption. As of December 31, 2020, we had $169 million of backlog, as compared to a backlog of $27 million as of December 31, 2019, and a pipeline of $800 million of sales. We have already received purchase orders to completely cover our estimated 2021 revenue and over 25% of 2022 revenue. As we continue to scale our manufacturing capabilities to meet increased demand—from both new and existing customers—we anticipate that our pipeline will continue to scale.

Our Partners

We optimize our supply chain for quality, reliability, and cost. We believe our long-term relationships with supply chain partners will be a key driver in our ability to scale without unduly sacrificing quality or delivery times and serve as a foundation for our growth. Because we have relationships with multiple suppliers for each core component of our vehicles, we are able to build and maintain a high degree of resilience in our supply chain, which will assist us with mitigating delays. We also partner with battery pack manufacturers allowing us to keep the latest battery technology in our vehicles at the time of manufacturing. To this end, we have recently entered into a three-year contract with our primary battery supplier, Romeo Power Technology, that will secure battery inventory without significant fluctuations in cost. We believe, that through careful supply chain management and the cultivation of long-term relationships with our suppliers, we can reduce our cost-of-goods-sold by up to 50% over the next 18 months. Continuous communication and partnerships with all of our suppliers has enabled us to maintain cutting-edge technology in our vehicles at the lowest possible cost.

Industry Background

According to Bloomberg New Energy Finance (“Bloomberg NEF”), global commercial EV sales are expected to increase from 96,000 vehicles in 2020 to 473,000 vehicles in 2040, representing a nearly 500% increase over the next 20 years. Even with this strong expected growth through 2040, such sales would represent only an estimated 7.7% of the commercial EV market providing Lightning eMotors a large, compelling market and opportunities for growth.

The TCO for commercial ZEVs has become highly competitive to ICE commercial vehicles. Today, grants and credits are driving TCO parity for ZEV versus their ICE counterparts. We expect that by the first half of 2022, the TCO of our vehicles will be lower than ICE without relying on grants and credits, as Lightning eMotors continues to reduce vehicle costs through economies of scale and contract-based cost reductions across the supply chain.

In addition to the TCO progress, strong global secular trends are accelerating the pace of commercial ZEV adoption. These trends can be broadly categorized as follows:

•	Regulatory Tailwinds

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Zero-Emission Zones: Led by London, England and Santa Monica, California, over 30 cities worldwide have enacted legislation creating zero-emission zones. These zones are intended to improve air quality and reduce noise. The cities are driving the conversion to ZEV’s through tax revenues received from ICE vehicles. In London, non-compliant vans pay fees in excess of $130 per day, while coaches are charged double that rate.

•	Mandated Transition Timelines: California, which is currently our largest market, has enacted legislation setting a timeline for transition to ZEV across classes.

•	By 2023: 100% zero emissions for new airport shuttle buses (Zero Emission Airport Shuttle Regulation)

•	By 2029 (staged): 100% zero emission for public transit authorities buses (ICT Regulation)

•	By 2045: Advanced Clean Truck Law—100% (ACT Regulation)

•	Corporate Mandates

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Zero-Emission Goals: Major corporations, across many industries, have elected to proactively transition their vehicles towards being 100% ZEV. A selection of these companies and their self-imposed goals:

•	Amazon: 100% Renewable Energy by 2025 and Net Zero Carbon by 2040

•	UPS: 25% of vehicle purchases in 2020 run on alternative fuels

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DHL: Targeting to operate 70% of first- and last-mile delivery services with clean transport modes by 2025 as part of its longer-term corporate commitment to reduce its logistics-related emissions to zero by 2050.

•	Grants

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State and Federal Grants: In the United States, federal and state governments allocate grants totaling approximatively $1 billion per year to those operating ZEVs. Tax incentives and grants have accelerated the pace of adoption for ZEV by providing additional cost-based motivations for operators of medium-duty vehicles to accelerate the transition in the near-term.

Our Market Opportunity

Our large and growing Total Addressable Market (“TAM”) is comprised of Class 3 to 7 medium-duty commercial vehicles, including shuttle buses, ambulances, delivery vans & trucks, bucket trucks, food trucks and coaches, among others. Regulatory tailwinds and a rapidly improving cost structure have accelerated the pace of adoption for electric vehicles, allowing operators to transition fleets to zero-emission standards in accelerated timelines. Our modular software and hardware solution enables us to serve a variety of attractive niche markets in a cost-effective and efficient manner. While other manufacturers and OEMs have focused on one or two classes of vehicles, we are currently the only company in the United States that is focused on delivering reliable, zero-emission vehicles—in both battery electric and fuel-cell electric designs—across Classes 3 to 7. By leveraging, and in some cases modifying, existing components, we have built a complete modular software and hardware solution that can be installed in medium-duty vehicles across classes and types, thus broadening and strengthening our TAM.

We estimate our TAM across Class 3 to 7 vehicles is roughly $67 billion annually worldwide based on 2018 data from the U.S. Department of Energy. The US market is approximately $22 billion, while the global offshore market is approximately $45 billion, resulting in a total addressable market of approximately $67 billion. In the United States, we estimate that a total of 539,000 vehicles are sold annually in the U.S. across these 5 classes, with Class 3 accounting for the greatest portion of the total, at 301,000 vehicles. Globally, we estimate that an additional 993,000 vehicles across these classes are sold annually.

Because the medium-duty commercial vehicle category is very low volume in comparison to light-duty and heavy-duty commercial vehicles, established OEMs are reluctant to invest in production of medium-duty vehicles (Class 3 to 7 vehicles). While OEMs sell chassis and other parts that are utilized in our vehicles, the cost of creating a complete vehicle would be higher than their anticipated return on investment given the niche markets we serve.

Similarly, new entrants that build ZEVs from the ground up are limited by the lack of modularity in their solutions. A total vehicle that is designed and built to suit the requirements of one class is difficult and costly to modify. EV companies, including Rivian, Lordstown, Tesla, Nikola, Hyliion, Arrival and Proterra, have focused on higher-volume light-duty, Classes 1 to 2, and heavy-duty, Class 8, categories, but thus far, the narrow scope of their products and designs has left our TAM of Class 3 to 7 vehicles largely unchallenged. The large historic OEMs like Ford, GM, Mercedes, Volvo and Toyota are also predominantly focusing on light-duty and heavy-duty where the volumes are much higher than in the medium-duty.

We have manufactured and sold vehicles on the road for over two years, providing an important first-mover advantage in the commercial ZEV space across Class 3 to 7 vehicles. While other companies are still in the prototyping phase, we have a broad range of customers who have validated our vehicles and have been actively gathering telematics data off each vehicle every day and utilizing our analytics capabilities to optimize vehicle performance, which enhances customer attachment and we expect will result in low churn. As a result, we have been able to quantifiably demonstrate reliability and TCO validation for our customers, while continuing to improve our manufacturing and design practices. This has led to continued growth in market share: we currently have the highest or second-highest market share in each ZEV market in which we operate. In 2020, we had over 36% market share across Classes 3 to 6 medium-duty vehicles. Having over 10 years’ worth of research and development (R&D) and 121 vehicles on the road as of February 22, 2021 (including 12 demonstration and test vehicles) has allowed us to build out a solution that remains ahead of the competition in terms of technology, reliability, and versatility.

The sales cycle can take up to two years, as many customers wish to test and purchase vehicles in small numbers before scaling. Because we have already completed this process with many customers, we are seeing strong repeat purchase behavior from many of our early purchasers. In the third quarter of 2020, we received $120 million in repeat purchase orders. As of December 31, 2020, we had $169 million of backlog, as compared to an order backlog of $27 million as of December 31, 2019, and a pipeline of $800 million of sales. We have already received purchase orders to completely cover our estimated 2021 and over 25% of 2022 revenue. As we continue to scale our manufacturing capabilities to meet increased demand—from both new and existing customers—we anticipate that our pipeline will continue to scale.

In addition to our direct selling efforts, we leverage specialty vehicle and OEM partnerships with companies including Winnebago, Rev Group, Brown Industries, Shyft Group and ABC Companies, to deepen our TAM penetration. These partners purchase our powertrains and license our technology for use in their facilities, which allows us to electrify additional vehicles outside of our manufacturing facility. Our relationship with Plug Power allows us to offer fuel cell electric vehicles in addition to our battery powered models, which allows our customers to drive longer distances with larger payloads.

Incremental to this vehicle-based $67 billion TAM, we are currently pursuing additional market opportunities in Energy-as-a-Service and the sale of electric powertrains to our OEM partners. We also offer EV-as-a-Service, which allows customers to lease vehicles with maintenance, insurance, and support included in the lease price, and Energy-as-a-Service, an all-in-one charging installation, maintenance, and support solution that we expect to provide a recurring revenue stream with 10-year contracts, to our customers. These solutions make it possible for our customers to fulfill all of their ZEV needs with Lightning eMotors, minimizing the friction that might otherwise arise from a transition from ICE vehicles to ZEV.

Our Competitive Advantages

We believe the following strengths will allow us to maintain and extend our leadership position.

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Our factory and supply chain are optimized to offer solutions to highly segmented and customized markets in the Class 3 to 7 ZEV markets. Because the medium-duty commercial vehicle category is low volume in comparison to light-duty and heavy-duty commercial vehicle categories and is highly customized, established OEMs are reluctant to invest in production of Class 3 to 7 ZEV vehicles. EVs benefit from customizations that are not possible with internal combustion engine vehicles. Other EV startups are building highly automated, low-customization production lines. Our factory is focused on low volume, high customization products through the vertical integration on a few parts and processes, a factory layout that supports multiple Class 3 to 7 ZEV production lines and a high level of purchased parts from an established network of US commercial vehicle manufacturing partners that allow for significant customization.

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Modular software and hardware design. We have developed proprietary optimized modular software and hardware solutions and know-how that allow us to address the diversified opportunities in the markets we serve in a cost-effective manner. We serve a highly segmented Class 3 to 7 ZEVs market where even within each class there are numerous specialty vehicles with significant mechanical and electrical complexities. Therefore, a one-size-fit-all design would likely fail in the face of the high degree of customization required. We have innovated in this space to create a vehicle class and application agnostic design enabled by modular software and hardware design. With a software-enabled platform and integration capabilities, we can bring vehicles across the class and application types to market faster and at a lower cost than our peers.

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End-to-end commercial ZEV solutions. We provide end-to-end electrification solutions for urban commercial fleets. Our solutions are centered around Class 3 to 7 commercial ZEVs and we also provide analytics, charging and financing services to make sure we can support our customers along every step of their way in their electrification journey. We manufacture Class 3 to 7 trucks and buses of every variety and also provide powertrains to strategic partners. We provide actionable fleet intelligence to our customers in real-time around driver behavior optimization, preventative diagnostics and fleet management, which provides us with a distinct opportunity for recurring revenue, a unique profit margin profile and compelling return on equity. In addition, we also provide Energy-as-a-Service to our customers, leasing our patented mobile chargers and regular chargers to customers to equip them with the necessary infrastructure to get their fleet electrified. To help our customers overcome the higher upfront costs associated with owning ZEVs, we work with financing partners including Generate Capital to provide EV-as-a-Service to lease our vehicles. Both the Energy-as-a-Service and EV-as-a-Service  businesses provide recurring revenue streams to our business. Our highly integrated services make us the one-stop commercial vehicle electrification solution provider of choice for customers.

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First-mover advantage in the rapidly growing commercial ZEV space. We believe that we are ahead of our peers in customer validation with $169 million of backlog as of December 31, 2020 and a 36% market share across Class 3 to 6 ZEVs in 2020. Our two-year head start in the commercial ZEV space led to significant progress in customer validation. Commercial fleet customers require high reliability and a full-service network. In addition, they must factor TCO to validate the economic viability of the solution. The total sales cycle therefore typically ranges from 3 to 24 months and requires significant time and effort as well as deep engagement with customers throughout the process. Benefiting from our head start in the market, we already have 121 vehicles on the road as of February 22, 2021 (including 12 demonstration and test vehicles) and 30 fleets who have placed purchase orders, 10 of which have placed repeat orders. Through years of effort and cumulative customer validation, we have now reached the tipping point of an accelerated sales cycles which is expected to fuel our next phase of growth.

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Highly scalable analytics solution differentiates our products and drives customer retention. With our proprietary 1 Hertz analytics solution, every vehicle we put on the road becomes a data generator for us to provide real-time actionable intelligence to customers. Our solution leverages big data and analytics to provide intelligence around driver behavior optimization, preventative diagnostics and fleet management. In CARB testing of Class 3 ZEVs, our analytics software drives 25% greater efficiency compared to our competitors. Internally, we also leverage the massive amount of analytical data collected to optimize our products without compromising customer privacy, which further strengthens our technology leadership in the market. In addition to differentiating our products, our analytics solution also provides additional sources of revenues and drives customer retention. The solution currently has a 100% attachment rate with less than 1% expected churn rate in the future.

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Growing intellectual property portfolio ensuring differentiated product offering. We have over 10 years R&D experience in the clean transportation space. Our R&D efforts have led to a rich and growing patent portfolio that covers our entire solution including both hardware and software and across vehicles and chargers, which we believe are fundamental to our business and has created a deep competitive moat for us in the markets that we serve. These patents represent learnings from very significant challenges that we’ve experienced in the process of electrifying commercial vehicles. Compared with passenger electric vehicles, commercial electric vehicles require larger payload and more commitment to batteries, therefore driver behavior optimization, effective charging management and solid battery infrastructure are all critical aspects of the business and lead to the development of our rich patent portfolio.

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Bespoke sales process selling directly into large fleet customers. We are also innovating the go-to-market strategy in the commercial vehicle space. The commercial vehicle market is highly segmented and requires significant level of customization that increases with electrification. Therefore, unlike the traditional OEM space, we provide our fleet customers with a high-touch sales experience both directly and with channel support. We have an education-focused technically-sophisticated sales force and a comprehensive national demonstration vehicle pool that allows us to understand critical customer needs including battery capacity, vehicle types and financing needs, among others. Based on analyzing a fleet’s specific drive cycles with our advanced analytics, we then customize vehicles and leverage our modular software and hardware to build a cost-effective solution. We have 10 years of regular engagement with over 250 fleets nationally, which has translated into significant purchase orders and sales pipeline and the potential for future growth.

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Established strategic partnerships to optimize procurement and go-to-market strategy. Since 2008, we have built an extensive ecosystem of supply-chain partners and specialty vehicle partners. Our suppliers are instrumental to the performance and reliability of our vehicles and enable us to scale in a relatively asset light and cost-effective manner. Our key suppliers include Ford, BorgWarner, Romeo Power, Hino and Delta Electronics, among others, all of which are industry leading manufacturers of critical components like chassis, bodies, batteries and chargers. Plug Power, a leading hydrogen solution manufacturer, is one of our key supply chain partners with which we have established a multidimensional strategic partnership. We work with Plug Power to manufacture fuel cell-powered vehicles. We also leverage their extensive hydrogen fueling infrastructure and collaborate in the go-to-market strategy to sell class 3 through class 7 FCEVs.

Our specialty vehicle partners are also critical to our rapid growth strategy and enable us to apply our modular technology to an expanding range of markets including recreational vehicles, ambulances, coaches etc. We work closely with OEMs including Winnebago, Rev Group and ABC Companies to electrify vehicles in their target markets that they manufacture. For example, we are the exclusive motor-coach RePower electrification solution provider to the leading motor-coach company, ABC Companies. Our electric RePower solution (replacing ICE with EV in older buses) has a 18-month shorter delivery time and is economically competitive (approximately half the price) compared to many new electric buses and coaches manufactured by other OEMs. Given our demonstrated capabilities, we received a $48 million purchase order from ABC Companies in September 2020.

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Highly experienced management team. We are led by a visionary senior management team with extensive experience and proven track record in building and managing businesses in the technology space at scale. Our senior management team drives our vision and corporate strategy and is committed to maintaining our technology leadership in the urban commercial ZEV space.

Our Products and Technologies

Our complementary suite of IP-protected products, software and services are designed to deliver highly reliable and cost-effective solutions to our customers operating vehicles in a wide range of applications. The know-how gathered over the course of our 12-year operating history, combined with the 1 Hertz data transmission rate we have aggregated from every vehicle we have on the road for the last two years, have enabled us to customize our offering to maximize reliability and minimize total cost of ownership, driving repeat purchase behavior across our customer base.

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Commercial ZEVs: Our technology is optimized for vehicles in Classes 3 to 7, ranging from medium-duty vans up to motor-coaches. Because our software and hardware is modular, we are able to select from our code and hardware libraries to create configurations that suit customers’ needs across a broad category of use applications. Our modular customization strategy allows us to adapt quickly to fulfill large orders with multiple configurations, including both battery electric and hydrogen fuel cell electric vehicles. We have developed a suite of proprietary intellectual property covering our modular solutions, including two pending non-provisional filings and one pending provisional filing, with nine additional invention disclosures in process for our commercial ZEV technologies.

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Analytics: Our proprietary analytics platform, installed in each vehicle, allows us to collect drive cycle and vehicle performance data at 1 Hertz. Leveraging AI-based optimization, we are able to provide drivers and fleet operators with real-time recommendations about how to improve vehicle performance, routes, and charging strategies. Our analytics offering is offered on a subscription basis, with high uptake rates and very limited churn.

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Systems for OEMs: In addition to building complete electric vehicles, we also design and sell electric powertrains to our OEM partners. We license our technology to these OEMs and train their technicians to install the powertrains within the OEMs’ manufacturing facilities.

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Charging: Many of our customers want additional support in customizing their vehicle charging strategies. Through our Charging offerings, we sell or lease complete charging solutions including charging equipment, permitting, installation, service, software and management at a client’s depot. Having a complete vehicle and charging solution from one partner is a value-add for our customers.

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Financing: For customers that are just entering the ZEV space, transitioning to ZEVs and building out a charging strategy can be quite complex. We work with partners on flexible financial terms on a packaged offering that includes the vehicle, charging, maintenance, insurance, and ongoing support, which makes it possible for customers to be early adopters of ZEVs and validate vehicle operating and TCO performance with less financial commitment than a traditional purchase model.

Our Growth Strategy

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Capitalize on increasing regulatory and customer demands for commercial emission free vehicles. We believe the commercial ZEV space is at a significant inflection point driven by multiple tailwinds including regulations, corporate mandates and state as well as federal grants. The growing supply chain maturity is also significantly increasing the economic attractiveness of ZEVs when compared with ICE vehicles. We have already capitalized on these trends and will continue to aggressively pursue demand for increased ZEV adoption.

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Acquire new customers. By leveraging our strategic partners including Plug Power and ABC Companies, we will continue to win new customers and expand into new markets. In addition, despite a relatively small sales staff, we have been able to generate strong revenue growth and a large pipeline of customers. We also intend to bolster our sales staff as we grow to help improve our pipeline and acquire new customers for our business.

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Continue executing land-and-expand. Once customers sign initial contract and purchase orders, we can significantly shorten the sales cycle to win repeat orders from them as we don’t have to repeat the technical and TCO validation periods. We have $169 million of backlog as of December 31, 2020, and we believe clear path to $1.

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Continue expanding our vehicle portfolio across Class 3 to 7 categories. We intend to build upon our modular software and hardware design and end-to-end commercial ZEV solutions to expand our reach within the various segments in the Class 3 to 7 categories. We have been primarily delivering BEV to our customers to date, but our recent partnership with Plug Power will allow us to add FCEV vehicles to our product portfolio. In addition, we look to maintain the high attachment rate of our proprietary analytics solution and increase the penetration of our Energy-as-a-Service and  EV-as-a-Service offerings.

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International expansion. As of the date of this prospectus, we have sold our ZEVs only in the United States other than one customer purchase order in Canada. By growing our commercial reach into international markets, we believe that we can build significant share and revenue opportunities within an untapped community of customers. In addition, Lightning eMotors currently works with many fleets in the U.S. that operate vehicles globally, providing an opportunity to quickly expand worldwide within those fleets.

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Expand our global channel relationships. We intend to continue building partnerships to accelerate the development and production of our solutions. Lightning eMotors’ strategic, engineering, production and technology partners augment our internal resources and we intend to leverage their capabilities and infrastructure to bring our solutions to market more quickly and to meet industry standards, without requiring us to invest substantial amounts of capital.

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Opportunistic strategic acquisitions. We may pursue acquisitions as a means to accelerate our growth plans or augment our internal product and service development if they represent a strategic fit, drive value and are consistent with our overall strategy. Such acquisitions may allow us to accelerate the pace of our innovation, enable us to access new markets and customers, and scale our production facilities faster. While there is significant and growing demand for our products today, we believe these acquisitions may create more expansive use cases for our products. We believe that because of our unique strengths in vehicle electrification and electric vehicle production, we will be able to integrate, enhance and deploy new technologies.

Sales and Marketing

Our education-focused, technically-sophisticated sales force markets and sells a complete range of end-to-end electrification solutions directly to urban commercial fleets, which include commercial ZEVs, powertrains, charging and financing services. Across our product portfolio, we are commissioning studies, conducting focus groups and gaining insight intended to focus sales and marketing efforts in a customer and partner-centric way, grounded on a foundation of zero-emissions.

Research and Development

We have over 10 years of R&D focused on fleets that helps keep us ahead of our competitors. During the two years ended December 31, 2020, we had spent $2.3 million on R&D activities. Our primary areas of focus for R&D include, but are not limited to (i) ZEV development and system integration; (ii) software and algorithms for our electrification solutions; (iii) data analytics; (iv) accelerated lifetime testing processes to improve reliability, maintainability and system-level robustness; (v) sub-systems enhancement; and (vi) mobile charging solutions.

We expect to remain focused on R&D for the foreseeable future as we continue to invest in R&D activities to expand our commercial reach into international markets.

Intellectual Property

Our success depends in part upon our ability to protect our core technology and intellectual property. We protect our growing intellectual property portfolio through a combination of patent, trademark, copyright and trade secret protection, as well as confidentiality and invention assignment agreements with our employees and consultants. We seek to control access to, and distribution of our proprietary information through non-disclosure agreements with our vendors and business partners. Unpatented research, development, know-how, and engineering skills make a vital contribution to our business, and we pursue patent protection when we believe it is possible and consistent with our overall strategy for safeguarding intellectual property. As of December 31, 2020, we had two pending non-provisional filings and one pending provisional filing, with nine additional invention disclosures in process for our commercial ZEV technologies. We regularly review our development efforts to assess the existence and patentability of new intellectual property. To that end, we are prepared to file additional patent applications as we consider appropriate under the circumstances relating to the new technologies that we develop.

Manufacturing and Production; Headquarters and Facilities

Our 124,000 square foot headquarters is located in Loveland, Colorado. At this facility we are capable of designing, manufacturing, assembling and testing our ZEVs, powertrains and charging solutions. We manufacture our powertrains at our headquarters but also train our OEM partners’ technicians to install them at their own manufacturing facilities. We currently operate a single labor shift with a capacity to manufacture and assemble 500 ZEV vehicles and/or powertrain units per year in a facility with approximately 70,000 square feet of manufacturing space. In November of 2020, Lightning Systems built out 20,000 square feet in our current building and executed a lease for an additional 107,000 square feet of manufacturing space in the adjacent building. The campus has a total of nearly 1 million square feet, of which over 500,000 is still available. Lightning Systems also has a first right of refusal to lease the remaining 500,000 square feet in the campus over the next 4 years. With the additional space added this year, along with additional labor, automation, and larger batch manufacturing, we have capacity to manufacture and assemble 3,000 ZEV vehicles and/or powertrain units per year, on a single labor shift.

Employees

As of December 31, 2020, we had 93 employees and 43 contractors. Our targeted hires typically have significant experience working for industry-leading original equipment manufacturers, automotive engineering firms and software companies. To date, we have not experienced any work stoppages and consider our relationship with our employees to be in good standing. None of our employees are either represented by a labor union or subject to a collective bargaining agreement.

Government Regulations and Incentives

We operate in an industry that is subject to extensive environmental and safety regulation, which has both become more stringent over time and is expected to become more stringent in the future. The laws and regulations to which we are subject govern, among others, water use; air emissions; use of recycled materials; energy sources; the storage, handling, treatment, transportation and disposal of hazardous materials; the protection of the environment, natural resources and endangered species; and the remediation of environmental contamination. We are required to obtain and comply with the terms and conditions of multiple environmental permits, certificates, or registrations, many of which are difficult and costly to obtain and could be subject to legal challenges. Compliance with such laws and regulations at a provincial, location, national, and international level is an important function of the company and is vital to our ability to continue our operations.

Environmental standards applicable to us are established by the laws and regulations of the jurisdictions in which we operate. These laws and regulations are subject to periodic modifications and increasingly stringent requirements. Violations of these laws and regulations, as well as permits and licenses, may result in substantial civil and criminal fines, penalties, and possibly orders to cease the violating operations or to conduct or pay for corrective works. In some instances, violations may also result in the suspension or revocation of permits and licenses.

A brief summary of material government and environmental regulations and incentives is set forth below.

Motor Vehicle Safety

Lightning eMotors vehicles are subject to compliance with the Federal Motor Vehicle Safety Standards (“FMVSS”) and other regulatory obligations established by the National Highway Transportation Safety Administration (“NHTSA”). Lightning is a registered USDOT Intermediate Stage Manufacturer and Vehicle Alterer. Any chassis or body modifications performed by us must be designed, manufactured, and tested to ensure that the final ZEV remains certified to meet all FMVSS, bumper standards and theft prevention standards affected by the alterations when deployed to the customer. Failure to comply with safety regulations could result in substantial adverse impact to the company. These could include recalls, loss of USDOT registration, judicial enforcement, civil liability and reputational harm.

Lightning also maintains a commercial certification as a registered Ford Quality Vehicle Modifier or eQVM. This adds an additional level of third-party oversight to our safety design, and leverages mature “Big 3” safety practices. Currently only four companies are able to meet the stringent eQVM requirements established by Ford. Lightning is currently in discussion with General Motors to become the first modifier to be certified in a parallel program that is currently under development. We believe that these OEM certification programs represent significant barriers to entry for our competitors.

EPA and CARB Emissions Compliance and Certification

Under the U.S. Clean Air Act, medium and heavy-duty vehicles and powertrains are required to obtain a Certificate of Conformity issued by the EPA, and a California Executive Order issued by the CARB. This regulatory process is designed to ensure that all vehicles comply with applicable emission standards for both criteria pollutants, such as nitrogen oxides (NOx) and particulate matter (PM), and GHGs, such as CO2 and nitrous oxide (N2O). A Certificate of Conformity is required for vehicles sold in all states, and an Executive Order is required for vehicles sold in California and states that have adopted the California standards. CARB sets more stringent standards for emissions control for certain regulated pollutants for new vehicles and engines sold in California and must obtain a waiver of preemption from the EPA before implementing and enforcing such standards. California’s waiver of preemption with regard to GHG emission standards is currently the subject of legal challenges, and the authority of California to implement and enforce GHG emission standards for vehicles and engines in the future is uncertain. Currently, states that have adopted the California standards, as approved by the EPA, also require a CARB Executive Order for sales of vehicles in those states. There are currently fourteen additional states (in addition to the District of Columbia) that have adopted the California emissions standard for light, medium and heavy-duty vehicles. In these states, an EPA Certificate of Conformity and CARB Executive Order must be obtained for each model year for each class of vehicle. Failure to obtain or comply with the terms of a Certificate of Conformity or Executive Order is subject to civil penalty and administrative or judicial enforcement. Lightning eMotors currently utilizes EPA-certified chassis from major OEM’s (meaning that Lightning does not require an alternative fuel vehicle certification from EPA for our ZEV’s), and maintains 6 active CARB EOs for model year 2020, with more anticipated in model year 2021. The certification process is well known to Lightning and has been successfully exercised across the product line for both new and repowered vehicles.

Pursuant to its authority under the Clean Air Act, the EPA adopted Phase 1 fuel efficiency and GHG standards for medium-duty vehicles and engines on September 15, 2011. The EPA adopted more stringent fuel efficiency and GHG standards for medium-duty vehicles and engines on October 25, 2016. Manufacturers of vehicles and engines may comply with the GHG standards by selling increasing percentages of ZEVs. CARB also has adopted GHG and fuel efficiency standards for medium and heavy-duty vehicles and engines. The Advanced Clean Trucks (ACT) Regulation approved by CARB in June 2020 requires medium-duty and heavy-duty vehicle manufacturers to produce and offer for sale in California increasing numbers of ZEVs. These regulatory standards increase annually beginning in 2024, and will require that 30-50% of new truck sales in California (depending on Class) be ZEVs by 2030, and 55-75% (depending on Class) be ZEVs by 2035. CARB projects that the ACT regulation will result in sales of approximately 30,000 ZEVs by 2027, approximately 100,000 by 2030, and more than 250,000 by 2035.

Offset credits for early production of heavy-duty ZEVs can be generated beginning in model year 2021. Lightning eMotors’ ZEV products will be eligible for these credits which can be banked and sold to truck OEMs that are not in compliance with the ACT regulation for a period of 5 years.

Additional CARB regulations mandating ZEV deployment in specific vocations are in various stages of development or implementation. These include the Zero Emission Fleet Rule, Innovative Clean Transit Regulation, and the Zero Emission Airport Shuttle Regulation. We expect these or similar programs to be put in place over the next decade.

Receipt of an EPA Certificate of Conformity and CARB Executive Order obligates the holder to ensure that the covered engine or vehicle is capable of complying with applicable standards throughout the full useful life of the product, which for medium medium-duty vehicles may be ten years or from 120,000 to 185,000 miles, whichever comes first and depending on the engine and vehicle size. Emissions control system warranty coverage must be provided for a period of five years or 50,000 to 100,000 miles (CARB warranty obligations increasing to up to 110,000, 150,000 and 350,000 miles in 2022), whichever comes first and depending on the engine and vehicle size. During this time, manufacturers must repair emission-related defects at no cost to the customer. Throughout the full useful life of the engine or vehicle, manufacturers are required to remedy in-use problems that cause engines or vehicles to exceed emission standards for criteria pollutants or GHGs.

Manufacturers may have to conduct recalls, service campaigns or other field actions, or provide extended warranties to address any such in-use issues that may arise. The EPA is considering extending the warranty period, including by adopting the CARB warranty obligations of 110,000, 150,000, or 350,000 miles, depending on the engine size. Manufacturers of medium-duty engines and vehicles also must ensure that their products comply with On Board Diagnostics (“OBD”) requirements. The OBD system is intended to identify and diagnose malfunctions within the engine, aftertreatment and emission control systems and alert the driver to the underlying issue so the vehicle can be brought in for service. CARB issues approval of the OBD system as part of its issuance of an Executive Order; the EPA deems demonstration of compliance with CARB OBD requirements to satisfy the EPA’s requirements. As with emissions compliance, manufacturers are required to ensure that the OBD system functions as designed and is able to identify component malfunctions throughout the full useful life of the vehicle or engine.

Many customers of EVs utilize state and Federal incentive programs to offset the higher initial costs of electric vehicles. Lightning’s customers have historically leveraged the California Hybrid and Zero-Emission Truck and Bus Voucher Incentive Project (“HVIP”) as well as Volkswagen Emissions Mitigation Trust Fund (“VW EMTF”) funding that is allocated to each state to purchase Lightning’s vehicles and charging systems. The HVIP program, which California has allocated approximately $167M in 2021, represents the most utilized of the subsidy programs to Lightning customers due to its ease of access and amount of funding per vehicle (approximately 30% of the cost of a Lightning electric vehicle). As of March 31, 2021, there were eighteen other active companies that, like Lightning, have certified vehicles (class 3-7) that can be funded under the HVIP program. For the fiscal years ended December 31, 2019 and 2020, Lightning derived approximately 29% and 30%, respectively, of its revenue from HVIP funding. Of the order backlog as of March 31, 2021, approximately 70% of the orders have contingencies for 2021 HVIP funding that have not yet been secured, representing approximately 45% of the 2021 revenue. Although Lightning has successfully participated in the program for the last five years, and expects to have HVIP funding secured for its 2021 orders in Q3 2021, any material problem with the HVIP program for 2021 could have a material adverse impact on Lightning’s business, financial condition and results of operations.

Battery Safety and Testing Regulation

Our ZEVs and powertrains are intended to meet the International Organization for Standardization’s standards for electrically propelled vehicles in vehicle operational safety specifications and connecting to an external power supply. Additionally, we may incorporate other battery system standards of the International Organization for Standardization in our ZEVs and powertrains.

Some of these standards include:

•	Conductive Charging—for on board charge electromagnetic requirements;

•	Battery Pack Enclosure Protection—degrees of protection of the electrical equipment within an enclosure from the effects due to the ingress of water; and

•	Testing LTO Traction Battery Packs and Systems—safety performance requirements during a variety of testing, like vibration, thermal cycling, overcharge and loss of thermal control.

Our battery packs are manufactured by third-party battery pack manufacturers, who ship them to Lightning eMotors. They must meet the applicable regulations governing the transport of “dangerous goods,” which includes lithium-ion batteries that may present a risk in transportation. The governing regulations in the U.S., which are issued by the Pipeline and Hazardous Materials Safety Administration, are based on the UN Recommendations on the Safe Transport of Dangerous Goods Model Regulations, and related UN Manual Tests and Criteria. The regulations vary by mode of transportation when these items are shipped by ocean vessel, rail, truck or by air.

Our battery pack manufacturing partners are committed to meeting the applicable compliance requirements of the UN Manual of Tests and Criteria demonstrating their ability to ship battery packs by any method.

Certain of the tests performed include:

•	Altitude simulation—simulating air transport;

•	Thermal cycling—assessing cell and battery seal integrity;

•	Vibration—simulating vibration during transport;

•	Shock—simulating possible impacts during transport;

•	External short circuit—simulating an external short circuit; and

•	Overcharge—evaluating the ability of a rechargeable battery to withstand overcharging.

In addition, our battery packs include packaging for the lithium-ion battery cells. This packaging includes trace amounts of various hazardous chemicals whose use, storage and disposal is regulated under state and federal law.

Low Carbon Fuel Standard Credits

California adopted the Low Carbon Fuel Standard in 2009 and began implementation in 2011. A comparable agency in Oregon adopted the similar Clean Fuels Program. Other states have proposed similar clean fuels programs, or are conducting initial studies at present. In 2018, the LCFS program introduced significant new LCFS credit mechanisms in connection with deployment of ZEV infrastructure, such as our Charging-as-as-service platform.

LCFS credits for charging infrastructure are specifically tied to the owner/operator of the electric vehicle supply equipment (“EVSE”), which gives Lightning eMotors the incentive to grow the charging rental business model. There is no regulatory limit to the number of credits which can be accumulated and banked. Credit deficits under the LCFS have frequently exceeded credit generation since 2017, and there continues to be significant (and growing) requirements for producers of fossil fuels to offset the carbon intensity of their fuels. LCFS credit demand is expected to continue to grow as regulatory carbon intensity benchmark requirements already in place mandate increases from 7.5% reduction in CY2020 to 20% reduction by CY2030.

GHG Credits—U.S. EPA

The EPA’s Greenhouse Gas Rule requires all manufacturers of medium-duty engines and vehicles to comply with fleet average GHG standards. Manufacturers may comply with the standards by producing engines or vehicles, all of which comply with the standards, or by averaging, banking and trading GHG credits within vehicle or engine categories. Manufacturers may also comply with GHG standards by purchasing credits from manufacturers with a surplus of credits. The failure to comply with GHG standards can lead to civil penalties or the voiding of a manufacturer’s EPA Certificate of Conformity. In connection with the delivery and placement into service of zero-emission and low-emission vehicles, we may earn tradable GHG credits that can be sold to other manufacturers. Under the EPA’s Greenhouse Gas Rule, plug-in hybrid, all-electric and fuel cell vehicles earn a credit multiplier of 3.5, 4.5, and 5.5, respectively, for use in the calculation of GHG emission credits.

Commercial engine and vehicle manufacturers are required to meet the NOx emission standard for each type of engine or vehicle produced. Typical diesel engine emission control technology limits the fuel economy and GHG improvements that can be made while maintaining compliance with the NOx standard. As the fleet average GHG standards continue to decrease over time, compliance with the NOx standard may increase the difficulty for conventional diesel vehicles to meet the applicable GHG standards. Accordingly, manufacturers of diesel trucks may need to purchase GHG credits to cover their emission deficit. The EPA’s Greenhouse Gas Rule provides the opportunity for the sale of excess credits to other manufacturers who require such credits to comply with these regulatory requirements. Furthermore, the regulation does not limit the number of GHG credits sold within the same commercial vehicle categories.

GHG Credits—California Air Resources Board

California also has a GHG emissions regulatory program that is similar to the EPA requirements. Like the EPA’s Greenhouse Gas Rule, the CARB rule allows for averaging, banking and trading of credits to comply with the fleet-average GHG standard and the failure to comply with the California GHG standard may lead to the imposition of civil penalties. The delivery and placement into service of our zero-emission vehicles in California may earn us tradable credits that can be sold. Under CARB GHG regulations, advanced technology vehicles also earn a credit multiplier of for use in the calculation of emission credits in the same amounts as under the EPA’s Greenhouse Gas Rule.

Examples of other existing or potential future incentives and grant programs that either we or our customers can apply for include:

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LCFS. California was the first jurisdiction to develop an LCFS and similar LCFS programs may be adopted by other jurisdictions in the U.S. and around the world. The goal of an LCFS is to reduce the well-to-wheel carbon intensity of fuels by providing both mandated reduction targets as well as bankable and tradable credits.

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Purchase Incentives. Both California and New York have active programs that provide “cash on the hood” incentives to customers that purchase zero-emission vehicles. Other states are considering developing similar programs.

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Grant Programs. Government entities at all levels from federal, including the U.S. Department of Energy, state (for example, CARB) and local (for example, North Texas Council of Governments), have grant programs designed to increase and accelerate the development and deployment of ZEVs and charging or fueling infrastructure technologies. There is currently several billion dollars of VW

Emissions Mitigation Trust Fund Money available to states for eligible mitigation actions, including incentives to purchase or retrofit low-or-zero emissions vehicles.

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EPA Smartway. The EPA Smartway program provides grants and funding for the retrofit of medium-duty vehicles with components and technologies that reduce emissions. Drivers and fleet owners who repower vehicles with advanced technology powertrains may be able to access funding to offset a portion of the cost.

Competition

We currently have several limited competitors in the medium-duty electric vocational truck and shuttle bus space, including GreenPower Motor Company, XOS Trucks, Sea Electric, Workhorse and Motiv. We expect competition to increase in the near future, particularly as the commercial transportation sector increasingly shifts towards low-emission, zero-emission or carbon neutral solutions.

Legal Proceedings

From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. We are not currently a party to any material legal proceedings. Regardless of outcome, such proceedings or claims can have an adverse impact on us because of defense and settlement costs, diversion of resources and other factors, and there can be no assurances that favorable outcomes will be obtained.

Industry and Market Data

Unless otherwise indicated, information contained in this prospectus concerning Lightning eMotors’ industry and the markets in which it operates, including its general expectations and market position, market opportunity and market size is based on management estimates and information from various sources including independent industry publications, market research studies and security analysts’ reports. While Lightning eMotors’ believes its business projections are sound, they are subject to its management’s assumptions and other limitations and may prove inaccurate.

MANAGEMENT

Management and Board of Directors

The following persons are our executive officers and directors as of June 1, 2021.

Name	Age	Position
Timothy Reeser	50	Chief Executive Officer and Director
Teresa Covington	57	Chief Financial Officer
William Kelley	65	Chief Technology Officer and Chief Operating Officer
Kash Sethi	37	Chief Revenue Officer
Robert Fenwick-Smith	58	Co-Chairman of the Board of Directors
Dr. Avi Katz	63	Co-Chairman of the Board of Directors
Dr. Raluca Dinu	47	Director
Neil Miotto	75	Director
Thaddeus Senko	65	Director
Meghan Sharp	49	Director
Diana Tremblay	61	Director
Bruce Coventry	68	Director

Executive Officers

Timothy Reeser. Mr. Reeser founded Lightning Systems in October 2008. Since October 2012, he has served as Lightning Systems’ Chief Executive Officer. He continues in this role at Lightning eMotors and also serves as a member of the Lightning eMotors Board of Directors. Mr. Reeser has served as Managing Partner of Aravaipa Ventures from August 2011 to present. From January 2010 through April 2013, Mr. Reeser served as Chief Executive Officer of OptiEnzi Sensors, Inc., a chemical analytics company. From January 2009 through October 2012, Mr. Reeser served as vice president of CSU Ventures, the clean-energy supercluster of Colorado State University. Mr. Reeser is a senior technology executive, entrepreneur, and venture investor in transportation technology, cleantech and software with over 25 years of experience building international executive management teams and growing companies organically and through mergers and acquisitions. Mr. Reeser received his Bachelors of Science in Mechanical Engineering in 1993 from Colorado State University.

Mr. Reeser is qualified to serve on the Lightning eMotors Board based on his experience as the Chief Executive Officer of Lightning Systems, going-forward, Lightning eMotors.

Robert Fenwick-Smith. Mr. Fenwick-Smith serves as Lightning eMotors’ Co-Chairman of the Board of Directors. He served as Lightning Systems’ Chairman of the Board of Directors from 2010 through the closing of the Business Combination. From February 2020 through December 2020, Mr. Fenwick-Smith served as Lightning Systems’ interim Chief Financial Officer. Mr. Fenwick-Smith founded Aravaipa Ventures in January 2008 and has served as Senior Managing Director of Aravaipa Ventures since its inception. Mr. Fenwick-Smith has served as the Chairman of the Board of Directors of aWhere Inc., a weather data analytics company, from 2008 to present; Clear Comfort Water, Inc., an industrial water treatment technology company, from 2014 to present; Boulder Industries, Inc., sustainable rubber and plastic solutions company, from 2014 to present; and Silver Bullet Water Treatment, Inc., a water management company from 2011 to present. Prior to founding Aravaipa Ventures, Mr. Fenwick-Smith worked in private equity in Europe for 20 years, during which his primary activity was serving as a founder and Chief Executive Officer of the Romaco Group from 1999 through 2002. Mr. Fenwick-Smith received his Bachelors in Economics from Lausanne University (Switzerland) in 1984 and his MBA from Harvard Business School in 1988.

Mr. Fenwick-Smith is qualified to serve Co-Chairman of the Lightning eMotors Board based on his experience as Chairman of the Board of Lightning Systems and his investing experience.

William Kelley, Jr. Mr. Kelley has served as Lightning Systems’ Chief Technology Officer and Chief Operating Officer since September 2017, and continues in these roles at Lightning eMotors. Prior to his work at Lightning Systems, Mr. Kelley was self-employed and the principal of Developmeant IP, a technology development consultancy, since 2012. Mr. Kelley had previously served as the Corporate Vice President for Research & Technology for Borg Warner, Inc., a hybrid and electric vehicle company. Mr. Kelley received his Bachelor of Science in Nuclear Engineering from Lowell Technological Institute (now known as the University of Massachusetts at Lowell), and his Master of Science in Nuclear Engineering degree from Rensselaer Polytechnic Institute. He is a certified Reliability Engineer.

Teresa Covington. Ms. Covington has served as Lightning Systems’ Senior Vice President and Chief Financial Officer since January 2021, and continues in those roles at Lightning eMotors. She previously served as the Senior Vice President and Chief Financial Officer of asTech, a cloud-based technology and diagnostic automotive services platform from October 2019 until the end of 2020. From March 2017 through October 2019, Ms. Covington served as the Senior Vice President and Chief Financial Officer of AeroVironment Inc., a technology leader in unmanned systems for defense and commercial markets. She previously served as AeroVironment’s vice president of finance from July 2015 to March 2017 and as interim chief financial officer from February 2015 to July 2015. Prior to joining AeroVironment, from August 2000 to May 2011, Ms. Covington served as senior vice president and chief financial officer of Line 6, Inc., a global designer and manufacturer of musical instruments that is now part of Yamaha. Ms. Covington earned an M.B.A. from Stanford University Graduate School of Business, an M.S. in electrical engineering from the University of Southern California and a B.S. in electrical engineering from the University of Illinois at Urbana-Champaign.

Kash Sethi. Mr. Sethi has served as Lightning Systems’ Chief Revenue Officer since February 2021. Prior to that, he served as Vice President of Sales from October 2019 to January 2021 and Director of Sales from February 2017 to October 2019 at Motiv Power Systems, an EV technology provider for commercial vehicles. From October 2015 to February 2017, Mr. Sethi served as National Sales Manager and Head of Sales USA at Siemens Energy’s medium and high voltage electric substation equipment division. Mr. Sethi has earned an M.B.A. from Queen’s University, and a B.S. in Electrical Engineering from the University of Windsor.

Non-Employee Directors

Dr. Avi S. Katz. Dr. Katz serves as the Co-Chairman of the Board of Directors of Lightning eMotors. Prior to the Closing of the Business Combination, Dr. Katz served as GigCapital3’s Executive Chairman of the Board of Directors, Chief Executive Officer, President and Secretary since February 2020. Dr. Katz has spent approximately 33 years in international executive positions within the TMT industry working for privately held start-ups, middle-cap companies and large enterprises. In these roles, Dr. Katz has been instrumental in launching and accelerating entities, building teams, large scale fund-raising, developing key alliances and technology partnerships, M&A activities, business development, financial management, global operations and sales and marketing. In October 2017, Dr. Katz founded GIG1, a Private-to-Public Equity (PPE) company formed for the purpose of acquiring a company in the technology industry. GIG1 completed its initial public offering in December 2017, in which it sold 14,375,000 units at price of $10.00 per unit, with each unit consisting of one share of GIG1 common stock, three-fourths of one warrant to purchase one share of GIG1 common stock and one right to receive one-tenth of one share of GIG1 common stock, generating aggregate proceeds of $143,750,000, and, at that time, was listed on the NYSE under the symbol “GIG.” On February 22, 2019, after intensive screening of more than 400 companies worldwide, GIG1 entered into a stock purchase agreement to acquire Kaleyra at a transaction enterprise value of $187 million with combined cash and/or promissory note consideration of $15 million. Kaleyra is a global company specialized in providing mobile messaging services for financial institutions and companies of all sizes. The transaction closed on November 25, 2019, and GIG1 was renamed Kaleyra, Inc. and listed on the NYSE American stock exchange under the symbol “KLR” at that time. Dr. Katz has served as the Executive Chairman and Secretary of Kaleyra, Inc. since the consummation of the transaction in November 2019. Prior to that time, in addition to being the Executive Chairman and Secretary, he was also the Chief Executive Officer of GIG1. In March 2019, Dr. Katz founded

GIG2. GIG2 completed its initial public offering in Junes 2019, in which it sold 17,250,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG2 common stock, one warrant to purchase one share of GIG2 common stock, and one right to receive one-twentieth of one share of GIG2 common stock, generating aggregate proceeds of $172,500,000. GIG2 is listed on the NYSE under the symbol “GIX.” GIG2 completed its business combinations with UpHealth Holdings, Inc. and Cloudbreak Health LLC on June 9, 2021 and was renamed UpHealth, Inc. Dr. Katz serves as the Co-Chairman of UpHealth, Inc. Dr. Katz is also the sole managing member of GigFounders, LLC and a managing member of GigManagement, LLC. He is also the co-founder of Cognizer, a software company specializing in deep-learning powered natural language artificial intelligence, and was the Executive Chairman of Cognizer’s board of directors from its inception in December 2018 until August 2020. Prior to GIG1 and GIG2, Dr. Katz dedicated 10 years to bootstrap, develop and manage GigPeak (NYSE American: formerly GIG), originally known as GigOptix, Inc. He served as Chairman of the Board, Chief Executive Officer and President of GigPeak. From its inception in 2007, which occurred through the acquisition of assets valued at less than $1 million, until its sale in April 2017 to IDT for $250 million in cash, GigPeak provided semiconductor integrated circuits (ICs) and software solutions for high-speed connectivity and video compression. While Dr. Katz was at GigPeak’s helm, the company completed 10 M&A deals. From 2003 to 2005, Dr. Katz was the chief executive officer, president, and member of the board of directors of Intransa, Inc., which at the time provided full-featured, enterprise-class IP-based Storage Area Networks (SAN). From 2000 to 2003, Dr. Katz was the Chief Executive Officer and a member of the board of directors of Equator Technologies, which at the time sought to commercialize leading edge programmable media processing platform technology for the rapid design and deployment of digital media and imaging products. Equator Technologies was sold to Pixelworks, Inc. for $110 million in 2005. Dr. Katz has held several leadership positions over the span of his career within the technology industry since serving as Member of Technical Staff at AT&T Bell Laboratories in the 1980s, and has made numerous angel investments in high-tech companies around the world. Dr. Katz is a graduate of the Israeli Naval Academy and holds a B.Sc. and Ph.D. in Semiconductors Materials from the Technion (Israel Institute of Technology). He is a serial entrepreneur, holds many U.S. and international patents, has published many technical papers and is the editor of a number of technical books. Dr. Katz is married to Dr. Dinu, one of our directors.

Dr. Katz is qualified to serve as Co-Chairman of the Lightning eMotors Board based on his business experience as a founder, inventor, chief executive officer and director of a publicly-listed company and his investing experience.

Dr. Raluca Dinu. Dr. Dinu serves as a member of the Lightning eMotors Board of Directors. Prior to the Closing of the Business Combination, Dr. Dinu served as a member of the Board of Directors of GigCapital3 since February 2020. She has served as the Chief Executive Officer of GIG2 since August 2019 and as a member of its board of directors since March 2019. From April 2017 to May 2019, Dr. Dinu was the Vice President and General Manager of IDT’s Optical Interconnects Division. Prior to that, she held several executive-level positions at GigPeak, including Executive Vice President and Chief Operation Officer from April 2016 until it was acquired by IDT in April 2017, and before that, as its Executive Vice President of Global Sales and Marketing from August 2015 to April 2016, and as its Senior Vice President of Global Sales and Marketing from December 2014 to August 2015. From February 2014 to September 2017, Dr. Dinu was a member of the board of directors of Brazil-Photonics, in Campinas, Brazil, a joint venture that GigPeak established with the Centro de Pesquisa e Desenvolvimento em Telecomunicações (CPqD). From 2001 to 2008, Dr. Dinu was VP of Engineering at Lumera Corporation (“Lumera”) (Nasdaq: LMRA). Lumera was acquired by GigPeak in 2008, and Dr. Dinu joined GigPeak at that time. Dr. Dinu holds a B.Sc. in Physics and Ph.D. in Solid State Condensed Matter Physics from the University of Bucharest, and an Executive-M.B.A. from Stanford University. Dr. Dinu is married to Dr. Katz, one of our Co-Chairmen of our Board of Directors.

Dr. Dinu is qualified to serve on the Lightning eMotors Board based on her business experience as a board member of a publicly-listed company and her investing experience.

Neil Miotto. Mr. Miotto serves as a member of the Lightning eMotors Board of Directors. Prior to the Closing of the Business Combination, Mr. Miotto served as a member of the Board of Directors of GigCapital3 since February 2020. Mr. Miotto is a financial consultant and a retired assurance partner of KPMG LLP (“KPMG”), where he was a partner for 27 years until his retirement in September 2006. Since his retirement from KPMG, Mr. Miotto has provided high-level financial consulting services to companies in need of timely accounting assistance and has served on public company boards. He is deemed to be a “audit committee financial expert” under SEC rules. While at KPMG, Mr. Miotto focused on serving large public companies. Mr. Miotto also served as an SEC reviewing partner while at KPMG. Mr. Miotto became a member of the board of directors of GIG1 in October 2017 and has continued in that role after that company became Kaleyra, Inc. Mr. Miotto has also served on the board of directors of GIG2 since March 2019. In addition, Mr. Miotto served on the board of directors of Micrel, Inc. prior to its sale to Microchip Technology Inc. in May 2015, and on the board of directors of GigPeak from 2008 until its sale to IDT in April 2017. He also previously served on the board of directors of Cognizer from March 2019 to August 2020. He is a member of the American Institute of Certified Public Accountants and holds a Bachelor of Business Administration degree from Baruch College of The City University of New York.

Mr. Miotto is qualified to serve on the Lightning eMotors Board based on his business experience as a board member of a publicly-listed company and his experience as an audit committee financial expert.

Thaddeus Senko. Mr. Senko serves as a member of the Lightning eMotors Board of Directors. Since 2018, Mr. Senko has served as a member of Autoliv Inc.’s (NYSE:ALV), a supplier of automotive safety systems, board of directors, serving as chairman of the audit committee, as well as on the risk and compliance, nominating and governance committee. From 1978 to 2017, Mr. Senko served as a partner at KPMG LLP, providing enterprise risk management, compliance, and audit services to various public companies. At KPMG, he served as Audit Partner and SEC Reviewing Partner for eight years, Chief Audit Executive for four years, Global and National Partner in Charge of Internal Audit, Risk & Compliance Services for eight years, Global Engagement Partner and Client Services Partner for seven years and Global Leader of the ESG practice for two years. Mr. Senko’s overall career at KPMG spanned 39 years. Previously, Mr. Senko served on the Board of Duquesne University, a private university with approximately 10,000 students, from 2007 to 2016, chairing the Audit and Finance Committee and serving on the Executive and University Advancement Committee. Mr. Senko continues to serve on the university’s Business Advisory Council. He is deemed to be an “audit committee financial expert” under SEC rules. Mr. Senko received a bachelor’s degree in business administration from Duquesne University.

Mr. Senko is qualified to serve on the Lightning eMotors Board based on his experience as a director to private and public companies and his experience in the automotive industry.

Meghan Sharp. Dr. Sharp serves as a member of the Lightning eMotors Board of Directors. Since 2020, Dr. Sharp has served as the Global Head of BP Ventures, Inc. (“BP Ventures”), an affiliate of BP Technology Ventures, Inc., which is a venture capital firm that primarily invests in private and high-growth technology companies in the upstream, downstream and alternative energy. At BP Ventures, Dr. Sharp also serves as the Vice President of “innovation & engineering” teams, leading BP Ventures’s initiatives in orienting businesses towards reducing carbon emissions to zero. From October 2019 to 2020, Dr. Sharp served as the Chief Operating Officer for Beyond Limits, an Artificial Intelligence (AI) and cognitive computing company that engineers advanced cognitive AI solutions for companies in industries such as energy, healthcare, finance and logistics. From August 2010 to October 2019, Dr. Sharp served as the Managing Director of BP Ventures’s Americas division. Dr. Sharp holds a Ph.D. in Microbial Genetics from the University of California, San Francisco, has held postdoctoral positions in plant genetics at the University of Chicago and the Carnegie Institution of Washington at Stanford University, and an MBA with a focus on venture capital from Columbia University.

Dr. Sharp is qualified to serve on the Lightning eMotors Board based on her experience in the clean energy industry.

Diana Tremblay. Ms. Tremblay serves as a member of the Lightning eMotors Board of Directors, and was appointed lead director in June 2021. Ms. Tremblay currently serves on the Board of Directors of Itron, Inc. (NASDAQ:ITRI). Ms. Tremblay retired from General Motors Company, the motor vehicle manufacturer and distributor multinational corporation (NYSE:GM) in September 2017. She had been with that company since 1977, and during her tenure at GM, she held a variety of positions in engineering, manufacturing and labor relations, including direct operational responsibility for over 50,000 employees. From July 2013 until her retirement, Ms. Tremblay served as Vice President of Global Business Services, where she was charged with streamlining administrative processes around the world to improve service quality, reduce complexity, and achieve cost efficiencies in such areas as finance, human resources, real estate, purchasing, asset management, and master data. From December 2009 to July 2013, Ms. Tremblay held the position of Vice President of Manufacturing at GM. She has a Bachelor of Industrial Administration Degree form Kettering University (formerly General Motors Institute) and a Master of Science in Management Degree from Massachusetts Institute of Technology.

Ms. Tremblay is qualified to serve on the Lightning eMotors Board based on her broad business experience that includes her previous roles at GM as an engineer, plant manager, head of manufacturing, and lead labor relations negotiator, which together with her knowledge of business services and global manufacturing processes, provide additional international, administrative and manufacturing perspectives to the Board.

Bruce Coventry. Mr. Coventry serves as a member of the Lightning eMotors Board of Directors. Since the first quarter of 2020, Mr. Coventry has served as a senior advisor to GigCapital Global, a leading automotive technology and business advisory board. Mr. Coventry is currently the President of Coventry Consulting Group, an automotive consultancy focused on integrating technology-based start-ups into the complex processes of Global Automotive OEM’s. Between March 2017 and December 2020, Mr. Coventry was Managing Partner of motormindz, an automotive consulting group. From November 2015 to December 2016, Mr. Coventry was Chief Operating Officer of Android Industries, a private equity owned and world’s largest assembler of automotive complex sub-assemblies and modules. Mr. Coventry has been a member of the Board of Directors of Canada Carbon Inc. (TSX.V: CCB), a natural resources company focused on the acquisition and development of graphite properties throughout Canada, since August 2012. Mr. Coventry also served as Chairman of the Board of Directors of TowerSec Inc., an automotive cybersecurity software company that is a leading global solution vendor, specializes in delivering on-board cyber security software products to OEMs, suppliers and the aftermarket telematics manufacturers, beginning in August 2013 until the company’s acquisition by HARMAN (NYSE:HAR) in March 2016. Mr. Coventry also currently serves on the Board of Trustees of Kettering University (formerly General Motors Institute), a position that he has held since 2001. Mr. Coventry has also ran a Global Engine Joint Venture initiative for Chrysler, Hyundai, and Mitsubishi, and previously served as President of Chrysler’s Global Electric Motorcar. Mr. Coventry holds a Bachelor of Industrial Administration Degree from Kettering University and a Master of Business Administration from Michigan State University.

Mr. Coventry is qualified to serve on the Lightning eMotors Board based on his broad business experience including his extensive experience in automotive product development, manufacturing, engineering, operations, and supply chain management.

Classified Board of Directors

Our Board of Directors believes it is in the best interests of the Company for the Lightning eMotors Board to be classified into three classes, each comprising as nearly as possible one-third of the directors to serve three-year terms. Each Class I director, consisting of Dr. Avi S. Katz, Dr. Raluca Dinu and Neil Miotto, will have a term that expires at the post-combination company’s annual meeting of stockholders in 2021, each Class II director, consisting of Timothy Reeser, Bruce Coventry and Meghan Sharp, will have a term that expires at the post-combination company’s annual meeting of stockholders in 2022 and each Class III director, consisting of Robert Fenwick-Smith, Thaddeus Senko and Diana Tremblay, will have a term that expires at the post-combination company’s annual meeting of stockholders in 2023, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

Committees of the Board of Directors

The standing committees of our Board currently consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the committees will report to the Lightning eMotors Board as they deem appropriate and as the Lightning eMotors Board may request. The composition, duties and responsibilities of these committees are set forth below. We have previously filed copies of the charter for each of our committees. You can review those documents, as well as our other publicly filed documents, by accessing our public filings at the SEC’s web site at www.sec.gov. The Lightning eMotors Board may also convene additional committees as necessary and in accordance with the organizational documents of Lightning eMotors.

Audit Committee

The audit committee is responsible for, among other matters:

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assisting the Lightning eMotors Board in the oversight of (i) the accounting and financial reporting processes of Lightning eMotors and the audits of the financial statements of Company, (ii) the preparation and integrity of the financial statements of Lightning eMotors, (iii) the compliance by Lightning eMotors with financial statement and regulatory requirements, (iv) the performance of Lightning eMotors’ internal finance and accounting personnel and its independent registered public accounting firms, and (v) the qualifications and independence of Lightning eMotors’ independent registered public accounting firms;

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reviewing with each of the internal and independent registered public accounting firms the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation;

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reviewing and discussing with management and internal auditors Lightning eMotors’ system of internal control and discuss with the independent registered public accounting firm any significant matters regarding internal controls over financial reporting that have come to its attention during the conduct of its audit;

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reviewing and discussing with management, internal auditors and independent registered public accounting firm Lightning eMotors’ financial and critical accounting practices, and policies relating to risk assessment and management;

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receiving and reviewing reports of the independent registered public accounting firm discussing (i) all critical accounting policies and practices to be used in the firm’s audit of Lightning eMotors’ financial statements, (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, and (iii) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

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reviewing and discussing with management and the independent registered public accounting firm the annual and quarterly financial statements and section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Lightning eMotors prior to the filing of Lightning eMotors’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

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reviewing, or establishing, standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies;

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discussing with management and the independent registered public accounting firm any changes in Company’s critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives;

•	reviewing material pending legal proceedings involving Lightning eMotors and other contingent liabilities;

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meeting periodically with the Chief Executive Officer, Chief Financial Officer, the senior internal auditing executive and the independent registered public accounting firm in separate executive sessions to discuss results of examinations;

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reviewing and approving all transactions between Lightning eMotors and related parties or affiliates of the officers of Lightning eMotors requiring disclosure under Item 404 of Regulation S-K prior to Lightning eMotors entering into such

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establishing procedures for the receipt, retention and treatment of complaints received by Lightning eMotors regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or accounting matters;

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reviewing periodically with Lightning eMotors’ management, the independent registered public accounting firm and outside legal counsel (i) legal and regulatory matters which may have a material effect on the financial statements, and (ii) corporate compliance policies or codes of conduct, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding Lightning eMotors’ financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities; and

•	establishing policies for the hiring of employees and former employees of the independent registered public accounting firm.

Our audit committee consists of Messrs. Senko and Miotto and Ms. Tremblay, each of whom qualifies as an independent director according to the rules and regulations of the SEC and NYSE with respect to audit committee membership. Mr. Senko serves as chairman of the audit committee. Each member of the audit committee is financially literate and our Board has determined that Messrs. Senko and Miotto qualifies as an “audit committee financial expert” as defined in applicable SEC rules. Our Board has adopted a written charter for the audit committee, which is available on our corporate website at https://lightningemotors.com/investors. The information on our website is not part of this prospectus.

Compensation Committee

The compensation committee is responsible for, among other matters:

•	reviewing the performance of the Chief Executive Officer and executive management;

•	assisting the Lightning eMotors Board in developing and evaluating potential candidates for executive positions (including Chief Executive Officer);

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reviewing and approving goals and objectives relevant to the Chief Executive Officer and other executive officer compensation, evaluating the Chief Executive Officer’s and other executive officers’ performance in light of these corporate goals and objectives, and setting Chief Executive Officer and other executive officer compensation levels consistent with its evaluation and Lightning eMotors’ philosophy;

•	approving the salaries, bonus and other compensation for all executive officers;

•	reviewing and approving compensation packages for new corporate officers and termination packages for corporate officers as requested by management;

•	reviewing and discussing with the Lightning eMotors Board and senior officers plans for officer development and corporate succession plans for the Chief Executive Officer and other senior officers;

•	reviewing and making recommendations concerning executive compensation policies and plans;

•	reviewing and recommending to the Lightning eMotors Board the adoption of or changes to the compensation of Lightning eMotors’ directors;

•	reviewing and approving the awards made under any executive officer bonus plan, and providing an appropriate report to the Lightning eMotors Board;

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reviewing and making recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans, and, except as otherwise delegated by the Board, acting as the “Plan Administrator” for equity-based and employee benefit plans;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for Lightning eMotors’ executive officers and employees;

•	reviewing periodic reports from management on matters relating to Lightning eMotors’ personnel appointments and practices;

•	assisting management in complying with Lightning eMotors’ proxy statement and annual report disclosure requirements;

•	issuing an annual Report of the Compensation Committee on Executive Compensation for Lightning eMotors’ annual proxy statement in compliance with applicable SEC rules and regulations;

•	annually evaluating the Committee’s performance and the committee’s charter and recommending to the Lightning eMotors Board any proposed changes to the charter or the committee; and

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undertaking all further actions and discharging all further responsibilities imposed upon the committee from time to time by the Board, the federal securities laws or the rules and regulations of the SEC.

Our compensation committee consists of Messrs. Coventry and Senko, Ms. Tremblay and Dr. Sharp each of whom qualifies as an independent director according to the rules and regulations of NYSE with respect to compensation committee membership. Ms. Tremblay serves as chairman of the compensation committee. Our Board has adopted a written charter for the compensation committee, which is available on our corporate website at https://lightningemotors.com/investors. The information on our website is not part of this prospectus.

Nominating and Governance Committee

The nominating and governance committee is responsible for, among other matters:

•	developing and recommending to the Lightning eMotors Board the criteria for appointment as a director;

•	identifying, considering, recruiting and recommending candidates to fill new positions on the Board;

•	reviewing candidates recommended by stockholders;

•	conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and

•	recommending director nominees for approval by the Lightning eMotors Board and election by the stockholders at the next annual meeting.

The nominating and governance committee has not established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Our nominating and governance committee consists of Messrs. Coventry and Miotto and Dr. Sharp each of whom qualifies as an independent director according to the rules and regulations of the SEC and NYSE with respect to nominating and governance committee membership. Mr. Miotto serves as chairman of the nominating and governance committee. Our Board has adopted a written charter for the nominating and governance committee, which is available on our corporate website at https://lightningemotors.com/investors. The information on our website is not part of this prospectus.

Code of Ethics

We have adopted a Code of Ethics applicable to our management team and employees in accordance with applicable federal securities laws. We have previously filed copies of our Code of Ethics and the charter for each of our committees. You can review those documents, as well as our other publicly filed documents, by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Communications with the Board of Directors

Interested parties wishing to communicate with the Lightning eMotors Board or with an individual member or members of the Lightning eMotors Board may do so by writing to the Lightning eMotors Board or to the particular member or members of the Lightning eMotors Board, and mailing the correspondence to Lightning eMotors, Inc., 815 14th Street SW, Suite A100, Loveland, Colorado 80587. Each communication should set forth (i) the name and address of the stockholder as it appears in our register, and if the shares of our Common Stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our Common Stock that are owned of record by the record holder and beneficially by the beneficial owner.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Party Transactions

Initial Stockholder Shares

During the period from February 3, 2020 (date of inception) to February 14, 2020, the Sponsor purchased 5,735,000 Initial Stockholder Shares for an aggregate purchase price of $25,000, or $0.0044 per share. GigCapital3 also issued 5,000 shares of Common Stock, solely in consideration of future services, to two of our former directors, Messrs. Wang and Betti-Berutto, and our former Chief Financial Officer, Mr. Weightman, pursuant to Insider Shares Grant Agreements dated May 13, 2020 between GigCapital3 and each of these individuals, for an aggregate issuance of 15,000 Insider Shares of Common Stock. The Insider Shares were subject to forfeiture if an individual resigned or his services were terminated for cause prior to the completion of the Business Combination. The Initial Stockholder Shares acquired by the Sponsor on February 14, 2020 are identical to the Common Stock included in the units sold in the IPO except that the Initial Stockholder Shares are subject to certain transfer restrictions, as described in more detail below. The Sponsor forfeited 750,000 Initial Stockholder Shares because the over-allotment option was not exercised by the Underwriters. Because the entire over-allotment option was not exercised, the forfeiture did not need to be adjusted.

Private Placement

The Sponsor and the Underwriters purchased from GigCapital3 an aggregate of 650,000 and 243,479 private placement units, respectively, at a price of $10.00 per unit in a private placement that occurred simultaneously with the completion of the closing of the IPO. Each private placement unit consists of one share of Lightning eMotors’ Common Stock, and three-fourths of a private placement warrant. Each whole private placement warrant will be exercisable for $11.50 per share, and the exercise price of the private placement warrants may be adjusted in certain circumstances.

No fractional shares will be issued upon exercise of the private placement warrants. If, upon exercise of the private placement warrants, a holder would be entitled to receive a fractional interest in a share, Lightning eMotors will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the private placement warrant holder. Each private placement warrant will become exercisable on the later of 30 days after the Closing of the Business Combination or May 18, 2021 and will expire five years after the Closing of the Business Combination or earlier upon redemption or liquidation. If Lightning eMotors is unable to deliver registered shares of Common Stock to the holder upon exercise of the private placement warrants during the exercise period, there will be no net cash settlement of these private placement warrants and the private placement warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the Amended and Restated Warrant Agreement.

Unlike the public warrants included in the units sold in the IPO, if held by the original holder or its permitted transferees, the warrants included in the private placement units are not redeemable by Lightning eMotors’. Thus, once the private placement warrants become exercisable, Lightning eMotors’ may redeem the outstanding private placement warrants in whole and not in part at a price of $0.01 per private placement warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the private placement warrants are no longer held by the Sponsor or the Underwriters and/or their permitted transferees and the last sale price of Lightning eMotors’ shares of Common Stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before Lightning eMotors’ sends the notice of redemption to the private placement warrant holders.

Also, unlike the public warrants included in the units sold in the IPO, if held by the original holder or its permitted transferees, the warrants included in the private placement units, subject to certain limited exceptions, will be subject to transfer restrictions until one year following the Closing of the Business Combination. If the warrants included in the private placement units are held by holders other than the initial holders or their permitted transferees, the warrants included in the private placement units will be redeemable by Lightning eMotors’ and exercisable by holders on the same basis as the warrants included in the IPO.

Sponsor Promissory Note

GigCapital3 entered into a promissory note agreement with the Sponsor under which $100,000 was loaned to GigCapital3 for the payment of expenses related to the IPO. The promissory note was non-interest bearing, unsecured and was repaid in full on May 18, 2020.

Lock-up Agreements

Subject to certain limited exceptions, the Insiders have agreed not to transfer, assign or sell any of their respective Insider Shares him or by his affiliates until the earlier of (A) 12 months after the Closing of the Business Combination or (B) the date on which, subsequent to the Business Combination, (x) the date on which the last sale price of the Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the Business Combination, or (y) the date on which Lightning eMotors’ completes a liquidation, merger, stock exchange or other similar transaction that results in all of Lightning eMotors’ stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Lock-up Period”). Also subject to certain limited exceptions, Lightning eMotors’ Sponsor and Underwriters have agreed not to transfer, assign or sell any of their respective private placement units or Initial Stockholder Shares (including shares or other securities underlying the private placement units) that they may hold until the date that is (i) in the case of the Initial Stockholder Shares acquired by the Sponsor on February 14, 2020, the end of the Lock-up Period, and (ii) in the case of the private placement units and Initial Stockholder Shares or other securities underlying such private placement units, until 30 days after the Closing of the Business Combination. Notwithstanding the foregoing, during the their respective lock-up periods, the Initial Stockholders may transfer, assign or sell any of the aforenamed securities (1) amongst the Sponsor and its affiliates, to its executive officers or directors, or to any affiliate or family member of any of its executive officers or directors, (2) in the case of an entity, as a distribution to its partners, stockholders or members upon its liquidation, (3) in the case of an individual, (i) by bona fide gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization, (ii) by virtue of the laws of descent and distribution upon death of such person, (iii) pursuant to a qualified domestic relations order, (4) by certain pledges to secure obligations incurred in connection with purchases of Lightning eMotors’ securities, (5) through private sales or transfers made in connection with the consummation of the Business Combination at prices no greater than the price at which such securities were originally purchased, (6) in the case of an Underwriter, to such Underwriter’s affiliates or any entity controlled by such Underwriter. or (7) to us for no value for cancellation in connection with the consummation of the Business Combination; provided, that, in each such case (except clause (7)), these permitted transferees shall enter into a written agreement with Lightning eMotors agreeing to be bound by the transfer restrictions agreed to by the original holder in connection with the purchase of the securities being transferred.

Registration Rights Agreement

On May 13, 2020, GigCapital3 entered into a Registration Rights Agreement with the Sponsor, the Underwriters and Insiders. These holders will be entitled to make up to three demands, excluding short form registration demands, that Lightning eMotors register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. Lightning eMotors will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the Registration Rights Agreement.

The Company’s Related Party Transactions Following the Business Combination

Agreements with Affiliates of Lightning Systems

In October 2019, Lightning Systems entered into a term note and working capital facility (the “Facility”), with a company represented on the Lightning Systems’ board of directors. Under the Facility, the Lightning Systems could borrow up to $24,000,000. Borrowings under the Facility, which were $10,000,000 as of March 31, 2021, are secured by substantially all of Lightning Systems’ assets, are subject to borrowing base limitations, and require Lightning Systems to meet certain covenants. In connection with the completion of the Business Combination, the working capital portion of the facility in the amount of $7,00,000 and related accrued interest was paid off. After consummation of the Business Combination, only the term note with a principle value of $3,000,000 remains outstanding.

Prior to 2018, Lightning Systems purchased hybrid related inventories from a related party who is also a member of management. The inventory is considered obsolete in conjunction with Lightning Systems’ transition from hybrid solutions to focusing fully on ZEVs and was previously written down to zero. As of March 31, 2021, and December 31, 2020, the amount due to the related party is $128,000.

Policies and Procedures for Related Party Transactions

Our Code of Ethics requires Lightning eMotors’ to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of Common Stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position. We will continue to maintain our Code of Ethics and have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Lightning eMotors’ also requires each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the annual compensation levels of the principal executive officer who serves as Chief Executive of Lightning eMotors and the individuals who are expected to be the next three most highly compensated officers. The compensation totals and individual amounts reflect the compensation of such officers by Lightning Systems as of December 31, 2020. Ms. Covington began as Lightning Systems’ Chief Financial Officer on January 4, 2021, and her base salary is $350,000. Mr. Sethi began as Lightning Systems’ Chief Revenue Officer on February 8, 2021, and his base salary is $260,000. On June 16, 2021, the Board (i) approved the increase in Mr. Reeser’s annual salary, effective as of May 9, 2021 to $500,000 and (ii) determined that Mr. Reeser be eligible for an annual bonus of up to 80% of his annual salary, or $400,000, subject to the Board or the Compensation Committee of the Board, further determining the eligibility requirements for payment of such bonus. The Board also approved the payment in cash of special transaction bonuses in recognition of the closing of the business combination with GigCapital3, in the amount of $300,000 for Mr. Reeser, and $50,000 each to Ms. Covington and the Company’s Chief Operating Officer, Bill Kelley.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Options ($)(1)	Non-equity Incentive Plan compensation ($)	All other compensation ($)(2)	Total ($)
Tim Reeser	2020	$207,692	—	$120,000	—	$8,308	$336,000
Founder and Chief Executive Officer	2019	199,160	—	40,000	—	7,966	247,126
Teresa Covington	2020	—		—	—		—
Chief Financial Officer	2019	—	—	—	—	—	—
Bill Kelley	2020	207,692	—	72,000	—	8,308	288,000
Chief Technology Officer and Chief Operating Officer	2019	195,854	—	22,500	—	7,709	226,063
Kash Sethi	2020	—		—	—		—
Chief Revenue Officer	2019	—	—	—	—	—	—

(1)

The amounts in this column represent the aggregate grant-date fair value of stock options granted to each named executive officer, computed in accordance with the FASB’s ASC Topic 718. See Note 12- Stock Options and Stock Based Compensation to Lightning Systems’ audited consolidated financial statements included elsewhere in this proxy statement/prospectus for a discussion of the assumptions made by Lightning Systems in determining the grant-date fair value of Lightning Systems’ stock options. On December 31, 2019, in connection with Lightning Systems’ conversion from a limited liability company into a C-corporation, Lightning Systems converted all of its outstanding profits interest into stock options, on a one-to-one basis with each stock option bearing the right to purchase one share of Common Stock at an exercise price of $0.05.

(2)	Amounts in this column for 2019 consist of matching contributions under Lightning Systems’ 401(k) plan.

Narrative Disclosure to Summary Compensation Table

For 2020, the compensation program for Lightning Systems’ named executive officers consisted of base salary and incentive compensation delivered in the form of profits interests and stock option awards.

Base Salary

Base salary for 2020 was set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance.

No Annual Bonus

In 2020, Lightning Systems did not have any formal arrangements specific to its named executive officers providing for annual cash bonus awards. Lightning Systems executive officers could participate in the MBO Bonus Program according to the terms of their offer letters or employment agreements, which provided for bonus compensation payments based on the achievement of overall Lightning Systems performance targets. Lightning Systems did not achieve the performance targets and did not award any payments under the MBO Bonus Program in 2020, nor did Lightning Systems pay any other discretionary bonus compensation in 2020.

Benefits, Perquisites and Retirement Benefits

In 2020, Lightning Systems provided benefits to its named executive officers on the same basis as provided to all of its employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; short-and long-term disability insurance. In 2020, Lightning Systems did not maintain any ongoing executive-specific benefit or perquisite programs.

In 2020, Lightning Systems provided a tax-qualified Section 401(k) plan for all employees, including its named executive officers. Lightning Systems provided a safe harbor match of 100% on the first 3% of eligible compensation contributed and 50% of the following 2% eligible compensation contributed of participants’ elective contributions annually to the 401(k) plan. Lightning Systems did not provide to employees, including its named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.

Lightning Systems 2019 Equity Incentive Plan and Stock Option Awards

In connection with its conversion to a C-corporation, on December 31, 2019, Lightning Systems’ board of directors adopted, and Lightning Systems’ stockholders approved, the Lightning Systems, Inc. 2019 Equity Incentive Plan, or the 2019 Plan. The 2019 Plan permits the grant of incentive stock options, nonqualified stock options, restricted stock awards and other stock-based awards. Incentive stock options may be granted only to employees of Lightning Systems and its parent and subsidiary corporations. All other awards may be granted to Lightning Systems’ directors and employees and consultants of Lightning Systems and Lightning Systems’ affiliates with respect to services provided to Lightning Systems.

A total of 6,500,000 shares are reserved for grant under the 2019 Plan. As of December 31, 2020, stock options to purchase 4,138,710 shares of Lightning Systems’ common stock with a weighted average exercise price of $0.23 per share were outstanding. There are no outstanding awards other than stock options pursuant to the 2019 Plan as of December 31, 2020.

Administration. Lightning Systems’ board of directors or a committee delegated by the board of directors administers the 2019 Plan. Subject to the terms of the 2019 Plan, the administrator has the power to, among other things, select participants from among eligible employees, consultants and non-employee directors, determine the awards to be made pursuant to the 2019 plan, fix the option price, option period and manner in which an option becomes exercisable, establish the terms and conditions applicable to, and establish such other terms and requirements of the various compensation incentives under the 2019 Plan, and correct any defect, supply any omission or reconcile any inconsistency in the 2019 Plan or in any agreement under the 2019 Plan.

Options. Lightning Systems’ employees and service providers have historically received incentive stock options (“ISOs”) pursuant to the 2019 Plan. The exercise price per share of incentive stock options granted under the 2019 Plan must be at least 100% of the fair market value per share of Lightning Systems’ common stock on the grant date; provided that the exercise price for an incentive stock option granted to a 10% or more holder of Lightning Systems’ common stock will be no less than 110% of the fair market value per share of Lightning Systems’ common stock on the grant date. Nonqualified stock options may be granted with a per share exercise price that is less than 100% of the per share fair market value of Lightning Systems’ common stock. The aggregate fair market value of the shares with respect to which incentive stock options may be exercisable for the first time by an option holder in any calendar year, under the 2019 Plan or otherwise, may not exceed $100,000 (or such higher amount as permitted under Section 422 of the Code). Subject to the provisions of the 2019 Plan, the administrator determines the other terms of options, including any vesting and exercisability requirements, the method of payment of the option exercise price, the option expiration date (which may be no more than 10 years from the date of grant, or 5 years for an incentive stock option granted to a 10% or more holder of Lightning Systems’ common stock), and the period following termination of service during which options may remain exercisable.

Capital Adjustments. In the event that Lightning Systems at any time increases or decreases the number of its outstanding shares or changes in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution payable in stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the common stock, then in relation to the common stock that is affected by one or more of the above events, the numbers, exercise price, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares as to which awards may be granted under the 2019 Plan, (ii) the shares then included in each outstanding award granted under the 2019 Plan, and (iii) the maximum number of shares available for grant pursuant to incentive stock options.

In the event that (i) Lightning Systems at any time distributes with respect to the common stock, assets or securities of persons other than Lightning Systems (excluding cash or any distribution referred to in the foregoing paragraph), or (ii) if Lightning Systems at any time grants to the holders of its common stock rights to subscribe pro rata for additional shares thereof or for any other securities of Lightning Systems, or (iii) if there shall be any other change (excluding as described in the foregoing paragraph) in the number or kind of outstanding common shares or of any stock or other securities into which the common stock shall be changed or for which it shall have been exchanged, then the administrator may, in its discretion, determine that such event equitably requires an adjustment in the number or kind of shares subject to an option or other award, an adjustment in the option price or the taking of any other action by the administrator, including without limitation, the setting aside of any property for delivery to the participant upon the exercise of an option or the full vesting of an award. If the administrator makes such a determination, then such adjustments shall be made, or other action shall be taken, by the administrator and shall be effective for all purposes of the 2019 Plan and on each outstanding option or award that involves the particular type of stock for which a change was effected.

Effect of Combination with the Company. Each Lightning Systems Option that was outstanding immediately prior to the Closing of the Business Combination, whether vested or unvested, was assumed by the Company and converted into an Exchanged Option to purchase a number of shares of Lightning eMotors Common Stock equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Lightning Systems Common Stock subject to such Lightning Systems Option immediately prior to the Closing of the Business Combination and (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per share of such Lightning Systems Option immediately prior to the Closing of the Business Combination divided by (B) the Exchange Ratio; provided, however, that the exercise price and the number of shares of Lightning eMotors Common Stock purchasable pursuant to the Exchanged Options will be determined in a manner consistent with the requirements of Section 409A of the Code and, in the case of incentive stock options, Section 422 of the Code. Except as specifically provided above or as agreed to in writing with any holder of a Lightning Systems Option, each Exchanged Option continues to be governed by the same vesting and exercisability terms and otherwise substantially similar terms and conditions as were applicable to the corresponding former Lightning Systems Option immediately prior to the Closing of the Business Combination.

Plan Amendment or Termination. Lightning Systems’ board of directors may amend, modify, or terminate the 2019 Plan at any time. No amendment, modification or termination of the 2019 Plan or an award agreement shall in any manner adversely affect any options, restricted stock awards, or other award theretofore granted under the 2019 Plan, without the consent of the participant holding such options, restricted stock awards, or other awards; provided that Lightning Systems’ board of directors may amend or modify the terms of the 2019 Plan or an award agreement, retroactively or prospectively, as permitted under the 2019 Plan to comply with changes in accounting or tax rules or to comply with Section 409A with or without the consent of the participant.

Agreements with Lightning Systems’ Named Executive Officers and Potential Payments Upon Termination or Change of Control

Lightning Systems evidenced initial employment terms in offer letters to new employees providing for employment at will. None of Lightning Systems’ named executive officers are party to an employment agreement with Lightning Systems.

Effective January 4, 2021, Lightning Systems appointed Ms. Teresa Covington as Chief Financial Officer. In connection with Ms. Covington’s appointment, Lightning Systems has agreed to pay Ms. Covington an annual base salary of $350,000 and to afford her a target bonus opportunity equal to 40% of base salary, subject to achievement of performance criteria determined by Lightning Systems.

On February 24, 2021, Lightning Systems granted Ms. Covington stock options to purchase 121,760 shares of Lightning Systems common stock at a price of $6.57 per share (which represented the per share fair market value of Lightning Systems common stock on the date of grant) under the 2019 Plan. Such stock options will vest in ratable installments on February 24, 2022, 2023 and 2024, subject to continued employment.

Effective February 8, 2021, Lightning Systems appointed Mr. Kash Sethi as Chief Revenue Officer. In connection with Mr. Sethi’s appointment, Lightning Systems has agreed to pay Mr. Sethi an annual base salary of $260,000 and to afford him a target bonus opportunity equal to 40% of base salary, subject to achievement of performance criteria determined by Lightning Systems.

On February 24, 2021, Lightning Systems granted Mr. Sethi stock options to purchase 60,880 shares of Lightning common stock at a price of $6.57 per share (which represented the per share fair market value of Lightning common stock on the date of grant) under the 2019 Plan. Such stock options will vest in ratable installments on February 24, 2022, 2023 and 2024, subject to continued employment.

Outstanding Equity Awards at 2020 Year End

The following table provides information about the outstanding equity awards held by Lightning Systems’ named executive officers as of December 31, 2020.

Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Tim Reeser	8/24/2020		15,625	234,375	(2)	$0.55	8/24/2030
	12/31/2019	(1)	800,000	600,000	(3)	$0.05	12/31/2029
Robert Fenwick-Smith	8/24/2020		15,625	234,375	(2)	$0.55	8/24/2030
Bill Kelley	8/24/2020		9,375	140,625	(2)	$0.55	8/24/2030
	12/31/2019	(1)	37,500	312,500	(4)	$0.05	12/31/2029

(1)

On December 31, 2019, in connection with Lightning’s conversion from a limited liability company into a C-corporation, Lightning converted its all of its outstanding profits interest into stock options, on a one-to-one basis with each stock option bearing the right to purchase one share of common stock at an exercise price of $0.05.

(2)

Such awards will vest in quarterly ratable installments over the four years following the date of grant; provided that in the case of Messrs. Reeser and Fenwick-Smith, 100,000 options vested immediately prior to the Closing of the Business Combination.

(3)	Such awards will vest in three ratable installments on October 1, 2021, 2022, and 2023.
(4)	Such awards will vest as to 100,000 options on each of January 7, 2021 and 2022, and as to 37,500 options on each of October 1, 2021, 2022, and 2023.

Post-Business Combination Compensation Philosophy and Objectives

Lightning eMotors intends to develop an executive compensation program that is consistent with Lightning Systems’ previous compensation policies and philosophies, which are designed to align compensation with Lightning eMotors’ business objectives and the creation of stockholder value, while enabling Lightning eMotors to attract, motivate and retain individuals who contribute to the long-term success of Lightning eMotors.

Decisions on the executive compensation program will be made by the compensation committee of the Lightning eMotors Board. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the compensation committee. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.

Lightning eMotors anticipates that decisions regarding executive compensation will reflect a belief that the executive compensation program must be competitive in order to attract and retain our executive officers. Lightning eMotors anticipates that the compensation committee of the Lightning eMotors Board will seek to implement the compensation policies and philosophies by linking a significant portion of Lightning eMotors’ executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

Lightning eMotors anticipates that compensation for its executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term equity-based incentive compensation.

Employment Agreements

It is expected that Lightning eMotors will enter into new employment agreements with the named executive officers identified under the subsection above entitled “Post-Combination Company Executive Compensation,” subject to the terms of any existing employment agreements or severance agreements with Lightning Systems, and that these employment agreements will be reviewed annually by the compensation committee of the Lightning eMotors Board to the extent recommended upon advice and counsel of its advisors.

Annual Bonuses

Lightning eMotors intends to use annual cash incentive bonuses for the named executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. Lightning eMotors expects that, near the beginning of each year, the compensation committee of the Lightning eMotors Board will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the named executive officers. Following the end of each year, it is expected that the compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers. For 2021, it is expected that Lightning eMotors will establish an annual cash bonus plan that links the payment of cash bonus awards to the achievement of targeted financial performance goals.

On June 16, 2021, the Board determined that Mr. Reeser be eligible for an annual bonus of up to 80% of his annual salary, or $400,000, subject to the Board or the Compensation Committee of the Board, further determining the eligibility requirements for payment of such bonus. The terms of Ms. Covington’s employment agreement provide that for 2021, the Company has committed to at least 50% of the target bonus amount ($70,000).

Equity-Based Awards

If the Incentive Plan Proposal is approved, Lightning eMotors intends to use equity-based awards to reward long-term performance of the named executive officers. Lightning eMotors believes that providing a meaningful portion of the total compensation package in the form of equity-based awards will align the incentives of its named executive officers with the interests of its stockholders and serve to motivate and retain the individual named executive officers.

Other Compensation

Lightning eMotors expects to continue to maintain various employee benefit plans, including medical, dental, life insurance and a 401(k) plan, in which the named executive officers will be eligible to participate. Lightning eMotors also expects to provide certain perquisites to its named executive officers, subject to the compensation committee’s ongoing review.

Deductibility of Executive Compensation

Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of $1,000,000 per year paid to the chief executive officer, the chief financial officer, the three other most highly paid executive officers of a publicly traded corporation, and anyone previously subject to Section 162(m). The Company expects the policy of Lightning eMotors will be to consider the tax impact of its compensation arrangements as one factor, among others, in evaluating and determining the structure, implementation, and amount of awards paid to its executive officers. However, to retain highly skilled executives and remain competitive with other employers, the compensation committee of the Lightning eMotors Board may authorize compensation that would not be deductible under Section 162(m) or otherwise if it determines that such compensation is in the best interests of Lightning eMotors and its stockholders, and maintaining tax deductibility will not be the sole consideration taken into account in determining what compensation arrangements are in our and our stockholders’ best interests. The right to grant compensation that is not deductible is expressly reserved, and Lightning eMotors may do so.

Director Compensation Following the Business Combination

Lightning eMotors’ compensation committee intends to make recommendations to the Lightning eMotors Board of the compensation to be paid to the members of the Lightning eMotors Board.

On June 16, 2021, the Board approved the payment in cash of a special transaction bonus in recognition of the closing of the business combination with GigCapital3, in the amount of $50,000 to Co-Chairman of the Board, Robert Fenwick-Smith.

Lightning eMotors, Inc. 2021 Equity Incentive Plan

Under the Lightning eMotors, Inc. 2021 Equity Incentive Plan, which became effective as of May 6, 2021, the date of the closing of the Business Combination, we use equity-based awards to reward long-term performance of the named executive officers. We believe that providing a meaningful portion of the total compensation package in the form of equity-based awards will align the incentives of its named executive officers with the interests of its stockholders and serve to motivate and retain the individual named executive officers.

The Lightning eMotors, Inc. 2021 Equity Incentive Plan allows Lightning eMotors to grant restricted stock unit awards, stock options, stock appreciation rights or “SARs”, restricted stock purchase rights, restricted stock bonuses, performance shares, performance units, cash-based awards and other stock-based awards at levels determined appropriate by the Board or compensation committee. The Lightning eMotors, Inc. 2021 Equity Incentive Plan allows Lightning eMotors to utilize a broad array of equity and cash incentives in order to secure and retain the services of its employees, directors, consultants and advisors, and to provide long-term incentives that align the financial interests of its employees, consultants and directors with the financial interests of its stockholders.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of shares of Common Stock of Lightning eMotors as of June 1, 2021, the closing date of the Business Combination, by:

•	each person known by Lightning eMotors to be the beneficial owner of more than 5% of the Common Stock of the Company;

•	each of the Company’s officers and directors; and

•	all officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. As of June 1, 2021 there were 73,229,705 shares of our Common Stock issued and outstanding.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock of the Company beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares	% of Class
Dr. Avi Katz(2)	6,122,500	8.3%
Dr. Raluca Dinu	—	*
Neil Miotto	—	*
GigAcquisitions3, LLC(2)	6,122,500	8.3%
Robert Fenwick-Smith(3)	4,962,984	6.8%
Timothy Reeser(4)	1,389,405	1.9%
Teresa Covington	—	*
William Kelley(5)	484,993	*
Thaddeus Senko	—	*
Meghan Sharp	—	*
Diana Tremblay	—	*
Bruce Coventry	—	*
Aravaipa Venture Fund(6)	4,598,976	6.3%
BP Technology Ventures Inc. / BP Lubricants USA Inc.(7)	22,925,496	31.3%
Rosella Holdings Ltd.(8)	11,170,688	15.6%
All directors and officers as a group (11 individuals)	12,959,881	17.6%

*	Less than one percent.
(1)

Unless otherwise indicated, the business address of GigAcquisitions3, LLC and each of Dr. Avi S. Katz, Dr. Raluca Dinu and Neil Miotto is 1731 Embarcadero Rd., Suite 200, Palo Alto, CA 94303. The address for BP Technology Ventures Inc. is 501 Westlake Park Blvd., Houston, TX 77079. The address for Rosella Holdings Ltd. is Trafalgar Court, 3rd Floor, West Wing, Les Banques, St. Peter Port, Guernsey, GYI 2JA. The address for all of the other individuals is c/o Lightning eMotors, Inc., 815 14th Street SW, Suite A100, Loveland, CO 80305.

(2)

Consists of (i) 5,635,000 shares of Common Stock and (ii) 487,500 shares of Common Stock underlying warrants, all held by the Sponsor. The securities held by the Sponsor are beneficially owned by Dr. Avi S. Katz, the Co-Chairman of the Company’s board of directors, and the manager of the Sponsor, who has sole voting and dispositive power over the shares held by the Sponsor.

(3)

Consists of (i) 243,495 shares of Common Stock and (ii) 120,513 shares of Common Stock issuable upon the exercise of options within 60 days of May 6, 2021. In addition, Mr. Fenwick-Smith is a co-founding partner and member of Aravaipa Venture Fund, LLC and the managing member of Aravaipa Ventures, LLC and may be deemed to beneficially own the shares held by Aravaipa Venture Fund, LLC. Mr. Fenwick-Smith disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(4)

Consists of (i) 937,395 shares of Common Stock, (ii) 49,319 shares of Common Stock held by Mr. Reeser’s spouse and (iii) 402,691 shares of Common Stock issuable upon the exercise of options within 60 days of May 6, 2021.

(5)	Consists of (i) 329,208 shares of Common Stock and (ii) 155,786 shares of Common Stock issuable upon the exercise of options within 60 days of May 6, 2021.
(6)

The managing member of Aravaipa Venture Fund, LLC is Aravaipa Ventures, LLC. Robert Fenwick-Smith is a co-founding partner and member of Aravaipa Venture Fund, LLC and the managing member of Aravaipa Ventures, LLC and may be deemed to beneficially own the shares held by Aravaipa Venture Fund, LLC. Mr. Fenwick-Smith disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7)

The 22,925,496 shares of Common Stock are held by BP Technology Ventures, Inc., an investment holding vehicle incorporated in Guernsey. BP Technology Ventures, Inc. is owned 100% by BP Corporation North America Inc., which is owned 100% by BP America Inc., which is owned 100% by BP America Ltd., which is owned 100% by BP Holdings North America Ltd., which is owned 100% by BP P.L.C.

(8)

The 11,170,688 shares of Common Stock are held by Rosella Holdings Limited, an investment holding vehicle incorporated in Guernsey. The shareholders and members of the board of directors of Rosella Holdings Limited are International Company Management Limited and Portman Welbeck Limited, both of which are wholly owned by the administrator Rawlinson and Hunter Limited and hold their interest in Rosella Holdings Limited as nominees for the Trustees of three Guernsey discretionary trusts each of which beneficially own one third of Rosella Holdings Limited. In addition, Rosella Holdings Limited owns an indirect and non-controlling interest in Aravaipa Ventures.

DESCRIPTION OF SECURITIES

General

Purusant to our Second Amended and Restated Certificate of Incorporation, we are authorized to issue 250,000,000 shares of Common Stock, $0.0001 par value per share and 1,000,000 shares of preferred stock, par value $0.0001 per share. As the date of this prospectus, 73,229,705 shares of Common Stock are outstanding and held of record by approximately 126 holders of Common Stock. No shares of preferred stock are currently outstanding. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our Second Amended and Restated Certificate of Incorporation, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of Common Stock that are voted is required to approve any such matter voted on by our stockholders. Our stockholders are entitled to receive ratable dividends when, as and if declared by the Board out of funds legally available therefor.

Our Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

In the event of a liquidation, dissolution or winding up of Lightning eMotors, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Common Stock.

Our stockholders have no conversion, preemptive or other subscription rights.

Preferred Stock

There are no shares of preferred stock outstanding. Our Second Amended and Restated Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Our Board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although Lightning eMotors does not currently intend to issue any shares of preferred stock, Lightning eMotors cannot assure you that Lightning eMotors will not do so in the future.

Warrants

There are 24,365,730 warrants outstanding, of which 14,999,970 are public warrants, 8,695,652 are Convertible Note Warrants and 670,108 are Private Placement Warrants. Each whole warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below. Only whole warrants are exercisable. The public warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of the IPO, or earlier upon redemption.

No public warrants will be exercisable for cash unless Lightning eMotors has an effective and current registration statement covering the shares of Common Stock issuable upon exercise of the warrants and a current prospectus relating to such shares of Common Stock. Notwithstanding the foregoing, if a registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the public warrants is not effective within 90 days from the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when Lightning eMotors shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.

The private placement warrants are identical to the public warrants except that such private placement warrants will be exercisable for cash (even if a registration statement covering the issuance of the warrant shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the Sponsor or its affiliates.

Once the warrants become exercisable, Lightning eMotors may redeem the outstanding warrants (excluding the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, which Lightning eMotors refers to as the 30-day redemption period; and

•

if, and only if, the last reported sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which Lightning eMotors sends the notice of redemption to the warrant holders.

Lightning eMotors will not redeem the warrants unless a registration statement under the Securities Act covering the issuance of the warrant shares underlying the warrants to be so redeemed is then effective and a current prospectus relating to those warrant shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by Lightning eMotors, it may exercise our redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and Lightning eMotors issues a notice of redemption, each warrant holder may exercise his, her or its warrants prior to the scheduled redemption date. However, the price of the shares of Common Stock may fall below the $18.00 trigger price (as adjusted) as well as the $11.50 exercise price (as adjusted) after the redemption notice is issued.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If Lightning eMotors calls the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In making such determination, our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of warrant shares issuable upon exercise of outstanding warrants. In such event, the holder would pay the exercise price by surrendering the warrants for that number of shares of Common Stock equal to the quotient obtained by dividing

(x) the product of the number of shares of Common Stock underlying the warrants to be so exercised, and the difference between the exercise price of the warrants and the fair market value by (y) the fair market value.

A holder of a warrant may notify Lightning eMotors in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if Lightning eMotors, at any time while the warrants are outstanding and unexpired, pays a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Amended and Restated Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Amended and Restated Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Amended and Restated Warrant Agreement) of the warrant in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Amended and Restated Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

Dividends

We have not paid any cash dividends on our Common Stock to date. The payment of cash dividends in the future will be within the discretion of our Board of Directors and will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. Our Board of Directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incurs any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The Transfer Agent for our Common Stock and Warrant Agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as Transfer Agent and Warrant Agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws

Our Second Amended and Restated Certificate of Incorporation provides that the Board of Directors is classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of the board only by successfully engaging in a proxy contest at three or more annual meetings. Furthermore, because the Board of Directors will be classified, directors may be removed only with cause by a majority of our outstanding shares.

In addition, our Second Amended and Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors. Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Special Meeting of Stockholders

Our Second Amended and Restated Certificate of Incorporation provides that special meetings of our stockholders may be called only by the Chairman of the Board, our Chief Executive Officer or the Board of Directors pursuant to a resolution adopted by a majority of the Board of DIrectors. Stockholders of Lightning eMotors will not be eligible and will have no right to call a special meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Amended and Restated Bylaws provides that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by Lightning eMotors’ Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained in the annual proxy statement. Our Second Amended and Restated Certificate of Incorporation specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Our Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified Lightning eMotors of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Securities Eligible for Future Sale

Lightning eMotors has 73,229,705 shares of Common Stock outstanding as of the date hereof. Of these shares, 64,836,226 public shares are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144. All of the remaining 8,393,479 outstanding shares are, and any shares of Common Stock issued to the PIPE Investor or upon either conversion of the Convertible Notes or exercise of the Convertible Note Warrants will be, restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our Common Stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Common Stock then outstanding; or

•	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our Initial Stockholders will be able to sell their Sponsor Shares and private placement shares and private placement warrants and the Sellers will be able to sell the Common Stock received as consideration in the Business Combination, as applicable, pursuant to Rule 144 without registration beginning on May 12, 2022.

Registration Rights Agreement

On May 13, 2020, Lightning eMotors entered into a Registration Rights Agreement with the Sponsor, the Underwriters and Insiders. These holders will be entitled to make up to three demands, excluding short form registration demands, that Lightning eMotors register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by Lightning eMotors. Lightning eMotors will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the Registration Rights Agreement.

PIPE Subscription Agreement

Under the terms of the PIPE Subscription Agreement, Lightning eMotors agreed to file the PIPE Resale Registration Statement registering for resale under the Securities Act all of the PIPE Shares acquired by the Subscribers by the PIPE Resale Registration Filing Deadline, and Lightning eMotors shall use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 60th calendar day (or 120th calendar day if the SEC notifies Lightning eMotors that it will “review” the PIPE Resale Registration Statement) following the PIPE Resale Registration Filing Deadline. Lightning eMotors will use its commercially reasonable efforts to maintain the continuous effectiveness of the PIPE Resale Registration Statement, and to be supplemented and amended to the extent necessary to ensure that such PIPE Resale Registration Statement is available or, if not available, that another registration statement is available for the resale of the Subscribed Shares, until the earliest of (i) the date on which the PIPE Shares may be resold without volume or manner of sale limitations pursuant to Rule , (ii) the date on which such PIPE Shares have actually been sold and (iii) the date which is two years after the Closing.

Notwithstanding anything to the contrary in the PIPE Subscription Agreement, Lightning eMotors shall be entitled to delay or postpone the effectiveness of the PIPE Resale Registration Statement, and from time to time to require the PIPE Investor not to sell under the PIPE Resale Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by Lightning eMotors or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Lightning eMotors Board reasonably believes, upon the advice of legal counsel, would require additional disclosure by Lightning eMotors in the PIPE Resale Registration Statement of material information that Lightning eMotors has a bona fide business purpose for keeping confidential and the non-disclosure of which in the PIPE Resale Registration Statement would be expected, in the reasonable determination of the Lightning eMotors Board, upon the advice of legal counsel, to cause the PIPE Resale Registration Statement to fail to comply with applicable disclosure requirements; provided, however, that Lightning eMotors may not delay or suspend the PIPE Resale Registration Statement on more than two occasions or for more than sixty consecutive calendar days, or more than ninety total calendar days, in each case during any twelve-month period.

Convertible Note Subscription Agreements

Lightning eMotors shall be obligated to register the shares issuable upon conversion of the Convertible Notes and the exercise of the Convertible Note Warrants, as well as the resale of the Convertible Note Warrants. Lightning eMotors agreed that, by the Convertible Note Resale Registration Filing Deadline, Lightning eMotors will file with the SEC the Convertible Note Resale Registration Statement registering the resale of the (I) shares of Common Stock issuable upon (x) conversion of the Convertible Notes and (y) exercise of the Convertible Note Warrants and (II) the Convertible Note Warrants, and Lightning eMotors shall use its commercially reasonable efforts to have the Convertible Note Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 60th calendar day (or 90th calendar day if the Commission notifies Lightning eMotors that it will “review” the Convertible Note Resale Registration Statement) following the Convertible Note Resale Registration Filing Deadline. Lightning eMotors will use its commercially reasonable efforts to maintain the continuous effectiveness of the Convertible Note Resale Registration Statement, and to be supplemented and amended to the extent necessary to ensure that such Convertible Note Resale Registration Statement is available or, if not available, that another registration statement is available for the resale of the Convertible Note Registrable Securities, until the earliest of (i) the date on which the Convertible Note Registrable Securities may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act, (ii) the date on which such Convertible Note Registrable Securities have actually been sold and (iii) the date which is three years after the Closing.

Notwithstanding anything to the contrary in this Convertible Note Subscription Agreements, Lightning eMotors shall be entitled to delay or postpone the effectiveness of the Convertible Note Resale Registration Statement, and from time to time to require any Note Investor not to sell under the Convertible Note Resale Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by Lightning eMotors or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Lightning eMotors Board reasonably believes, upon the advice of legal counsel, would require additional disclosure by Lightning eMotors in the Convertible Note Resale Registration Statement of material information that Lightning eMotors has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Convertible Note Resale Registration Statement would be expected, in the reasonable determination of the Lightning eMotors Board, upon the advice of legal counsel, to cause the Convertible Note Resale Registration Statement to fail to comply with applicable disclosure requirements.

Registration Rights and Lock-up Agreement

In connection with the closing of the Business Combination, Lightning eMotors and certain stockholders of Lightning eMotors (the “Holders”) entered into a Registration Rights and Lock-Up Agreement (the “Registration Rights and Lock-Up Agreement”). Pursuant to the terms of the Registration Rights and Lock-up Agreement, Lightning eMotors will be obligated to file a registration statement to register the resale of certain shares of Common Stock held by the Holders. In addition, pursuant to the terms of the Registration Rights and Lock-up Agreement and subject to certain requirements and customary conditions, including with Lightning eMotors regarding the number of demand rights that may be exercised, the Holders may demand at any time or from time to time, that Lightning eMotors file a registration statement on Form S-1 or Form S-3 to register certain shares of Common Stock held by such Holders. The Registration Rights and Lock-up Agreement will also provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions. The Registration Rights and Lock-up Agreement further provides that, subject to certain exceptions, each of the Holders will not Transfer any shares of Common Stock beneficially owned or owned of record by such the Holders until the earlier of (i) 180 days after the date of the Closing or (ii) the date on which, subsequent to the Business Combination, the last sale price of the Common Stock (x) equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 90 days after the Business Combination, or (y) the date following the completion of the Business Combination on which Lightning eMotors completes a liquidation, merger, stock exchange or other similar transaction that results in all of Lightning eMotors stockholders having the right to exchange their shares of Common Stock for cash, securities or other property; provided that in the sole discretion of the majority of the independent members of Lightning eMotors’s board of directors, such lock-up period may end earlier than as provided therein upon written notice to the Holders.

Amended and Restated Warrant Agreement

Pursuant to the terms of the Amended and Restated Warrant Agreement entered into by Lightning eMotors, and consistent with what is provided for in the Warrant Agreement with regard to the public warrants, Lightning eMotors agreed that as soon as practicable, but in no event later than fifteen business days after the Closing, it shall use its best efforts to file with the SEC the Warrant Shares Registration Statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the warrants. Lightning eMotors shall use its best efforts to cause the same to become effective and to maintain the effectiveness of such Warrant Shares Registration Statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Amended and Restated Warrant Agreement. If any such Warrant Shares Registration Statement has not been declared effective by the 90th day following the Closing of the Business Combination, holders of the warrants shall have the right, during the period beginning on the 91st day after the Closing of the Business Combination and ending upon such Warrant Shares Registration Statement being declared effective by the SEC, and during any other period when Lightning eMotors shall fail to have maintained an effective registration statement covering the shares of Common Stock issuable upon exercise of the warrants, to exercise such warrants on a “cashless basis,” by exchanging the warrants (in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) or another exemption) for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price and the Fair Market Value (as defined below) by (y) the Fair Market Value. The date that notice of cashless exercise is received by the Warrant Agent shall be conclusively determined by the Warrant Agent. In connection with the “cashless exercise” of a public warrant or a Convertible Note Warrant, Lightning eMotors shall, upon request, provide the Warrant Agent with an opinion of counsel for Lightning eMotors (which shall be an outside law firm with securities law experience) stating that (i) the exercise of the warrants on a cashless basis is not required to be registered under the Securities Act and (ii) the shares of Common Stock issued upon such exercise shall be freely tradable under U.S. federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 (or any successor rule)) of Lightning eMotors and, accordingly, shall not be required to bear a restrictive legend.

Section 203 of the DGCL

Lightning eMotors is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our Board of Directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our Board of Directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Listing of Securities

Lightning eMotors’ Common Stock and warrants are listed on the NYSE under the symbols “ZEV” and “ZEV.WS”, respectively.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain U.S. federal income tax consequences of the ownership and disposition of our common stock or warrants. This discussion is limited to holders that hold our common stock or warrants as a “capital asset” for U.S. federal income tax purposes (generally, property held for investment). This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rules and judicial decisions, all as in effect on the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect holders to which this section applies. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

The following does not purport to be a complete analysis of all potential tax effects resulting from the ownership and disposition of our common stock or warrants, and this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	brokers or dealers in securities or foreign currencies;

•	U.S. persons whose functional currency is not the U.S. dollar;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons deemed to sell our common stock or warrants under the constructive sale provisions of the Code;

•	persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	real estate investment trusts;

•	regulated investment companies;

•	certain former citizens or long-term residents of the United States; and

•

persons that hold our common stock or warrants as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock or warrants, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding our common stock or warrants to consult their tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holders

This section is addressed to “U.S. holders” of our common stock or warrants. For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of our common stock or warrants that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Distributions on Our Common Stock. If we pay cash distributions to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “—Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock or Warrants” below.

Dividends we pay to a U.S. holder that is a corporation generally will qualify for the dividends received deduction (at varying percentages based upon such U.S. holder’s ownership percentage in the Company) if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock or Warrants. Upon a sale, taxable exchange or other taxable disposition of our common stock or warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the shares of our common stock or warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for shares of our common stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock or warrants so disposed of.

Exercise or Lapse of a Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss from the acquisition of Common Stock upon exercise of a warrant for cash. A U.S. holder’s tax basis in the common stock received upon exercise of a warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant and the exercise price. It is unclear whether a U.S. holder’s holding period for the shares of Common Stock received upon exercise of the warrants will commence on the date of exercise of the warrant or the day following the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s tax basis in the Common Stock received would equal the U.S. holder’s basis in the warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period for the common stock received-would be treated as commencing on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock received would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. A U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the Common Stock received would equal the sum of the fair market value of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. It is unclear whether a U.S. holder’s holding period for the common stock received would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of our Common Stock for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of our common stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to the U.S. holders of such shares. For example, if the exercise price of the warrants is decreased as a result of certain taxable dividends paid to holders of our Common Stock (as contemplated by the terms of the warrant in certain circumstances), then the amount by which such exercise price was decreased could be considered an increase in the warrant holder’s proportionate interest in our assets or earnings and profits, which may result in a constructive distribution to holders of the warrants. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Recently proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Information Reporting and Backup Withholding. Payments received by a U.S. holder may be subject, under certain circumstances, to information reporting and backup withholding. Backup withholding will not apply, however, to a U.S. holder that (i) is a corporation or entity that is otherwise exempt from backup withholding (which, when required, certifies as to its exempt status) or (ii) furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9.

Backup withholding is not an additional tax. Rather, the U.S. income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

This section is addressed to “Non-U.S. holders” of our common stock or warrants. For purposes of this discussion, a “Non-U.S. holder” is any beneficial owner of our common stock or warrants that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Distributions on Our Common Stock. In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an applicable IRS Form W-8). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “—Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock or Warrants” below.

This withholding tax does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate). In addition, if we determine that we are likely to be classified as a USRPHC (see “—Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock or Warrants” below), we may withhold up to 15% of any distribution to a Non-U.S. holder to which Section 301 of the Code applies and which is not made out of our earnings and profits.

Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock or Warrants. Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” a Non-U.S. holder generally should not be subject to U.S. federal income or withholding tax in respect of any gain recognized on a sale, taxable exchange or other taxable disposition of our common stock or warrants, unless:

•

the Non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•

the gain is effectively connected with a trade or business conducted by the Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States); or

•

we are or have been a USRPHC for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock or warrants, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock.

A Non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

A Non-U.S. holder whose gain is described in the second bullet point above generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined in the Code) unless an applicable income tax treaty provides otherwise. If the Non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a rate of 30% or such lower rate as specified by an applicable income tax treaty).

If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We do not believe we currently are a USRPHC and we do not anticipate becoming one in the near future, although no assurances can be given in this regard.

Exercise of a Warrant. The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. holders—Exercise or Lapse of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock or Warrants.”

Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The Non-U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash to the holders of shares of our common stock which is taxable to the Non-U.S. Holders of such shares as described under “—Distributions on Our Common Stock” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the Non-U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interes

Information Reporting and Backup Withholding. Any dividends paid to a Non-U.S. holder must be reported annually to the IRS and to the Non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the Non-U.S. holder resides or is established. Any dividends paid to a Non-U.S. holder generally will not be subject to backup withholding if the Non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an applicable IRS Form W-8 (or a successor form).

Payments of the proceeds of the sale or other disposition by a Non-U.S. holder of our common stock or warrants effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the Non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an applicable IRS Form W-8 (or a successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock or warrants effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the Non-U.S. holder is not a United States person and certain other conditions are met, or the Non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock or warrants effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA. Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends paid on our common stock, and subject to the discussion of certain proposed Treasury regulations below, on the gross proceeds from a disposition of our common stock, in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes.

The U.S. Treasury released proposed Treasury regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed Treasury regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.

Non-U.S. holders are encouraged to consult their own tax advisors regarding the possible implications of FATCA to them.

SELLING SECURITYHOLDERS

The selling securityholders may offer and sell, from time to time, any or all of the shares of Common Stock or warrants being offered for resale by this prospectus, which consists of:

•	up to 4,985,000 Sponsor Shares;

•	up to 243,479 Underwriter Shares;

•	up to 650,000 Private Placement Shares;

•	up to 15,000 Insider Shares;

•	up to 45,090,011 Closing Shares;

•	up to 13,842,518 Earnout Shares;

•	up to 670,108 Placement Warrants;

•	up to 670,108 shares of Common Stock issuable upon exercise of the Placement Warrants;

•	up to 2,500,000 PIPE Shares;

•	up to 8,695,652 Note Shares;

•	up to 8,695,652 Convertible Note Warrants; and

•	up to 8,695,652 shares of Common Stock issuable upon exercise of the Convertible Note Warrants.

The term “selling securityholders” includes the securityholders listed in the table below and their permitted transferees.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our Common Stock and warrants of each selling securityholder, the number of shares of Common Stock and number of warrants that may be sold by each selling securityholder under this prospectus and that each selling securityholder will beneficially own after this offering.

Because each selling securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the selling securityholders and further assumed that the selling stockholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We may amend or supplement this prospectus from time to time in the future to update or change this selling securityholders list and the securities that may be resold.

Please see the section titled “Plan of Distribution” for further information regarding the stockholders’ method of distributing these shares.

	Shares of Common Stock				Warrants to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering(1)(2)	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering(2)	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering(2)
Holders of Closing Shares, PIPE Shares and Earnout Shares
Timothy R. Reeser	1,242,065	1,242,065	—	—	—	—	—	—
Aravaipa Venture Fund, LLC(3)	6,093,726	6,093,726	—	—	—	—	—	—
BP Technology Ventures Inc.(4)	29,564,148	29,564,148	—	—	—	—	—	—
Rosella Holdings, Ltd.(5)	14,801,362	14,801,362	—	—	—	—	—	—
AC Energy Technologies LLC(6)	2,136,944	2,136,944	—	—			—	—
Front Range Ventures LLC(7)	2,377,749	2,377,749	—	—	—	—	—	—
Cupola Infrastructure Income Fund, LLLP(8)	1,957,693	1,957,693	—	—	—	—	—	—
Robert Fenwick-Smith	436,207	436,207	—	—	—	—	—	—
William Kelley	322,635	322,635	—	—	—	—	—	—

Total Closing Shares, PIPE Shares and Earnout Shares	58,932,529	58,932,529	—	—	—	—	—	—
Holders of Sponsor Shares, Underwriters Shares, Private Placement Shares, Insider Shares and Placement Warrants
GigAcquisitions3, LLC (9)	5,635,000	5,635,000	—	—	487,500	487,500	—	—
Nomura Securities International, Inc.	124,174	124,174	—	—	93,130	93,130	—	—
Oppenheimer & Co. Inc.	82,783	82,783	—	—	62,087	62,087	—	—
Odeon Capital Group LLC	36,522	36,522	—	—	27,391	27,391	—	—
Peter Wang	5,000	5,000	—	—	—	—	—	—
Andrea Betti-Berutto	5,000	5,000	—	—	—	—	—	—
Brad Weightman	5,000	5,000	—	—	—	—	—	—

Total Sponsor Shares, Underwriters Shares, Private Placement Shares, Insider Shares and Placement Warrants	5,893,479	5,893,479	—	—	670,108	670,108	—	—
Holders of Note Shares and Convertible Note Warrants
Glazer Enhanced Fund, LP(10)	295,652	295,652	—	—	295,652	295,652	—	—
Glazer Enhanced Offshore Fund, Ltd(10)	648,695	648,695	—	—	648,695	648,695	—	—

	Shares of Common Stock				Warrants to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering(1)(2)	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering(2)	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering(2)
Highmark Limited, In Respect of Its Segregated Account, Highmark Multi-Strategy 2(10)	142,608	142,608	—	—	142,608	142,608	—	—
Moon Capital Partners Master Fund Ltd (11)	85,652	85,652	—	—	85,652	85,652	—	—
Moon Capital Performance Plus Master Fund Ltd (11)	1,304	1,304	—	—	1,304	1,304	—	—
Arbitrage Fund(12)	225,739	225,739	—	—	225,739	225,739	—	—
Water Island Event-Driven Fund(12)	35,043	35,043	—	—	35,043	35,043	—	—
Water Island Credit Opportunities Fund(12)	53,913	53,913	—	—	53,913	53,913	—	—
Water Island Long/Short Fund(12)	3,391	3,391	—	—	3,391	3,391	—	—
PartnerSelect Alternative Strategies Fund(12)	92,173	92,173	—	—	92,173	92,173	—	—
Morningstar Alternatives Fund(12)	10,521	10,521	—	—	10,521	10,521	—	—
Water Island Merger Arbitrage Institutional Commingled Fund, LP(12)	19,478	19,478	—	—	19,478	19,478	—	—
Water Island LevArb Fund, LP(12)	11,913	11,913	—	—	11,913	11,913	—	—
Empery Asset Master, LTD(13)	228,782	228,782	—	—	228,782	228,782	—	—
Empery Tax Efficient, LP(14)	55,304	55,304	—	—	55,304	55,304	—	—
Empery Tax Efficient III, LP(15)	98,521	98,521	—	—	98,521	98,521	—	—
Empery Debt Opportunity Fund, LP(16)	313,043	313,043	—	—	313,043	313,043	—	—
Peridian Fund, L.P.(17)	217,391	217,391	—	—	217,391	217,391	—	—
Altium Growth Fund, LP(18)	652,173	652,173	—	—	652,173	652,173	—	—
Tech Opportunities LLC(19)	1,212,260	1,212,260	—	—	1,212,260	1,212,260	—	—
Hudson Bay Capital Structure Opportunities Master Fund Ltd.(20)	92,086	92,086	—	—	92,086	92,086	—	—
LMR Master Fund Limited(21)	869,565	869,565	—	—	869,565	869,565	—	—
D. E. Shaw Valence Portfolios, L.L.C.(22)	434,782.0	434,782.0	—	—	434,782.0	434,782.0	—	—
Hartford Growth Fund(23)	869,565	869,565	—	—	869,565	869,565	—	—

	Shares of Common Stock				Warrants to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering(1)(2)	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering(2)	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering(2)
ARL BlackRock Capital Allocation Strategy Arch Reinsurance (ARL-EQ)(24)	7,913	7,913	—	—	7,913	7,913	—	—
BlackRock Capital Allocation Trust (BCAT)(24)	82,173	82,173	—	—	82,173	82,173	—	—
BlackRock Global Long Short Credit Fund of BlackRock Funds IV (BR-GC)(24)	17,391	17,391	—	—	17,391	17,391	—	—
BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds IV (BR-SIP)(24)	375,043	375,043	—	—	375,043	375,043	—	—
BlackRock Global Allocation Fund (BR_GAF)(24)	292,347	292,347	—	—	292,347	292,347	—	—
BlackRock Global Allocation Collective Fund (BTC-GAF)(24)	28,695	28,695	—	—	28,695	28,695	—	—
BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc (BVA_GA)(24)	2,347	2,347	—	—	2,347	2,347	—	—
BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc. (BVA_GAVI)(24)	98,869	98,869	—	—	98,869	98,869	—	—
BGF Global Allocation Fund (GAEUS)(24)	178,086	178,086	—	—	178,086	178,086	—	—
BlackRock Global Allocation Fund (Australia) (GALF56)(24)	5,217	5,217	—	—	5,217	5,217	—	—
Master Total Return Portfolio of Master Bond LLC (MF-BOND)(24)	216,260	216,260	—	—	216,260	216,260	—	—
Schonfeld Strategic 460 Fund LLC(25)	521,739	521,739	—	—	521,739	521,739	—	—
BBR Fixed Income Opportunity Fund, LP(26)	200,000	200,000	—	—	200,000	200,000	—	—

Total Note Shares and Convertible Note Warrants	8,695,652	8,695,652	—	—	8,695,652	8,695,652	—	—
Shares underlying Public Warrants	14,999,970	14,999,970	—	—	—	—	—	—

*	Less than 1%.
(1)

Includes Closing Shares, PIPE Shares, Earnout Shares, Sponsor Shares, Underwriters Shares, Private Placement Shares, Insider Shares, Note Shares, Placement Warrants and shares of Common Stock issuable upon exercise of the Placement Warrants, Convertible Note Warrants and the Public Warrants.

(2)

The securities registered for sale include the Closing Shares, PIPE Shares, Earnout Shares, Sponsor Shares, Underwriters Shares, Private Placement Shares, Insider Shares, Note Shares, Placement Warrants and the Common Stock underlying the Placement Warrants, Convertible Note Warrants and the Public Warrants (together, the “Resale Securities”). We do not know when or in what amounts the selling securityholders will offer the Resale Securities for sale, if at all. The selling securityholders may sell any or all of the Resale Securities included in and offered by this prospectus. We cannot estimate the number of Resale Securities that will be held by the selling securityholders after completion of the offering. However, for purposes of this table, we have assumed that after completion of the offering all of the Resale Securities will have been sold by the selling securityholders. The percentage of shares to be beneficially owned after completion of the offering is calculated on the basis of 122,754,183 shares of Common Stock outstanding, assuming the exercise of all currently outstanding warrants, the conversion of the Convertible Notes and the issuance of the Earnout Shares and the sale of all Resale Securities by the selling securityholders.

(3)

Aravaipa Venture Fund, LLC is affiliated with Robert Fenwick-Smith, who is the Co-Chairman of the Board of Directors of Lightning eMotors. Mr. Fenwick-Smith is a co-founding partner and member of Aravaipa Venture Fund, LLC and the managing member of Aravaipa Ventures, LLC and may be deemed to beneficially own the shares held by Aravaipa Venture Fund, LLC. Mr. Fenwick-Smith disclaims beneficial ownership of the shares held by Aravaipa Venture Fund except to the extent of his pecuniary interest therein. Voting and investment power over the shares held resides with Mr. Fenwick-Smith. The address for Aravaipa Venture Fund is 319 Foxtail Court, Boulder, CO 80305.

(4)

BP Technology Ventures, Inc. is an investment holding vehicle incorporated in Guernsey. BP Technology Ventures, Inc. is owned 100% by BP Corporation North America Inc., which is owned 100% by BP America Inc., which is owned 100% by BP America Ltd., which is owned 100% by BP Holdings North America Ltd., which is owned 100% by BP P.L.C. The address for BP Technology Ventures Inc. is 501 Westlake Park Blvd., Houston, TX 77079.

(5)

Rosella Holdings Limited is an investment holding vehicle incorporated in Guernsey. The shareholders and members of the board of directors of Rosella Holdings Limited are International Company Management Limited and Portman Welbeck Limited, both of which are wholly owned by the administrator Rawlinson and Hunter Limited and hold their interest in Rosella Holdings Limited as nominees for the Trustees of three Guernsey discretionary trusts each of which beneficially own one third of Rosella Holdings Limited. In addition, Rosella Holdings Limited owns an indirect and non-controlling interest in Aravaipa Ventures. The address for Rosella Holdings Ltd. is Trafalgar Court, 3rd Floor, West Wing, Les Banques, St. Peter Port, Guernsey, GYI 2JA.

(6)

Voting and investment power over the shares held by AC Energy Technologies resides with its sole manager, Andrew Coors. The address of AC Energy Technologies LLC is c/o Steelhead Composites, 5000 Corporate Circle, Suite O, Golden, CO 90401.

(7)

Voting and investment power over the shares held by Front Range Ventures LLC resides with Bohemian Asset Management Inc. The address of Front Range Ventures LLC is c/o First Western Trust, 2020 E. Grand Avenue, Suite 240, Laramie, WY 82070.

(8)	The address of Cupola Infrastructure Income Fund, LLLP is c/o AMG National Trust Bank, 6295 Greenwood Plaza Blvd, Greenwood Village, CO 80111.
(9)

Voting and investment power over the shares held by Cupola Infrastructure Income Fund, LLLP resides with each of Micheal D. Bergmann and Earl L. Wright. GigAcquisitions3, LLC is affiliated with Dr. Avi S. Katz, the Co-Chairman of the Board of Directors of Lightning eMotors, and the manager of the Sponsor. The shares held by the Sponsor are beneficially owned by Dr. Katz, who has sole voting and dispositive power over the shares. The address for GigAcquisitions3, LLC is 1731 Embarcadero Rd., Suite 200, Palo Alto, CA 94303.

(10)

Shares offered hereby consist of 295,652 Note Shares and 295,652 Convertible Note Warrants held by Glazer Enhanced Fund, L.P., 648,695 Note Shares and 648,695 Convertible Note Warrants held by Glazer Enhanced Offshore Fund, Ltd, and 142,608 Note Shares and 142,608 Convertible Note Warrants held by Highmark Limited, In Respect of Its Segregated Account, Highmark Multi-Strategy 2. Voting and investment power over the shares held by such entities resides with their investment manager, Glazer Capital, LLC (“Glazer Capital”). Mr. Paul J. Glazer (“Mr. Glazer”), serves as the Managing Member of Glazer Capital and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Glazer, however, disclaims any beneficial ownership of the shares held by such entities. The address of the foregoing individuals and entities is c/o Glazer Capital, LLC, 250 West 55th Street, Suite 30A, New York, New York 10019.
(11)

Shares offered hereby consist of 85,62 Note Shares and 85,652 Convertible Note Warrants held by Moon Capital Partners Master Fund Ltd. and 1,304 Note Shares and 1,304 Convertible Note Warrants held by Moon Capital Performance Plus Master Fund Ltd. Voting and investment power over the shares held by such entities resides with their investment manager, Moon Capital Management LP. John W. Moon is the Chief Executive Officer of Moon Capital Management LP. and may be deemed to be the beneficial owner of the shares held by such entities. John W. Moon, however, disclaims any beneficial ownership of the shares held by such entities. The address of the foregoing individuals and entities is c/o 499 Park Avenue, 8th Floor, New York, NY 10022.

(12)

Shares offered hereby consist of 225,739 Note Shares and 225,739 Convertible Note Warrants held by Arbitrage Fund, 35,043 Note Shares and 35,043 Convertible Note Warrants held by Water Island Event-Driven Fund, 53,913 Note Shares and 53,913 Convertible Note Warrants held by Water Island Credit Opportunities Fund, 3,391 Note Shares and 3,391 Convertible Note Warrants held by Water Island Long/Short Fund, 92,173 Note Shares and 92,173 Convertible Note Warrants held by PartnerSelect Alternative Strategies Fund, 10,521 Note Shares and 10,521 Convertible Note Warrants held by Morningstar Alternatives Fund, 19,478 Note Shares and 19,478 Convertible Note Warrants held by Water Island Merger Arbitrage Institutional Commingled Fund, LP, and 11,913 Note Shares and 11,913 Convertible Note Warrants held by Water Island LevArb Fund, LP. Voting and investment power over the shares held by such entities resides with their investment manager, Water Island Capital, LLC . John Orrico is the Chief Investment Officer of Water Island Capital, LLC and may be deemed to be the beneficial owner of the shares held by such entities. John Orrico, however, disclaims any beneficial ownership of the shares held by such entities. The address of the foregoing individuals and entities is 41 Madison Ave, 42nd Floor, New York NY 10010.

(13)

Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of the foregoing individuals and entities is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York City, NY 10020.

(14)

Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of the foregoing individuals and entities is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York City, NY 10020.

(15)

Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP (“ETE III”), has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of the foregoing individuals and entities is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York City, NY 10020.

(16)

Empery Asset Management LP, the authorized agent of Empery Debt Opportunity Fund, LP (“EDOF”), has discretionary authority to vote and dispose of the shares held by EDOF and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EDOF. EDOF, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of the foregoing individuals and entities is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York City, NY 10020.

(17)

Shares offered hereby consist of 217,391 Note Shares and 217,391 Convertible Note Warrants held by Peridian Fund, L.P (“Peridian”). Voting and investment power over the shares held by Peridian resides with its investment manager, Periscope Capital Inc. Jamie Wise is the Chief Executive Officer of Periscope Capital Inc. and may be deemed to be the beneficial owner of the shares held by Peridian. Jamie Wise and Periscope Capital Inc., however, disclaim any beneficial ownership of the shares held by Peridian. The address of the foregoing individual and entities is c/o 333 Bay Street, Suite 1240, Toronto, ON, M5H 2R2.

(18)

Altium Capital Management, LP, the investment manager of Altium Growth Fund, LP, has voting and investment power over these securities. Jacob Gottlieb is the managing member of Altium Capital Growth GP, LLC, which is the general partner of Altium Growth Fund, LP. Each of Altium Growth Fund, LP and Jacob Gottlieb disclaims beneficial ownership over these securities. The principal address of Altium Capital Management, LP is 152 West 57th Street, 20th Floor, New York, NY 10019.

(19)

Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over these securities. The address of the foregoing individuals and entities is c/o Hudson Bay Capital Management LP, 777 Third Avenue, 30th Floor, New York, NY 10017.

(20)

Hudson Bay Capital Management LP, the investment manager of Hudson Bay Capital Structure Opportunities Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Capital Structure Opportunities Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address of the foregoing individuals and entities is c/o Hudson Bay Capital Management LP, 777 Third Avenue, 30th Floor, New York, NY 10017.

(21)	LMR Partners LLP has voting and investment power over these securities. The address of LMR Partners LLP is 9th Floor, Devonshire House, 1 Mayfair Place, London, W1J 8AJ, United Kingdom.
(22)

Shares offered hereby consist of 434,782 Note Shares and 434,782 Convertible Note Warrants held by D. E. Shaw Valence Portfolios, L.L.C. (such Note Shares and Convertible Note Warrants collectively, the “Subject Shares”). D. E. Shaw Valence Portfolios, L.L.C. has the power to vote or direct the vote of (and the power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the Subject Shares. David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares. The address for all named entities and persons is c/o D. E. Shaw & Co., L.P., 1166 Avenue of Americas, 9th Floor, New York, NY 10036.

(23)

Voting and investment power over the shares held by such entity resides with their investment manager, Hartford Growth Fund Limited. Steven Clark, director of the Hartford Growth Fund Limited, may be deemed to be the beneficial owner of the shares held by such entities. Steven Clark, however, disclaims any beneficial ownership of the shares held by such entities. The address of the foregoing individuals and entities is c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Grand Cayman, KY1-9009, Camana Bay.
(24)

The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V; Master Total Return Portfolio of Master Bond LLC; BlackRock Global Long/Short Credit Fund of BlackRock Funds IV; BlackRock Capital Allocation Trust; ARL BlackRock Capital Allocation Strategy Arch Reinsurance Ltd.; BlackRock Global Allocation Fund, Inc.; BlackRock Global Funds – Global Allocation Fund; BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.; BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.; BlackRock Global Allocation Fund (Australia); and BlackRock Global Allocation Collective Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders or BlackRock, Inc.

(25)

Schonfeld Strategic Advisors LLC is a registered investment advisor and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of Schonfeld Strategic 460 Fund LLC as a general partner or investment manager and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or Schonfeld Strategic 460 Fund LLC that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any other purpos. The address of the foregoing entities is 460 Park Ave., Fl. 19, New York, NY 10022.

(26)

Longfellow Investment Management Co., LLC, the investment advisor of BBR Fixed Income Opportunity Fund, LP, is deemed to have investment discretion and voting control over these securities. The address of the foregoing entities is 125 High Street, Suite 832, Boston, MA 02110.

PLAN OF DISTRIBUTION

The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling warrants, shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their warrants, shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the warrants or shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

Subject to the limitations set forth in any applicable registration rights agreement, the selling securityholders may use any one or more of the following methods when disposing of warrants, shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	distribution to members, limited partners or stockholders of selling security holders;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the warrants or shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling securityholders also may transfer the warrants or shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our warrants, shares of Common Stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the warrants or shares of Common Stock in the course of hedging the positions they assume. The selling securityholders may also sell warrants or shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the warrants or Common Stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of warrants or shares offered by this prospectus, which warrants or shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the warrants or Common Stock offered by them will be the purchase price of the warrants or Common Stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of warrants or Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

A selling securityholder that is an entity may elect to make an in-kind distribution of common stock or warrants to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable common stock or warrants pursuant to the distribution through the registration statement.

To the extent required, the warrants or shares of our Common Stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the warrants or Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the warrants or Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of warrants or shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the warrants or shares offered by this prospectus.

We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or such securities have been withdrawn.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by DLA Piper LLP (US). Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Lightning eMotors (f/k/a GigCapital3, Inc.), as of December 31, 2020 and for the period from February 3, 2020 (inception) through December 31, 2020 included in this prospectus have been so included on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

The Lightning Systems, Inc. balance sheets as of December 31, 2020 and 2019, and the related statements of operations and comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2020, included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

CHANGE IN AUDITOR

Lightning Systems, Inc. was considered the “accounting acquiror” of Lightning eMotors, Inc. (f/k/a GigCapital3, Inc.) in the Business Combination, even though Lightning eMotors, Inc. was the legal acquiror. On May 11, 2021, the Audit Committee of the Company’s board of directors approved the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. Grant Thornton served as the independent registered public accounting firm of Lightning Systems prior to the Business Combination. Accordingly, BPM LLP (“BPM”), the independent registered public accounting firm of GigCapital3 was informed on May 11, 2021 that it would be replaced by Grant Thornton as the Company’s independent registered public accounting firm following its completion of the Company’s review of the quarter ended March 31, 2021, which consist only of the accounts of the pre-Business Combination special purpose acquisition company, GigCapital3. BPM’s services to the Company concluded on May 17, 2021 upon the filing with the SEC of the Form 10-Q for the quarter ended March 31, 2021.

The report of BPM on GigCapital3’s balance sheet as of December 31, 2020 and the statements of operations and comprehensive loss, stockholders’ equity and cash flows for the period from February 3, 2020 (inception) through December 31, 2020, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except that such audit report contained an explanatory paragraph in which BPM expressed substantial doubt about the Company’s ability to continue as a going concern.

During the period from February 3, 2020 (inception) through December 31, 2020, and the subsequent interim period through the date of BPM’s dismissal, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) between the Company and BPM on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BPM, would have caused BPM to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements for such periods.

During the period from February 3, 2020 (inception) thourgh December 31, 2020, and the subsequent interim period through the date of BPM’s dismissmal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the period from February 3, 2020 (inception) through December 31, 2020, and the subsequent interim period through the date of BPM’s dismissal, the Company did not consult with Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of GigCapital3 or the Company, and no written report or oral advice was provided that Grant Thornton concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company has provided BPM with a copy of the foregoing disclosures and has requested that BPM furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of BPM’s letter, dated May 12, 2021, was attached to the Current Report on Form 8-K filed on May 12, 2021 as Exhibit 16.1.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our Common Stock you should refer to the registration statement and our exhibits. Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at www.lightningemotors.com. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at SEC prescribed rates, any document we file with the SEC, including the registration statement (and our exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Lightning eMotors, Inc. (f/k/a GigCapital3, Inc.) (the “Company”) is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the business combination between GigCapital3, Inc. and Lightning Systems, Inc., which was consummated on May 6, 2021. The historical financial information of Lightning Systems, Inc. was derived from the unaudited financial statements as of and for the three months ended March 31, 2021, and from the audited financial statements of Lightning Systems, Inc. for the twelve months ended December 31, 2020. The historical financial information of GigCapital3, Inc. was derived from the unaudited financial statements of GigCapital3, Inc. as of and for the three months ended March 31, 2021, and the audited financial statements of GigCapital3, Inc. for the period from inception (February 3, 2020) through December 31, 2020. This information should be read together with Lightning Systems, Inc.’s and GigCapital3 Inc.’s financial statements and related notes.

Description of the Transaction

On December 10, 2020, GigCapital3, Inc. and its wholly owned subsidiary, Project Power Merger Sub, Inc., entered into a Business Combination Agreement with Lightning Systems, Inc. Following the approval at the special meeting of the stockholders of GigCapital3, Inc. held on April 21, 2021, and pursuant to and in accordance with the terms of the Business Combination Agreement, Project Power Merger Sub, Inc. merged with and into Lightning Systems, Inc. with Lightning Systems Inc. surviving the merger. Upon the consummation of the merger, GigCapital3, Inc. changed its name to Lightning eMotors, Inc.

Subject to and in accordance with the terms of the Business Combination Agreement and customary adjustments, at the effective time of the merger, each share of Lightning Systems, Inc. capital stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by Lightning Systems, Inc. as treasury stock or dissenting shares) (i) converted into that number of shares of GigCaptial3, Inc. common stock that constitutes the merger consideration, which aggregate amount, including any shares issuable in respect of vested equity awards of Lightning Systems, Inc. that were exercised prior to the closing or equity awards of Lightning Systems, Inc. that GigCapital3, Inc. assumed and which are exercised following the closing in accordance with the terms of such equity awards, plus (2) up to an additional 16,463,096 shares of GigCapital3, Inc. common stock as stockholder earnout shares to former equity holders of Lightning Systems, Inc. who have received, or are entitled to receive, any per share merger consideration shares of GigCapital3, Inc. common stock earned due to the satisfaction of the earnout conditions set forth in and pursuant to the terms of the Business Combination Agreement.

Accounting for the Transactions

The business combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, GigCapital3, Inc. will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Lightning System, Inc.’s operations comprising substantially all of the ongoing operations of the post-combination company, Lightning System, Inc.’s senior management comprising substantially all of the senior management of the post-combination company and the existence of a majority voting interest in the post-combination company. Accordingly, for accounting purposes, the business combination is treated as the equivalent of Lightning System, Inc. issuing stock for the net assets of GigCapital3, Inc., accompanied by a recapitalization. The net assets of GigCapital3, Inc. is stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination are the historical operations of Lightning System, Inc.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the business combination, are factually supportable and, with respect to the pro forma statements of operations, are expected to have a continuing impact on the results of the post-combination company. The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the post-combination company will experience. Lightning System, Inc. and GigCapital3, Inc. have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2021

(in thousands except share and per share amounts)

(unaudited)

	(A)	(B)
	GigCapital3, Inc.	Lightning Systems, Inc.	Pro Forma Adjustments		Pro Forma Balance Sheet
ASSETS
Current assets
Cash and cash equivalents	$426	$1,774	$202,034	(1)
			2	(1)
			25,000	(2)
			100,000	(3)
			(58,759	)(4)
			(39,637	)(6)
			(11,500	)(7)
					219,340
Accounts receivable, net		4,537			4,537
Inventories		7,129			7,129
Prepaid expenses and other current	280	6,380	(2,988	)(6)	3,672
Total current assets	706	19,820	214,152		234,678
Property and equipment, net		3,058			3,058
Operating lease right-of-use asset		7,328			7,328
Other non-current assets	14	145			159
Cash and marketable securities held in Trust Account	202,034		(202,034	)(1)	—
Interest receivable on cash held in trust account	2		(2	)(1)	—

Total Assets	$202,756	$30,351	$12,116		$245,223

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$63	$3,903	$(373	)(6)	$3,593
Accrued expenses and other current liabilities	2,196	4,160	(4,296	)(6)	2,060
Accrued expenses due to related parties	15	128			143
Warrant liabilities		36,384	(36,384	)(4)	—
Current portion of long-term debt		10,954	(6,454	)(4)
			(3,000	)(7)
			(1,500	)(7)	—
Current portion of long-term debt-related party		10,225	(3,225	)(4)
			(4,000	)(7)
			(3,000	)(7)	—
Current portion of operating lease obligation		1,982			1,982
Current portion of finance lease obligation		48			48

Total current liabilities	2,274	67,784	(62,232)		7,826
Long-term debt net of current portion and debt discount related party		2,634	366	(8)	3,000
Warrant liabilities	1,427				1,427
Derivative liability			17,063	(3)	17,063
Long-term convertible debt			100,000	(3)
			(5,000	)(6)
			(17,063	)(3)
			(14,522	)(3)	63,415
Operating lease liability, net of current portion		6,743			6,743
Deferred underwriting fee payable	8,000		(8,000	)(6)	—

Total liabilities	11,701	77,161	10,612		99,474
Common stock subject to possible redemption, 18,421,231 shares at a redemption value of $10.10 per share	186,054	—	(186,054	)(4)	—

Redeemable, convertible preferred stock
Series A redeemable, convertible preferred stock		18,036	(18,036	)(4)	—
Series B redeemable, convertible preferred stock		4,101	(4,101	)(4)	—
Series C redeemable, convertible preferred stock		27,945	(27,945	)(4)	—

Total redeemable, convertible preferred stock		50,082	(50,082)		—

	(A)	(B)
	GigCapital3, Inc.	Lightning Systems, Inc.	Pro Forma Adjustments		Pro Forma Balance Sheet

Stockholders’ equity
Common stock	1	—	1	(4)
			5	(4)	7
Preferred stock	—				—
Additional paid-in capital	9,886	11,339	25,000	(2)
			14,522	(3)
			127,294	(4)
			(5	)(4)
			50,082	(4)
			9,679	(4)
			36,384	(4)
			(13,764	)(5)
			(6,980	)(6)
			(366	)(8)
					263,071
Accumulated deficit	(4,886)	(108,231)	13,764	(5)
			(8,878	)(6)
			(9,098	)(6)	(117,329)

Total stockholders’ equity	5,001	(96,892)	237,640		145,749

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$202,756	$30,351	$12,116		$245,223

Pro Forma Adjustments to the Unaudited Condensed Balance Sheets

(A) Derived from the unaudited condensed balance sheet of GigCapital3, Inc. as of March 31, 2021.

(B) Derived from the unaudited condensed balance sheet of Lightning Systems, Inc. as of March 31, 2021.

(1) To reflect the release of $202,034,000 of investments and $2,000 of interest receivable held in the Trust Account as all amounts held in the Trust Account are to be released upon the consummation of the Business Combination to either be used to satisfy the exercise of redemption rights or for use by New Lightning eMotors.

(2) To reflect the sale under a subscription agreement with PIPE Investor of 2,500,000 shares at $10.00 per share for a total of $25.0 million.

(3) To reflect the issuance of Convertible Notes due in 2024 to Convertible Note Investors totaling $100 million, the derivative liability for the conversion features and the interest make-whole provision ($17.1 million) and to reflect the debt discount resulting from the issuance of 8,695,652 warrants with the associated debt discount ($14.5 million). The Convertible Notes are convertible into Common Stock at a rate of 86.9565 shares per $1,000 of principal amount.

(4) To reflect the 5,816,664 shares redeemed into cash by the stockholders of GigCapital3, Inc.in conjunction with the vote to approve the business combination. To reflect the surrender of shares of Lightning Systems Capital Stock (including shares resulting from the conversion of notes, warrants and preferred stock), after redemption of the 5,816,664 shares of the Common Stock subject to redemption and the issuance of 50,652,890 shares of Common Stock ($0.0001 par value).

(5) To reflect the elimination of the historical accumulated deficit of GigCapital3, Inc., the accounting acquiree.

(6) To reflect the payment of estimated transaction costs of approximately $40.0 million, including debt issuance costs of $5.0 million, and deferred underwriters’ fees already accrued of $8.0 million, in conjunction with the Business Combination.

(7) To reflect the payoff of all long-term debt of Lightning Systems, Inc. except for the $3 million term loan with a related party as part of the closing of the Business Combination.

(8) To reflect the write off by Lightning Systems, Inc. of the unamortized debt discount.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(in thousands except share and per share amounts)

(unaudited)

	(A)	(B)
	GigCapital3, Inc.	Lightning Systems, Inc.
	Three months ended March 31, 2021	Three months ended March 31, 2021	Pro Forma Adjustments		Pro Forma Statement of Operations
Revenue	$—	$4,591			4,591
Cost of revenue		5,318			5,318

Gross profit	—	(727)	—		(727)

Operating expenses:
Research and development		648			648
Sales, general, and administrative	1,020	3,920	—		4,940

Total operating expenses	1,020	4,568	—		5,588

Loss from operations	(1,020)	(5,295)	—		(6,315)

Interest expense		1,611	(1,498	)(4)
			4,592	(3)	4,705
Loss (gain) from change in fair value of warrant liabilities		20,539	(20,539	)(2)
					—
Other expense (income), net	(911)	(9)			(920)
Interest (income) on marketable securities held in Trust Account	(5)		5	(1)	—

Loss before income taxes	(104)	(27,436)	17,440		(10,100)

Income tax expense	1	—	(1	)(1)	—

Net loss	$(105)	$(27,436)	$17,441		$(10,100)

Net loss per share attributable to common stockholders, basic and diluted	$(0.01)	$(5.47)			$(0.14)

Weighted-average shares used in computing net loss per share attributable to common stockholders basic and diluted	7,452,055	5,018,980	65,772,457	(5)	73,224,512

Pro Forma Adjustments to the Unaudited Condensed Combined Statement of Operations for the three months ended March 31, 2021

(A) Derived from the unaudited statement of operations of GigCapital3, Inc. for the three months ended March 31, 2021.

(B) Derived from the unaudited statement of operations of Lightning Systems, Inc. for the three months ended March 31, 2021.

(1) Represents an adjustment to eliminate both the interest income on marketable securities held in the Trust Account and related tax expense as if the Business Combination had occurred as of January 1, 2020.

(2) To reflect the reversal of the loss from change in fair value of warrants liabilities incurred by Lightning Systems, Inc. for the three months ended March 31, 2021, as if the Business Combination had occurred as of January 1, 2020.

(3) To reflect the amortization of the regular interest plus the debt discounts attributable to debt issuance costs of $5.0 million, and $31.6 million on the notes financing ($17.1 million from the derivative liability and $14.5 million resulting from the warrants issued) over three years (the term of the loan) at a constant interest rate as if the note had been issued as of January 1, 2020.

(4) To reflect the reversal of interest (including the amorization of debt discounts) on all outstanding Lightning Systems, Inc. debt that was either converted to common stock or paid off at the start of the twelve-month period as the Business Combination is reflected as if it had occurred as of January 1, 2020. This calculation has been adjusted to exclude shares redeemed prior to the Business Combination.

(5) As the Business Combination is being reflected as if it had occurred as of January 1, 2020, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable to the Lightning Systems equity holders in the Business Combination have been outstanding for the entire period presented.

Three Months Ended March 31, 2021
Weighted average common shares outstanding, basic and diluted:
GigCapital3, Inc. weighted average shares outstanding	7,452,055
GigCapital3, Inc. shares of common stock no longer subject to forfeiture	15,000
Sale of additional GigCapital3, Inc. shares in conjunction with the Business Combination	2,500,000
GigCapital3, Inc. shares subject to redemption reclassified to equity	12,604,567
Stockholder Earnout Shares (1)	—
Shares issued to Lightning Systems, Inc. in business combination	50,652,890

Weighted average common shares outstanding, basic and diluted	73,224,512

Percent of shares owned by GigCapital3, Inc.	31%
Percent of shares owned by Lightning System, Inc.	69%

(1)

No contingently issuable Stockholder Earnout Shares associated with the Business Combination are included in the calculation of weighted average Common Stock outstanding as they would be anti-dilutive.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2020

(in thousands except share and per share amounts)

(unaudited)

	(A)	(B)
	GigCapital3, Inc.	Lightning Systems, Inc.
	Period from February 3, 2020 (Date of Inception) through December 31, 2020	Twelve months ended December 31, 2020	Pro Forma Adjustments		Pro Forma Statement of Operations
Revenue	$—	$9,088			9,088
Cost of revenue		11,087			11,087

Gross profit	—	(1,999)	—		(1,999)

Operating expenses:
Research and development		1,309			1,309
Sales, general, and administrative	2,760	10,451	17,976	(5)	31,187

Total operating expenses	2,760	11,760	17,976		32,496

Loss from operations	(2,760)	(13,759)	(17,976)		(34,495)

Interest expense		2,983	(2,527	)(4)
			1,667	(8)
			22,307	(3)	24,430
Loss (gain) from change in fair value of warrant liabilities		20,835	(20,835	)(2)
			2,053	(7)	2,053
Other expense, net		76			76
Interest (income) on marketable securities held in Trust Account	(44)		44	(1)	—

Loss before income taxes	(2,716)	(37,653)	(20,685)		(61,054)

Income tax expense	13	—	(13	)(1)	—

Net loss	$(2,729)	$(37,653)	$(20,672)		$(61,054)

Net loss per share attributable to common stockholders, basic and diluted	$(0.44)	$(11.18)			$(0.85)

Weighted-average shares used in computing net loss per share attributable to common stockholders basic and diluted	6,247,527	3,671,569	65,772,457	(6)	72,019,984

Pro Forma Adjustments to the Unaudited Condensed Combined Statement of Operations for the twelve months ended December 31, 2020

(A) Derived from the audited statement of operations of GigCapital3, Inc. for the period from inception (February 3, 2020) through December 31, 2020.

(B) Derived from the audited statement of operations of Lightning Systems, Inc. for the year ended December 31, 2020.

(1) Represents an adjustment to eliminate both the interest income on marketable securities held in the Trust Account as of the beginning of the period and the corresponding income tax expense.

(2) To reflect the reversal of the loss from change in fair value of warrants liabilities incurred by Lightning Systems, Inc. as the Business Combination is reflected as if it had occurred at the beginning of the twelve-month period.

(3) To reflect the amortization of the regular interest plus the debt discount of $71.4 million on the notes financing ($42.5 million from the derivative liability and $28.9 million resulting from the warrants issued) over three years (the term of the loan) at a constant interest rate as if the loan had occurred at the beginning of the twelve-month period.

(4) To reflect the reversal of interest (including the amorization of debt discounts) on the unsecured facility agreement and other notes that would be either converted to common stock or paid off at the start of the twelve-month period as the Business Combination is reflected as if it had occurred at the beginning of the twelve-month period.

(5) To expense advisory fees paid at deal consummation as if the Business Combination had occurred at the beginning of the twelve-month period.

(6) As the Business Combination is being reflected as if it had occurred at the beginning of the twelve-month period ended December 31, 2020, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable to the Lightning Systems, Inc. equity holders in the Business Combination have been outstanding for the entire period presented. This calculation has been adjusted to exclude shares redeemed prior to the Business Combination.

(7) To record change in fair value of GigCapital3, Inc. private warrants due to reclassification from equity to labilities at inception to year-end as the Business Combination is reflected as if it had occurred at the beginning of the twelve-month period.

(8) To record the first year of amortization of the debt issuance costs as the Business Combination is reflected as if it had occurred at the beginning of the twelve-month period.

Twelve Months Ended December 31, 2020 and Period from February 3, 2020 (Date of Inception) through December 31, 2020
Weighted average common shares outstanding, basic and diluted:
GigCapital3, Inc. weighted average shares outstanding	6,247,527
GigCapital3, Inc. shares of common stock no longer subject to forfeiture	15,000
Sale of additional GigCapital3, Inc. shares in conjunction with the Business Combination	2,500,000
GigCapital3, Inc. shares subject to redemption reclassified to equity	12,604,567
Stockholder Earnout Shares (1)	—
Shares issued to Lightning Systems, Inc. in business combination	50,652,890

Weighted average common shares outstanding, basic and diluted	72,019,984

Percent of shares owned by GigCapital3, Inc.	30%
Percent of shares owned by Lightning System, Inc.	70%

(1)

No contingently issuable Stockholder Earnout Shares associated with the Business Combination are included in the calculation of weighted average Common Stock outstanding as they would be anti-dilutive.

PRO FORMA CHANGE IN EQUITY ACCOUNTS

(in thousands except share and per share amounts)

(unaudited)

	GigCapital3, Inc.			Lightning Systems, Inc.					Pro Forma Equity
	Shares	Common Stock	APIC	Shares	Convertible Preferred Stock	Shares	Common Stock	APIC	Shares	Common Stock	APIC
Beginning Balance	7,472,248	$1	$9,886	31,023,671	$50,082	5,058,949	$—	$11,339	12,531,197	$1	$21,225
Sale of GigCapital3, Inc. shares under subscription agreement									2,500,000	—	25,000
Surrender of Lightning Systems, Inc. common stock						(5,058,949)	—	(11,339)	(5,058,949)	—	—
Surrender of Lightning Systems, Inc. preferred stock				(31,023,671)	(50,082)						50,082
Surrender of Lightning Systems, Inc. preferred stock converted from notes											9,679
Write off of debt discount on notes converted											(366)
Surrender of Lightning Systems, Inc. warrants											36,384
GigCapital3, Inc. shares in exchange									50,652,890	5	(5)
Shares subject to redemption transferred to equity									12,604,567	1	127,294
Recording of debt discount for warrants associated with the issuance of convertible notes											14,522
Transaction costs classified as equity issuance costs paid at close											(6,980)
Eliminate historical accumulated deficit of GigCapital3, Inc.											(13,764)

Ending balance									73,229,705	$7	$263,071

INDEX TO FINANCIAL STATEMENTS

GIGCAPITAL3, INC.

Condensed Balance Sheets

(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current Assets
Cash	$426,268	$1,170,301
Prepaid expenses and other current assets	266,237	149,725
Receivable from related party	13,910	—

Total current assets	706,415	1,320,026
Cash and marketable securities held in Trust Account	202,034,396	202,029,414
Interest receivable on cash and marketable securities held in the Trust Account	1,830	1,716
Other non-current assets	13,708	43,083

TOTAL ASSETS	$202,756,349	$203,394,239

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$63,066	$84,089
Payable to related parties	15,136	5,778
Accrued liabilities	2,195,304	1,805,980
Other current liabilities	1,070	363

Total current liabilities	2,274,576	1,896,210
Deferred underwriting fee payable	8,000,000	8,000,000
Warrant liability	1,427,330	2,338,677

Total liabilities	11,701,906	12,234,887

Commitments and contingencies (Note 5)
Common stock subject to possible redemption, 18,421,231 and 18,431,618 shares as of March 31, 2021 and December 31, 2020, respectively, at a redemption value of $10.10 per share	186,054,433	186,159,342

Stockholders’ equity
Preferred stock, par value of $0.0001 per share; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, par value of $0.0001 per share; 100,000,000 shares authorized; 7,472,248 and 7,461,861 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively (1)	747	746
Additional paid-in capital	9,885,571	9,780,663
Accumulated deficit	(4,886,308)	(4,781,399)

Total stockholders’ equity	5,000,010	5,000,010

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY	$202,756,349	$203,394,239

(1)	This number excludes the 750,000 Founder Shares (as described in Note 4) that were forfeited because the over-allotment option was not exercised by the Underwriters.

The accompanying notes are an integral part of these condensed financial statements.

GIGCAPITAL3, INC.

Condensed Statements of Operations and Comprehensive Loss

(Unaudited)

	For the Three Months Ended March 31, 2021	Period from February 3, 2020 (Inception) through March 31, 2020
Revenues	$—	$—
General and administrative expenses	1,020,645	25,788

Loss from operations	(1,020,645)	(25,788)
Other income
Interest income	5,096	—
Other income	911,347	—

Loss before provision for income taxes	(104,202)	(25,788)
Provision for income taxes	707	—

Net loss and comprehensive loss	$(104,909)	$(25,788)

Net loss attributable to common stockholders	$(108,031)	$(25,788)

Weighted-average common shares outstanding, basic and diluted (1)	7,452,055	4,211,466

Net loss per share common share, basic and diluted	$(0.01)	$(0.01)

(1)	This number excludes the 750,000 Founder Shares (as described in Note 4) that were forfeited because the over-allotment option was not exercised by the Underwriters.

The accompanying notes are an integral part of these condensed financial statements.

GIGCAPITAL3, INC.

Condensed Statements of Stockholders’ Equity (Deficit)

(Unaudited)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Stockholders’ Equity
Three Months Ended March 31, 2021	Shares	Amount
Balance as of December 31, 2020	7,461,861	$746	$9,780,663	$(4,781,399)	$5,000,010
Shares subject to redemption	10,387	1	104,908	—	104,909
Net loss	—	—	—	(104,909)	(104,909)

Balance as of March 31, 2021	7,472,248	$747	$9,885,571	$(4,886,308)	$5,000,010

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Stockholders’ Equity (Deficit)
Period from February 3, 2020 (Inception) through March 31, 2020	Shares	Amount
Balance as of February 3, 2020 (Inception)	—	$—	$—	$—	$—
Sale of common stock to Founder at $0.0044 per share	5,735,000	574	24,426	—	25,000
Net loss	—	—	—	(25,788)	(25,788)

Balance as of March 31, 2020	5,735,000	$574	$24,426	$(25,788)	$(788)

The accompanying notes are an integral part of these condensed financial statements.

GIGCAPITAL3, INC.

Condensed Statements of Cash Flows

(Unaudited)

	For the Three Months Ended March 31, 2021	Period from February 3, 2020 (Inception) through March 31, 2020
OPERATING ACTIVITIES
Net loss	$(104,909)	$(25,788)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liability	(911,347)	—
Interest earned on cash and marketable securities held in Trust Account	(5,096)	—
Change in operating assets and liabilities:
Prepaid expenses and other current assets	(116,512)	—
Receivable from related party	(13,910)	—
Other non-current assets	29,375	—
Accounts payable	(21,023)	1,549
Payable to related parties	9,358	250
Accrued liabilities	389,324	5,375
Other current liabilities	707	—

Net cash used in operating activities	(744,033)	(18,614)

FINANCING ACTIVITIES
Proceeds from sale of common stock to Founder	—	25,000
Borrowing from a related party	—	100,000
Payment of deferred offering costs	—	(46,240)

Net cash provided by financing activities	—	78,760

Net change in cash during period	(744,033)	60,146
Cash, beginning of period	1,170,301	—

Cash, end of period	$426,268	$60,146

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES
Offering costs included in accounts payable, payable to related party and accrued liabilities	$—	$349,827

Change in value of common stock subject to possible redemption	$104,909	$—

The accompanying notes are an integral part of these condensed financial statements.

GIGCAPITAL3, INC.

Notes to Unaudited Condensed Financial Statements

(Unaudited)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General

GigCapital3, Inc. (the “Company”) was incorporated in Delaware on February 3, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

On May 6, 2021, the Company consummated its Business Combination with Lightning Systems, Inc. (“Lightning Systems”) pursuant to that certain Business Combination Agreement, dated as of December 10, 2020, by and among the Company, its wholly owned subsidiary, Project Power Merger Sub, Inc. (“Merger Sub”), and Lightning Systems (the “Business Combination Agreement”). In connection with the consummation of the Business Combination, the Company changed its name from GigCapital3, Inc. to Lightning eMotors, Inc.

As of March 31, 2021, the Company had not commenced any operations. All activity for the period from February 3, 2020 (date of inception) through March 31, 2021 relates to the Company’s formation and the initial public offering (the “Offering”), as described in Note 3, and identifying a target for and closing its Business Combination. The Company will not generate any operating revenues until after completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Offering. The Company has selected December 31 as its fiscal year end.

On May 5, 2020, the registration statement on Form S-1 (the “Registration Statement”), as amended, filed in connection with the Offering was declared effective and amended by the Post-Effective Amendment No. 1 to the Registration Statement, as declared effective by the Securities and Exchange Commission (“SEC”) on May 13, 2020. The Company concurrently entered into an underwriting agreement on May 13, 2020 to conduct the Offering, the closing of which was consummated on May 18, 2020 with the delivery of 20,000,000 units (the “Units”). The Units sold in the Offering consisted of the securities described in Note 3. The Offering generated gross proceeds of $200,000,000.

Simultaneously with the closing of the Offering, the Company consummated the closing of a private placement sale (the “Private Placement”) of 893,479 units (the “Private Placement Units”), at a price of $10.00 per Private Placement Unit. The Company’s sponsor, GigAcquisitions3, LLC, a Delaware limited liability company (the “Founder”) purchased 650,000 Private Placement Units and Nomura Securities International, Inc. (“Nomura”), Oppenheimer & Co. Inc. (“Oppenheimer”) and Odeon Capital Group LLC (“Odeon”) (collectively, the “Underwriters”) purchased 243,479 Private Placement Units in the aggregate. The Private Placement Units consisted of the securities described in Note 4. The closing of the Private Placement generated gross proceeds of $8,934,790 consisting of $6,500,000 from the sale of the Private Placement Units to the Founder and $2,434,790 from the sale of Private Placement Units to the Underwriters.

Following the closing of the Offering, net proceeds in the amount of $196,000,000 from the sale of the Units and proceeds in the amount of $6,000,000 from the sale of Private Placement Units, for a total of $202,000,000, were placed in a trust account (“Trust Account”), which is described further below.

Transaction costs for the Offering amounted to $12,785,179, consisting of $4,000,000 of underwriting fees, $8,000,000 of deferred underwriting fees and $785,179 of offering costs. The Company’s remaining cash after payment of the offering costs will be held outside of the Trust Account for working capital purposes. Subsequently to the closing of the Offering, offering costs of $785,179 accrued for at the closing of the Offering were reduced to $732,907. Therefore, total transaction costs amounted to $12,732,907.

The Trust Account

The funds in the Trust Account have been invested only in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds from the Offering outside the Trust Account may be used to pay for business, legal and accounting due diligence expenses on acquisition targets and continuing general and administrative expenses. Upon the consummation of the Business Combination on May 6, 2021, there is no longer a Trust Account and all funds were distributed out of the Trust Account either for the purpose of the redemption of shares or to the operating account of the Company, including for the payment of transaction costs of the Business Combination or the deferred underwriting fees from the Offering.

The Company’s amended and restated certificate of incorporation as of May 13, 2020 provides that, other than the withdrawal of interest to pay taxes, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of 100% of the shares of common stock included in the units sold in the Offering (the “public shares”) if the Company is unable to complete a Business Combination within 18 months from the closing of the Offering on May 18, 2020; or (iii) the redemption of the public shares in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if it does not complete its initial Business Combination within 18 months from the closing of the Offering on May 18, 2020. The Company’s amended and restated certificate of incorporation was further amended and restated on May 6, 2021 to remove these provisions from it.

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) a target business (“Target Business”). As used herein, Target Business must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less taxes payable on interest earned at the time the Company signs a definitive agreement in connection with the business combination).

The Company, after signing a definitive agreement for a business combination, will either (i) seek stockholder approval of the business combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the business combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial business combination, including interest but less taxes payable or (ii) provide stockholders with the opportunity to have their shares redeemed by the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the business combination or will allow stockholders to redeem their shares to the Company in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required by New York Stock Exchange rules. If the Company seeks stockholder approval, it will complete its business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of a business combination. In such case, the Company would not proceed with the redemption of its public shares and the related business combination, and instead may search for an alternate business combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with a business combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial business combination, including interest but less taxes payable. As a result, such shares of common stock have been recorded at their redemption amount and classified as temporary equity. The amount held in the Trust Account as of March 31, 2021 was $202,034,396, which represents cash and marketable securities of $202,000,000 from the sale of 20,000,000 Units at $10.00 per public share, net of underwriting fees of $4,000,000, the sale of 243,479 Private Placement Units to the Underwriters at $10.00 per Private Placement Unit, the sale of 650,000 Private Placement Units at $10.00 per Private Placement Unit, net of cash reserved for operating needs of the Company, and $47,119 of interest income earned on these holdings, less $12,723 withdrawn from the interest earned on the Trust Account to pay tax obligations.

Additionally, there was $1,830 of interest accrued, but not yet credited to the Trust Account, which was recorded in the condensed balance sheet in interest receivable on cash and marketable securities held in the Trust Account as of March 31, 2021.

The Founder, the Underwriters, and Messrs. Weightman, Wang and Betti-Berutto (the “Insiders”) have entered into letter agreements with the Company, pursuant to which they have agreed to waive their rights to participate in any redemption with respect to their initial shares; however, if the Founder, the Underwriters, the Insiders or any of the Company’s officers, directors or affiliates acquired shares of common stock after the Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete a business combination within the required time period.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit.

Entry into a Material Definitive Agreement

On December 10, 2020, the Company announced that it executed a Business Combination Agreement (the “Business Combination Agreement”), dated as of December 10, 2020, with Project Power Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Lightning Systems, Inc., a Delaware corporation (“Lightning Systems”) (the transactions contemplated by the Business Combination Agreement, the “Business Combination”). The Company filed a Current Report on Form 8-K on December 11, 2020 with the SEC (the “Form 8-K Filing”), which provides a summary of the Business Combination Agreement and the other agreements entered into (and certain agreements to be entered into) in connection with the Business Combination. Such agreements were attached in the exhibits of the Form 8-K Filing. Below outlines the key terms of the Business Combination Agreement and other agreements entered into by the Company.

The Merger

Pursuant to the terms of the Business Combination Agreement, the Company has agreed to pay Lightning Systems equity holders aggregate consideration consisting of up to 53,922,000 shares of common stock, including any shares issuable in respect of vested equity awards of Lightning Systems that are exercised prior to the closing of the Business Combination (the “Closing”) or equity awards of Lightning Systems that the Company assumes and which are exercised following the Closing in accordance with the terms of such equity awards. In addition, the Company may issue pursuant to the Business Combination Agreement up to an additional 16,463,096 shares of common stock to equity holders of Lightning Systems who have received, or are entitled to receive, any per share merger consideration (such holders, the “Stockholder Earnout Group” and such shares, the “Stockholder Earnout Shares”)

Lightning Systems Stockholder Earnout Shares

Pursuant to the terms of the Business Combination Agreement, holders of Lightning Systems Capital Stock will receive, in the aggregate, up to an additional 16,463,096 shares of common stock (the “Stockholder Earnout Shares”) in three equal tranches if, during the period from the Closing through and including the fifth anniversary of the date of the Closing, the dollar volume-weighted average price of common stock (as determined in accordance with the Business Combination Agreement) equals or exceeds $12.00, $14.00 and $16.00 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing on the NYSE, Nasdaq or any other national securities exchange, as applicable for each of such three tranches, respectively.

Incentive Plan

In connection with the Merger, the Company will adopt, subject to the approval of the stockholders of the Company, an equity incentive award plan for the Company with an initial award pool of the Company’s common stock equal to the sum of (i) the amount that is equal to ten percent (10%) of the shares of common stock outstanding as of immediately after the Effective Time (rounded up to the nearest whole share), plus the aggregate number of shares of common stock underlying the exchanged options, which plan shall include an “evergreen” provision pursuant to which such award pool will automatically increase on each of January 1, 2022 and each anniversary thereof during the effectiveness of such plan by an amount equal to the lesser of (i) five percent (5%) of the shares of common stock issued and outstanding as of 12:01 a.m. (Central Time) on such date and (ii) such lesser amount determined by the board of directors, and which plan shall be effective at and after Closing.

Stockholder Support Agreement

The Company, Lighting Systems and the certain stockholders of Lightning Systems (the “Key Company Stockholders”), concurrently with the execution and delivery of the Business Combination Agreement, have entered into the Stockholder Support Agreement (the “Stockholder Support Agreement”), pursuant to which such Key Company Stockholders have agreed, among other things, to vote all of their shares of Lightning Systems Capital Stock in favor of the Business Combination Agreement and the Business Combination, including the Merger.

Sponsor Support Agreement

Contemporaneously with the execution of the Business Combination Agreement on December 10, 2020, the Company, Lightning Systems and GigAcquisitions3, LLC (the “Sponsor”) entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsor has agreed, among other things, to vote (or execute and return an action by written consent), or cause to be voted at the Special Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its shares of Company common stock (A) in favor of the approval and adoption of the Business Combination Agreement and approval of the Business Combination, including the Merger, (B) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Business Combination Agreement or that would reasonably be expected to result in the failure of the Merger from being consummated and (C) in favor of each of the proposals and any other matters necessary or reasonably requested by the Company for consummation of the Business Combination, including the Merger.

PIPE Subscription Agreement

In connection with the execution of the Business Combination Agreement, the Company entered into a subscription agreement (the “PIPE Subscription Agreement”), dated as of December 10, 2020, with BP Technology Ventures, Inc. (the “PIPE Investor”), pursuant to which, among other things, the Company agreed to issue and sell, in a private placement to close immediately prior to the Closing, an aggregate of 2,500,000 shares of Company common stock at $10.00 per share, for an aggregate purchase price of $25,000,000, to the PIPE Investor. The purpose of the PIPE Subscription Agreement is to raise additional capital for use by the post-combination company following the Closing. The obligations to consummate the subscription are conditioned upon, among other things, all conditions precedent to the Closing of the transactions contemplated by the Convertible Note Subscription Agreements (as defined below) having been satisfied or waived, and the Closing of the transaction contemplated by the PIPE Subscription Agreement occurring concurrently with the Closing of the transactions contemplated by the Convertible Note Subscription Agreements.

Convertible Note Subscription Agreements

In connection with the execution of the Business Combination Agreement, the Company entered into convertible note agreements (the “Convertible Note Subscription Agreements”) with certain investors (the “Convertible Note Investors”), pursuant to which, among other things, the Company agreed to issue and sell to the Convertible Note Investors, in private placements to close immediately prior to Closing, (a) convertible notes for an aggregate purchase price of $100,000,000 and (b) warrants to purchase up to 8,695,652 shares of common stock with a per share exercise price of $11.50. The convertible notes are convertible into 8,695,652 shares of common stock at a conversion price of $11.50. The obligations to consummate the convertible note investment are conditioned upon, among other things, customary Closing conditions and the consummation of the transactions contemplated by the Business Combination Agreement. The convertible note investment will be consummated substantially concurrently with the Closing.

Going Concern Consideration

As of March 31, 2021, the Company had $426,268 in cash and a working capital deficit of $1,568,161. Further, the Company has no present revenue. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revised Financial Statements

The Company has revised its condensed balance sheet as of December 31, 2020 to correct misstatements in prior periods primarily related to misstatements identified in improperly applying accounting guidance on certain warrants, recognizing them as equity instead of a warrant liability, under the guidance of Accounting Standards Codification 815-40, Contracts in Entity’s Own Equity. The Company assessed the materiality of this misstatement in accordance with SEC Staff Accounting Bulletin No. 108 – “Quantifying Misstatements” and concluded this error was not qualitatively material. As such, the correction of the error was revised in this Quarterly Report on Form 10-Q for the period ended March 31, 2021.

The effect of this revision on the line items within the condensed balance sheet as of December 31, 2020 was as follows:

	Year Ended December 31, 2020
	Previously reported	Adjustment	As revised
Warrant liability	$—	$2,338,677	$2,338,677
Total liabilities	$9,896,210	$2,338,677	$12,234,887
Common stock subject to possible redemption	$188,498,028	$(2,338,686)	$186,159,342
Stockholders’ equity
Common stock	$723	$23	$746
Additional paid-in capital	$7,728,132	$2,052,531	$9,780,663
Accumulated deficit	$(2,728,854)	$(2,052,545)	$(4,781,399)
Total stockholders’ equity	$5,000,001	$9	$5,000,010
A reconciliation of the shares of common stock subject to possible redemption outstanding and shares of common stock outstanding is as follows:
Common stock subject to possible redemption-shares outstanding	18,663,171	(231,553)	18,431,618
Common stock-shares issued and outstanding	7,230,308	231,553	7,461,861

Basis of Presentation

The accompanying unaudited condensed interim financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) pursuant to the rules and regulations of the SEC and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of March 31, 2021, and the results of operations and cash flows for the periods presented. Certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to such rules and regulations.

The accompanying unaudited condensed interim financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2021. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised accounting standard at the time private companies adopt the new or revised standard.

Net Loss Per Share of Common Stock

Net loss per share of common stock is computed by dividing net loss by the weighted-average number of shares of common stock outstanding for the period. The Company applies the two-class method in calculating the net loss per common share. Shares of common stock subject to possible redemption as of March 31, 2021 have been excluded from the calculation of the basic net loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. When calculating its diluted net loss per share, the Company has not considered the effect of (i) the incremental number of shares of common stock to settle warrants sold in the Offering and Private Placement, as calculated using the treasury stock method; (ii) the shares issued to the Insiders representing 15,000 shares of common stock underlying restricted stock awards for the periods they were outstanding; and (iii) the 750,000 shares of common stock issued to the Founder that were forfeited due to the over-allotment option not being exercised by the Underwriters. Since the Company was in a net loss position during the period after deducting net income attributable to common stock subject to redemption, diluted net loss per common share is the same as basic net loss per common share for the period presented as the inclusion of all potential common shares outstanding would have been anti-dilutive.

Reconciliation of Net Loss Per Common Share

In accordance with the two-class method, the Company’s net loss is adjusted for net income that is attributable to common stock subject to redemption, as these shares only participate in the income of the Trust Account and not the losses of the Company. Accordingly, net loss per common share, basic and diluted, is calculated as follows:

	For the Three Months Ended March 31, 2021	Period from February 3, 2020 (Inception) through March 31, 2020
Net loss	$(104,909)	$(25,788)
Less: net income attributable to common stock subject to redemption	(3,122)	—

Net loss attributable to common stockholders	$(108,031)	$(25,788)

Weighted-average common shares outstanding, basic and diluted	7,452,055	4,211,466

Net loss per share common share, basic and diluted	$(0.01)	$(0.01)

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains cash balances that at times may be uninsured or in deposit accounts that exceed Federal Deposit Insurance Corporation limits. The Company maintains its cash deposits with major financial institutions.

Cash and Marketable Securities Held in Trust Account

As of March 31, 2021, the assets held in the Trust Account consisted of mutual funds.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which at times, may exceed federally insured limits. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the condensed balance sheets primarily due to their short-term nature.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Offering Costs

Offering costs in the amount of $12,732,907 consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Offering. Offering costs were charged to stockholders’ equity and recorded in additional paid-in capital as a reduction to the gross proceeds received upon completion of the Offering.

Common Stock Subject to Possible Redemption

Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of March 31, 2021, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheets.

Stock-based Compensation

Stock-based compensation related to restricted stock awards are based on fair value of common stock on the grant date. The shares underlying the Company’s restricted stock awards are subject to forfeiture if these individuals resign or are terminated for cause prior to the completion of the Business Combination. Therefore, the related stock-based compensation will be recognized upon the completion of a Business Combination, unless the related shares are forfeited prior to a Business Combination occurring.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of March 31, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of March 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Warrant Liability

The Company accounts for warrants for shares of the Company’s common stock that are not indexed to its own stock as liabilities at fair value on the condensed balance sheets. The warrants are subject to remeasurement at each balance sheet date and any change in fair value is recognized as a component of other income (expense), net on the condensed statements of operations and comprehensive loss. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the common stock warrants. At that time, the portion of the warrant liability related to the common stock warrants will be reclassified to additional paid-in capital.

Recent Accounting Pronouncements

The Company does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s condensed financial statements.

3. OFFERING

On May 18, 2020, the Company completed the closing of the Offering whereby the Company sold 20,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value (“Common Stock”), and three-fourths (3/4) of one redeemable warrant (a “Public Warrant”). Each whole Public Warrant is exercisable for one share of Common Stock at a price of $11.50 per full share. As a result, increments of four Public Warrants must be exercised in order to obtain whole shares of Common Stock upon the exercise of the Public Warrants. The exercise price of the Public Warrants may be adjusted in certain circumstances as discussed in Note 6. Under the terms of the warrant agreement (the “Warrant Agreement”), the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s Business Combination.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Public Warrant holder. Each Public Warrant will become exercisable on the later of 30 days after the completion of the Company’s Business Combination or 12 months from the closing of the Offering and will expire five years after the completion of the Company’s Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete a Business Combination on or prior to the 18-month period allotted to complete the Business Combination, the Public Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of Common Stock to the holder upon exercise of the Public Warrants during the exercise period, there will be no net cash settlement of these Public Warrants and the Public Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the Warrant Agreement. Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants in whole and not in part at a price of $0.01 per Public Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of Common Stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Public Warrant holders.

As previously reported on a Form S-1/A of the Company, on April 22, 2020, the Company entered into an Amended and Restated Subscription Agreement for Founder Shares, dated April 16, 2020 (the “Subscription Agreement”), by and between the Company and the Founder, pursuant to which the Founder agreed to acquire 5,735,000 shares of the Common Stock, of the Company, including up to 750,000 Founder Shares that the Founder agreed to surrender and have cancelled in the event that the Underwriters did not fully exercise the underwriter over-allotment option.

The Underwriters had 45 days from May 13, 2020 to exercise their over-allotment option, which period expired on June 27, 2020. As a result of the Underwriters not exercising their over-allotment option by June 27,

2020, the Founder was obligated, pursuant to the terms of the Subscription Agreement, to surrender and cancel all of the 750,000 Founder Shares held by it that it agreed in the Subscription Agreement to surrender and have cancelled in the event that the Underwriters did not exercise such over-allotment option. Such surrender and cancellation occurred on June 29, 2020 as described in the Company’s Form 8-K filed with the SEC on June 30, 2020.

On June 29, 2020, the Company announced that the holders of the Company’s Units may elect to separately trade the securities underlying such Units which commenced on July 2, 2020. Any Units not separated will continue to trade on the New York Stock Exchange under the symbol “GIK.U”. Any underlying shares of Common Stock and warrants that are separated will trade on the New York Stock Exchange under the symbols “GIK,” and “GIK. WS”, respectively.

4. RELATED PARTY TRANSACTIONS

Founder Shares

During the period from February 3, 2020 (date of inception) to February 14, 2020, the Founder purchased 5,735,000 shares of Common Stock (the “Founder Shares”) for an aggregate purchase price of $25,000, or $0.0044 per share. The Company also issued 5,000 shares of Common Stock, solely in consideration of future services, to each of the Insiders pursuant to Insider Shares Grant Agreements dated May 13, 2020 between the Company and each of the Insiders, for an aggregate issuance of 15,000 shares of Common Stock (the “Insider Shares”). The Insider Shares are subject to forfeiture if the individuals resign or the services are terminated for cause prior to the completion of the Business Combination. The Founder Shares are identical to the Common Stock included in the Units being sold in the Offering except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below. The Founder has forfeited 750,000 Founder Shares because the over-allotment option was not exercised by the Underwriters. Because the entire over-allotment option was not exercised, the forfeiture did not need to be adjusted. Therefore, the Founder and Insiders collectively own approximately 22% of the Company’s issued and outstanding shares after the Offering, the Private Placement, and forfeiture of 750,000 Founder Shares.

Private Placement

The Founder and the Underwriters purchased from the Company an aggregate of 650,000 and 243,479 Private Placement Units, respectively, at a price of $10.00 per Unit in a private placement that occurred simultaneously with the completion of the closing of the Offering. Each Private Placement Unit consists of one share of the Company’s Common Stock, and three-fourths (3/4) of one warrant (a “Private Placement Warrant”). Each whole Private Placement Warrant will be exercisable for $11.50 per share, and the exercise price of the Private Placement Warrants may be adjusted in certain circumstances as described in Note 6.

No fractional shares will be issued upon exercise of the Private Placement Warrants. If, upon exercise of the Private Placement Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Private Placement Warrant holder. Each Private Placement Warrant will become exercisable on the later of 30 days after the completion of the Company’s Business Combination or 12 months from the closing of the Offering and will expire five years after the completion of the Company’s Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete a Business Combination on or prior to the 18-month period allotted to complete the Business Combination, the Private Placement Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of Common Stock to the holder upon exercise of the Private Placement Warrants during the exercise period, there will be no net cash settlement of these Private Placement Warrants and the Private Placement Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the Warrant Agreement. Once the Private Placement Warrants become exercisable, the Company may redeem the outstanding Private Placement

Warrants in whole and not in part at a price of $0.01 per Private Placement Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of Common Stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Private Placement Warrant holders.

The Company’s Founder, Insiders and Underwriters have agreed not to transfer, assign or sell any of their respective Founder Shares, shares held by the Insiders, Private Placement Units, shares or other securities underlying such Private Placement Units that they may hold until the date that is (i) in the case of the Founder Shares or shares held by the Insiders, the earlier of (A) 12 months after the date of the consummation of the Company’s initial Business Combination or (B) subsequent to the Company’s initial Business Combination, (x) the date on which the last sale price of the Company’s Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the Company’s Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, and (ii) in the case of the Private Placement Units and shares or other securities underlying such Private Placement Units, until 30 days after the completion of the Company’s Business Combination.

Unlike the Public Warrants included in the Units sold in the Offering, if held by the original holder or its permitted transferees, the warrants included in the Private Placement Units are not redeemable by the Company and subject to certain limited exceptions, will be subject to transfer restrictions until one year following the consummation of the Business Combination. If the warrants included in the Private Placement Units are held by holders other than the initial holders or their permitted transferees, the warrants included in the Private Placement Units will be redeemable by the Company and exercisable by holders on the same basis as the warrants included in the Offering.

If the Company does not complete a Business Combination, then a portion of the proceeds from the sale of the Private Placement Units will be part of the liquidating distribution to the public stockholders.

Administrative Services Agreement and Other Agreements

The Company agreed to pay $20,000 a month for office space, administrative services and secretarial support to an affiliate of the Founder, GigFounders, LLC. Services commenced on May 14, 2020, the date the securities were first listed on the New York Stock Exchange, and will terminate upon the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.

5. COMMITMENTS AND CONTINGENCIES

Registration Rights

On May 13, 2020, the Company entered into a Registration Rights Agreement with its Founder, the Underwriters and Insiders. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the Registration Rights Agreement.

Underwriters Agreement

The Company granted the underwriters a 45-day option to purchase up to 3,000,000 additional Units to cover any over-allotments, at the Offering price less underwriting discounts and commissions. On June 27, 2020, the over-allotment option expired and the Underwriters did not exercise the option as described in Note 3.

The Company paid an underwriting discount of $0.20 per Unit to the Underwriters at the closing of the Offering. The underwriting discount was paid in cash. In addition, the Company has agreed to pay deferred underwriting commissions of $0.40 per Unit, or $8,000,000 in the aggregate. The deferred underwriting commission will become payable to the Underwriters from the amount held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement, including the performance of services described below. As further described in Note 4, the Underwriters have purchased 243,479 Private Placement Units, of which each Private Placement Unit consists of one share of the Company’s Common Stock, and three-fourths (3/4) of one Private Placement Warrant, for an aggregate purchase price of $2,434,790.

The Underwriters will use their commercially reasonable efforts to provide the Company with the following services: 1) originating and introducing the Company to potential targets for a Business Combination; 2) arranging institutional investor meetings on the Company’s behalf in connection with obtaining financing for the Business Combination; 3) assisting the Company in meeting its securities exchange listing requirements following the closing of the Offering; and 4) providing capital markets advice and liquidity to the Company following the closing of the Offering. If the Company uses its best efforts (and the Underwriters use commercially reasonable efforts) to obtain financing in private placements or privately negotiated transactions, but notwithstanding such efforts, the Company does not have sufficient cash necessary to consummate the Business Combination and pay the deferred underwriting commission, the Company and the Underwriters will cooperate in good faith to come to a mutually-satisfactory solution with respect to the payment of the deferred underwriting commission so as to ensure that the Company’s obligation to pay the deferred underwriting commission shall not impede the closing of the Business Combination.

Related Party Loan

The Company entered into a promissory note agreement with the Founder under which $100,000 was loaned to the Company for the payment of expenses related to the Offering. The promissory note was non-interest bearing, unsecured and was repaid in full on May 18, 2020.

6. STOCKHOLDERS’ EQUITY

Common Stock

The authorized Common Stock of the Company includes up to 100,000,000 shares. Holders of the Company’s Common Stock are entitled to one vote for each share of Common Stock. As of March 31, 2021, there were 7,472,248 shares of Common Stock issued and outstanding and not subject to possible redemption. There were 18,421,231 shares of Common Stock subject to possible redemption issued and outstanding as of March 31, 2021.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of March 31, 2021, there were no shares of preferred stock issued and outstanding.

Warrants (Public Warrants and Private Placement Warrants)

Warrants will be exercisable for $11.50 per share, and the exercise price and number of warrant shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation of the Company. In addition, if (x) the Company issues additional shares of Common Stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Common Stock (with such issue price or effective issue price to be determined in good faith by the Company’s Board of Directors, and in the case of any such issuance to the Company’s Founder or its affiliates, without taking into account any Founder Shares held by it prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 65% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of its initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading-day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities.

Each warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption. However, if the Company does not complete its initial Business Combination on or prior to the 18-month period allotted to complete the Business Combination, the warrants will expire at the end of such period. If the Company is unable to deliver registered shares of Common Stock to the holder upon exercise of the warrants during the exercise period, there will be no net cash settlement of these warrants and the warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the Warrant Agreement. Once the warrants become exercisable, the Company may redeem the outstanding warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of Common Stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the warrant holders.

Under the terms of the Warrant Agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination, for the registration of the shares of Common Stock issuable upon exercise of the warrants included in the Units and Private Placement Units.

As of March 31, 2021, there were 15,670,097 warrants outstanding.

Stock-based Compensation

Also included in the outstanding shares of Common Stock are 15,000 shares issued in consideration of future services to the Insiders, who are non-employee consultants. These shares are subject to forfeiture if the individuals resign or are terminated for cause prior to the completion of the Business Combination. If an initial Business Combination occurs and these shares have not been previously forfeited, the fair value of the Common Stock on the date the shares vest will be recognized as stock-based compensation in the Company’s condensed statements of operations and comprehensive loss when the completion of the Business Combination becomes probable.

7. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs which are supported by little or no market activity and which are significant to the fair value of the assets or liabilities.

The Company has determined that the warrants issued as part of the Private Placement Units are subject to treatment as a liability. As the transfer of these warrants to anyone other than the purchasers or their permitted transferees, would result in these warrants having substantially the same terms as the warrants issued in the Offering, the Company has determined that the fair value of each warrant issued as part of the Private Placement Units approximates the fair value of a warrant issued in the Offering. Accordingly, the warrants issued as part of the Private Placement Units are classified as Level 2 financial instruments.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of March 31, 2021 and December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description:	Level	March 31, 2021	December 31, 2020
Assets:
Cash and marketable securities held in Trust Account	1	$202,034,396	$202,029,414

Liabilities:
Warrant liability	2	$1,427,330	$2,338,677

The marketable securities held in the Trust Account are considered trading securities as they are generally used with the objective of generating profits on short-term differences in price and therefore, the realized and unrealized gain and loss are recorded in the condensed statements of operations and comprehensive loss for the periods presented.

Additionally, there was $1,830 of interest accrued, but not yet credited to the Trust Account, which was recorded in the condensed balance sheet in interest receivable on cash and marketable securities held in the Trust Account as of March 31, 2021.

8. SUBSEQUENT EVENTS

On May 6, 2021, the Company completed the Business Combination with Lightning Systems, Inc. and changed its name to Lightning eMotors, Inc. In conjunction with the Business Combination, and prior to the special meeting of stockholders to approve the Business Combination, the holders of 5,816,664 shares of the Company’s common stock sold in the Offering exercised their right to redeem those shares for cash at a price of $10.1019 per share, for an aggregate of approximately $58.8 million, which redemption occurred concurrent with the consummation of the Business Combination. The Company also completed the sale of 2,500,000 shares of Company common stock for $25,000,000 under the PIPE Subscription Agreement and the funding of $100,000,000 in convertible debt under the Convertible Note Subscription Agreements described in Note 1.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Stockholders of GigCapital3, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of GigCapital3, Inc. (a Delaware corporation) (the “Company”) as of December 31, 2020, and the related statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the period from February 3, 2020 (date of inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from February 3, 2020 (date of inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that GigCapital3, Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on the completion of a financing and the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BPM LLP

We have served as the Company’s auditor since 2020.

San Jose, California

February 26, 2021

GIGCAPITAL3, INC.

Balance Sheet

December 31, 2020
ASSETS
Current Assets
Cash	$1,170,301
Prepaid expenses and other current assets	149,725

Total current assets	1,320,026
Cash and marketable securities held in Trust Account	202,029,414
Interest receivable on cash and marketable securities held in the Trust Account	1,716
Other non-current assets	43,083

TOTAL ASSETS	$203,394,239

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$84,089
Payable to related parties	5,778
Accrued liabilities	1,805,980
Other current liabilities	363

Total current liabilities	1,896,210
Deferred underwriting fee payable	8,000,000

Total liabilities	9,896,210

Commitments and contingencies (Note 5)
Common stock subject to possible redemption, 18,663,171 shares, at a redemption value of $10.10 per share	188,498,028

Stockholders’ equity
Preferred stock, par value of $0.0001 per share; 1,000,000 shares authorized; none issued or outstanding	—
Common stock, par value of $0.0001 per share; 100,000,000 shares authorized; 7,230,308 shares issued and outstanding (excluding 18,663,171 shares subject to possible redemption) (1)	723
Additional paid-in capital	7,728,132
Accumulated deficit	(2,728,854)

Total stockholders’ equity	5,000,001

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY	$203,394,239

(1)	This number excludes the 750,000 Founder Shares (as described in Note 4) that were forfeited because the over-allotment option was not exercised by the Underwriters.

The accompanying notes are an integral part of these financial statements.

GIGCAPITAL3, INC.

Statement of Operations and Comprehensive Loss

Period from February 3, 2020 (Inception) through December 31, 2020
Revenues	$—
General and administrative expenses	2,759,621

Loss from operations	(2,759,621)
Other income
Interest income on cash and marketable securities held in Trust Account	43,853

Loss before provision for income taxes	(2,715,768)
Provision for income taxes	13,086

Net loss and comprehensive loss	$(2,728,854)

Net loss attributable to common stockholders	$(2,751,030)

Weighted-average common shares outstanding, basic and diluted (1)	6,247,527

Net loss per share common share, basic and diluted	$(0.44)

(1)	This number excludes the 750,000 Founder Shares (as described in Note 4) that were forfeited because the over-allotment option was not exercised by the Underwriters.

The accompanying notes are an integral part of these financial statements.

GIGCAPITAL3, INC.

Statement of Stockholders’ Equity

	Common Stock		Additional Paid-In Capital
Period from February 3, 2020 (Inception) through December 31, 2020	Shares	Amount		Accumulated Deficit	Stockholders’ Equity (Deficit)
Balance as of February 3, 2020 (Inception)	—	$—	$—	$—	$—
Sale of common stock to Founder at $0.0044 per share	5,735,000	574	24,426	—	25,000
Sale of common stock to Founder in private placement at $10 per share	650,000	65	6,499,935	—	6,500,000
Sale of common stock to Underwriters in private placement at $10 per share	243,479	24	2,434,766	—	2,434,790
Issuance of common stock to Insiders for no consideration	15,000	2	(2)	—	—
Sale of common stock in initial public offering, net of offering costs	20,000,000	2,000	187,265,093	—	187,267,093
Forfeiture of common stock sold to Founder due to over-allotment not being exercised (1)	(750,000)	(75)	75	—	—
Shares subject to redemption	(18,663,171)	(1,867)	(188,496,161)	—	(188,498,028)
Net loss	—	—	—	(2,728,854)	(2,728,854)

Balance as of December 31, 2020	7,230,308	$723	$7,728,132	$(2,728,854)	$5,000,001

(1)	750,000 Founder Shares were forfeited because the over-allotment option was not exercised by the Underwriters (see Note 4).

The accompanying notes are an integral part of these financial statements.

GIGCAPITAL3, INC.

Statement of Cash Flows

Period from February 3, 2020 (Inception) through December 31, 2020
OPERATING ACTIVITIES
Net loss	$(2,728,854)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on cash and marketable securities held in Trust Account	(42,137)
Interest receivable on cash and marketable securities held in Trust Account	(1,716)
Change in operating assets and liabilities:
Prepaid expenses	(149,725)
Other non-current assets	(43,083)
Accounts payable	84,089
Payable to related parties	5,778
Accrued liabilities	1,770,980
Other current liabilities	363

Net cash used in operating activities	(1,104,305)

INVESTING ACTIVITIES
Investment of cash in Trust Account, net	(202,000,000)
Cash withdrawn from Trust Account	12,723

Net cash used in investing activities	(201,987,277)

FINANCING ACTIVITIES
Proceeds from sale of common stock to Founders	25,000
Proceeds from sale of Units, net of underwriting discounts paid	196,000,000
Proceeds from sale of Private Placement Units to Founder	6,500,000
Proceeds from sale of Private Placement Units to Underwriters	2,434,790
Borrowing from a related party	100,000
Repayment of borrowing from a related party	(100,000)
Payment of deferred offering costs	(697,907)

Net cash provided by financing activities	204,261,883

Net change in cash during period	1,170,301
Cash, beginning of period	—

Cash, end of period	$1,170,301

SUPPLEMENTAL DISCLOSURES
Cash paid for income taxes	$12,723

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES
Deferred underwriting fee payable upon business combination	$8,000,000

Change in value of common stock subject to possible redemption	$1,230,935

Offering costs included in accrued liabilities	$35,000

The accompanying notes are an integral part of these financial statements.

GIGCAPITAL3, INC.

Notes to Financial Statements

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General

GigCapital3, Inc. (the “Company”) was incorporated in Delaware on February 3, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from February 3, 2020 (date of inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (the “Offering”), as described in Note 3, and identifying a target business combination, as described below. The Company will not generate any operating revenues until after completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Offering. The Company has selected December 31 as its fiscal year end.

On May 5, 2020, the registration statement on Form S-1 (the “Registration Statement”), as amended, filed in connection with the Offering was declared effective and amended by the Post-Effective Amendment No. 1 to the Registration Statement, as declared effective by the Securities and Exchange Commission (“SEC”) on May 13, 2020. The Company concurrently entered into an underwriting agreement on May 13, 2020 to conduct the Offering, the closing of which was consummated on May 18, 2020 with the delivery of 20,000,000 units (the “Units”). The Units sold in the Offering consisted of the securities described in Note 3. The Offering generated gross proceeds of $200,000,000.

Simultaneously with the closing of the Offering, the Company consummated the closing of a private placement sale (the “Private Placement”) of 893,479 units (the “Private Placement Units”), at a price of $10.00 per Private Placement Unit. The Company’s sponsor, GigAcquisitions3, LLC, a Delaware limited liability company (the “Founder”) purchased 650,000 Private Placement Units and Nomura Securities International, Inc. (“Nomura”), Oppenheimer & Co. Inc. (“Oppenheimer”) and Odeon Capital Group LLC (“Odeon”) (collectively, the “Underwriters”) purchased 243,479 Private Placement Units in the aggregate. The Private Placement Units consisted of the securities described in Note 4. The closing of the Private Placement generated gross proceeds of $8,934,790 consisting of $6,500,000 from the sale of the Private Placement Units to the Founder and $2,434,790 from the sale of Private Placement Units to the Underwriters.

Following the closing of the Offering, net proceeds in the amount of $196,000,000 from the sale of the Units and proceeds in the amount of $6,000,000 from the sale of Private Placement Units, for a total of $202,000,000, were placed in a trust account (“Trust Account”), which is described further below.

Transaction costs amounted to $12,785,179, consisting of $4,000,000 of underwriting fees, $8,000,000 of deferred underwriting fees and $785,179 of offering costs. The Company’s remaining cash after payment of the offering costs will be held outside of the Trust Account for working capital purposes. Subsequent to the closing of the Offering, offering costs of $785,179 accrued for at the closing of the Offering were reduced to $732,907. Therefore, total transaction costs amounted to $12,732,907.

The Trust Account

The funds in the Trust Account have been invested only in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the business combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds from the Offering outside the Trust Account may be used to pay for business, legal and accounting due diligence expenses on acquisition targets and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the business combination; (ii) the redemption of 100% of the shares of common stock included in the units sold in the Offering (the “public shares”) if the Company is unable to complete a business combination within 18 months from the closing of the Offering on May 18, 2020; or (iii) the redemption of the public shares in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if it does not complete its initial business combination within 18 months from the closing of the Offering on May 18, 2020.

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) a target business (“Target Business”). As used herein, Target Business must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less taxes payable on interest earned at the time the Company signs a definitive agreement in connection with the business combination). There is no assurance that the Company will be able to successfully effect a business combination.

The Company, after signing a definitive agreement for a business combination, will either (i) seek stockholder approval of the business combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the business combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial business combination, including interest but less taxes payable or (ii) provide stockholders with the opportunity to have their shares redeemed by the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the business combination or will allow stockholders to redeem their shares to the Company in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required by New York Stock Exchange rules. If the Company seeks stockholder approval, it will complete its business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of a business combination. In such case, the Company would not proceed with the redemption of its public shares and the related business combination, and instead may search for an alternate business combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with a business combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial business combination, including interest but less taxes payable. As a result, such shares of common stock have been recorded at their redemption amount and classified as temporary equity. The amount held in the Trust Account as of December 31, 2020 was $202,029,414, which represents cash and marketable securities of $202,000,000 from the sale of 20,000,000 Units at $10.00 per public share, net of underwriting fees of $4,000,000, the sale of 243,479 Private Placement Units to the Underwriters at $10.00 per

Private Placement Unit, the sale of 650,000 Private Placement Units at $10.00 per Private Placement Unit, net of cash reserved for operating needs of the Company, and $42,137 of interest income earned on these holdings, less $12,723 withdrawn from the interest earned on the Trust Account to pay tax obligations.

Additionally, there was $1,716 of interest accrued, but not yet credited to the Trust Account, which was recorded in the balance sheet in interest receivable on cash and marketable securities held in the Trust Account as of December 31, 2020.

The Company will have 18 months from May 18, 2020, the closing date of the Offering, to complete its initial business combination. If the Company does not complete a business combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest, but less taxes payable (less up to $100,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its creditors and remaining stockholders, as part of its plan of dissolution and liquidation. The Founder, the Underwriters, and Messrs. Weightman, Wang and Betti-Berutto (the “Insiders”) have entered into letter agreements with the Company, pursuant to which they have agreed to waive their rights to participate in any redemption with respect to their initial shares; however, if the Founder, the Underwriters, the Insiders or any of the Company’s officers, directors or affiliates acquired shares of common stock after the Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete a business combination within the required time period.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit.

Entry into a Material Definitive Agreement

On December 10, 2020, the Company announced that it executed a Business Combination Agreement (the “Business Combination Agreement”), dated as of December 10, 2020, with Project Power Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Lightning Systems, Inc., a Delaware corporation (“Lightning Systems”) (the transactions contemplated by the Business Combination Agreement, the “Business Combination”). The Company filed a Current Report on Form 8-K on December 11, 2020 with the SEC (the “Form 8-K Filing”), which provides a summary of the Business Combination Agreement and the other agreements entered into (and certain agreements to be entered into) in connection with the Business Combination. Such agreements were attached in the exhibits of the Form 8-K Filing. Below outlines the key terms of the Business Combination Agreement and other agreements entered into by the Company.

The Merger

Pursuant to the terms of the Business Combination Agreement, the Company has agreed to pay Lightning Systems equity holders aggregate consideration consisting of up to 53,922,000 shares of common stock, including any shares issuable in respect of vested equity awards of Lightning Systems that are exercised prior to the closing of the Business Combination (the “Closing”) or equity awards of Lightning Systems that the Company assumes and which are exercised following the Closing in accordance with the terms of such equity awards. In addition, the Company may issue pursuant to the Business Combination Agreement up to an additional 16,463,096 shares of common stock to equity holders of Lightning Systems who have received, or are entitled to receive, any per share merger consideration (such holders, the “Stockholder Earnout Group” and such shares, the “Stockholder Earnout Shares”)

Lightning Systems Stockholder Earnout Shares

Pursuant to the terms of the Business Combination Agreement, holders of Lightning Systems Capital Stock will receive, in the aggregate, up to an additional 16,463,096 shares of common stock (the “Stockholder Earnout

Shares”) in three equal tranches if, during the period from the Closing through and including the fifth anniversary of the date of the Closing, the dollar volume-weighted average price of common stock (as determined in accordance with the Business Combination Agreement) equals or exceeds $12.00, $14.00 and $16.00 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing on the NYSE, Nasdaq or any other national securities exchange, as applicable for each of such three tranches, respectively.

Incentive Plan

In connection with the Merger, the Company will adopt, subject to the approval of the stockholders of the Company, an equity incentive award plan for the Company with an initial award pool of the Company’s common stock equal to the sum of (i) the amount that is equal to ten percent (10%) of the shares of common stock outstanding as of immediately after the Effective Time (rounded up to the nearest whole share), plus the aggregate number of shares of common stock underlying the exchanged options, which plan shall include an “evergreen” provision pursuant to which such award pool will automatically increase on each of January 1, 2022 and each anniversary thereof during the effectiveness of such plan by an amount equal to the lesser of (i) five percent (5%) of the shares of common stock issued and outstanding as of 12:01 a.m. (Central Time) on such date and (ii) such lesser amount determined by the board of directors, and which plan shall be effective at and after Closing.

Stockholder Support Agreement

The Company, Lighting Systems and the certain stockholders of Lightning Systems (the “Key Company Stockholders”), concurrently with the execution and delivery of the Business Combination Agreement, have entered into the Stockholder Support Agreement (the “Stockholder Support Agreement”), pursuant to which such Key Company Stockholders have agreed, among other things, to vote all of their shares of Lightning Systems Capital Stock in favor of the Business Combination Agreement and the Business Combination, including the Merger.

Sponsor Support Agreement

Contemporaneously with the execution of the Business Combination Agreement on December 10, 2020, the Company, Lightning Systems and GigAcquisitions3, LLC (the “Sponsor”) entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsor has agreed, among other things, to vote (or execute and return an action by written consent), or cause to be voted at the Special Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its shares of Company common stock (A) in favor of the approval and adoption of the Business Combination Agreement and approval of the Business Combination, including the Merger, (B) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Business Combination Agreement or that would reasonably be expected to result in the failure of the Merger from being consummated and (C) in favor of each of the proposals and any other matters necessary or reasonably requested by the Company for consummation of the Business Combination, including the Merger.

PIPE Subscription Agreement

In connection with the execution of the Business Combination Agreement, the Company entered into a subscription agreement (the “PIPE Subscription Agreement”), dated as of December 10, 2020, with BP Technology Ventures, Inc. (the “PIPE Investor”), pursuant to which, among other things, the Company agreed to issue and sell, in a private placement to close immediately prior to the Closing, an aggregate of 2,500,000 shares of Company common stock at $10.00 per share, for an aggregate purchase price of $25,000,000, to the PIPE Investor. The purpose of the PIPE Subscription Agreement is to raise additional capital for use by the post-combination company following the Closing. The obligations to consummate the subscription are conditioned upon, among other things, all conditions precedent to the Closing of the transactions contemplated by the Convertible Note Subscription Agreements (as defined below) having been satisfied or waived, and the Closing of the transaction contemplated by the PIPE Subscription Agreement occurring concurrently with the Closing of the transactions contemplated by the Convertible Note Subscription Agreements.

Convertible Note Subscription Agreements

In connection with the execution of the Business Combination Agreement, the Company entered into convertible note agreements (the “Convertible Note Subscription Agreements”) with certain investors (the “Convertible Note Investors, pursuant to which, among other things, the Company agreed to issue and sell to the Convertible Note Investors”), in private placements to close immediately prior to Closing, (a) convertible notes for an aggregate purchase price of $100,000,000 and (b) warrants to purchase up to 8,695,652 shares of common stock with a per share exercise price of $11.50. The convertible notes are convertible into 8,695,652 shares of common stock at a conversion price of $11.50. The obligations to consummate the convertible note investment are conditioned upon, among other things, customary Closing conditions and the consummation of the transactions contemplated by the Business Combination Agreement. The convertible note investment will be consummated substantially concurrently with the Closing.

Going Concern Consideration

As of December 31, 2020, the Company had $1,170,301 in cash and a working capital deficit of $576,184. Further, the Company has no present revenue, its business plan is dependent on the completion of a financing and it expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised accounting standard at the time private companies adopt the new or revised standard.

Net Loss Per Share of Common Stock

Net loss per share of common stock is computed by dividing net loss by the weighted-average number of shares of common stock outstanding for the period. The Company applies the two-class method in calculating the net loss per common share. Shares of common stock subject to possible redemption as of December 31, 2020 have been excluded from the calculation of the basic net loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. When calculating its diluted net loss per share, the Company has not considered the effect of (i) the incremental number of shares of common stock to settle warrants sold in the Offering and Private Placement, as calculated using the treasury stock method; (ii) the shares issued to the Insiders representing 15,000 shares of common stock underlying restricted stock awards for the periods they were outstanding; and (iii) the 750,000 shares of common stock issued to the Founder that were forfeited due to the over-allotment option not being exercised by the Underwriters. Since the Company was in a net loss position during the period after deducting net income attributable to common stock subject to redemption, diluted net loss per common share is the same as basic net loss per common share for the period presented as the inclusion of all potential common shares outstanding would have been anti-dilutive.

Reconciliation of Net Loss Per Common Share

In accordance with the two-class method, the Company’s net loss is adjusted for net income that is attributable to common stock subject to redemption, as these shares only participate in the income of the Trust Account and not the losses of the Company. Accordingly, net loss per common share, basic and diluted, is calculated as follows:

Period from February 3, 2020 (Inception) through December 31, 2020
Net loss	$(2,728,854)
Less: net income attributable to common stock subject to redemption	(22,176)

Net loss attributable to common stockholders	$(2,751,030)

Weighted-average common shares outstanding, basic and diluted	6,247,527

Net loss per share common share, basic and diluted	$(0.44)

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains cash balances that at times may be uninsured or in deposit accounts that exceed Federal Deposit Insurance Corporation limits. The Company maintains its cash deposits with major financial institutions.

Cash and Marketable Securities Held in Trust Account

As of December 31, 2020, the assets held in the Trust Account consisted of U.S. Treasury Bills and cash.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which at times, may exceed federally insured limits. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the balance sheet primarily due to their short-term nature.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Offering Costs

Offering costs in the amount of $12,732,907 consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Offering. Offering costs were charged to stockholders’ equity and recorded in additional paid-in capital as a reduction to the gross proceeds received upon completion of the Offering.

Common Stock Subject to Possible Redemption

Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of December 31, 2020, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Stock-based Compensation

Stock-based compensation related to restricted stock awards are based on fair value of common stock on the grant date. The shares underlying the Company’s restricted stock awards are subject to forfeiture if these individuals resign or are terminated for cause prior to the completion of the Business Combination. Therefore, the related stock-based compensation will be recognized upon the completion of a Business Combination, unless the related shares are forfeited prior to a Business Combination occurring.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

The Company does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. OFFERING

On May 18, 2020, the Company completed the closing of the Offering whereby the Company sold 20,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value (“Common Stock”), and three-fourths (3/4) of one redeemable warrant (a “Public Warrant”). Each whole Public Warrant is exercisable for one share of Common Stock at a price of $11.50 per full share. As a result, increments of four Public Warrants must be exercised in order to obtain whole shares of Common Stock upon the exercise of the Public Warrants. The exercise price of the Public Warrants may be adjusted in certain circumstances as discussed in Note 6. Under the terms of the warrant agreement (the “Warrant Agreement”), the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s Business Combination.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Public Warrant holder. Each Public Warrant will become exercisable on the later of 30 days after the completion of the Company’s Business Combination or 12 months from the closing of the Offering and will expire five years after the completion of the Company’s Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete a Business Combination on or prior to the 18-month period allotted to complete the Business Combination, the Public Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of Common Stock to the holder upon exercise of the Public Warrants during the exercise period, there will be no net cash settlement of these Public Warrants and the Public Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the Warrant Agreement. Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants in whole and not in part at a price of $0.01 per Public Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of Common Stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Public Warrant holders.

As previously reported on a Form S-1/A of the Company, on April 22, 2020, the Company entered into an Amended and Restated Subscription Agreement for Founder Shares, dated April 16, 2020 (the “Subscription Agreement”), by and between the Company and the Founder, pursuant to which the Founder agreed to acquire 5,735,000 shares of the Common Stock, of the Company, including up to 750,000 Founder Shares that Founder agreed to surrender and have cancelled in the event that the Underwriters did not fully exercise the underwriter over-allotment option.

The Underwriters had 45 days from May 13, 2020 to exercise their over-allotment option, which period expired on June 27, 2020. As a result of the Underwriters not exercising their over-allotment option by June 27, 2020, the Founder was obligated, pursuant to the terms of the Subscription Agreement, to surrender and cancel all of the 750,000 Founder Shares held by it that it agreed in the Subscription Agreement to surrender and have cancelled in the event that the Underwriters did not exercise such over-allotment option. Such surrender and cancellation occurred on June 29, 2020 as described in the Company’s Form 8-K filed with the SEC on June 30, 2020.

On June 29, 2020, the Company announced that the holders of the Company’s Units may elect to separately trade the securities underlying such Units which commenced on July 2, 2020. Any Units not separated will continue to trade on the New York Stock Exchange under the symbol “GIK.U”. Any underlying shares of Common Stock and warrants that are separated will trade on the New York Stock Exchange under the symbols “GIK,” and “GIK. WS”, respectively.

4. RELATED PARTY TRANSACTIONS

Founder Shares

During the period from February 3, 2020 (date of inception) to February 14, 2020, the Founder purchased 5,735,000 shares of Common Stock (the “Founder Shares”) for an aggregate purchase price of $25,000, or $0.0044 per share. The Company also issued 5,000 shares of Common Stock, solely in consideration of future services, to each of the Insiders pursuant to Insider Shares Grant Agreements dated May 13, 2020 between the Company and each of the Insiders, for an aggregate issuance of 15,000 shares of Common Stock (the “Insider Shares”). The Insider Shares are subject to forfeiture if the individuals resign or the services are terminated for cause prior to the completion of the Business Combination. The Founder Shares are identical to the Common Stock included in the Units being sold in the Offering except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below. The Founder has forfeited 750,000 Founder Shares because the over-allotment option was not exercised by the Underwriters. Because the entire over-allotment option was not exercised, the forfeiture did not need to be adjusted. Therefore, the Founder and Insiders collectively own approximately 22% of the Company’s issued and outstanding shares after the Offering, the Private Placement, and forfeiture of 750,000 Founder Shares.

Private Placement

The Founder and the Underwriters purchased from the Company an aggregate of 650,000 and 243,479 Private Placement Units, respectively, at a price of $10.00 per unit in a private placement that occurred simultaneously with the completion of the closing of the Offering. Each Private Placement Unit consists of one share of the Company’s Common Stock, and three-fourths (3/4) of one warrant (a “Private Placement Warrant”). Each whole Private Placement Warrant will be exercisable for $11.50 per share, and the exercise price of the Private Placement Warrants may be adjusted in certain circumstances as described in Note 6.

No fractional shares will be issued upon exercise of the Private Placement Warrants. If, upon exercise of the Private Placement Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Private Placement Warrant holder. Each Private Placement Warrant will become exercisable on the later of 30 days after the completion of the Company’s Business Combination or 12 months from the closing of the Offering and will expire five years after the completion of the Company’s Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete a Business Combination on or prior to the 18-month period allotted to complete the Business Combination, the Private Placement Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of Common Stock to the holder upon exercise of the Private Placement Warrants during the exercise period, there will be no net cash settlement of these Private Placement Warrants and the Private Placement Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the Warrant Agreement. Once the Private Placement Warrants become exercisable, the Company may redeem the outstanding Private Placement Warrants in whole and not in part at a price of $0.01 per Private Placement Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of Common Stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Private Placement Warrant holders.

The Company’s Founder, Insiders and Underwriters have agreed not to transfer, assign or sell any of their respective Founder Shares, shares held by the Insiders, Private Placement Units, shares or other securities underlying such Private Placement Units that they may hold until the date that is (i) in the case of the Founder Shares or shares held by the Insiders, the earlier of (A) 12 months after the date of the consummation of the Company’s initial Business Combination or (B) subsequent to the Company’s initial Business Combination, (x) the date on which the last sale price of the Company’s Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the Company’s Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, and (ii) in the case of the Private Placement Units and shares or other securities underlying such Private Placement Units, until 30 days after the completion of the Company’s Business Combination.

Unlike the Public Warrants included in the Units sold in the Offering, if held by the original holder or its permitted transferees, the warrants included in the Private Placement Units are not redeemable by the Company and subject to certain limited exceptions, will be subject to transfer restrictions until one year following the consummation of the Business Combination. If the warrants included in the Private Placement Units are held by holders other than the initial holders or their permitted transferees, the warrants included in the Private Placement Units will be redeemable by the Company and exercisable by holders on the same basis as the warrants included in the Offering.

If the Company does not complete a Business Combination, then a portion of the proceeds from the sale of the Private Placement Units will be part of the liquidating distribution to the public stockholders.

Administrative Services Agreement and Other Agreements

The Company agreed to pay $20,000 a month for office space, administrative services and secretarial support to an affiliate of the Founder, GigFounders, LLC. Services commenced on May 14, 2020, the date the securities were first listed on the New York Stock Exchange, and will terminate upon the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.

5. COMMITMENTS AND CONTINGENCIES

Registration Rights

On May 13, 2020, the Company entered into a Registration Rights Agreement with its Founder, the Underwriters and Insiders. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the Registration Rights Agreement.

Underwriters Agreement

The Company granted the underwriters a 45-day option to purchase up to 3,000,000 additional Units to cover any over-allotments, at the Offering price less underwriting discounts and commissions. On June 27, 2020, the over-allotment option expired and the Underwriters did not exercise the option as described in Note 3.

The Company paid an underwriting discount of $0.20 per Unit to the Underwriters at the closing of the Offering. The underwriting discount was paid in cash. In addition, the Company has agreed to pay deferred underwriting commissions of $0.40 per Unit, or $8,000,000 in the aggregate. The deferred underwriting commission will become payable to the Underwriters from the amount held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement, including the performance of services described below. As further described in Note 4, the Underwriters have purchased 243,479 Private Placement Units, of which each Private Placement Unit consists of one share of the Company’s Common Stock, and three-fourths (3/4) of one Private Placement Warrant, for an aggregate purchase price of $2,434,790.

The Underwriters will use their commercially reasonable efforts to provide the Company with the following services: 1) originating and introducing the Company to potential targets for a Business Combination; 2) arranging institutional investor meetings on the Company’s behalf in connection with obtaining financing for the Business Combination; 3) assisting the Company in meeting its securities exchange listing requirements following the closing of the Offering; and 4) providing capital markets advice and liquidity to the Company following the closing of the Offering. If the Company uses its best efforts (and the Underwriters use commercially reasonable efforts) to obtain financing in private placements or privately negotiated transactions, but notwithstanding such efforts, the Company does not have sufficient cash necessary to consummate the Business Combination and pay the deferred underwriting commission, the Company and the Underwriters will cooperate in good faith to come to a mutually-satisfactory solution with respect to the payment of the deferred underwriting commission so as to ensure that the Company’s obligation to pay the deferred underwriting commission shall not impede the closing of the Business Combination.

Related Party Loan

The Company entered into a promissory note agreement with the Founder under which $100,000 was loaned to the Company for the payment of expenses related to the Offering. The promissory note was non-interest bearing, unsecured and was repaid in full on May 18, 2020.

6. STOCKHOLDERS’ EQUITY

Common Stock

The authorized Common Stock of the Company includes up to 100,000,000 shares. Holders of the Company’s Common Stock are entitled to one vote for each share of Common Stock. As of December 31, 2020, there were 7,230,308 shares of Common Stock issued and outstanding and not subject to possible redemption. There were 18,663,171 shares of Common Stock subject to possible redemption issued and outstanding as of December 31, 2020.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of December 31, 2020, there were no shares of preferred stock issued and outstanding.

Warrants (Public Warrants and Private Placement Warrants)

Warrants will be exercisable at $11.50 per share, and the exercise price and number of Warrant shares issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation of the Company. In addition, if (x) the Company issues additional shares of Common Stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Common Stock (with such issue price or effective issue price to be determined in good faith by the Company’s Board of Directors, and in the case of any such issuance to the Company’s Founder or its affiliates, without taking into account any Founder Shares held by it prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 65% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of its initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading-day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the

“Market Value”) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities.

Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption. However, if the Company does not complete its initial Business Combination on or prior to the 18-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of Common Stock to the holder upon exercise of the Warrants during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the Warrant Agreement. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of Common Stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Warrant holders.

Under the terms of the Warrant Agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination, for the registration of the shares of Common Stock issuable upon exercise of the Warrants included in the Units and Private Placement Units.

As of December 31, 2020, there were 15,670,098 Warrants outstanding.

Stock-based Compensation

Also included in the outstanding shares of Common Stock are 15,000 shares issued in consideration of future services to the Insiders, who are non-employee consultants. These shares are subject to forfeiture if the individuals resign or are terminated for cause prior to the completion of the Business Combination. If an initial Business Combination occurs and these shares have not been previously forfeited, the fair value of the Common Stock on the date the shares vest will be recognized as stock-based compensation in the Company’s statements of operations and comprehensive income when the completion of the Business Combination becomes probable.

7. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs which are supported by little or no market activity and which are significant to the fair value of the assets or liabilities.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description:	Level	December 31, 2020
Assets:
Cash and marketable securities held in Trust Account	1	$202,029,414

The marketable securities held in the Trust Account are considered trading securities as they are generally used with the objective of generating profits on short-term differences in price and therefore, the realized and unrealized gain and loss are recorded in the statements of operations and comprehensive loss for the periods presented.

Additionally, there was $1,716 of interest accrued, but not yet credited to the Trust Account, which was recorded in the balance sheet in interest receivable on cash and marketable securities held in the Trust Account as of December 31, 2020.

8. INCOME TAX

The sources of loss before provision for income taxes are as follows for the period from February 3, 2020 (inception) through December 31, 2020:

Period from February 3, 2020 (Inception) through December 31, 2020
Domestic	$(2,715,768)
Foreign	—

Total	$(2,715,768)

The provision for income taxes was comprised of the following for the period from February 3, 2020 (inception) through December 31, 2020:

Period from February 3, 2020 (Inception) through December 31, 2020
Current:
Federal	$9,209
State and local	3,877
Foreign	—

Total Current	13,086
Deferred:
Federal	—
State and local	—
Foreign	—

Total deferred income tax expense	—

Total provision for income taxes	$13,086

Reconciliation of the federal statutory income tax rate to the effective income tax rate is as follows:

Period from February 3, 2020 (Inception) through December 31, 2020
Statutory income tax benefit	$(570,311)
State income taxes, net of federal	(189,659)
Valuation allowance on start-up costs	773,056

Provision for income taxes	$13,086

For the period from February 3, 2020 (inception) through December 31, 2020, the effective tax rate differs from the U.S. statutory rate primarily due to the valuation allowance on the start-up costs and tax expense associated with nondeductible permanent adjustments.

The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and liabilities as of December 31, 2020 were as follows:

December 31, 2020
Deferred Tax Assets:
Start-up costs	$773,056
Valuation allowance	(773,056)

Net deferred tax assets (liabilities)	$—

As of December 31, 2020, the Company has recorded a valuation allowance of $773,056 to offset deferred tax assets related to its start-up costs. As of December 31, 2020, the Company has no unrecognized tax benefits for which a liability should be recorded. The Company records interest and penalties associated with unrecognized tax benefits as a component of tax expense. As of December 31, 2020, the Company has not accrued interest or penalties on unrecognized tax benefits, as there are no positions recorded as of 2020. No changes to the uncertain tax positions balance are anticipated within the next 12 months, and are not expected to materially impact the financial statements.

Lightning Systems, Inc.

Balance Sheets

(in thousands, except share and per share data)

(Unaudited)

	March 31,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$1,774	$460
Accounts receivable, net	4,537	4,122
Inventories	7,129	5,743
Prepaid expenses and other current assets	6,380	3,999

Total current assets	19,820	14,324

Property and equipment, net	3,058	2,615
Operating lease right-of-use asset	7,328	7,881
Other assets	145	45

Total assets	$30,351	$24,865

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current liabilities
Accounts payable	$3,903	$2,599
Accrued expenses and other current liabilities	4,160	2,762
Accrued expenses - related party	128	128
Warrant liabilities	36,384	21,155
Current portion of long-term debt	10,954	7,954
Current portion of long-term debt—related party	10,225	6,225
Current portion of operating lease obligation	1,982	1,769
Current portion of finance lease obligation	48	54

Total current liabilities	67,784	42,646

Long-term debt, net of current portion and debt discount—related party	2,634	1,649
Operating lease obligation, net of current portion	6,743	7,265

Total liabilities	77,161	51,560

Commitments and contingencies (Note 14)
Redeemable convertible preferred stock
Series A redeemable convertible preferred stock, par value $.00001,12,293,014 shares authorized, 12,293,014 shares issued and outstanding as of March 31, 2021 and December 31, 2020 (liquidation value of $22,966 as of March 31, 2021)	18,036	18,036
Series B redeemable convertible preferred stock, par value $.00001, 3,825,694 shares authorized, 3,825,694 shares issued and outstanding as of March 31, 2021 and December 31, 2020 (liquidation value of $6,299 as of March 31, 2021)	4,101	4,101
Series C redeemable convertible preferred stock, par value $.00001, 30,000,000 shares authorized March 31, 2021 and December 31, 2020; 14,904,963 and 14,001,349 shares issued and outstanding as of March 31, 2021 and December 31, 2020 (liquidation value of $33,368 as of March 31, 2021)	27,945	21,135

Total redeemable convertible preferred stock	50,082	43,272

Stockholders’ deficit
Common stock, $.00001 par value, 60,000,000 authorized as of March 31, 2021 and December 31, 2020; 5,058,949 and 4,910,555 shares issued and outstanding as of March 31, 2021 and December 31, 2020	—	—
Additional paid-in capital	11,339	10,828
Accumulated deficit	(108,231)	(80,795)

Total stockholders’ deficit	(96,892)	(69,967)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$30,351	$24,865

See accompanying notes to unaudited financial statements

Lightning Systems, Inc.

Statement of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues	$4,591	$695
Cost of revenues	5,318	852

Gross loss	(727)	(157)

Operating expenses
Research and development	648	243
Selling, general, and administrative	3,920	2,249

Total operating expenses	4,568	2,492
Loss from operations	(5,295)	(2,649)
Other expenses
Interest expense	1,611	334
Loss (gain) from change in fair value of warrant liabilities	20,539	(166)
Other expense, net	(9)	(1)

Total other expenses	22,141	167

Net loss	$(27,436)	$(2,816)

Net loss attributable to common stockholders, basic and diluted
Net loss	$(27,436)	$(2,816)
Accretion of dividends on redeemable convertible preferred stock	(889)	(763)

Net loss attributable to common stockholders	$(28,325)	$(3,579)

Net loss per share	$(5.64)	$(1.10)

Weighted-average shares outstanding, basic and diluted	5,018,980	3,254,478

See accompanying notes to unaudited financial statements

Lightning Systems, Inc.

Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

(in thousands, except share data) (Unaudited)

	Redeemable				Additional	Stockholders’	Total
	Convertible Preferred				Paid-in	Accumulated	Stockholders’
	Stock		Common Stock		Capital	Deficit	Deficit
	Shares	Amount	Shares	Par Value
Balance — December 31, 2019	25,757,260	$37,982	3,254,478	$—	$5,552	$(43,164)	$(37,612)
Adoption of ASC 842	—	—	—	—	—	22	22
Issuance of Series C redeemable convertible preferred stock	135,342	225	—	—	—	—	—
Issuance of convertible notes beneficial conversion feature	—	—	—	—	272	—	272
Stock— based compensation expense	—	—	—	—	3	—	3
Net loss	—	—	—	—	—	(2,816)	(2,816)

Balance — March 31, 2020	25,892,602	$38,207	3,254,478	$—	$5,827	$(45,958)	$(40,131)

Balance — December 31, 2020	30,120,057	$43,272	4,910,555	$—	$10,828	$(80,795)	$(69,967)
Issuance of Series C redeemable convertible preferred stock upon exercise of Series C warrants	903,614	6,810	—	—	—	—	—
Issuance of common stock warrants	—	—	—	—	433	—	433
Exercise of stock options	—	—	148,394	—	10	—	10
Stock— based compensation expense	—	—	—	—	68	—	68
Net loss	—	—	—	—	—	(27,436)	(27,436)

Balance — March 31, 2021	31,023,671	$50,082	5,058,949	$—	$11,339	$(108,231)	$(96,892)

See accompanying notes to unaudited financial statements

Lightning Systems, Inc.

Statements of Cash Flows

(in thousands, except share data)

(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities
Net loss	$(27,436)	$(2,816)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	126	78
Provision for doubtful accounts	142	—
Gain on disposal of property, plant and equipment	(9)	—
Change in fair value of warrant liabilities	20,539	(166)
Stock-based compensation	68	3
Amortization of debt discount (beneficial conversion feature in connection with 2020 short term convertible debt)	985	113
Non-cash impact of operating lease right of use lease asset	553	271
Issuance of common stock warrants for services performed	433	—
Changes in operating assets and liabilities that (used) provided cash:
Accounts receivable	(557)	(418)
Inventories	(1,386)	(856)
Prepaid expenses and other current assets and other assets	(2,481)	428
Accounts payable	1,304	(356)
Accrued expenses and other current liabilities	1,398	516

Net cash used in operating activities	(6,321)	(3,203)
Cash flows from investing activities
Proceeds from disposal of property and equipment	9	—
Purchase of property and equipment	(569)	(453)

Net cash used in investing activities	(560)	(453)
Cash flows from financing activities
Proceeds from term loan and working capital facility	7,000	—
Proceeds from short-term convertible notes payable	—	3,000
Proceeds from exercise of Series C warrants	1,500	—
Proceeds from issuance of Series C convertible preferred stock	—	225
Payments on operating lease obligation	(309)	—
Payments on finance lease obligations	(6)	(10)
Proceeds from exercise of stock options	10	—

Net cash provided by financing activities	8,195	3,215

Net increase (decrease) in cash	1,314	(441)
Cash - Beginning of year	460	1,297

Cash - End of period	$1,774	$856

Supplemental cash flow information - Cash paid for interest	$350	$—
Significant noncash transactions
Reduction of warrant liability for conversion of warrants into Series C redeemable convertible preferred stock	$5,310	$—

See accompanying notes to unaudited financial statements

Lightning Systems, Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

(Unaudited)

Note 1 – Description of Business and Basis of Presentation

Lightning Systems, Inc. (the “Company”, “Lightning Systems”, “we”, “us”, “our”) is an innovative automotive manufacturing and research company based in Loveland, Colorado. The Company operates in the zero-emission electric vehicle (“ZEV”) market and manufactures zero emission Class 3 to 7 Battery Electric Vehicles (“BEV”) and Fuel Cell Electric Vehicles (“FCEV”), and infrastructure solutions for commercial medium duty vans and motor coach fleets. The Company also sells charging systems as an ancillary supporting product. The Company operates predominately in the United States.

Basis of presentation

The accompanying unaudited financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and the requirements of the U.S. Securities and Exchange Commission (“SEC”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation with respect to the interim financial statements have been included. The results of operations for the three months ended March 31, 2021 are not necessarily indicative of the results for the full year ending December 31, 2021.

These unaudited interim financial statements should be read in conjunction with the annual financial statements and the related notes for the fiscal year ended December 31, 2020 included in Amendment No. 3 to the Form S-4 Registration Statement filed with the SEC by GigCapital3 on March 22, 2021.

Liquidity

As of March 31, 2021, the Company had approximately $1.8 million in cash and cash equivalents. For the year three months ended March 31, 2021, the net loss of the Company was $27.4 million and cash flow used in operating activities was $6.3 million. The Company had negative working capital of $48.0 million as of March 31, 2021. The current and historical operating cash flows, current cash and working capital balances, and forecasted obligations of the Company were considered in connection with management’s evaluation of the Company’s ongoing liquidity.

As described below, on December 10, 2020, the Company entered into the Business Combination Agreement (“BCA”) with GigCapital3 and Project Power Merger Sub, Inc., (“Merger Sub”), which was consummated on May 6, 2021 and Merger Sub was merged with and into Lightning Systems. As a result of the transaction, the Company received net proceeds of $216.8 million in cash, after paying off the outstanding working capital facilities, secured promissory note, and unsecured facility agreements. The cash proceeds received from the transaction are expected to provide sufficient capital to fund planned operations for one year from the date of financial statement issuance.

COVID-19

On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus, known as COVID-19, a pandemic. In response, most U.S. states have implemented measures to combat the outbreak that have impacted U.S. business operations. As of the date of issuance of the financial statements, the Company’s operations have not been significantly impacted, but the Company continues to monitor the situation. No impairments were recorded as of the balance sheet date, as no triggering events or changes in circumstances had occurred as of period-end; however, due to significant uncertainty surrounding the situation, management’s judgment regarding this could change in the future. In addition, while the Company’s results of operations, cash flows, and financial condition could be impacted, the extent of the impact cannot be reasonably estimated at this time.

•

The CDC guidelines offer three options for employers to follow when an employee tests positive for COVID-19: 1) a 14-day quarantine before returning to work; 2) a 10-day quarantine before returning to work if the employee is asymptomatic; and 3) a 7-day quarantine if the employee can provide a negative test result taken within 48 hours before returning to work. The Company is currently utilizing the 7-day quarantine. The Company has at times, had specific work groups (a group of employees within a department) absent for a week due to an employee testing positive, in addition to having had employees absent from work or working from home due to suspected COVID-19 infections.

•

Also, as a result of the COVID-19 pandemic, the Company has experienced significant delivery delays from suppliers since April 2020. Within our capital constraints, the Company has increased raw material inventories to attempt to manage and mitigate this risk. In addition, several key suppliers are also experiencing delivery delays ranging from four to sixteen weeks.

Business Combination Transaction

On December 10, 2020, the Company entered into the Business Combination Agreement (“BCA”) with GigCapital3 and Project Power Merger Sub, Inc., (“Merger Sub”), a newly formed subsidiary of GigCapital3. Pursuant to the BCA, on April 21, 2021 GigCapital3’s stockholders approved the business combination. On May 6, 2021, the business combination was consummated and Merger Sub was merged with and into Lightning Systems (the “Business Combination”). Refer to Note 16 – Subsequent Events.

Note 2 – Summary of Significant Accounting Policies

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The Company’s most significant estimates and judgments involve deferred income taxes, allowance for doubtful accounts, write downs and write offs of obsolete and damaged inventory, valuation of stock-based compensation, and the value of common and preferred stock warrants and warrant liabilities. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates, and such differences could be material to the Company’s financial statements.

Segment information

Accounting Standards Codification (“ASC 280”), Segment Reporting, defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company operates as a single operating segment. The Company’s CODM is the Chief Executive Officer, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The CODM uses Company forecasts, a financial and operations dashboard, and cash flows as the primary measures to manage the business and does not segment the business for internal reporting or decision making.

Concentrations of credit risk

As of March 31, 2021 and December 31, 2020, three and two customers, respectively, accounted for 83% and 37% of the Company’s total accounts receivable. For the three months ended March 31, 2021 and 2020 three customers accounted for 67% and 97%, respectively, of revenues.

Concentrations of supplier risk

As of March 31, 2021 and December 31, 2020 two and one suppliers, respectively, accounted for 40% and 12% of the Company’s accounts payable. For the three months ended March 31, 2021 and 2020 two suppliers accounted for 41% and 50% of purchases.

Cash and cash equivalents

Cash and cash equivalents include cash held in banks. The Company’s cash and cash equivalents are placed with high-credit-quality financial institutions and issuers, and at times exceed federally insured limits. To date, the Company has not experienced any credit loss relating to its cash and cash equivalents.

Accounts receivable

Accounts receivable are recorded at invoiced amounts, net of discounts, and allowances. The Company grants credit in the normal course of business to its customers. The Company periodically performs credit analyses and monitors the financial condition of its customers to reduce credit risk and, under certain circumstances, requires collateral to support accounts receivable. The Company reduces the carrying value for estimated uncollectible accounts based on a variety of factors including the length of time receivables are past due, economic trends and conditions affecting the Company’s customer base, and historical collection experience. Specific provisions are recorded for individual receivables when the Company becomes aware of a customer’s inability to meet its financial obligations. The Company writes off accounts receivable when they are deemed uncollectible or, in certain jurisdictions, when legally able to do so. The allowance for doubtful accounts balances at March 31, 2021 and December 31, 2020 was $142 and $0, respectively.

Inventories

Inventories consist of raw materials, work in progress, and finished goods and are stated at the lower of cost or net realizable value, with cost determined on the average cost method, which approximates the first-in, first-out (FIFO) method.

The Company records a provision to write-down obsolete inventories equal to the difference between the costs of inventories on hand and the net realizable value based upon assumptions about future sales trends, market and economic conditions, and customer demand. If the estimated inventory net realizable value is less than its carrying value, the carrying value is adjusted to net realizable value and the resulting charge is recorded in “cost of revenues.”

Prepaid SPAC transaction costs

As of March 31, 2021, the Company has capitalized $2,988 of transaction costs in “prepaid expenses and other current assets” that will be reclassified and offset against equity upon consummation of the Business Combination, in accordance with the accounting guidance related to an equity transaction.

Property and equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful asset lives. Leasehold improvements are stated at cost and amortized on the straight-line basis over their estimated economic useful lives or the lease term, whichever is shorter. Costs of enhancements or modifications that substantially extend the capacity or useful life of an asset are capitalized and depreciated accordingly. Ordinary repairs and maintenance are expensed as incurred. Depreciation is included in our statements of operations. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from our balance sheets and the resulting gain or loss, if any, is reflected in “other income, net.”

Impairment of long-lived assets

Long-lived assets to be held and used in the Company’s operations are evaluated for impairment when events or circumstances indicate the carrying value of a long-lived asset or asset group is less than the undiscounted cash flows from its use and eventual disposition over its remaining economic life. The Company assesses recoverability by comparing the sum of projected undiscounted cash flows from the use and eventual disposition over the remaining economic life of a long-lived asset or asset group to its carrying value, and records a loss from impairment if the carrying value is more than its undiscounted cash flows. Assets or asset groups to be abandoned or from which no future benefit is expected are written down to zero in the period it is determined they will no longer be used and are removed entirely from service. There were no impairments of long-lived assets recognized during the three months ended March 31, 2021 and 2020.

Redeemable convertible preferred stock

Due to the contingently redeemable nature of the preferred stock, the Company classifies the preferred stock as temporary equity in the mezzanine section of the balance sheet. In addition, the Company does not currently believe that the related contingent events and the redemption of the preferred stock is probable to occur. Therefore, the Company is not currently accreting the preferred stock to redemption value and will only do so if the preferred stock becomes probable of redemption in the future.

Revenue recognition

The Company develops and produces Powertrain Kits for urban medium and heavy-duty vehicles, such as delivery trucks and buses. Powertrain Kits can either be sold direct to customers or installed and integrated by us into a vehicle. The Company transfers control and recognizes revenue for Powertrain Kits sold direct to customers when the product is shipped “FOB Shipping Point.” When we are responsible for Vehicle Conversions, revenue is recognized upon completion of the conversion and the vehicle is made available to the customer. For Vehicle Conversions, the components are highly interdependent and interrelated, and conversion requires both the components and their installation and integration, which collectively represent the combined output to the customer. The Company also provides chargers as an ancillary supporting product to customers. Revenue for chargers is recognized when the product is drop shipped directly to the customer from the manufacturer. The Company, who controls the customer relationship and product pricing for chargers, is the principal in such transactions and revenue is recognized on a gross basis. From time to time we also sell services associated with the Powertrain Kits, revenue from which is recognized as the service is transferred to the customer. Service revenue for the three months ended March 31, 2021 and 2020 represented less than 7.7% and 3.4% of total revenue, respectively.

The Company accounts for shipping and handling costs arranged on behalf of customers as fulfillment costs and records these costs within “cost of revenues” in the accompanying statements of operations. Shipping and handling billed to customers is included in revenues and is not significant.

The following economic factors affect the nature, amount, timing, and uncertainty of the Company’s revenue and cash flows as indicated:

Type of customer: The majority of Company sales are directly to fleet customers. The Company also sold to certified installers or dealers who install the powertrain components in the vehicles.

Type of contract: Sales contracts are for goods or services. The majority of contracts are short term (i.e., less than or equal to one year in duration).

Significant Payment Terms

None of the Company’s contracts have a significant financing component. Any cash that is received prior to revenue recognition is deferred as deferred revenue (a contract liability) until the good is delivered or service is rendered.

Returns and Refunds

Consideration paid for goods and/or services that customers purchase from the Company are nonrefundable. Therefore, at the time revenue is recognized, the Company does not estimate expected refunds for goods or services, nor does the Company exclude any such amounts from revenue.

Allocating the Transaction Price

The transaction price of a contract is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods to a customer. Transaction prices do not include amounts collected on behalf of third parties (e.g., sales taxes). Sales taxes collected on sales are recorded as a sales tax liability and are included in “accrued expenses and other current liabilities.” To determine the transaction price of a contract, the Company considers its customary business practices and the terms of the contract. For the purpose of determining transaction prices, the Company assumes that the goods and/or services will be transferred to the customer as promised in accordance with existing contracts and that the contracts will not be canceled, renewed, or modified. The Company’s revenue terms do not include retrospective or prospective volume discounts, rights of return, rebates, performance bonuses or other forms of variable consideration.

The Company’s contracts with customers have fixed transaction prices that are denominated in U.S. dollars and payable in cash.

Costs to Obtain or Fulfill a Contract with a Customer

The Company has elected the practical expedient to expense contract acquisition costs, which consist of sales commissions, which are reported within “selling, general, and administrative” expenses.

Revenue Summary

The following table disaggregates revenue by major source

	Three months ended March 31,
	2021	2020
ZEV conversions
Vehicle conversions—direct to customer	$4,146	$132
Powertrain kits—direct to customer	88	—
Powertrain kits—certified installer or dealers	—	540
Charging systems	2	—
Other	355	23

	$4,591	$695

Warranties

In most cases, goods that customers purchase from the Company are covered by five-year and -thousand-mile limited product warranty. The Company does not sell warranties separately.

At the time revenue is recognized, the Company estimates the cost of expected future warranty claims and accrues estimated future warranty costs based upon the historical relationship of warranty claims to sales. The Company periodically reviews the adequacy of its product warranties and adjusts, if necessary, the warranty percentage and accrued warranty liability for actual historical experience. The warranty liability is included in “accrued and other current liabilities” and the cost of warranties is included in the “cost of revenues.”

Fair value, measurements, and financial instruments

U.S. GAAP for fair value establishes a hierarchy that prioritizes fair value measurements based on the types of inputs used for the various valuation techniques (market approach, income approach, and cost approach). The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels of the hierarchy and the related inputs are as follows:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the Company can access at the measurement date.

Level 2: Significant other observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

We categorize fair value measurements within the fair value hierarchy based upon the lowest level of the most significant inputs used to determine fair value.

An asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Assets and liabilities measured at fair value are based on one or more of the following three valuation techniques noted in ASC 820, Fair Value Measurement:

Market approach: Prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities

Cost approach: Amount that would be required to replace the service capacity of an asset (replacement cost)

Income approach: Techniques to convert future amounts to a single present value amount based upon market expectations (including present value techniques, option pricing and excess earnings models)

The Company believes its valuation methods are appropriate and consistent with other market participants, however, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, convertible notes payable, and warrant liabilities. The carrying value of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximates fair value because of the short-term nature of those instruments. The Company estimates that the current value of the notes approximates fair value based on prevailing market rates.

The common and preferred stock warrants issued in connection with the issuance of debt, the conversion of debt to preferred stock, and the issuance of redeemable convertible preferred stock are measured and recorded at their fair market value as of the date of each transaction. These common and preferred stock warrants are classified as warrant liabilities and are measured and adjusted to their fair market value as of each reporting period.

During the current and prior years, the Company estimated the value of its common stock, Series C preferred stock, and Series C preferred warrants. These values were used in the determination of the value of warrants issued in connection with certain debt and preferred stock transactions and when measuring at the end of the reporting period. The Company considers the measurement of such liability-classified warrants in Level 3 due to significant unobservable inputs in this valuation.

The valuations are based on Lightning Systems being a private company and determined using a Probability Weighted Expected Return Method (“PWERM”) and a combination of several income and market approaches to determine the enterprise value of the Company. The enterprise value is adjusted for the probabilities of various scenarios/liquidity events occurring to create an overall weighted value of common stock as each valuation date. Each liquidity scenario has unique probabilities based on management’s opinion, which is based on various management discussions with potential investors, advisors, and market participants, and unique facts and circumstances as of the valuation dates. The scenarios included early liquidation, a private merger and acquisition (“M&A”) transaction, staying a privately held company, and a special purpose acquisition company (“SPAC”) transaction/merger.

Each scenario was based on a different valuation methodology based on the unique risks, opportunities and a likely investor’s or market participant’s perspective. These included (a) Early liquidation: based on an Asset Approach using the existing equity value as of the valuation date; (b) Private M&A: based on a guideline transaction (market) approach using an assembled group of comparable transactions and trailing revenue metric/multiples; (c) Stay private: based on a discounted cash flow (income) approach using the Company’s non-SPAC forecast and a market-based discount rate; and (d) SPAC transaction: based on a guideline public company (market) approach using an assembled peer group of comparable companies and forward revenue metrics/multiples. Value was allocated to all outstanding securities through the PWERM using capitalization tables unique to each liquidity scenario.

The preliminary valuation was then discounted by applying a DLOM based on a Finnerty put-option model to determine a non-marketable, minority value of one share of common stock and one Series C preferred share.

These private company valuations will differ from a public company market valuation principally due to the private company discount for the lack of marketability and probability of various scenarios/liquidity events.

The Company’s non-financial assets, which primarily consist of property and equipment, are not required to be carried at fair value on a recurring basis and are reported at carrying value. However, on a periodic basis or whenever events or changes in circumstances indicate that their carrying value may not be fully recoverable, these along with other non-financial instruments are assessed for impairment and, if applicable, written down to and recorded at fair value.

Beneficial conversion features

The Company follows beneficial conversion feature guidance in ASC 470-20, Debt-Debt with Conversion and Other Options, which applies to redeemable convertible preferred stock and convertible debt. A beneficial conversion feature is defined as a nondetachable conversion feature that is in the money at the commitment date.

The beneficial conversion feature guidance requires recognition of the conversion option’s in-the-money portion, the intrinsic value of the option, in equity, with an offsetting reduction to the carrying amount of the instrument. The resulting discount is amortized as interest over the life of the instrument. When there is a subsequent change to the conversion ratio based on a future occurrence, the new conversion price may trigger the recognition of an additional beneficial conversion feature on occurrence.

Stock-based compensation

In connection with the Company’s conversion from a partnership to a corporation on December 31, 2019, the Company adopted the 2019 Equity Incentive Plan and converted therein all participants from a previous Profit-Sharing Plan, under which the Company was authorized to issue profit units to officers and employees of the Company. All participants transferred with a strike price based on the fair value of the common stock on December 31, 2019 and the same number of shares, vesting periods, and term. The Company determined the difference between the fair value of profit units immediately before the conversion, and the fair value of the stock options was de minimis, therefore, the Company did not record any additional expense.

The Company’s 2019 Equity Incentive Plan provides for stock options and other equity compensation awards to be granted to plan participants, which includes certain officers and employees. The grant date fair value of awards granted under this plan is amortized over the requisite service period using the straight-line method. The grant date fair value of stock options is calculated using the Black Scholes option pricing model.

The assumptions used in the Black-Scholes model are management’s best estimates, but the estimates involve inherent uncertainties and the application of management judgment. As a result, if other assumptions had been used, the recorded stock-based compensation expense could have been materially different from that depicted in the financial statements.

Warrants and Warrant liabilities

The Company accounts for common and preferred warrants in accordance with the authoritative guidance which requires that free-standing financial instruments with certain cash settlement features and / or associated with redeemable convertible preferred stock, which is classified as temporary equity, to be recorded at their fair value. All outstanding common (with the exception of certain warrants issued to vendors discussed below) and all preferred warrants are recorded as “warrant liabilities” based on their fair value on the date of the transaction. See the “Fair value” significant accounting policy for a description of the determination of fair value. Any changes in the fair value of these instruments are reported as “loss (gain) from change in fair value of warrant liabilities.”

Warrants are separated from the host contract and reported at fair value when the warrant is a freestanding financial instrument that may ultimately require the issuer to settle the obligation by transferring assets. Under certain circumstances, most notably in the case of a deemed liquidation, the warrants issued in conjunction with the Company’s debt and preferred stock transactions may be ultimately required to settle by a transfer of assets, and as a result the warrants are reported as liabilities at fair value each reporting period.

Based on the terms of the common and preferred warrant agreements, the Company has determined that all warrants (with the exception of certain warrants issued to vendors) issued are liabilities, as such, are included in “warrant liabilities “ on the balance sheets and recorded at fair value each reporting period.

In February 2021 the Company granted common warrants to certain vendors for services provided prior to March 31, 2021. Refer to Note 10 – Warrants and Warrant Liabilities.

Research and development

Research and development costs are expensed when incurred and consists of engineering personnel and materials.

Advertising

Advertising costs are expensed when incurred and are included in “selling, general, and administrative” expenses and total $30 and $0 for the three months ended March 31, 2021 and 2020, respectively.

Income taxes

Effective December 31, 2019, the Company converted from a LLC to a C corporation. Prior to December 31, 2019, the Company was treated as a partnership for federal income tax purposes. Consequently, federal income taxes were not payable or provided for by the Company. Members were taxed individually on their pro rata ownership share of the Company’s earnings. The Company’s net loss was allocated among the members in accordance with the Company’s operating agreement.

Income taxes are accounted for using the asset and liability method which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of other assets and liabilities. We provide for income taxes at the current and future enacted tax rates and laws applicable in each taxing jurisdiction. We use a two-step approach for recognizing and measuring tax benefits taken or expected to be taken in a tax return and disclosures regarding uncertainties in income tax positions. We recognize interest and penalties related to income tax matters in income tax expense in the statements of operations.

Net loss per share

Basic and diluted earnings per common share (“EPS”) is presented using the two-class method. Participating securities are included in the computation of EPS on a pro-rata, if-converted basis. Diluted EPS reflects the potential dilution to common shareholders from securities that could share in the Company’s earnings. The dilutive effect of each participating security, if any, is calculated using the more dilutive of the two-class method described above. Anti-dilutive securities are excluded from diluted EPS.

Emerging growth company

Section 102(b)(1) of the Jumpstart Our Business Startups Act (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time the Company is no longer considered to be an emerging growth company. At times, the Company may elect to early adopt a new or revised standard.

Recent accounting pronouncements issued and adopted

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases, which supersedes the current lease requirements in ASC 840. The ASU requires lessees to recognize a right-to-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet.

The Company adopted ASC 842 on January 1, 2020 using the modified retrospective transition method. In connection with the adoption, the Company recognized right-of-use lease assets of $3,683, net of “other long-term liabilities” of $328, lease liabilities of $4,011, and a transition adjustment that increased the Company’s “accumulated deficit” by $22.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes (Topic 740). This ASU simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The guidance is effective for fiscal years beginning after December 15, 2020 and interim periods therein, with early adoption permitted. The adoption method is dependent on the specific amendment included in this update as certain amendments require retrospective adoption, modified retrospective adoption, an option of retrospective or modified retrospective, and prospective adoption. The Company adopted this standard effective January 1, 2021, utilizing the prospective method which no material impact on its financial statements.

Recent accounting pronouncements issued not yet adopted

In June 2016, the FASB issued ASU 2016-13 related to the measurement of credit losses on financial instruments and has since modified the standard with several ASUs (collectively, the “credit loss standard”). The credit loss standard requires a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions and reasonable and supportable forecasts that affect the collectability of the reported amount. The credit loss standard will take effect for public entities for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. As amended in ASU 2019-10, for companies that file under private company guidelines, the credit loss standard will take effect for fiscal years beginning after December 15, 2022, and for interim periods within those fiscal years. Early adoption is permitted for all entities for fiscal years beginning after December 15, 2018. The adoption of this ASU will require a cumulative-effect adjustment to Accumulated deficit as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). The Company expects to adopt this standard on January 1, 2022 and is currently evaluating the impact this ASU will have on its financial statements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU includes amendments to the guidance on convertible instruments and the derivative scope exception for contracts in an entity’s own equity and simplifies the accounting for convertible instruments which include beneficial conversion features or cash conversion features by removing certain separation models in Subtopic 470-20. Additionally, the ASU requires entities to use the “if-converted” method when calculating diluted earnings per share for convertible instruments. The ASU is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Management expects to adopt this standard on January 1, 2022 and has not yet completed its assessment of the impact of the new standard on the Company’s financial statements.

Note 3 – Inventories

At March 31, 2021 and December 31, 2020, inventories consist of the following:

	March 31, 2021	December 31, 2020
Raw materials	$4,032	$4,456
Work in progress	2,540	1,143
Finished goods	557	144

Total inventories	$7,129	$5,743

Note 4 – Prepaid and Other Current Assets

At March 31, 2021 and December 31, 2020, prepaid and other assets consist of the following:

	March 31, 2021	December 31, 2020
Vendor deposits	$2,747	$1,794
Prepaid SPAC transaction costs	2,988	1,913
Prepaid insurance and other assets	645	292

Total prepaid expenses and other current assets	$6,380	$3,999

Note 5 - Property and Equipment

Cost, accumulated depreciation, and the related estimated useful lives of property and equipment as of March 31, 2021 and December 31, 2020 are as follows:

	March 31, 2021	December 31, 2020	Useful Lives
Machinery and equipment	$1,275	$939	7 years
Vehicles	1,116	825	5 years
Leasehold improvements	666	650	5 years
Computer equipment	162	167	3 years
Software	112	116	3 years
Furniture and fixtures	141	126	7 years
Capital projects in progress	891	1,081

Total cost	4,363	3,904
Accumulated depreciation and amortization	(1,305)	(1,289)

Total property and equipment	$3,058	$2,615

Depreciation and amortization expense for the three months ended March 31, 2021 and 2020 totaled $126 and $78, respectively, of which $39 and $23, respectively are included in “cost of revenues” and $87 and $55, respectively are included in “selling, general and administrative” expenses.

Note 6 - Accrued Expenses and Other Current Liabilities

At March 31, 2021 and December 31, 2020, accrued expenses and other current liabilities consist of the following:

	2021	2020
	March 31, 2021	December 31, 2020
Accrued SPAC transaction costs	$2,096	$1,521
Warranty liability	511	455
Customer deposits	308	267
Accrued interest	519	246
Accrued payroll and benefits	439	207
Accrued other	287	66

Total accrued expenses and other current liabilities	$4,160	$2,762

Note 7 – Notes Payable

Notes payable as of March 31, 2021 and December 31, 2020 consist of the following:

	March 31, 2021	December 31, 2020
Related party notes
Term note and revolving working capital facility	$10,000	$6,000
2020 short-term convertible notes payable	3,225	3,225
Third party notes
2020 short-term convertible notes payable	6,454	6,454
Unsecured facility agreement	1,500	1,500
Secured promissory note	3,000	—

Total notes payable	24,179	17,179
Unamortized debt discount	(366)	(1,351)

Total debt less unamortized debt discount	23,813	15,828
Less current portion—related party	10,225	6,225
Less current portion—third party	10,954	7,954

Long-term portion—related party	$2,634	$1,649

Related party term loan and working capital facility

In October 2019, the Company entered into a term note and working capital facility (the “Facility”), with a company represented on the board of directors. Under the Facility, the Company may borrow up to $24,000. Borrowings under the Facility, which were $10,000 as of March 31, 2021, are secured by substantially all the Company’s assets, are subject to borrowing base limitations, and require the Company to meet certain covenants. During the three months ended March 31, 2021, the Company has been in violation with certain financial and non-financial covenants, which have been waived by the lender. Interest is payable quarterly on borrowings at a fixed annual rate of 15%. The principal is due as follows: $3,000 in June 2021; $4,000 in January 2022; and $3,000 in October 2024.

In connection with entering into this Facility, the Company issued warrants in 2020 and 2019, exercisable into 60,241 and 301,205, respectively, shares of Series C preferred shares at the conversion price of $1.66 per share. The Company estimated the fair value of the warrants at issuance at $6 and $66, respectively, and has recorded a debt discount, which is being recognized over the life of the Facility borrowings, and a warrant liability, which is adjusted to fair value each reporting period, with the changes in fair value reported within “other expenses, net.”

Third-party promissory note

In February 2021 the Company borrowed $3,000 by entering into a promissory note with a third-party lender. The note is secured by substantially all the Company’s assets and bears an annual interest rate of 20%, of which 10% shall be paid in cash and 10% shall be paid-in-kind by adding such interest to the principal balance. Interest which shall be paid quarterly beginning on April 30, 2021 until the earliest of the following events occur: the maturity date of February 19, 2022; or 14 days after the closing of the Business Combination as described in Note 1, at which time all outstanding principal and interest shall be due.

Related party 2020 convertible notes payable

In February 2020, the Company borrowed $3,000 under two convertible note payable agreements from companies represented on the board. The convertible notes bore interest at 8% and were subject to certain covenants. In May 2020, the notes were subject to a mandatory redemption in connection with a qualified equity offering of $3,000, resulting in a conversion into 2,118,819 Series C preferred shares at a weighted average conversion price of $1.42 per share. The mandatory redemption was treated as a debt extinguishment for accounting purposes. To record the extinguishment, the fair value of consideration received and debt relieved was compared to the fair value of consideration paid and equity instruments issued. The fair value of consideration received was greater than the consideration paid. Subsequent to March 31, 2020, the excess fair value of $1,844 was recorded as a contribution to “additional paid in capital”.

In connection with the redemption, the Company issued short and long-term warrants, exercisable into 3,614,457 and 831,326, respectively, shares of Series C preferred shares at the conversion price of $1.66 per share. The Company estimated the fair value of the warrants at $336 which was recorded subsequent to March 31, 2021.

Related and third-party 2020 short-term convertible notes payable

In August and September 2020, the Company borrowed $9,679 under convertible note purchase agreements from third parties ($6,454) and related parties ($3,225). The related parties include officers, a director, and individuals whose companies are represented on the Board of Directors. The convertible notes bear interest at 8%. Interest is payable monthly, with principal and unpaid interest due June 30, 2021. The notes are convertible into 5,830,723 Series C preferred shares at the conversion price of $1.66 per share. These notes are subordinate to the related party term loan and working capital facility and third-party unsecured facility agreement.

The 2020 short-term notes are convertible into shares of Series C redeemable convertible stock upon the 1) a change in control (“CIC”) having a value in excess of $200,000; 2) a debt or equity financing with aggregated gross proceeds in excess of $10,000; or 3) at maturity. Should the notes be converted at maturity, the debt holders will receive a beneficial conversion feature allowing the conversion at 75% of the lowest issue price. The Company recorded the beneficial conversion feature at its intrinsic value of $3,071. This was recorded as a debt discount and an addition to “additional paid-in capital.” During the three months ended March 31, 2021, the Company amortized $981 of the discount, which is included in “interest expense.” The remainder of the debt discount, $315, will be amortized as “interest expense” during the three months ending June 30, 2021.

Third-party unsecured facility agreement

In March 2015, the Company borrowed $1,500 under an unsecured facility agreement. The note does not bear stated interest and was due in December 2020. Subsequent to March 31, 2021, the Company was in violation of a covenant which required repayment of the loan by April 30, 2021, which was subsequently waived by the lender who extended the maturity date of the loan to May 31, 2021, in anticipation of the closing of the Business Combination.

Debt maturities

The total balance of all debt matures as follows:

Period ending December 31,	Amount
2021 (remainder of the year)	$11,179
2022	10,000
2023	—
2024	3,000
2025	—

$24,179

Note 8 – Leases

Operating lease

The Company adopted authoritative guidance related to leases effective January 1, 2020 using the modified retrospective method. The comparative information presented in the financial statements was not restated and is reported under the accounting standards in effect for the three months presented.

The Company’s facility leases its warehouse, distribution center, and office space, under two noncancelable operating leases that expire in November 2024 and February 2027, respectively, and contain provisions for future rent increases. The leases require the Company to pay taxes, insurance, utilities, and maintenance costs. The leases, as of March 31, 2021, have a weighted average remaining lease term of 5.1 years and a weighted average discount rate of 12%.

Finance leases

The Company has leased vehicles under finance leases that expire at various dates, with the longest lease ending in 2021. None of the Company’s leases include a renewal option. The Company’s leases do not include variable payments and as a result the Company does not have variable lease payments.

For financial reporting purposes, minimum lease payments related to the assets have been recorded as inventory raw materials, principally electric battery systems, and have been expensed through “cost of revenues sold” and, as a result, has included the purchase option payments due at the end of the lease terms in the finance lease obligation.

The Company utilized a portfolio approach to discount its lease obligations. The Company assesses the expected lease term at lease inception and discounts the lease using a fully secured annual incremental borrowing rate of 12%, adjusted for time value corresponding with the expected lease term.

Leases with an original term of twelve months or less are not reported in the balance sheet with the expense for these short-term leases recognized on a straight-line basis over the lease term

Right-of-use assets and lease liabilities as of March 31, 2021 consist of the following:

	March 31, 2021
	Operating	Finance
Assets:
Right-of-use assets	$7,328	$—

Liabilities
Operating lease obligation—current portion	$1,982	$—
Operating lease obligation—long-term portion	6,743	—
Finance lease obligation—current portion	—	47

Total operating and finance lease obligations	$8,725	$47

Operating lease expense for the three months ended March 31, 2021 totaled $590, of which $133 is included in “cost of revenues;” $422 is included in “selling, general and administrative;” and $35 is included in “research and development.” Operating lease expense for the three months ended March 31, 2020 totaled $271, of which $44 is included in “cost of revenues;” $216 is included in “selling, general and administrative;” and $11 is included in “research and development.”

During the three months ended March 31, 2021, the cash paid for amounts included in the measurement of lease liabilities for operating cash flow from operating leases totaled $345 and for financing cash flow from finance leases totaled $7.

The maturities of the Company’s lease liabilities are as follows:

	March 31, 2021
	Operating	Finance
2021 (remainder of year)	$1,685	$48
2022	2,588	—
2023	2,803	—
2024	2,756	—
2025	1,398	—
2026 and thereafter	1,676	—

Total future minimum lease payments	12,906	48
Less: imputed interest	(4,181)	(1)

Total maturities	$8,725	$47

Note 9 – Redeemable Convertible Preferred Stock

The Company converted from a limited liability company to a C corporation on December 31, 2019. Voting rights, liquidation preferences, dividend or distribution preferences, and conversion rights did not change upon conversion to a corporation. Each of the then outstanding convertible preferred units converted on a one-to-one basis into the respective convertible preferred shares. Each preferred share is entitled to one vote for each share of preferred stock on an if-converted basis.

Series A, B and C preferred shares are eligible for a cumulative annual simple return of 8% (the “preferred return”) on amounts paid to purchase their preferred shares upon a liquidation, winding up or dissolution of the Company, or if declared by the Board of Directors. No preferred dividends have been declared. As of March 31, 2021 and December 31, 2020, the amount of cumulative undeclared dividends total $9,118 ($1.82 per share) and $8,229 ($2.24 per share), respectively.

The Company’s preferred shares are not redeemable at the option of the holders. However, the holders of preferred shares may request that the Company redeem all outstanding preferred shares in accordance with their liquidation preferences in the event of a deemed liquidation event in which the Company does not effect a dissolution of the Company under Delaware General Corporation Law within 90 days after such deemed liquidation event. Deemed liquidation events are defined to include (i) a merger or consolidation in which the Company is a constituent party, (ii) sale, lease, exclusive license or other disposition or the sale or disposition of substantially all of the Company’s assets, or (iii) a “change in control” transaction in which current stockholders’ control less than 50% of the voting power of the entity resulting from the transaction. Accordingly, these shares are considered contingently redeemable and are classified as temporary equity.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, any remaining assets of the Company are distributed as follows: (i) first, to holders of Series C preferred shares, an amount equivalent to 1.25 times the original purchase price per share plus the accrued but unpaid preferred return per share; (ii) second, to holders of Series B preferred shares, an amount equivalent to 1.25 times the original purchase price per share plus the preferred accrued but unpaid return per share; (iii) third, to holders of Series A preferred shares, an amount equivalent to 1.00 times the original purchase price per share plus the accrued but unpaid preferred return per share; and (iv) any remaining assets after satisfying the required distributions to preferred stockholders are distributed pro rata among preferred and common stockholders on an if-converted basis.

Series A, Series B and Series C preferred shares are convertible into common shares at any time at the option of the holder, and are automatically converted into common shares upon the affirmative election of more than 70%

of the Series B and Series C preferred stockholders, or upon the closing of a sale of common shares in an initial public offering (“IPO”) with gross proceeds to the Company of $50 million or more accompanied by a listing of such common shares on the Nasdaq’s National Market, the New York Stock Exchange, or another exchange approved by the board of directors. At March 31, 2021, the conversion price per preferred share, which is subject to adjustment to provide anti-dilution protection to preferred stockholders, was $1.00, $1.20 and $1.66 for Series A, Series B and Series C, respectively.

See Note 7 – notes payable for description of the convertible debt conversion transactions and Note 10 – warrant liabilities regarding warrants issued in connection with the preferred share purchases.

In connection with the 2019 Series C preferred stock issued for cash, the Company issued warrants, exercisable into 702,811 shares of Series C preferred shares at the conversion price of $1.66 per share. The Company estimated the fair value of the warrants at $155 and recorded a warrant liability, which is reported at fair value at each reporting period, with the change in fair value reported as “loss (gain) from change in fair value of warrant liabilities.”

In May 2020 in connection with the 2020 Series C preferred stock issued in connection with the redemption of related party 2020 convertible notes payable of $3,000 and cash of $3,000 the Company issued warrants, exercisable into 4,445,783 shares of Series C preferred shares at the weighted average conversion price of $1.42 per share. The Company estimated the fair value of the warrants at $336 and subsequent to March 31, 2020, recorded a warrant liability, which is reported at fair value at each reporting period, with the change in fair value reported as “loss (gain) from change in fair value of warrant liabilities.”

In March 2021 one of the preferred warrant holders exercised their warrants to purchase 903,614 shares of Series C preferred stock at an exercise price of $1.66 for cash proceeds of $1,500.

Note 10 – Warrants and Warrant Liabilities

The Company has issued warrants that enable the holder to exercise in exchange for common shares or Series C preferred shares. See Note 7 - Notes payable and Note 9 – Redeemable convertible preferred stock for descriptions of the underlying transactions.

Series C warrants are exercisable by the holder at any time at the stated exercise price, which price is subject to adjustment to provide anti-dilution protection to the holder. Upon the closing of an Initial Public Offering (“IPO”), or a merger, sale or other transaction involving substantially all of the assets of the Company (a “Deemed Liquidation “) the holder may require the Company to purchase any unexercised warrants at net value equal to the difference between the exercise price of the warrant and the proceeds the holder would have otherwise received as a result of the Deemed Liquidation or IPO. The Company has no obligation to file for registration of the shares issuable upon exercise of the warrant under the Securities Act. No fractional shares will be issued upon exercise. If upon exercise, the holder would be entitled to a fractional share, the number of shares issued upon exercise will be rounded to the nearest whole share and the difference settled in cash.

As described above in Note 9, in March 2021 one of the preferred warrant holders exercised their warrants to purchase 903,614 shares of Series C preferred stock at an exercise price of $1.66 for cash proceeds of $1,500. At the time of the exercise, the fair value of the warrants was deemed to be $5.87-$5.90 per warrant. In connection with the exercise, the warrant liability was reduced by $5,310 with the offset recorded to series C redeemable convertible preferred stock in addition to the cash proceeds received.

The following table presents information for Common and Series C preferred warrants issued and outstanding and included in warrant liabilities for the three months ended March 31, 2021.

	Number of Warrants	Warrant Fair Value	Weighted Average Exercise Price	Weighted Average Remaining Life
Warrants to purchase common stock
Outstanding — December 31, 2020	648,743	$2,270	$0.25	3.6
Change in fair value	—	2,284	$—	—

Outstanding - March 31, 2021	648,743	$4,554	$0.25	3.3

Warrants to purchase Series C preferred stock
Outstanding — December 31, 2020	6,313,252	$18,885	$1.66	2.6
Exercise of warrants to purchase redeemable convertible preferred stock	(903,614)	(5,310)	$1.66	—
Change in fair value	—	18,255	—	—

Outstanding — March 31, 2021	5,409,638	$31,830	$1.66	2.7

Total warrant fair value - March 31, 2021		$36,384

Warrants issued to vendors

In February 2021, the Board of Directors authorized the grant of 125,000 warrants to purchase common stock to three vendors of the Company who provided various sales and marketing related services prior to March 31, 2021. The warrants are immediately exercisable at an exercise price of $6.18 per share, and have a contractual life of five years but require conversion upon the completion of the Business Combination described in Note 1. The fair value of the warrants were deemed to be $3.46 on the date of grant using the Black-Scholes option pricing model with the following inputs: value of common share $6.18; exercise price of $6.18 per share; 5 year term; risk-free interest rate of 0.62%; and volatility of 68%. As the warrants were issued for services already provided, the value of the warrants of $433 was expensed to “selling, general and administrative” expense, and offset to “Additional paid-in-capital” as the warrants were deemed to be equity instruments under ASC 480, Distinguishing Liabilities from Equity. At March 31, 2021 all 125,000 warrants remained outstanding.

Note 11 – Stock Options and Stock-Based Compensation

The 2019 Equity Incentive Plan (“EIP”) provides for the grant of incentive stock option, non-qualified stock options, and other awards. As of March 31, 2021, there were 6,500,000 reserved, 6,154,868 granted, and 345,132 available for grant under the EIP.

To date the Company has issued incentive stock options to the Company’s employees. Stock option awards are issued with an exercise price equal to the estimated fair market value per share at the date of grant with 4-year vesting schedule and a term of 10 years.

The Company recognizes stock-based compensation expense based on the fair value of the awards issued at the date of grant and amortized on a straight-line basis as the employee renders services over the requisite service period. Stock-based compensation expense for the three months ended March 31, 2021 and 2020 totaled $68 and $3, respectively, of which $5 and $0, respectively, are included in “cost of revenues”, $6 and $0, respectively in “research and development expense”, and $57 and $3, respectively is included in “selling, general and administrative” expenses.

During the three months ended March 31, 2021 and 2020 stock options of 148,394 and 0 shares, respectively, were exercised.

During the three months ended March 31, 2021, the Board of Directors granted 420,081 stock options to certain executives, one director and various employees. Options granted were valued using a Black-Scholes option pricing model using the following assumptions:

Three months ended March 31, 2021
Expected volatility	68.0%
Dividend yield	0%
Risk-free interest rate	0.82%
Expected life (in years)	6 to 6.25

The weighted average expected term of stock options represents the period of time that the stock options granted are expected to be outstanding based on historical exercise trends. The weighted average expected volatility is based on the historical price volatility of the Company’s common stock. The weighted average risk-free interest rate represents the U.S. Treasury bill rate for the expected term of the related stock options. The dividend yield represents the Company’s anticipated cash dividend over the expected term of the stock options.

Note 12- Income Taxes

The provision for income taxes is recorded at the end of each interim period based on the Company’s best estimate of its effective income tax rate expected to be applicable for the full fiscal year. There is no provision for income taxes because the Company has incurred operating losses since inception. The Company’s effective income tax rate was 0% for the three months ended March 31, 2021 and 2020 and the realization of any deferred tax assets is not more likely than not.

Note 13 – Net Loss per Share

The Company’s potential dilutive securities, which include convertible notes payable, redeemable convertible stock, stock options, and common and preferred Series C warrants have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share is the same.

The Company excluded the following potential common shares from the computation of diluted net loss per share for the periods indicated below because including them would have had an anti-dilutive effect. The number of shares underlying outstanding convertible note payable, redeemable convertible preferred shares, stock options, and common and preferred warrants at March 31, 2021 and 2020 were as follows:

	Three months ended March 31,
	2021	2020
Convertible notes payable	5,830,723	2,271,945
Redeemable convertible preferred stock	36,094,151	31,274,874
Stock options	4,350,397	4,790,456
Common and preferred Series C warrants	6,183,381	3,118,621

Total potential anti-dilutive stock	52,458,652	41,455,896

Note 14 – Commitments and Contingencies

The Company’s financial commitments under leasing arrangements are described elsewhere with in the notes to the financial statements under the capital and operating lease footnotes.

From time to time, the Company has been and may again become involved in legal proceedings arising in the ordinary course of its business. The Company is not aware of any pending or threatened litigation against the Company that it believes could have a material adverse effect on its business, operating results, financial condition or cash flows.

Note 15 – Related Party Transactions

Prior to 2018, the Company purchased hybrid related inventories from a related party. The inventory is considered obsolete in conjunction with the Company’s transition from hybrid solutions to focusing fully on ZEVs and was previously written down to zero. As of March 31, 2021, and December 31, 2020, the amount due to related party is $128.

Note 16 - Subsequent Events

The Company evaluated the potential impact of subsequent events on the financial statements through May 17, 2021, the date the financial statements were available to be issued and determined there were no subsequent events to disclose other than those disclosed below.

Events occurring subsequent to March 31, 2021 include:

During April 2021 the following transactions occurred related to convertible instruments:

•	Certain warrant holders exercised their common warrants in exchange for 73,605 shares of common stock in exchange for approximately $158 in cash proceeds;

•	Certain warrant holders exercised their preferred warrants in exchange for 963,855 shares of Series C redeemable convertible preferred stock for approximately $1,600 in cash proceeds;

•	Certain option holders exercised options in exchange for 501,250 shares of common stock for approximately $26 in cash proceeds.

As noted in Note 1, on December 10, 2020, the Company entered into the BCA with GigCapital3 subject to stockholder approval. On April 21, 2021 GigCapital3’s stockholders voted to approve the business combination, which was consummated on May 6, 2021. Upon close of the transaction, Merger Sub, a newly formed subsidiary of GigCapital3, was merged with and into Lightning Systems and the separate corporate existence of Merger Sub ceased, with Lightning Systems continuing as the surviving corporation of the Merger. Lightning Systems was deemed the accounting predecessor and the combined entity will be the successor SEC registrant, Lightning eMotors, Inc.

In anticipation of and in connection with the close of the transaction, all debt and interest, except the related party term loan, were paid off and the short-term convertible notes were converted into shares of common stock of the combined entity (Merger Sub and the Company), which subsequently changed its name to Lightning eMotors, Inc., according to the terms of the BCA.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Lightning Systems, Inc.

Opinion on the financial statements

We have audited the accompanying balance sheets of Lightning Systems, Inc., a Delaware corporation (the “Company”), as of December 31, 2020 and 2019, and the related statements of operations and comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred a net loss of $37,653 during the year ended December 31, 2020, and as of that date, the Company has an accumulated deficit of $80,795. These conditions, along with other matters as set forth in Note 1, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ GRANT THORNTON LLP

We have served as the Company’s auditor since 2020.

Denver, Colorado

March 1, 2021

Lightning Systems, Inc.

Balance Sheets

(in thousands, except share and per share data)

	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$460	$1,297
Accounts receivable, net	4,122	1,106
Inventories	5,743	3,987
Prepaid expenses and other current assets	3,999	2,378

Total current assets	14,324	8,768

Property and equipment, net	2,615	964
Operating lease right-of-use asset	7,881	—
Other assets	45	46

Total assets	$24,865	$9,778

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current liabilities
Accounts payable	$2,599	$1,157
Accrued expenses and other current liabilities	2,762	657
Accrued expenses - related party	128	128
Warrant liabilities	21,155	559
Current portion of long-term debt	7,954	1,500
Current portion of long-term debt - related party	6,225	2,000
Current portion of operating lease obligation	1,769	—
Current portion of finance lease obligation	54	71

Total current liabilities	42,646	6,072

Long-term debt, net of current portion and debt discount - related party	1,649	2,937
Operating lease obligation, net of current portion	7,265	—
Finance lease obligation, net of current portion	—	71
Other long-term liabilities	—	328

Total liabilities	51,560	9,408

Commitments and contingencies (Note 14)
Redeemable convertible preferred stock
Series A redeemable convertible preferred stock, par value $.00001, 12,293,014 shares authorized, 12,293,014 shares issued and outstanding as of December 31, 2020 and 2019 and (liquidation value of $22,610 as of December 31, 2020)	18,036	18,036
Series B redeemable convertible preferred stock, par value $.00001, 3,825,694 shares authorized,3,825,694 shares issued and outstanding as of December 31, 2020 and 2019 (liquidation value of $6,217 as of December 31, 2020)	4,101	4,101
Series C redeemable convertible preferred stock, par value $.00001, 30,000,000 and 17,000,000 shares authorized December 31, 2020 and 2019; 14,001,349 and 9,638,553 shares issued and outstanding as of December 31, 2020 and 2019 (liquidation value of $31,041 as of December 31, 2020)	21,135	15,845

Total redeemable convertible preferred stock	43,272	37,982

Stockholders’ deficit
Common stock, $.00001 par value, 60,000,000 and 55,000,000 shares authorized as of December 31, 2020 and 2019; 4,910,555 and 3,254,478 shares issued and outstanding as of December 31, 2020 and 2019	—	—
Additional paid-in capital	10,828	5,552
Accumulated deficit	(80,795)	(43,164)

Total stockholders’ deficit	(69,967)	(37,612)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$24,865	$9,778

See accompanying notes to financial statements

Lightning Systems, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Years Ended December 31,
	2020	2019
Revenues	$9,088	$3,164
Cost of revenues	11,087	4,233

Gross loss	(1,999)	(1,069)

Operating expenses
Research and development	1,309	975
Selling, general, and administrative	10,451	7,121

Total operating expenses	11,760	8,096

Loss from operations	(13,759)	(9,165)
Other expenses
Interest expense	2,983	575
Inducement expense	—	309
Loss (gain) from change in fair value of warrant liabilities	20,835	(119)
Other expense (income), net	76	(240)

Total other expenses	23,894	525

Net loss	$(37,653)	$(9,690)

Net loss attributable to common stockholders, basic and diluted
Net loss	$(37,653)	$(9,690)
Accretion of dividends on redeemable convertible preferred stock	(3,379)	(2,620)

Net loss attributable to common stockholders	$(41,032)	$(12,310)

Net loss per share	$(11.18)	$(3.78)

Weighted-average shares outstanding, basic and diluted	3,671,569	3,254,478

Statements of Comprehensive Loss
	Years Ended December 31,
	2020	2019
Net loss	$(37,653)	$(9,690)
Other comprehensive loss
Currency translation adjustment	—	69

Comprehensive loss	$(37,653)	$(9,621)

See accompanying notes to financial statements

Lightning Systems, Inc.

Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

(in thousands, except share data)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Stockholders’ Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Deficit
	Shares	Amount	Shares	Par Value
Balance — December 31, 2018	21,540,393	$31,137	3,254,478	$—	$5,380	$(33,474)	$(69)	$(28,163)
Conversion of notes payable to Series C redeemable convertible preferred stock	3,373,494	5,600	—	—	—	—	—	—
Issuance of Series C redeemable convertible preferred stock, net of warrants	843,373	1,245	—	—	—	—	—	—
Stock—based compensation expense	—	—	—	—	172	—	—	172
Other comprehensive loss	—	—	—	—	—	—	69	69
Net loss	—	—	—	—	—	(9,690)	—	(9,690)

Balance — December 31, 2019	25,757,260	37,982	3,254,478	—	5,552	(43,164)	—	(37,612)
Adoption of ASC 842	—	—	—	—	—	22	—	22
Issuance of Series C redeemable convertible preferred stock	436,749	1,306	—	—	—	—	—	—
Issuance in connection with the redemption of convertible debt and cash purchase of redeemable Series C convertible preferred stock	3,926,048	3,984	—	—	—	—	—	—
Issuance of Series C warrants beneficial conversion feature	—	—	—	—	3,071	—	—	3,071
Exercise of stock options	—	—	1,656,077	—	86	—	—	86
Stock—based compensation expense	—	—	—	—	275	—	—	275
Redemption of convertible notes payable	—	—	—	—	1,844	—	—	1,844
Net loss	—	—	—	—	—	(37,653)	—	(37,653)

Balance — December 31, 2020	30,120,057	$43,272	4,910,555	$—	$10,828	$(80,795)	$—	$(69,967)

See accompanying notes to financial statements

Lightning Systems, Inc.

Statements of Cash Flows

(in thousands, except share data)

	Years Ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(37,653)	$(9,690)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	362	232
Bad debt expense	—	150
Realized gain on foreign currency exchange rate	—	69
Inducement expense	—	309
Change in fair value of warrant liabilities	20,835	(119)
Stock-based compensation	275	172
Amortization of debt discount (beneficial conversion feature in connection with 2020 short term convertible debt)	1,789	—
Other non-cash expenses	165	—
Changes in operating assets and liabilities that (used) provided cash:
Accounts receivable	(3,016)	(658)
Inventories	(1,756)	(3,246)
Prepaid expenses and other current assets and other assets	(1,621)	(1,449)
Operating lease right-of-use asset and operating lease liabilities	847	—
Accounts payable	1,442	832
Accrued expenses and other current liabilities	2,105	95
Other long-term liabilities	—	77

Net cash used in operating activities	(16,226)	(13,226)
Cash flows from investing activities
Purchase of property and equipment	(2,013)	(651)

Net cash used in investing activities	(2,013)	(651)
Cash flows from financing activities
Proceeds from term loan and working capital facility	1,000	—
Proceeds from short-term convertible notes payable	9,679	—
Proceeds from notes payable and Series C redeemable convertible preferred stock warrants	—	7,000
Payments on notes payable	—	(2,000)
Proceeds as part of a redemption of convertible notes payable and Series C redeemable convertible preferred stock and warrants	3,000	—
Proceeds from issuance of Series C redeemable convertible preferred stock and preferred stock warrants	3,225	1,400
Proceeds for the exercise of Series C redeemable convertible preferred warrants	500	—
Principal payments on finance leases	(88)	(38)
Proceeds from exercise of stock options	86	—

Net cash provided by financing activities	17,402	6,362

Net decrease in cash	(837)	(7,515)
Cash - Beginning of year	1,297	8,812

Cash - End of year	$460	$1,297

Supplemental cash flow information - Cash paid for interest	$864	$293
Significant noncash transactions
Conversion of convertible notes payable into Series C redeemable convertible preferred stock	$3,000	$5,600

See accompanying notes to financial statements

Lightning Systems, Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

Note 1—Description of Business and Basis of Presentation

Lightning Systems, Inc. (the “Company”, “Lightning Systems”, “we”, “us”, “our”) is an innovative automotive manufacturing and research company based in Loveland, Colorado. The Company operates in the zero-emission electric vehicle (“ZEV”) market and manufactures zero emission Class 3 to 7 Battery Electric Vehicles (“BEV”) and Fuel Cell Electric Vehicles (“FCEV”), and infrastructure solutions for commercial medium duty vans and motorcoach fleets. The Company also sells charging systems as an ancillary supporting product. The Company operates predominately in the United States.

The Company was formed as a Limited Liability Company (“LLC”) in the state of Delaware on September 25, 2012 under the name Lightning Hybrids LLC and was converted from an LLC to a Delaware corporation (“C corporation”), which became effective on December 31, 2019.

Shares and per share amounts are presented on a post conversion basis for all periods presented, unless otherwise specified.

Basis of presentation

The accompanying financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) and the requirements of the U.S. Securities and Exchange Commission (“SEC”).

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred recurring losses from operations, and, as of December 31, 2020, the Company has an accumulated deficit of $80,795. The Company expects to incur additional losses in the future as it continues to manufacture, market, sell, and develop its products and services. The Company will require substantial infusions of debt and/or equity to fund its operations and capital needs prior to attaining profitable operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company has increased revenue, redesigned certain product lines, increased sales prices on certain products, obtained more favorable material costs, instituted more efficient manufacturing techniques, converted debt into preferred stock, raised additional debt and preferred stock financing, and managed payables. Management believes these factors will contribute toward achieving profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

There can be no guarantee that the Company will achieve and sustain significant revenue growth or reach profitability in the future. Further, while the Company has been successful in its financing efforts during the period, the Company will require additional financing, which may not be readily available when needed. Because it is not possible to predict the outcome of management’s efforts at this time, substantial doubt remains regarding the Company’s ability to continue as a going concern for one year from the date of financial statement issuance.

COVID-19

On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus, known as COVID-19, a pandemic. In response, most U.S. states have implemented measures to combat the outbreak that have impacted U.S. business operations. As of the date of issuance of the financial statements, the Company’s operations have not been significantly impacted, but the Company continues to monitor the situation. No impairments were recorded as of the balance sheet date, as no triggering events or changes in circumstances had occurred as of period-end; however, due to significant uncertainty surrounding the situation, management’s judgment regarding this could change in the future. In addition, while the Company’s results of operations, cash flows, and financial condition could be impacted, the extent of the impact cannot be reasonably estimated at this time.

•

The Company is adhering to Centers for Disease Control and Prevention guidelines that oblige us to shut down any department in which an employee tests positive for COVID-19 for 14 days. In November 2020, the Company closed our material handling department for two weeks after an employee tested positive. The Company also has regularly had employees absent from work or working from home on suspected COVID-19 infections.

•

Also, as a result of the COVID-19 pandemic, the Company has experienced significant delivery delays from suppliers since April 2020. Within our capital constraints, the Company has increased raw material inventories to attempt to manage and mitigate this risk. In addition, several key suppliers are also experiencing delivery delays ranging from four to sixteen weeks.

Business Combination Transaction

On December 10, 2020, the Company entered into the Business Combination Agreement (“BCA”) with GigCapital3, Inc. (“GigCapital3”). Pursuant to the BCA, and assuming a favorable vote of Lightning Systems and GigCapital3’s stockholders, Project Power Merger Sub, Inc., (“Merger Sub”), a newly formed subsidiary of GigCapital3, will be merged with and into Lightning Systems (the “Business Combination”).

Note 2—Summary of Significant Accounting Policies

Comprehensive loss

Comprehensive loss is comprised of net loss and other comprehensive loss. Other comprehensive loss consists of unrealized gains and losses on foreign currency translation adjustments that have been excluded from the determination of net loss.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The Company’s most significant estimates and judgments involve deferred income taxes, allowance for doubtful accounts, warranty liability, write downs and write offs of obsolete and damaged inventory, valuation of share-based compensation, and the value of common and preferred stock warrants and warrant liabilities. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates, and such differences could be material to the Company’s financial statements.

Segment information

Accounting Standards Codification (“ASC”) 280, Segment Reporting, defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company operates as a single operating segment. The Company’s CODM is the Chief Executive Officer, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The CODM uses Company forecasts, a financial and operations dashboard, and cash flows as the primary measures to manage the business and does not segment the business for internal reporting or decision making.

Concentrations of credit risk

As of and for the year ended December 31, 2020, two customers accounted for 37% of total accounts receivable and four customers accounted for 70% of revenues. As of and for the year ended December 31, 2019, three customers accounted for 84% of the Company’s total accounts receivable and 70% of revenues. The net sales to the following customers comprised more than 10% of revenues for the periods presented.

	Years Ended December 31,
	2020		2019
	Net Sales	% of Net Revenues	Net Sales	% of Net Revenues
Customer A	$2,710	30%	$411	13%
Customer B	1,423	16%	—	—
Customer C	1,188	13%	—	—
Customer D	1,035	11%	—	—
Customer E	—	—	1,484	47%
Customer F	—	—	324	10%

Total of customers with sales greater than 10%	6,356	70%	2,219	70%
Total of customers with sales less than 10%	2,732	30%	946	30%

Total revenues	$9,088	100%	$3,165	100%

Concentrations of supplier risk

As of and for the year ended December 31, 2020, one supplier accounted for 12% of the Company’s total accounts payable and one supplier accounted for 33% of purchases. As of and for the year ended December 31, 2019, three suppliers accounted for 64% of the Company’s total accounts payable and four suppliers accounted for 61% of purchases.

Cash and cash equivalents

Cash and cash equivalents include cash held in banks. The Company’s cash and cash equivalents are placed with high-credit-quality financial institutions and issuers, and at times exceed federally insured limits. To date, the Company has not experienced any credit loss relating to its cash and cash equivalents.

Accounts receivable

Accounts receivable are recorded at invoiced amounts, net of discounts, and allowances. The Company grants credit in the normal course of business to its customers. The Company periodically performs credit analyses and monitors the financial condition of its customers to reduce credit risk and, under certain circumstances, requires collateral to support accounts receivable. The Company reduces the carrying value for estimated uncollectible accounts based on a variety of factors including the length of time receivables are past due, economic trends and conditions affecting the Company’s customer base, and historical collection experience. Specific provisions are recorded for individual receivables when the Company becomes aware of a customer’s inability to meet its financial obligations. The Company writes off accounts receivable when they are deemed uncollectible or, in certain jurisdictions, when legally able to do so. The allowance for doubtful accounts balances at December 31, 2020 and 2019 was $0 and $150, respectively.

Inventories

Inventories consist of raw materials, work in progress, and finished goods and are stated at the lower of cost or net realizable value, with cost determined on the average cost method, which approximates the first-in, first-out (“FIFO”) method.

The Company records a provision to write-down obsolete inventories equal to the difference between the costs of inventories on hand and the net realizable value based upon assumptions about future sales trends, market and economic conditions, and customer demand. If the estimated inventory net realizable value is less than it’s carrying value, the carrying value is adjusted to net realizable value and the resulting charge is recorded in “Cost of revenues.”

Prepaid SPAC transaction costs

As of December 31, 2020, the Company has capitalized $1,913 of transaction costs in “Prepaid expenses and other current assets” that will be reclassified and offset against equity upon consummation of the Business Combination, in accordance with the accounting guidance related to an equity transaction.

Property and equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful asset lives. Leasehold improvements are stated at cost and amortized on the straight-line basis over their estimated economic useful lives or the lease term, whichever is shorter. Costs of enhancements or modifications that substantially extend the capacity or useful life of an asset are capitalized and depreciated accordingly. Ordinary repairs and maintenance are expensed as incurred. Depreciation is included in our Statements of Operations and Comprehensive Loss. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from our balance sheets and the resulting gain or loss, if any, is reflected in “Other income, net.”

Impairment of long-lived assets

Long-lived assets to be held and used in the Company’s operations are evaluated for impairment when events or circumstances indicate the carrying value of a long-lived asset or asset group is less than the undiscounted cash flows from its use and eventual disposition over its remaining economic life. The Company assesses recoverability by comparing the sum of projected undiscounted cash flows from the use and eventual disposition over the remaining economic life of a long-lived asset or asset group to its carrying value, and records a loss from impairment if the carrying value is more than its undiscounted cash flows. Assets or asset groups to be abandoned or from which no future benefit is expected are written down to zero in the period it is determined they will no longer be used and are removed entirely from service. There were no impairments of long-lived assets recognized during the years ended December 31, 2020 and 2019.

Redeemable convertible preferred stock

Due to the contingently redeemable nature of the preferred stock, the Company classifies the preferred stock as temporary equity in the mezzanine section of the balance sheet. In addition, the Company does not currently believe that the related contingent events and the redemption of the preferred stock is probable to occur. Therefore, the Company is not currently accreting the preferred stock to redemption value and will only do so if the preferred stock becomes probable of redemption in the future.

Revenue recognition

The Company adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), using the modified retrospective method effective January 1, 2019. The adoption considered all open contracts and determined there was no significant impact on the Company’s balance sheets or Statements of Operations and Comprehensive Loss at January 1, 2019.

The Company develops and produces Powertrain Kits for urban medium and heavy-duty vehicles, such as delivery trucks and buses. Powertrain Kits can either be sold direct to customers or installed and integrated by us into a vehicle. The Company transfers control and recognizes revenue for Powertrain Kits sold direct to customers when the product is shipped “FOB Shipping Point.” When we are responsible for Vehicle Conversions, revenue is recognized upon completion of the conversion and the vehicle is made available to the customer. For Vehicle Conversions, the components are highly interdependent and interrelated, and conversion requires both the components and their installation and integration, which collectively represent the combined output to the customer. The Company also provides chargers as an ancillary supporting product to customers. Revenue for chargers is recognized when the product is drop shipped directly to the customer from the manufacturer. The Company, who controls the customer relationship and product pricing for chargers, is the principal in such transactions and revenue is recognized on a gross basis. From time to time we also sell services associated with the Powertrain Kits, revenue from which is recognized as the service is transferred to the customer. Service revenue for the years ended December 31, 2020 and 2019 represented less than 10% of total revenue.

The Company accounts for shipping and handling costs arranged on behalf of customers as fulfillment costs and records these costs within “Cost of revenues” in the accompanying Statements of Operations and Comprehensive Loss. Shipping and handling billed to customers is included in revenues and is not significant.

The following economic factors affect the nature, amount, timing, and uncertainty of the Company’s revenue and cash flows as indicated:

Type of customer: The majority of Company sales are directly to fleet customers. The Company also sold to certified installers or dealers who install the powertrain components in the vehicles.

Type of contract: Sales contracts are for goods or services. The majority of contracts are short term (i.e., less than or equal to one year in duration).

Significant Payment Terms

None of the Company’s contracts have a significant financing component. Any cash that is received prior to revenue recognition is deferred as deferred revenue (a contract liability) until the good is delivered or service is rendered.

Returns and Refunds

Consideration paid for goods and/or services that customers purchase from the Company are nonrefundable. Therefore, at the time revenue is recognized, the Company does not estimate expected refunds for goods or services, nor does the Company exclude any such amounts from revenue.

Allocating the Transaction Price

The transaction price of a contract is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods to a customer. Transaction prices do not include amounts collected on behalf of third parties (e.g., sales taxes). Sales taxes collected on sales are recorded as a sales tax liability and are included in “Accrued expenses and other current liabilities.”

To determine the transaction price of a contract, the Company considers its customary business practices and the terms of the contract. For the purpose of determining transaction prices, the Company assumes that the goods and/or services will be transferred to the customer as promised in accordance with existing contracts and that the contracts will not be canceled, renewed, or modified. The Company’s revenue terms do not include retrospective or prospective volume discounts, rights of return, rebates, performance bonuses or other forms of variable consideration.

The Company’s contracts with customers have fixed transaction prices that are denominated in U.S. dollars and payable in cash.

Costs to Obtain or Fulfill a Contract with a Customer

The Company has elected the practical expedient to expense contract acquisition costs, which consist of sales commissions, which are reported within “Selling, general, and administrative” expenses.

Revenue Summary

The following table disaggregates revenue by major source:

	Years ended December 31,
	2020	2019
ZEV conversions
Vehicle Conversions—direct to customer	$7,018	$—
Powertrain Kits—certified installer or dealers	841	2,016
Powertrain Kits—direct to customer	—	622
Charging systems	684	502
Service and other	545	24

Total revenues	$9,088	$3,164

Warranties

In most cases, goods that customers purchase from the Company are covered by five-year and 60-thousand-mile limited product warranty. The Company does not sell warranties separately.

At the time revenue is recognized, the Company estimates the cost of expected future warranty claims and accrues estimated future warranty costs based upon the historical relationship of warranty claims to sales. The Company periodically reviews the adequacy of its product warranties and adjusts, if necessary, the warranty percentage and accrued warranty liability for actual historical experience. The warranty liability is included in “Accrued expenses and other current liabilities” and the cost of warranties is included in the “Cost of revenues.”

Fair value measurements, and financial instruments

US GAAP for fair value establishes a hierarchy that prioritizes fair value measurements based on the types of inputs used for the various valuation techniques (market approach, income approach, and cost approach). The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels of the hierarchy and the related inputs are as follows:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the Company can access at the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

We categorize fair value measurements within the fair value hierarchy based upon the lowest level of the most significant inputs used to determine fair value.

An asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Assets and liabilities measured at fair value are based on one or more of the following three valuation techniques noted in ASC 820, Fair Value Measurement:

Market approach: Prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities

Cost approach: Amount that would be required to replace the service capacity of an asset (replacement cost)

Income approach: Techniques to convert future amounts to a single present value amount based upon market expectations (including present value techniques, option pricing and excess earnings models)

The Company believes its valuation methods are appropriate and consistent with other market participants, however, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, convertible notes payable, and warrant liabilities. The carrying value of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximates fair value because of the short-term nature of those instruments. The Company estimates that the current value of the convertible notes payable approximates fair value based on prevailing market rates.

The common and preferred stock warrants issued in connection with the issuance of debt, the conversion of debt to preferred stock, and the issuance of redeemable convertible preferred stock are measured and recorded at their fair market value as of the date of each transaction. These common and preferred stock warrants are classified as warrant liabilities and are measured and adjusted to their fair market value as of each reporting period.

During 2020 and 2019, the Company estimated the value of its common stock, Series C preferred stock, and Series C preferred warrants. These values were used in the determination of the value of warrants issued in connection with certain debt and preferred stock transactions and when measuring at the end of the reporting period. The Company considers the measurement of such liability-classified warrants in Level 3 due to significant unobservable inputs in this valuation.

The 2019 valuations are based on Lightning Systems being a private company and a combination of the income and market approach allocated to shareholders using an Option Pricing Model and applying a Discount for Lack of Marketability (“DLOM”) judgement based on the Finnerty put-option model. The key inputs to the valuation models that were utilized to estimate the fair value of the warrant liabilities included volatility, risk free rate, probability of subsequent funding, and discounts for lack of marketability.

The 2020 valuations are based on Lightning Systems being a private company and determined using a Probability Weighted Expected Return Method (“PWERM”) and a combination of several income and market approaches to determine the enterprise value of the Company. The enterprise value is adjusted for the probabilities of various scenarios/liquidity events occurring to create an overall weighted value of common stock as each valuation date. Each liquidity scenario has unique probabilities based on management’s opinion, which is based on various management discussions with potential investors, advisors, and market participants, and unique facts and circumstances as of the valuation dates. The scenarios included early liquidation, a private merger and acquisition (“M&A”) transaction, staying a privately held company, and a special purpose acquisition company (“SPAC”) transaction/merger.

Each scenario was based on a different valuation methodology based on the unique risks, opportunities and a likely investor’s or market participant’s perspective. These included (a) Early liquidation: based on an Asset Approach using the existing equity value as of the valuation date; (b) Private M&A: based on a guideline transaction (market) approach using an assembled group of comparable transactions and trailing revenue metric/multiples; (c) Stay private: based on a discounted cash flow (income) approach using the Company’s non-SPAC forecast and a market-based discount rate; and (d) SPAC transaction: based on a guideline public company

(market) approach using an assembled peer group of comparable companies and forward revenue metrics/multiples. Value was allocated to all outstanding securities through the PWERM using capitalization tables unique to each liquidity scenario.

The preliminary valuation was then discounted by applying a DLOM based on a Finnerty put-option model to determine a non-marketable, minority value of one share of common stock and one Series C preferred share.

These private company valuations will differ from a public company market valuation principally due to the private company discount for the lack of marketability and probability of various scenarios/liquidity events.

The Company’s non-financial assets, which primarily consist of property and equipment, are not required to be carried at fair value on a recurring basis and are reported at carrying value. However, on a periodic basis or whenever events or changes in circumstances indicate that their carrying value may not be fully recoverable, these along with other non-financial instruments are assessed for impairment and, if applicable, written down to and recorded at fair value.

Beneficial conversion features

The Company follows beneficial conversion feature guidance in ASC 470-20, Debt – Debt with Conversion and Other Options, which applies to redeemable convertible preferred stock and convertible debt. A beneficial conversion feature is defined as a nondetachable conversion feature that is in the money at the commitment date.

The beneficial conversion feature guidance requires recognition of the conversion option’s in-the-money portion, the intrinsic value of the option, in equity, with an offsetting reduction to the carrying amount of the instrument. The resulting discount is amortized as interest over the life of the instrument. When there is a subsequent change to the conversion ratio based on a future occurrence, the new conversion price may trigger the recognition of an additional beneficial conversion feature on occurrence.

Stock-based compensation

In connection with the Company’s conversion from a partnership to a corporation on December 31, 2019, the Company adopted the 2019 Equity Incentive Plan and converted therein all participants from a previous Profit-Sharing Plan, under which the Company was authorized to issue profit units to officers and employees of the Company. All participants transferred with a strike price based on the fair value of the common stock on December 31, 2019 and the same number of shares, vesting periods, and term. The Company determined the difference between the fair value of profit units immediately before the conversion, and the fair value of the stock options was de minimis, therefore, the Company did not record any additional expense.

The Company’s 2019 Equity Incentive Plan provides for stock options and other equity compensation awards to be granted to plan participants, which includes certain officers and employees. The grant date fair value of awards granted under this plan is amortized over the requisite service period using the straight-line method. The grant date fair value of stock options is calculated using the Black- Scholes option pricing model.

The assumptions used in the Black-Scholes model are management’s best estimates, but the estimates involve inherent uncertainties and the application of management judgment. As a result, if other assumptions had been used, the recorded share-based compensation expense could have been materially different from that depicted in the financial statements.

Warrant liabilities

The Company accounts for common and preferred warrants in accordance with the authoritative guidance which requires that free-standing financial instruments with certain cash settlement features and/or associated with redeemable convertible preferred stock, which is classified as temporary equity, to be recorded at their fair value. All outstanding common and preferred warrants are recorded as “warrant liabilities” based on their fair value on the date of the transaction. See the “Fair value measurements, and financial instruments” significant accounting policy for a description of the determination of fair value. Any changes in the fair value of these instruments are reported as “Loss (gain) from change in fair value of warrant liabilities.”

Warrants are separated from the host contract and reported at fair value when the warrant is a freestanding financial instrument that may ultimately require the issuer to settle the obligation by transferring assets. Under certain circumstances, most notably in the case of a deemed liquidation, the warrants issued in conjunction with the Company’s debt and preferred stock transactions may be ultimately required to settle by a transfer of assets, and as a result the warrants are reported as liabilities at fair value each reporting period.

Based on the terms of the common and preferred warrant agreements, the Company has determined that all warrants issued are liabilities, as such, are included in “warrant liabilities “ on the Balance Sheets and recorded at fair value each reporting period.

Research and development

Research and development costs are expensed when incurred and consists of engineering personnel and materials.

Advertising

Advertising costs are expensed when incurred and are included in “Selling, general, and administrative” expenses and total $53 and $9 for the years ended December 31, 2020 and 2019, respectively.

Income taxes

Effective December 31, 2019, the Company converted from a LLC to a C corporation. Prior to December 31, 2019, the Company was treated as a partnership for federal income tax purposes. Consequently, federal income taxes were not payable or provided for by the Company. Members were taxed individually on their pro rata ownership share of the Company’s earnings. The Company’s net loss was allocated among the members in accordance with the Company’s operating agreement.

Income taxes are accounted for using the asset and liability method which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of other assets and liabilities. We provide for income taxes at the current and future enacted tax rates and laws applicable in each taxing jurisdiction. We use a two-step approach for recognizing and measuring tax benefits taken or expected to be taken in a tax return and disclosures regarding uncertainties in income tax positions. We recognize interest and penalties related to income tax matters in income tax expense in the Statements of Operations and Comprehensive Loss.

Net loss per share

Basic and diluted earnings per common share (“EPS”) is presented using the two-class method. Participating securities are included in the computation of EPS on a pro-rata, if-converted basis. Diluted EPS reflects the potential dilution to common shareholders from securities that could share in the Company’s earnings. The dilutive effect of each participating security, if any, is calculated using the more dilutive of the two-class method described above. Anti-dilutive securities are excluded from diluted EPS.

Emerging growth company

Section 102(b)(1) of the Jumpstart Our Business Startups Act (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time the Company is no longer considered to be an emerging growth company. At times, the Company may elect to early adopt a new or revised standard.

Recent accounting pronouncements issued and adopted

As of January 1, 2019, the Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). The ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The Company adopted the new standard using the modified retrospective method to all contracts effective January 1, 2019 and is using a portfolio approach to group contracts with similar characteristics. Modified retrospective adoption requires entities to apply the standard retrospectively to the most current period presented in the financial statements, requiring the cumulative effect of the retrospective application as an adjustment to the opening balance of retained earnings at the date of initial application. Prior periods have not been adjusted. No cumulative-effect adjustment in equity was recorded, as the adoption of the ASU did not significantly impact the Company’s reported historical revenue. There was no significant impact on the amount of revenue recognized from contracts with customers.

In February 2016, the FASB issued ASU No. 2016-02, Leases, which supersedes the current lease requirements in ASC 840. The ASU requires lessees to recognize a right-to-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating.

The Company adopted ASC 842 on January 1, 2020 using the modified retrospective transition method. The Company determines if an arrangement is or contains a lease at inception. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company assesses whether the lease is an operating or finance lease at inception based on the information and expectations for the lease at that time. We elected to account for leases with initial terms of 12 months or less as straight-line expense and not recognize such leases on the balance sheet. We elected the package of practical expedients and did not reassess whether existing or expired contracts contain leases, lease classification or initial direct costs. Additionally, we did not utilize the practical expedient allowing the use of hindsight in determining the lease term and in assessing impairment of its right-of- use (“ROU”) assets. Additionally, we elected to apply the practical expedient to combine lease and non-lease components for all our asset classes. Lease agreements may contain rent holidays, rent escalation clauses, contingent rent provisions, lease premiums, and/or certain landlord incentives, including tenant improvement allowances. ROU assets include amounts for scheduled rent increases and are reduced by the amount of lease incentives. In addition to rental payments, certain leases require the Company to pay a portion of real estate taxes, utilities, building operating expenses, insurance and other charges. Our lease agreements do not contain any material residual value guarantees, material restrictions or covenants.

In connection with the adoption, the Company recognized right-of-use lease assets of $3,683, net of “Other long-term liabilities” of $328, lease liabilities of $4,011, and a transition adjustment that increased the Company’s “Accumulated deficit” by $22.

Note 3—Inventories

At December 31, 2020 and 2019, inventories consist of the following:

	2020	2019
Raw materials	$4,456	$3,061
Work in progress	1,143	386
Finished goods	144	540

Total inventories	$5,743	$3,987

During the years ended December 31, 2020 and 2019, the Company reduced the cost of certain inventory to net realizable value and recorded a cost reduction of $261 and $191, respectively, which is included in “Cost of revenues.”

Note 4—Prepaid and Other Current Assets

At December 31, 2020 and 2019, Prepaid expenses and other current assets consist of the following:

	2020	2019
Vendor deposits	$1,794	$2,111
Prepaid SPAC transaction costs	1,913	—
Prepaid insurance and other assets	292	267

Total prepaid expenses and other current assets	$3,999	$2,378

Note 5—Property and Equipment

Cost, accumulated depreciation, and the related estimated useful lives of property and equipment as of December 31, 2020 and 2019 are as follows:

	2020	2019	Useful Lives
Machinery and equipment	$939	$651	7 years
Vehicles	825	507	5 years
Leasehold improvements	650	321	5 years
Computer equipment	167	208	3 years
Software	116	144	3 years
Furniture and fixtures	126	118	7 years
Capital projects in progress	1,081	118

Total cost	3,904	2,067
Accumulated depreciation and amortization	(1,289)	(1,103)

Total property and equipment, net	$2,615	$964

Depreciation and amortization expense for the years ended December 31, 2020 and 2019 totaled $362 and $232, respectively, of which $108 and $92, respectively, are included in “Cost of revenues” and $254 and $140, respectively, are included in “Selling, general, and administrative” expenses.

Note 6–Accrued Expenses and Other Current Liabilities

At December 31, 2020 and 2019, accrued expenses and other current liabilities consist of the following:

Accrued and Other Current Liabilities
	2020	2019
Accrued SPAC transaction costs	$1,521	$—
Warranty liability	455	137
Customer deposits	267	224
Accrued interest	246	—
Accrued payroll and benefits	207	257
Accrued other	66	39

Total accrued expenses and other current liabilities	$2,762	$657

Note 7–Notes Payable

Notes payable as of December 31, 2020 and 2019 consist of the following:

	2020	2019
Related party notes
Term loan and revolving working capital facility	$6,000	$5,000
2020 short-term convertible notes payable	3,225	—
Third party notes
2020 short-term convertible notes payable	6,454	—
Unsecured facility agreement	1,500	1,500

Total note payable	17,179	6,500
Unamorized debt discount	(1,351)	(63)

Total debt less unamortized debt discount	15,828	6,437
Less current portion—related party	6,225	2,000
Less current portion—third party	7,954	1,500

Long-term portion—related party	$1,649	$2,937

Related party term loan and working capital facility

In October 2019, the Company entered into a term note and working capital facility (the “Facility”), with a company represented on the Board of Directors. Under the Facility, the Company may borrow up to $24,000. Borrowings under the Facility, which were $6,000 as of December 31, 2020, are secured by substantially all the Company’s assets, are subject to borrowing base limitations, and require the Company to meet certain covenants. During the year ended December 31, 2020, the Company was in violation with certain financial and non-financial covenants, which have been subsequently waived by the lender. Interest is payable quarterly on borrowings at a fixed annual rate of 15%. The principal is due as follows: $2,000 in March 2021, $1,000 in June 2021, and $3,000 in October 2024.

In connection with entering into this Facility, the Company issued warrants in 2020 and 2019, exercisable into 60,241 and 301,205, respectively, shares of Series C preferred shares at the conversion price of $1.66 per share. The Company estimated the fair value of the warrants at issuance at $6 and $66, respectively, and has recorded a debt discount, which is being recognized over the life of the Facility borrowings, and a warrant liability, which is adjusted to fair value each reporting period, with the changes in fair value reported within “Other income, net.”

Related party 2020 convertible notes payable

In February 2020, the Company borrowed $3,000 under two convertible note payable agreements from companies represented on the Board of Directors. The convertible notes bore interest at 8% and were subject to certain covenants. In May 2020, the notes were subject to a mandatory redemption in connection with a qualified equity offering of $3,000, resulting in a conversion into 2,118,819 Series C preferred shares at a weighted average conversion price of $1.42 per share. The mandatory redemption was treated as a debt extinguishment for accounting purposes. To record the extinguishment, the fair value of consideration received and debt relieved was compared to the fair value of consideration paid and equity instruments issued. The fair value of consideration received was greater than the consideration paid. The excess fair value of $1,844 was recorded as a contribution to “Additional paid-in capital.”.

In connection with the redemption, the Company issued short and long-term warrants, exercisable into 3,614,457 and 831,326, respectively, shares of Series C preferred shares at the conversion price of $1.66 per share. The Company estimated the fair value of the warrants at issuance at $336. The change in fair value is reported within “Loss (gain) from change in fair value of warrant liabilities.”

Related and third party 2020 short term convertible notes payable

In August and September 2020, the Company borrowed $9,679 under convertible note purchase agreements from third parties ($6,454) and related parties ($3,225). The related parties include officers, a director, and individuals whose companies are represented on the Board of Directors. The convertible notes bear interest at 8%. Interest is payable monthly, with principal and unpaid interest due March 31, 2021. The notes are convertible into 5,830,723 Series C preferred shares at the conversion price of $1.66 per share. These notes are subordinate to the related party term loan and working capital facility and third-party unsecured facility agreement.

The 2020 short-term notes are convertible into shares of Series C redeemable convertible stock upon the 1) a change in control (“CIC”) having a value in excess of $200,000; 2) a debt or equity financing with aggregated gross proceeds in excess of $10,000; or 3) at maturity. Should the notes be converted at maturity, the debt holders will receive a beneficial conversion feature allowing the conversion at 75% of the lowest issue price. The Company recorded the beneficial conversion feature at its intrinsic value of $3,071. This was recorded as a debt discount and an addition to “Additional paid-in capital.” During the year ended December 31, 2020, the Company amortized $1,774 of the discount, which is included in “Interest expense.” The remainder of the debt discount, $1,297, will be amortized as “Interest expense” during first quarter of 2021.

Related party 2019 convertible note payable

In September 2019, the Company borrowed $2,000 under a convertible note payable agreement from a company represented on the Board of Directors. The convertible note bore interest at 8%, was subject to certain covenants, and was collateralized by substantially all the assets of the Company. Interest was payable monthly, with principal and unpaid interest originally due in December 2019. In October 2019, the note was converted into 1,204,820 Class C preferred shares at the conversion price of $1.66 per share.

In connection with the conversion, the Company issued warrants, exercisable into 502,008 shares of Series C preferred shares at the conversion price of $1.66 per share. The Company estimated the fair value of the warrants at $110 and has recorded an inducement expense and a warrant liability, which is reported at fair value each reporting period. The change in fair value is reported within “Loss (gain) from change in fair value of warrant liabilities.”

Third party 2019 term note payable

In September 2018, the Company borrowed $2,000 under a term note payable bearing annual interest at 12% payable monthly, subject to certain covenants and collateralized by substantially all the assets of the Company. Principal and accrued interest, which was originally due in September 2021, was repaid in 2019.

Third party unsecured facility agreement In March 2015, the Company borrowed $1,500 under an unsecured facility agreement. The note does not bear stated interest and is due in April 2021. During the year ended December 31, 2020, the Company was in violation with certain financial and non-financial covenants, which have been subsequently waived by the lender.

Debt maturities

The total balance of all debt matures as follows:

Years ending December 31,	Amount
2021	$14,179
2022	—
2023	—
2024	3,000

$17,179

Note 8—Leases

Operating lease

The Company adopted authoritative guidance related to leases effective January 1, 2020 using the modified retrospective method. The comparative information presented in the financial statements was not restated and is reported under the accounting standards in effect for the years presented.

The Company’s facility leases its warehouse, distribution center, and office space, under two noncancelable operating leases that expire in November 2024 and February 2027, respectively, and contain provisions for future rent increases. The leases require the Company to pay taxes, insurance, utilities, and maintenance costs. The leases, as of December 31, 2020, have a weighted average remaining lease term of 5.2 years and a weighted average discount rate of 12%.

Finance leases

The Company has leased vehicles under finance leases that expire at various dates, with the longest lease ending in 2021. None of the Company’s leases include a renewal option. The Company’s leases do not include variable payments and as a result the Company does not have variable lease payments.

For financial reporting purposes, minimum lease payments related to the assets have been recorded as inventory raw materials, principally electric battery systems, and have been expensed through “Cost of revenues” and, as a result, has included the purchase option payments due at the end of the lease terms in the finance lease obligation.

The Company utilized a portfolio approach to discount its lease obligations. The Company assesses the expected lease term at lease inception and discounts the lease using a fully secured annual incremental borrowing rate of 12%, adjusted for time value corresponding with the expected lease term.

Leases with an original term of twelve months or less are not reported in the balance sheet with the expense for these short-term leases recognized on a straight-line basis over the lease term.

Right-of-use assets and lease liabilities as of December 31, 2020 consist of the following:

	December 31, 2020
	Operating	Finance
Assets
Right-of-use assets	$7,881	$—

Liabilities
Operating lease obligation—current portion	$1,769	$—
Operating lease obligation—long-term portion	7,265	—
Finance lease obligation—current portion	—	54

Total operating and finance lease obligations	$9,034	$54

Operating lease expense for the year ended December 31, 2020 totaled $1,296, of which $353 is included in “Cost of revenues,” $79 is included in “Research and development,” and $864 is included in “Selling, general, and administrative.” Rent expense for the year ended December 31, 2019 totaled $478, of which $240 is included in “Cost of revenues,” and $238 is included in “Selling, general, and administrative.”

During the year ended December 31, 2020, the cash paid for amounts included in the measurement of lease liabilities for operating cash flow from operating leases totaled $472 and for financing cash flow from finance leases totaled $88. During the year ended December 31, 2020, the right-of-use assets obtained in exchange for a new facility lease liability totaled $5,451.

The maturities of the Company’s lease liabilities as of December 31, 2020 are as follows:

Years ending December 31,	Operating	Finance
2021	$2,030	$55
2022	2,588	—
2023	2,803	—
2024	2,756	—
2025	1,398	—
2026 and therafter	1,676	—

Total future minimum lease payments	13,251	55
Less: imputed interest	(4,217)	(1)

Total maturities	$9,034	$54

As previously disclosed in our 2019 financial statements, which followed the previous lease accounting standards, the maturities of lease liabilities as of December 31, 2019 were as follows:

Years ending December 31,	Operating
2020	$473
2021	994
2022	1,308
2023	1,484
2024	1,398

Total future minimum lease payments	$5,657

Note 9—Redeemable Convertible Preferred Stock

The Company converted from a LLC to a C corporation on December 31, 2019. Voting rights, liquidation preferences, dividend or distribution preferences, and conversion rights did not change upon conversion to a corporation. Each of the then outstanding convertible preferred units converted on a one-to-one basis into the respective convertible preferred shares. Each preferred share is entitled to one vote for each share of preferred stock on an if-converted basis.

Series A, B and C preferred shares are eligible for a cumulative annual simple return of 8% (the “preferred return”) on amounts paid to purchase their preferred shares upon a liquidation, winding up or dissolution of the Company, or if declared by the Board of Directors. No preferred dividends have been declared. As of December 31, 2020, and 2019, the amount of cumulative undeclared dividends total $8,229 ($2.24 per share) and $4,850 ($1.49 per share), respectively.

The Company’s preferred shares are not redeemable at the option of the holders. However, the holders of preferred shares may request that the Company redeem all outstanding preferred shares in accordance with their liquidation preferences in the event of a deemed liquidation event in which the Company does not effect a dissolution of the Company under Delaware General Corporation Law within 90 days after such deemed liquidation event. Deemed liquidation events are defined to include (i) a merger or consolidation in which the Company is a constituent party; (ii) sale, lease, exclusive license or other disposition or the sale or disposition of substantially all of the Company’s assets; or (iii) a “change in control” transaction in which current stockholders’ control less than 50% of the voting power of the entity resulting from the transaction. Accordingly, these shares are considered contingently redeemable and are classified as temporary equity.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, any remaining assets of the Company are distributed as follows: (i) first, to Series C shareholders, an amount equivalent to 1.25 times the original purchase price per share plus the accrued but unpaid preferred return per share; (ii) second, to Series B shareholders, an amount equivalent to 1.25 times the original purchase price per share plus the preferred accrued but unpaid return per share; (iii) third, to Series A shareholders, an amount equivalent to 1.00 times the original purchase price per share plus the accrued but unpaid preferred return per share; and (iv) any remaining assets after satisfying the required distributions to preferred shareholders are distributed pro rata among preferred and common shareholders on an if-converted basis.

Series A, B and C preferred shares are convertible into common stock at any time at the option of the holder, and are automatically converted into common shares upon the affirmative election of more than 70% of the Series B and Series C preferred shareholders, or upon the closing of a sale of common shares in an initial public offering (“IPO”) with gross proceeds to the Company of $50 million or more accompanied by a listing of such common shares on the Nasdaq’s National Market, the New York Stock Exchange, or another exchange approved by the Board of Directors. At December 31, 2020, the conversion price per preferred share, which is subject to adjustment to provide anti-dilution protection to preferred shareholders, was $1.00, $1.20 and $1.66 for Series A, Series B and Series C, respectively.

See Note 7 – Notes payable for description of the convertible debt conversion transactions and Note 10 – Warrant liabilities regarding warrants issued in connection with the preferred share purchases.

In connection with the 2019 Series C preferred stock issued for cash, the Company issued warrants, exercisable into 702,811 shares of Series C preferred shares at the conversion price of $1.66 per share. The Company estimated the fair value of the warrants at $155 and recorded a warrant liability, which is reported at fair value at each reporting period, with the change in fair value reported as “Loss (gain) from change in fair value of warrant liabilities.”

In connection with the 2020 Series C preferred stock issued in connection with the redemption of related party 2020 convertible notes payable of $3,000 and cash of $3,000 the Company issued warrants, exercisable into 4,445,783 shares of Series C preferred shares at the weighted average conversion price of $1.42 per share. The Company estimated the fair value of the warrants at $336 and recorded a warrant liability, which is reported at fair value at each reporting period, with the change in fair value reported as “Loss (gain) from change in fair value of warrant liabilities.”

Note 10—Warrant Liabilities

The Company has issued warrants that enable the holder to exercise in exchange for common shares or Series C preferred shares. The warrant agreements were reissued on December 31, 2019 upon the Company’s conversion from an LLC to a C corporation. All terms remained identical. See Note 7—Notes payable and Note 9 – Redeemable convertible preferred stock for descriptions of the underlying transactions.

The following table presents information for common and Series C preferred warrants issued and outstanding for the years ended December 31, 2020 and 2019.

Series C warrants are exercisable by the holder at any time at the stated exercise price, which price is subject to adjustment to provide anti-dilution protection to the holder. Upon the closing of an IPO or a merger, sale or other transaction involving substantially all of the assets of the Company (a “Deemed Liquidation”) the holder may require the Company to purchase any unexercised warrants at net value equal to the difference between the exercise price of the warrant and the proceeds the holder would have otherwise received as a result of the Deemed Liquidation or IPO. The Company has no obligation to file for registration of the shares issuable upon exercise of the warrant under the Securities Act. No fractional shares will be issued upon exercise. If upon exercise, the holder would be entitled to a fractional share, the number of shares issued upon exercise will be rounded to the nearest whole share and the difference settled in cash.

	Number of Warrants	Warrant Fair Value	Weighted Average Exercise Price	Weighted Average Remaining Life
Warrants to purchase common stock
Outstanding — December 31, 2018	648,743	$148	$0.25	5.6
Change in fair value	—	(119)	—

Outstanding — December 31, 2019	648,743	29	$0.25	4.6
Change in fair value	—	2,241	—

Outstanding — December 31, 2020	648,743	$2,270	$0.25	3.6

Warrants to purchase Series C preferred stock
Outstanding — December 31, 2018	—	$—
Issued in connection with the issuance of Facility advance	301,205	66	$1.66	5.0
Issued as an inducement in connection with the conversion of convertible debt	1,405,621	309	$1.66	6.0
Issued in connection with purchase of preferred stock	702,811	155	$1.66	1.7

Outstanding — December 31, 2019	2,409,637	530	$1.66	4.4
Issued in connection with the issuance of Facility Debt	60,241	6	$1.66	4.5
Issued in connection with the redemption of convertible debt and cash purchase of redeemable convertible preferred stock	4,445,783	336	$1.66	1.4
Exercise of warrants to purchase redeemable convertible preferred stock	(301,205)	(581)	$1.66	—
Expiration of warrants to purchase redeemable convertible preferred stock	(301,204)	—	$1.66	—
Change in fair value	—	18,594	—	—

Outstanding — December 31, 2020	6,313,252	$18,885	$1.66	2.6

Total warrant fair value		$21,155

Note 11—Stock Options and Stock-Based Compensation

In connection with the Company’s conversion from a partnership to a corporation on December 31, 2019, the Company adopted the 2019 Equity Incentive Plan and converted therein all participants from a previous Profit-Sharing Plan, under which the Company was authorized to issue profit units to officers, directors, employees, and consultants of the Company. All participants transferred with a strike price based on the fair value of the common stock on December 31, 2019.

The 2019 Equity Incentive Plan (“EIP”) provides for the grant of incentive stock option, non-qualified stock options, and other awards. As of December 31, 2020, there were 6,500,000 reserved, 6,275,456 granted, and 224,544 available for grant under the EIP. In May 2020, the Company increased the shares reserved by 1,500,000 to a total of 6,500,000.

Upon the Company’s conversion on December 31, 2019 from a LLC to a C corporation, each profit unit outstanding just prior to the Company conversion was converted to a stock option on a one-to-one basis with an exercise price of $0.05 and a 10-year term, while maintaining the previous profits unit’s vesting period. Upon conversion to stock options, the Company revalued all outstanding profit units to determine if additional stock-based compensation expense should be recorded for this modification. The Company determined the difference between the fair value of profit units immediately before the conversion, and the fair value of the stock options was de minimis, therefore, the Company did not record any additional expense.

To date the Company has issued incentive stock options to the Company’s employees. Stock option awards are issued with an exercise price equal to the estimated fair market value per share at the date of grant with 4-year vesting schedule and a term of 10 years.

The Company recognizes stock-based compensation expense based on the fair value of the awards issued at the date of grant and amortized on a straight-line basis as the employee renders services over the requisite service period. Stock-based compensation expense for the years ended December 31, 2020 and 2019 totaled $275 and $172, respectively, of which $1 and $9, respectively, are included in “Cost of revenues”, $1 and $11, respectively, are included in “Research and development” expense, and $273 and 152, respectively is included in “Selling, general, and administrative” expenses.

Changes in our stock options for the years ended December 31, 2020 and 2019 are as follows:

	Number of Options	Weighted Average Exercise Price per Share	Weighted Average Remining Life
Outstanding at January 1, 2019	2,631,288	$0.05	10.0
Granted	2,129,168	$0.05	10.0
Exercised	—	$—	—
Forfeited	—	$—	—

Outstanding at December 31, 2019	4,760,456	$0.05	10.0

Vested and exercisable at December 31, 2019	2,347,787	$0.05	10.0

Outstanding at January 1, 2020	4,760,456	$0.05	10.0
Granted	1,515,000	$0.54	9.6
Exercised	(1,656,077)	$0.05	7.1
Forfeited	(480,669)	$0.05	7.2

Outstanding at December 31, 2020	4,138,710	$0.23	8.6

Vested and exercisable at December 31, 2020	1,692,073	$0.21	8.0

The weighted average grant date fair value of stock options granted during the years ended December 31, 2020 and 2019, after changes in connection with the Company’s conversion from a LLC to C corporation, ranged from $0.05 to $0.55 and $0.05, respectively, per share. During the years ended December 31, 2020 and 2019 stock options of 1,656,077 and 0 shares, respectively, were exercised. The aggregate intrinsic value of stock options exercised during the years ended December 31, 2020 and 2019 was $978 and $0, respectively, and of stock options vested and unexercised as of December 31, 2020 totaled $5,029.

Changes in the status of our non-vested share awards for the year ended December 31, 2020 is as follows:

	Non-vested Shares Under Option	Weighted Average Grant Date Fair Value per Share
Non-vested at January 1, 2020	2,426,663	$0.05
Granted	1,515,000	$0.47
Vested	(1,123,363)	$0.24
Forfeited	(371,663)	$0.01

Non-vested at December 31, 2020	2,446,637	$0.19

As of December 31, 2020, we had $482 of total unrecognized share-based compensation expense related to outstanding non vested options, which is expected to be amortized over the remaining weighted average period of approximately 3.75 years.

During the years ended December 31, 2020 and 2019, stock options issued were valued using a Black-Scholes option pricing model using the following assumptions:

	2020	2019
Expected volatility	67.0% to 94.1%	126.2%
Dividend yield	0%	0%
Risk-free interest rate	0.16% to 0.180%	1.66%
Expected life (in years)	10	10

The weighted average expected term of stock options represents the period of time that the stock options granted are expected to be outstanding based on historical exercise trends. The weighted average expected volatility is based on the historical price volatility of the Company’s common stock. The weighted average risk-free interest rate represents the U.S. Treasury bill rate for the expected term of the related stock options. The dividend yield represents the Company’s anticipated cash dividend over the expected term of the stock options.

Note 12—Income Taxes

The provision for income taxes is recorded at the end of each interim period based on the Company’s best estimate of its effective income tax rate expected to be applicable for the full fiscal year. There is no provision for income taxes because the Company has incurred operating losses since inception. The Company’s effective income tax rate was 0% for the years ended December 31, 2020 and 2019 and the realization of any deferred tax assets is not more likely than not.

The components of the benefit from income taxes included in the Statements of Operations and Comprehensive Loss are all attributable to continuing operations and are summarized as follows:

	2020	2019
Current tax provision
Federal	$—	$—
State	—	—

Total current	—	—
Deferred tax provision
Federal tax recovery	—	—
State	—	—

Total deferred	—	—

Provision for income taxes	$—	$—

The provision for (benefit from) income taxes differ from the amount that would be computed by applying the statutory federal income tax rate of 21% to income before income taxes as a result of the following:

	2020	Percentages
Tax benefit computed at federal statutory rate	$(7,907)	21.0%
State income tax benefit, net of federal benefit	(767)	2.0%
Permanent items
Change in fair value of warrant liabilities	4,410	-11.7%
Incentive stock options	57	-0.2%
Other	7	0.0%
Valuation reserve adjustments	4,335	-11.5%
Formation adjustments	(135)	0.4%

Total provision for income taxes	$—	0.0%

Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating losses and tax credit carryforwards. The tax effects of significant items comprising the Company’s deferred taxes are as follows:

	2020	2019
Deferred tax assets:
Net operating loss	$3,702	$—
Operating lease liabilities	2,305	—
Other	268	275

Total deferred tax assets	6,275	275
Deferred tax liabilities:
Right of use assets	(2,011)	—
Fixed assets	(382)	(140)
Beneficial conversion feature	(331)	—

Total deferred tax liabilities	(2,724)	(140)

Net deferred tax assets	3,551	135
Valuation allowance, net	(3,551)	(135)

Net deferred tax asset (liability)	$—	$—

The Company’s federal net operating loss for the year ended December 31, 2020 totals $14,509 and has no expiration date. The Company also files in various state jurisdictions that have NOLs that will begin to expire in 2040 if not utilized.

The Company has no uncertain tax positions.

Note 13—Net Loss per Share

The Company’s potential dilutive securities, which include convertible notes payable, redeemable convertible stock, stock options, and common and preferred Series C warrants have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share is the same.

The Company excluded the following potential common shares from the computation of diluted net loss per share for the periods indicated below because including them would have had an anti-dilutive effect. The number of shares underlying outstanding convertible note payable, redeemable convertible preferred shares, stock options, and common and preferred warrants at December 31, 2020 and 2019 were as follows:

	Years ended December 31,
	2020	2019
Convertible notes payable	5,830,723	—
Redeemable convertible preferred stock	35,190,536	31,139,332
Stock options	4,138,710	3,049,812
Common and preferred Series C warrants	6,961,995	3,058,380

Total potential anti-dilutive stock	52,121,964	37,247,524

Note 14—Commitments and Contingencies

The Company’s financial commitments under leasing arrangements are described elsewhere with in the notes to the financial statements under the capital and operating lease footnotes.

From time to time, the Company has been and may again become involved in legal proceedings arising in the ordinary course of its business. The Company is not aware of any pending or threatened litigation against the Company that it believes could have a material adverse effect on its business, operating results, financial condition or cash flows.

Note 15—Related Party Transactions

Prior to 2018, the Company purchased hybrid related inventories from a related party. The inventory is considered obsolete in conjunction with the Company’s transition from hybrid solutions to focusing fully on ZEVs and was previously written down to zero. As of December 31, 2020, and 2019, the amount due to related party is $128.

Note 16—Subsequent events

The Company evaluated the potential impact of subsequent events on the financial statements through March 1, 2021, the date the financial statements were available to be issued and determined there were no subsequent events to disclose other than those disclosed below.

Events occurring subsequent to December 31, 2020 include:

•	During January 2021 the Company borrowed an additional $4,000 under its Facility with a related party.

•	During February 2021 the Company borrowed an additional $3,000 from a third party.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses paid or payable by us in connection with the sale of the Common Stock being registered. All amounts shown are estimates except for the SEC registration fee.

Amount Paid or to be Paid
SEC registration fee	$100,322
Legal fees and expenses	$125,000
Accounting fees and expenses	62,500
Transfer agent and registrar fees and expenses	$10,000
Miscellaneous fees and expenses	$25,000

Total	$322,822

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of Common Stock covered by this prospectus will be borne by the selling stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the Securities and Exchange Commission, as estimated in the table above.

Item 14.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

Our second amended and restated certificate of incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

In addition, we have entered into indemnification agreements with our directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 15.	Recent Sales of Unregistered Securities.

In connection with the closing of the Business Combination, on May 6, 2021, Lightning eMotors issued the PIPE Shares to the PIPE Investor.

Also in connection with the closing of the Business Combination, on May 6, 2021, Lightning eMotors issued the Convertible Notes that are convertible into the Convertible Note Shares and the Convertible Note Warrants to purchase up to 8,695,652 shares of Common Stock to the Convertible Note Investors.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit	Description

2.1†	Business Combination Agreement, dated as of December 10, 2020, by and among GigCapital3, Inc., Project Power Merger Sub, Inc. and Lightning Systems, Inc. (included as Annex A to the Final Proxy Statement/Prospectus filed under Rule 424(b)(3) on March 26, 2021)

3.1	Second Amended and Restated Certificate of Incorporation of Lightning eMotors, Inc. (incorporated by reference to Exhibit 3.1 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on May 12, 2021)

3.2	Amended and Restated Bylaws of Lightning eMotors, Inc. (incorporated by reference to Exhibit 3.2 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on May 12, 2021)

4.1	Specimen Common Stock Certificate

4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit A in Exhibit 10.4 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on May 12, 2021)

5.1	Opinion of DLA Piper LLP (US)

10.1	Registration Rights and Lock-Up Agreement, dated May 6, 2021, by and among Lightning eMotors, Inc. and certain stockholders (incorporated by reference to Exhibit 10.1 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on May 12, 2021)

10.2	Form of Convertible Note Subscription Agreement (incorporated by reference to Exhibit 10.4 filed on GigCapital3, Inc.’s Current Report on Form 8-K, filed by the Registrant on December 11, 2020)

10.3	Indenture dated May 6, 2021, by and between Lightning eMotors, Inc. and Wilmington Trust, National Association, a national banking association, in its capacity as trustee thereunder (incorporated by reference to Exhibit 10.3 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on May 12, 2021)

10.4	Amended and Restated Warrant Agreement, dated May 6, 2021, by and between GigCapital3, Inc. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 10.4 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on May 12, 2021)

10.5#	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.5 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on May 12, 2021)

10.6	Subscription Agreement, dated as of December 10, 2020, by and between GigCapital3, Inc. and BP Technology Ventures, Inc. (incorporated by reference to Exhibit 10.3 filed on GigCapital3, Inc.’s Current Report on Form 8-K, filed by the Registrant on December 11, 2020)

10.7#	2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on May 12, 2021)

10.8#	Form of Restricted Stock Units Agreement (incorporated by reference to Exhibit 10.8 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on May 12, 2021)

10.9#	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.9 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on May 12, 2021)

10.10#	Amended Executive Employment Agreement dated February 24, 2021, by and between Lightning Systems, Inc. and Teresa Covington (incorporated by reference to Exhibit 10.10 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on May 12, 2021)

Exhibit	Description

10.11#	Promotion Letter dated April 25, 2019, by and between Lightning Systems, Inc. and William Kelley (incorporated by reference to Exhibit 10.11 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on May 12, 2021)

10.12	Office Lease dated November 22, 2019, by and between Lightning Systems, Inc. and Rocky Mountain Center for Innovation & Technology, LLC (incorporated by reference to Exhibit 10.12 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on May 12, 2021)

10.13	Office Lease dated November 10, 2020, by and between Lightning Systems, Inc. and RMCIT LLC (incorporated by reference to Exhibit 10.13 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on May 12, 2021)

10.14#	Amended Executive Employment Agreement dated February 24, 2021, by and between Lightning Systems, Inc., and Kash Sethi (incorporated by reference to Exhibit 10.9 filed on the Company’s Current Report on Form 8-K/A, filed by the Registrant on May 17, 2021)

10.16#	Lightning Systems, Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.14 filed on the Company’s Current Report on Form 8-K/A, filed by the Registrant on May 17, 2021)

10.17#	Lightning Systems, Inc. Form of Notice of Stock Option Grant and Stock Option Agreement (incorporated by reference to Exhibit 10.17 filed on the Company’s Current Report on Form 8-K/A, filed by the Registrant on May 17, 2021)

10.18	Unit Purchase Agreement, dated May 13, 2020, by and between the Company and Sponsor (incorporated by reference to Exhibit 10.3 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on May 18, 2020)

10.19	Unit Purchase Agreement, dated May 13, 2020, by and among the Company and the Underwriters (incorporated by reference to Exhibit 10.4 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on May 18, 2020)

10.20	Registration Rights Agreement, dated May 13, 2020, by and among the Company and certain security holders (incorporated by reference to Exhibit 10.5 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on May 18, 2020)

16.1	Letter from BPM LLP dated May 12, 2021 (incorporated by reference to Exhibit 16.1 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on May 12, 2021)

21.1	Subsidiaries of the Registrant

23.1+	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

23.2+	Consent of BPM LLP, independent registered public accounting firm.

23.3+	Consent of Grant Thornton LLP, independent auditor.

24.1	Power of Attorney, incorporated by reference to the signature page to the Company’s Registration Statement on Form S-1 (No. 333- ) filed on June 21, 2021

101.INS	XBRL Instance Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Labels Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*

Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). Lightning eMotors agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

#	Indicates a management contract or compensatory plan, contract or arrangement.
**

Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K. Lightning eMotors agrees to furnish supplementally an unredacted copy of this Exhibit to the SEC upon request.

+	Filed herewith.
†

Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Lightning eMotors agrees to furnish supplementally a copy of such omitted materials to the SEC upon request.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)

That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and Lightning eMotors being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Loveland, Colorado, on this 21st day of June, 2021.

LIGHTNING EMOTORS, INC.

By:	/s/ Timothy Reeser
Name:	Timothy Reeser
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy Reeser and Teresa Covington and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-1, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this registration statement on Form S-1 has been signed below by the following persons on behalf of Lightning eMotors, Inc. in the capacities and on the dates indicated.

Name	Title	Date

/s/ Timothy Reeser Timothy Reeser	President, Chief Executive Officer, and Director (Principal Executive Officer)	June 21, 2021

/s/ Teresa Covington Teresa Covington	Chief Financial Officer (Principal Financial and Accounting Officer)	June 21, 2021

/s/ Avi S. Katz Dr. Avi S. Katz	Co-Chairman of the Board of Directors	June 21, 2021

/s/ Robert Fenwick-Smith Robert Fenwick-Smith	Co-Chairman of the Board of Directors	June 21, 2021

/s/ Bruce Coventry Bruce Coventry	Director	June 21, 2021

/s/ Raluca Dinu Raluca Dinu	Director	June 21, 2021

/s/ Neil Miotto Neil Miotto	Director	June 21, 2021

/s/ Thaddeus Senko Thaddeus Senko	Director	June 21, 2021

/s/ Meghan Sharp Meghan Sharp	Director	June 21, 2021

/s/ Diana Tremblay Diana Tremblay	Director	June 21, 2021